FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-207340-09

January 31, 2018 FREE WRITING PROSPECTUS STRUCTURAL AND COLLATERAL TERM SHEET $ 1,045,167,892 (Approximate Total Mortgage Pool Balance) $ 917,134,000 (Approximate Offered Certificates) UBS 2018-C8 UBS Commercial Mortgage Securitization Corp. Depositor   UBS AG Ladder Capital Finance LLC Société Générale Cantor Commercial Real Estate Lending, L.P. Rialto Mortgage Finance, LLC CIBC Inc. Barclays Bank PLC Sponsors and Mortgage Loan Sellers UBS Securities LLC Société Générale Barclays Cantor Fitzgerald & Co. Co-Lead Managers and Joint Bookrunners CIBC World Markets Drexel Hamilton Academy Securities Co-Managers The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (’’SEC’’) (SEC File No. 333-207340) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter, or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-877-713-1030 (8 a.m. – 5 p.m. EST). The Offered Certificates referred to in these materials and the asset pool backing them are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.

STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

Nothing in this document constitutes an offer of securities for sale in any jurisdiction where the offer or sale is not permitted. The information contained herein is preliminary as of the date hereof, supersedes any such information previously delivered to you and will be superseded by any such information subsequently delivered prior to the time of sale and ultimately by the final prospectus relating to the offered certificates. These materials are subject to change, completion, supplement or amendment from time to time.

This free writing prospectus has been prepared by the underwriters for information purposes only and does not constitute, in whole or in part, a prospectus for the purposes of Directive 2003/71/EC (as amended) and/or Part VI of the Financial Services and Markets Act 2000, as amended, or other offering document.

STATEMENT REGARDING ASSUMPTIONS AS TO SECURITIES, PRICING ESTIMATES AND OTHER INFORMATION

This free writing prospectus contains certain forward-looking statements. If and when included in this free writing prospectus, the words “expects”, “intends”, “anticipates”, “estimates” and analogous expressions and all statements that are not historical facts, including statements about our beliefs or expectations, are intended to identify forward-looking statements. Any forward-looking statements are made subject to risks and uncertainties which could cause actual results to differ materially from those stated. Those risks and uncertainties include, among other things, declines in general economic and business conditions, increased competition, changes in demographics, changes in political and social conditions, regulatory initiatives and changes in customer preferences, many of which are beyond our control and the control of any other person or entity related to this offering. The forward-looking statements made in this free writing prospectus are made as of the date stated on the cover. We have no obligation to update or revise any forward-looking statement.

The attached information contains certain tables and other statistical analyses (the “Computational Materials”) that have been prepared in reliance upon information furnished by the Mortgage Loan Sellers. Numerous assumptions were used in preparing the Computational Materials, which may or may not be reflected herein. As such, no assurance can be given as to the Computational Materials’ accuracy, appropriateness or completeness in any particular context; or as to whether the Computational Materials and/or the assumptions upon which they are based reflect present market conditions or future market performance. The Computational Materials should not be construed as either projections or predictions or as legal, tax, financial or accounting advice. You should consult your own counsel, accountant and other advisors as to the legal, tax, business, financial and related aspects of a purchase of the offered certificates. Any weighted average lives, yields and principal payment periods shown in the Computational Materials are based on prepayment and/or loss assumptions, and changes in such prepayment and/or loss assumptions may dramatically affect such weighted average lives, yields and principal payment periods. In addition, it is possible that prepayments or losses on the underlying assets will occur at rates higher or lower than the rates shown in the attached Computational Materials. The specific characteristics of the offered certificates may differ from those shown in the Computational Materials due to differences between the final underlying assets and the preliminary underlying assets used in preparing the Computational Materials. The principal amount and designation of any security described in the Computational Materials are subject to change prior to issuance. None of UBS Securities LLC, SG Americas Securities, LLC, Barclays Capital Inc., Cantor Fitzgerald & Co., CIBC World Markets Corp., Drexel Hamilton, LLC or Academy Securities, Inc., or any of their respective affiliates, make any representation or warranty as to the actual rate or timing of payments or losses on any of the underlying assets or the payments or yield on the offered certificates. The information in this presentation is based upon management forecasts and reflects prevailing conditions and management’s views as of this date, all of which are subject to change. In preparing this presentation, we have relied upon and assumed, without independent verification, the accuracy and completeness of all information available from public sources or which was provided to us by or on behalf of the Mortgage Loan Sellers or which was otherwise reviewed by us.

IMPORTANT NOTICE REGARDING THE OFFERED CERTIFICATES

The offered certificates described herein are not suitable investments for all investors. In particular, you should not purchase any class of offered certificates unless you understand and are able to bear the prepayment, credit, liquidity and market risks associated with such class of certificates. For those reasons and for the reasons set forth under the heading “Risk Factors” in the Preliminary Prospectus, the yield to maturity and the aggregate amount and timing of distributions on the offered certificates are subject to material variability from period to period and give rise to the potential for significant loss over the life of such certificates. The interaction of these factors and their effects are impossible to predict and are likely to change from time to time. As a result, an investment in the offered certificates involves substantial risks and uncertainties and should be considered only by sophisticated institutional investors with substantial investment experience with similar types of securities and who have conducted appropriate due diligence on the mortgage loans and the certificates. Potential investors are advised and encouraged to review the Preliminary Prospectus in full and to consult with their legal, tax, accounting and other advisors prior to making any investment in the offered certificates described in this free writing prospectus.

This free writing prospectus is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this free writing prospectus may not pertain to any securities that will actually be sold. The information contained in this free writing prospectus may be based on assumptions regarding market conditions and other matters as reflected in this free writing prospectus. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this free writing prospectus should not be relied upon for such purposes. The Underwriters and their respective affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this free writing prospectus may, from time to time, have long or short positions in, and buy or sell, the offered certificates mentioned in this free writing prospectus or derivatives thereof (including options). Information contained in this free writing prospectus is current as of the date appearing on this free writing prospectus only. None of UBS Securities LLC, SG Americas Securities, LLC, Barclays Capital Inc., Cantor Fitzgerald & Co., CIBC World Markets Corp., Drexel Hamilton, LLC or Academy Securities, Inc. provides accounting, tax or legal advice.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

The issuing entity will be relying upon an exclusion or exemption from the definition of “investment company” under the Investment Company Act of 1940, as amended (the “Investment Company Act”), contained in Section 3(c)(5) of the Investment Company Act or Rule 3a-7 under the Investment Company Act, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act (both as defined in “Risk Factors—Other Risks Relating to the Certificates—Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity of the Offered Certificates” in the Preliminary Prospectus). See also “Legal Investment” in the Preliminary Prospectus.

The information contained herein supersedes any previous such information delivered to any prospective investor and will be superseded by information delivered to such prospective investor prior to the time of sale.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY-GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of any email communication to which this free writing prospectus is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) any representation that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential, are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

UBS 2018-C8

Capitalized terms used but not defined herein have the meanings assigned to them in the preliminary prospectus expected to be dated February 1, 2018 relating to the offered certificates (hereinafter referred to as the “Preliminary Prospectus”).

KEY FEATURES OF SECURITIZATION

Offering Terms:
Co-Lead Managers and Joint Bookrunners:	UBS Securities LLC SG Americas Securities, LLC Barclays Capital Inc. Cantor Fitzgerald & Co.
Co-Managers:	CIBC World Markets Corp. Drexel Hamilton, LLC Academy Securities, Inc.
Mortgage Loan Sellers:	UBS AG, by and through its branch office at 1285 Avenue of the Americas, New York, New York (“UBS AG”) (17.8%), Ladder Capital Finance LLC (“LCF”) (23.1%), Société Générale (“SG”) (17.3%), Cantor Commercial Real Estate Lending, L.P. (“CCRE”) (12.9%), Rialto Mortgage Finance, LLC (“RMF”) (10.8%), CIBC Inc. (“CIBC”) (9.4%), and Barclays Bank PLC (“Barclays”) (8.9%)
Master Servicer:	Midland Loan Services, a Division of PNC Bank, National Association
Operating Advisor:	Park Bridge Lender Services LLC
Asset Representations Reviewer:	Park Bridge Lender Services LLC
Special Servicer:	Midland Loan Services, a Division of PNC Bank, National Association
Trustee:	Wells Fargo Bank, National Association
Certificate Administrator:	Wells Fargo Bank, National Association
Rating Agencies:	Fitch Ratings, Inc., Kroll Bond Rating Agency, Inc. and Moody’s Investors Service, Inc.
U.S. Credit Risk Retention:

UBS AG is expected to act as the “retaining sponsor” for this securitization and intends to satisfy the U.S. credit risk retention requirement through the purchase by KKR Real Estate Credit Opportunity Partners Aggregator I L.P. or a majority owned affiliate, as a third party purchaser (as defined in Regulation RR), from the initial purchasers, on the Closing Date, of an “eligible horizontal residual interest”. The aggregate estimated fair value of the “eligible horizontal residual interest” will equal at least 5% of the estimated fair value of all of the certificates (other than the Class Z and Class R certificates) issued by the issuing entity.

The pooling and servicing agreement will include the required provisions applicable to an operating advisor necessary for the securitization to comply with the credit risk retention rules utilizing the “third party purchaser” option. See “Operating Advisor” below.

For additional information, see “Credit Risk Retention” in the Preliminary Prospectus.

EU Credit Risk Retention:	The transaction is not structured to satisfy the EU risk retention and due diligence requirements.
Determination Date:	The 11th day of each month, or if such 11th day is not a business day, the succeeding business day, commencing in March 2018.
Distribution Date:	The 4th business day following the Determination Date in each month, commencing in March 2018.
Cut-off Date:	The mortgage loans will be considered part of the trust fund as of their respective cut-off dates. The cut-off date with respect to each mortgage loan is the respective due date for the monthly debt service payment that is due in February 2018 (or, in the case of any mortgage loan that has its first due date after February 2018, the date that would have been its due date in February 2018 under the terms of that mortgage loan if a monthly debt service payment were scheduled to be due in that month).
Closing Date:	On or about February 27, 2018
Settlement Terms:	DTC, Euroclear and Clearstream, same day funds, with accrued interest.
ERISA Eligible:	All of the Offered Certificates are expected to be ERISA eligible.
SMMEA Eligible:	None of the Offered Certificates will be SMMEA eligible.
Day Count:	30/360
Tax Treatment:	REMIC
Rated Final Distribution Date:	February 2051
Minimum Denominations:	$10,000 (or $1,000,000 with respect to the Class X Certificates) and in each case in multiples of $1 thereafter.
Clean-up Call:	1.0%

Distribution of Collateral by Property Type

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

UBS 2018-C8

TRANSACTION HIGHLIGHTS

Mortgage Loan Sellers	Number of Mortgage Loans	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Outstanding Pool Balance(1)
Ladder Capital Finance LLC	18	31	$240,914,103	23.1%
UBS AG(2)(3)	13	31	$185,760,271	17.8%
Société Générale(2)	6	11	$180,386,589	17.3%
Cantor Commercial Real Estate Lending, L.P.(3)	6	7	$134,620,128	12.9%
Rialto Mortgage Finance	8	8	$112,425,000	10.8%
CIBC Inc.	9	10	$98,083,420	9.4%
Barclays Bank PLC	7	28	$92,978,380	8.9%
Total	67	126	$1,045,167,892	100.0%

Pooled Collateral Facts:
Initial Outstanding Pool Balance:	$1,045,167,892
Number of Mortgage Loans:	67
Number of Mortgaged Properties:	126
Average Mortgage Loan Cut-off Date Balance:	$15,599,521
Average Mortgaged Property Cut-off Date Balance:	$8,294,983
Weighted Average Mortgage Rate:	4.724%
Weighted Average Mortgage Loan Original Term to Maturity Date or ARD (months)(4):	116
Weighted Average Mortgage Loan Remaining Term to Maturity Date or ARD (months)(4):	115
Weighted Average Mortgage Loan Seasoning (months):	1
% of Mortgaged Properties Leased to a Single Tenant:	23.1%
% of Mortgage Loans Secured by a Property or a Portfolio of Mortgaged Properties Leased to a Single Tenant:	14.3%

Credit Statistics
Weighted Average Mortgage Loan U/W NCF DSCR(5):	1.92x
Weighted Average Mortgage Loan Cut-off Date LTV(5)(6):	59.5%
Weighted Average Mortgage Loan Maturity Date or ARD LTV(5)(6):	55.4%
Weighted Average U/W NOI Debt Yield(5):	10.8%

Amortization Overview
% Mortgage Loans which pay Interest Only through Maturity Date or ARD(4):	57.1%
% Mortgage Loans with Amortization through Maturity Date or ARD(4):	23.7%
% Mortgage Loans which pay Interest Only followed by Amortization through Maturity Date or ARD(4):	19.2%
Weighted Average Remaining Amortization Term (months)(7):	356

Loan Structural Features
% Mortgage Loans with Upfront or Ongoing Tax Reserves:	73.4%
% Mortgage Loans with Upfront or Ongoing Replacement Reserves(8):	73.3%
% Mortgage Loans with Upfront or Ongoing Insurance Reserves:	62.2%
% Mortgage Loans with Upfront or Ongoing TI/LC Reserves(9):	83.2%
% Mortgage Loans with Upfront Engineering Reserves:	51.4%
% Mortgage Loans with Upfront or Ongoing Other Reserves:	64.0%
% Mortgage Loans with In Place Hard Lockboxes:	50.6%
% Mortgage Loans with Cash Traps Triggered at DSCR Levels ≥ 1.05x(10):	88.8%
% Mortgage Loans with Defeasance Only After a Lockout Period and Prior to an Open Period:	75.9%
% Mortgage Loans with Prepayment with a Yield Maintenance Charge Only After a Lockout Period and Prior to an Open Period:	20.7%
% Mortgage Loans with a Period of Prepayment with a Yield Maintenance Charge Followed by a Period of Prepayment with a Yield Maintenance Charge or Defeasance Followed by an Open Period:	3.5%

Please see footnotes on the following page.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

UBS 2018-C8

TRANSACTION HIGHLIGHTS

(1)	Unless otherwise indicated, all references to “% of Outstanding Pool Balance” in this Term Sheet reflect a percentage of the aggregate principal balance of the mortgage pool as of the Cut-off Date, after application of all payments of principal due during or prior to February 2018.

(2)	With respect to the mortgage loan secured by the portfolio of mortgaged properties identified on Annex A-1 to the Preliminary Prospectus as AFIN Portfolio, representing approximately 5.7% of the Initial Pool Balance, such mortgage loan is part of a whole loan that was co-originated by SG and UBS AG. The “Number of Mortgage Loans” and the “Number of Mortgaged Properties” shown in the table above for SG do not include the notes for which SG is acting as mortgage loan seller; however, the “Aggregate Cut-off Date Balance” and the “% of Outstanding Pool Balance” shown in the table above for SG do include these notes.

(3)	With respect to the mortgage loan secured by the mortgaged property identified on Annex A-1 to the Preliminary Prospectus as Tryad Industrial & Business Center, representing approximately 5.4% of the Initial Pool Balance, such mortgage loan is part of a whole loan that was originated by CCRE. Certain notes evidencing the Whole Loan were subsequently acquired by UBS AG. The “Number of Mortgage Loans” and the “Number of Mortgaged Properties” shown in the table above for CCRE do not include the notes for which CCRE is acting as mortgage loan seller; however, the “Aggregate Cut-off Date Balance” and the “% of Outstanding Pool Balance” shown in the table above for CCRE do include these notes.

(4)	For any mortgage loan with an anticipated repayment date, calculated to or as of, as applicable, that anticipated repayment date.

(5)	With respect to any mortgage loan that is part of a whole loan, unless otherwise indicated, LTV, DSCR and Debt Yield calculations in this Term Sheet include any related pari passu companion loans and exclude any subordinate companion loans, as applicable. Additionally, LTV, DSCR and Debt Yield figures in this Term Sheet are calculated for mortgage loans without regard to any additional indebtedness that may be incurred at a future date.

(6)	With respect to the whole loan secured by the mortgaged properties identified on Annex A-1 to the Preliminary Prospectus as Park Place at Florham Park, the Cut-off Date LTV, Maturity Date or ARD LTV, and appraised value are based on the alternate market “As-Is” appraised value of $96,000,000 as of December 4, 2017, which assumes that outstanding landlord obligations for free rent, tenant improvements, and leasing commissions are fully funded and escrowed by the lender through a title company. At origination, landlord obligations of $5,044,401 were escrowed. The Cut-off Date LTV and Maturity Date or ARD LTV assuming the “As-Is” appraised value of $91,200,000 for the Park Place at Florham Park Mortgaged Properties are 68.5% and 68.5%, respectively. With respect to the mortgage loan secured by the mortgaged property identified on Annex A-1 to the Preliminary Prospectus as The Village at La Orilla, the Cut-off Date LTV, Maturity Date or ARD LTV, and appraised value are based on the “As-Stabilized” appraised value of $22,050,000 as of January 1, 2018, which assumes certain tenants are in occupancy who have signed leases but have not yet taken their space. At origination, $622,968 was reserved with respect to these tenants. The Cut-off Date LTV and Maturity Date or ARD LTV assuming the “As-Is” appraised value of $21,450,000 as of August 2, 2017 are 71.7% and 58.8%, respectively. For additional information, see “Description of the Mortgage Pool—Mortgage Pool Characteristics – Appraised Value” in the Preliminary Prospectus and the footnotes to Annex A-1 in the Preliminary Prospectus.

(7)	Excludes mortgage loans that are interest-only for the full loan term.

(8)	Includes FF&E Reserves.

(9)	Represents the percent of the allocated aggregate principal balance of the mortgage pool as of the Cut-off Date of retail, office, industrial, and mixed use, and the Yorkshire & Lexington Towers properties only.

(10)	The Yorkshire & Lexington Towers Whole Loan has a cash trap trigger that, among other trigger events requires that the debt service coverage ratio for the trailing twelve-month period must not fall below 1.05x and, after the second anniversary of the first payment date, the debt service coverage ratio based on the trailing twelve-month must not fall below 1.10x. If the Yorkshire & Lexington Towers Whole Loan was included in this calculation the % of Mortgage Loans with Cash Traps Triggered at DSCR Levels greater than and equal to 1.05x would be 90.2% of the Initial Pool Balance.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

UBS 2018-C8

STRUCTURE OVERVIEW

OFFERED CERTIFICATES

Class(1)	Ratings(2) (Fitch/KBRA/Moody’s)	Approx. Initial Certificate Principal Balance or Notional Amount(3)		Initial Subordination Levels	Expected Weighted Average Life (years)(4)	Principal Window (months)(4)	Certificate Principal to Value Ratio(5)	Underwritten NOI Debt Yield(6)
Class A-1	AAAsf / AAA(sf) / Aaa(sf)	$23,231,000		30.000%(7)	2.61	1-55	41.6%	15.4%
Class A-2	AAAsf / AAA(sf) / Aaa(sf)	$68,276,000		30.000%(7)	4.89	55-60	41.6%	15.4%
Class A-SB	AAAsf / AAA(sf) / Aaa(sf)	$35,465,000		30.000%(7)	7.21	60-111	41.6%	15.4%
Class A-3	AAAsf / AAA(sf) / Aaa(sf)	$284,183,000		30.000%(7)	9.81	111-119	41.6%	15.4%
Class A-4	AAAsf / AAA(sf) / Aaa(sf)	$320,462,000		30.000%(7)	9.93	119-120	41.6%	15.4%
Class X-A(8)	AAAsf / AAA(sf) / Aaa(sf)	$731,617,000	(9)	N/A	N/A	N/A	N/A	N/A
Class X-B(8)	A-sf / AAA(sf) / NR	$185,517,000	(9)	N/A	N/A	N/A	N/A	N/A
Class A-S	AAAsf / AAA(sf) / Aa3(sf)	$84,920,000		21.875%	9.97	120-120	46.5%	13.8%
Class B	AA-sf / AA-(sf) / NR	$54,871,000		16.625%	9.97	120-120	49.6%	13.0%
Class C	A-sf / A-(sf) / NR	$45,726,000		12.250%	9.97	120-120	52.2%	12.3%

NON-OFFERED CERTIFICATES(10)

Class(1)	Ratings(2) (Fitch/KBRA/Moody’s)	Approx. Initial Certificate Principal Balance or Notional Amount(3)		Initial Subordination Levels	Expected Weighted Average Life (years)(4)	Principal Window (months)(4)	Certificate Principal to Value Ratio(5)	Underwritten NOI Debt Yield(6)
Class X-D(8)	BBBsf / BBB(sf) / NR	$18,949,000	(9)	N/A	N/A	N/A	N/A	N/A
Class D	BBBsf / BBB(sf) / NR	$18,949,000	(11)	10.437%	9.97	120-120	53.3%	12.1%
Class D-RR	BBB-sf / BBB-(sf) / NR	$33,310,000	(11)	7.250%	9.97	120-120	55.2%	11.6%
Class E-RR	BBsf / BB-(sf) / NR	$20,903,000		5.250%	9.97	120-120	56.4%	11.4%
Class F-RR	B-sf / B-(sf) / NR	$14,371,000		3.875%	9.97	120-120	57.2%	11.2%
Class NR-RR	NR / NR / NR	$40,500,891		0.000%	9.97	120-120	59.5%	10.8%

Please see footnotes on following page.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

UBS 2018-C8

STRUCTURE OVERVIEW

(1)	The per annum pass-through rates applicable to the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-S, Class B, Class C, Class D, Class D-RR, Class E-RR, Class F-RR, and Class NR-RR Certificates will equal one of: (i) a fixed rate, (ii) a variable rate per annum equal to the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date (the “WAC Rate”), (iii) a variable rate per annum equal to the lesser of (a) a fixed rate and (b) the WAC Rate or (iv) a variable rate per annum equal to the WAC Rate minus a specified percentage. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.

(2)	Ratings shown are those of Fitch Ratings, Inc. (“Fitch”), Kroll Bond Rating Agency, Inc. (“KBRA”) and Moody’s Investors Service, Inc. (“Moody’s”). Certain nationally recognized statistical rating organizations that were not hired by the depositor may use information they receive pursuant to Rule 17g-5 under the Securities Exchange Act of 1934, as amended, or otherwise to rate the certificates. There can be no assurance as to what ratings a non-hired nationally recognized statistical rating organization would assign. See “Risk Factors—Other Risks Relating to the Certificates—Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded” and “Ratings” in the Preliminary Prospectus. Fitch, KBRA and Moody’s have informed us that the “sf” designation in their ratings represents an identifier for structured finance product ratings.

(3)	Approximate; subject to a permitted variance of plus or minus 5% on the Closing Date. In addition, the notional amounts of the Class X-A, Class X-B and Class X-D Certificates may vary depending upon the final pricing of the classes of principal balance certificates and whose certificate principal balances comprise such notional amounts and, if as a result of such pricing the pass-through rate of the Class X-A, Class X-B and Class X-D certificates, as applicable, would be equal to zero, such class of certificates will not be issued on the Closing Date of this securitization.

(4)	The principal window is expressed in months following the Closing Date and reflects the period during which distributions of principal would be received under the assumptions set forth in the following sentence. The expected weighted average life and principal window figures set forth above are based on the following assumptions, among others: (i) no defaults or subsequent losses on the mortgage loans; (ii) no extensions of maturity dates of the mortgage loans; (iii) payment in full on the stated maturity date; and (iv) no prepayments of the mortgage loans prior to maturity. See the structuring assumptions set forth under “Yield and Maturity Considerations—Weighted Average Life” in the Preliminary Prospectus.

(5)	“Certificate Principal to Value Ratio” for any class of principal balance certificates is calculated as the product of (a) the weighted average Cut-off Date LTV Ratio of the mortgage pool, multiplied by (b) a fraction, the numerator of which is the total initial certificate principal balance of the subject class of principal balance certificates and all other classes of principal balance certificates that are senior to such class, and the denominator of which is the total initial certificate principal balance of all the principal balance certificates. The Certificate Principal to Value Ratios of the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 Certificates are calculated in the aggregate for those classes as if they were a single class.

(6)	“Underwritten NOI Debt Yield” for any class of principal balance certificates is calculated as the product of (a) the weighted average UW NOI Debt Yield for the mortgage pool, multiplied by (b) a fraction, the numerator of which is the total initial certificate principal balance of all the principal balance certificates, and the denominator of which is the total initial certificate principal balance of the subject class of principal balance certificates and all other classes of principal balance certificates, if any, that are senior to such class. The Underwritten NOI Debt Yields of the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 Certificates are calculated in the aggregate for those classes as if they were a single class.

(7)	The initial subordination levels for the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 Certificates represent the approximate credit support for the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 Certificates in the aggregate.

(8)	The pass-through rate for the Class X-A certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the WAC Rate, over (b) the weighted average of the pass-through rates on the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates for the related distribution date, weighted on the basis of their respective certificate balances outstanding immediately prior to that distribution date. The pass-through rate for the Class X-B certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the WAC Rate, over (b) the weighted average of the pass-through rates on the Class A-S, Class B and Class C certificates for the related distribution date, weighted on the basis of their respective certificate balances outstanding immediately prior to that distribution date. The pass-through rate for the Class X-D certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the WAC Rate, over (b) the pass-through rate on the Class D certificate for the related distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the net mortgage interest rates will be adjusted as necessary to a 30/360 basis.

(9)	The Class X-A, Class X-B and Class X-D certificates (collectively referred to as the “Class X Certificates”) are notional amount certificates and will not be entitled to distributions of principal. The notional amount of the Class X-A certificates will be equal to the aggregate certificate balance of the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates. The notional amount of the Class X-B certificates will be equal to the aggregate certificate balance of the Class A-S, Class B and Class C certificates. The notional amount of the Class X-D certificate will be equal to the aggregate certificate balance of the Class D certificate.

(10)	Not offered pursuant to the Preliminary Prospectus or this Term Sheet. Information provided in this Term Sheet regarding the characteristics of these certificates is provided only to enhance your understanding of the offered certificates. The privately offered certificates also include the Class Z and Class R certificates, which do not have a certificate balance, notional amount, pass-through rate, rating or rated final distribution date, and which are not shown in the chart. The Class Z certificates represent the entitlement to distributions of excess interest accrued on the mortgage loans with an anticipated repayment date, as further described in the Preliminary Prospectus. The Class R certificates represent the beneficial ownership of the residual interest in each of the real estate mortgage investment conduits, as further described in the Preliminary Prospectus.

(11)	The approximate initial Certificate Balances of the Class D and Class D-RR Certificates are estimated based in part on the estimated ranges of Certificate Balances and estimated fair values described in “Credit Risk Retention” in the Preliminary Prospectus. The Class D Certificate Balances are expected to fall within a range of $16,138,000 and $21,634,000, with the ultimate Certificate Balance determined such that the aggregate fair value of the Yield-Priced Principal Balance Certificates will equal at least 5% of the estimated fair value of all the classes of certificates (other than the Class Z and Class R Certificates) issued by the issuing entity. The Class D-RR Certificate Balances are expected to fall within a range of $30,625,000 and $36,121,000, with the ultimate Certificate Balance determined such that the aggregate fair value of the Yield-Priced Principal Balance Certificates will equal at least 5% of the estimated fair value of all the classes of certificates (other than the Class Z and Class R Certificates) issued by the issuing entity.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Class A-2 Principal Paydown(1)
Class	Mortgage Loan Seller	Mortgage Loan	Property Type	Cut-off Date Balance	Remaining Term to Maturity (Mos.)	Cut-off Date LTV Ratio(2)	U/W NCF DSCR(2)	U/W NOI Debt Yield(2)
A-2	SG	BlueLinx Portfolio	Industrial	$28,600,000	60	64.2%	2.46x	12.1%
A-2	UBS AG	Yorkshire & Lexington Towers	Multifamily	$15,000,000	56	22.5%	4.28x	12.0%
A-2	LCF	Las Brisas MHC	Manufactured Housing Community	$9,000,000	60	62.3%	1.27x	8.0%
A-2	CIBC	WoodSpring Suites Baton Rouge Portfolio	Hospitality	$7,500,000	60	53.2%	1.77x	15.1%
A-2	RMF	Bel Lindo Apartments	Multifamily	$6,250,000	60	51.7%	1.57x	12.4%
(1)	This table reflects the mortgage loans whose balloon payments will be applied to pay down the Class A-2 certificates, assuming (i) that none of the mortgage loans experience prepayments (prior to maturity or anticipated repayment date, as applicable), defaults or losses, (ii) there are no extensions of maturity dates or anticipated repayment date, as applicable and (iii) each mortgage loan is paid in full on its stated maturity date. See “Yield and Maturity Considerations—Yield Considerations” in the Preliminary Prospectus.

(2)	With respect to any mortgage loan that is part of a whole loan, unless otherwise indicated, Cut-off Date LTV Ratio, U/W NCF DSCR and U/W NOI Debt Yield includes any related pari passu companion loans and excludes any subordinate companion loans.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Principal Distributions:

Payments in respect of principal of the certificates will be distributed, first, to the Class A-SB Certificates, until the certificate principal balance of such class is reduced to the planned principal balance for the related Distribution Date set forth on Annex E to the Preliminary Prospectus, then, to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB, Class A-S, Class B, Class C, Class D, Class D-RR, Class E-RR, Class F-RR and Class NR-RR Certificates, in that order, until the certificate principal balance of each such class is reduced to zero. Notwithstanding the foregoing, if the aggregate certificate principal balances of the Class A-S, Class B, Class C, Class D, Class D-RR, Class E-RR, Class F-RR and Class NR-RR Certificates have been reduced to zero as a result of the allocation of mortgage loan losses to those certificates, or if the aggregate Cumulative Appraisal Reduction Amount equals or exceeds the aggregate certificate principal balances of the Class A-S through Class NR-RR Certificates, distributions in respect of principal of the certificates will be distributed, first, to the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 Certificates, on a pro rata basis, based on the certificate principal balance of each such class, then, to the extent of any recoveries on realized losses, to the Class A-S, Class B, Class C, Class D, Class D-RR, Class E-RR, Class F-RR and Class NR-RR Certificates, in that order, in each case until the certificate principal balance of each such class is reduced to zero (or previously allocated realized losses have been fully reimbursed).

The Class X Certificates will not be entitled to receive distributions of principal; however, (i) the notional amount of the Class X-A Certificates will be reduced by the aggregate amount of principal distributions and realized losses, if any, allocated to the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 Certificates, (ii) the notional amount of the Class X-B Certificates will be reduced by the aggregate amount of principal distributions and realized losses, if any, allocated to the Class A-S, Class B and Class C Certificates and (iii) the notional amount of the Class X-D Certificates will be reduced by the principal distributions and realized losses allocated to the Class D Certificates.

Interest Distributions:

On each Distribution Date, interest accrued for each class of the certificates at the applicable pass-through rate will be distributed in the following order of priority, to the extent of available funds: first, to the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class X-A, Class X-B and Class X-D Certificates, on a pro rata basis, based on the accrued and unpaid interest on each such class and then, to the Class A-S, Class B, Class C, Class D, Class D-RR, Class E-RR, Class F-RR and Class NR-RR Certificates, in that order, in each case until the interest payable to each such class is paid in full.

The per annum pass-through rates applicable to the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-S, Class B, Class C, Class D, Class D-RR, Class E-RR, Class F-RR and Class NR-RR Certificates for each Distribution Date will equal one of: (i) a fixed rate, (ii) the WAC Rate, (iii) a variable rate equal to the lesser of (a) a fixed rate and (b) the WAC Rate or (iv) a variable rate equal to the WAC Rate less a specified percentage

As further described in the Preliminary Prospectus, the per annum pass-through rate on the Class X-A Certificates will generally be equal to the excess, if any, of (a) the WAC Rate, over (b) the weighted average of the pass-through rates of the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 Certificates, weighted on the basis of their respective certificate balances outstanding immediately prior to that Distribution Date as described in the Preliminary Prospectus. The per annum pass-through rate on the Class X-B Certificates will generally be equal to the excess, if any, of (a) the WAC Rate, over (b) the weighted average of the pass-through rates of the Class A-S, Class B and Class C Certificates, weighted on the basis of their respective certificate balances outstanding immediately prior to that Distribution Date as described in the Preliminary Prospectus. The per annum pass-through rate on the Class X-D Certificates will generally be equal to the excess, if any, of (a) the WAC Rate, over (b) the pass-through rate of the Class D Certificates as described in the Preliminary Prospectus.

Prepayment Interest Shortfalls:	Prepayment interest shortfalls will be allocated pro rata based on interest entitlements, in reduction of the interest otherwise payable with respect to each of the interest-bearing classes of certificates.

Realized Loss Allocation:	On each distribution date, immediately following the distributions to be made to the Certificateholders on that date, the certificate administrator is required to calculate the amount, if any, by which (i) the aggregate stated principal balance of the mortgage loans, including any REO loans, expected to be outstanding immediately following that distribution date is less than (ii) the then aggregate Certificate Balance of the Principal Balance Certificates after giving effect

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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to distributions of principal on that distribution date. Such amount will be applied to the Class NR-RR, Class F-RR, Class E-RR, Class D-RR, Class D, Class C, Class B and Class A-S certificates, in that order, in each case until the related Certificate Balance has been reduced to zero, and then to the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates, pro rata based upon their respective Certificate Balances, until their respective Certificate Balances have been reduced to zero.

Prepayment Premiums/Yield Maintenance Charges:

If any yield maintenance charge or prepayment premium is collected during any collection period with respect to any mortgage loan, then on the distribution date corresponding to that collection period, the certificate administrator will pay that yield maintenance charge or prepayment premium in the following manner: (a) to the holders of each of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-S, Class B and Class C certificates, the product of (x) such yield maintenance charge or prepayment premium, (y) the related Base Interest Fraction for such class, and (z) a fraction, the numerator of which is equal to the amount of principal distributed to such class for that distribution date, and the denominator of which is the total amount of principal distributed to such classes of Principal Balance Certificates for that distribution date, (b) to the holders of the Class X-A certificates, the excess, if any, of (x) the product of (1) such yield maintenance charge or prepayment premium and (2) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates for that distribution date, and the denominator of which is the total amount of principal distributed to the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-S, Class B and Class C certificates for that distribution date, over (y) the amount of such yield maintenance charge or prepayment premium distributed to the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 Certificates as described above, and (c) to the holders of the Class X-B certificates, any remaining portion of such yield maintenance charge or prepayment premium not distributed as described above.

No prepayment premiums or yield maintenance charges will be distributed to the holders of the Class X-D, Class D, Class D-RR, Class E-RR, Class F-RR, Class NR-RR, Class Z or Class R Certificates.

“Base Interest Fraction” means, with respect to any principal prepayment of any mortgage loan that provides for the payment of a yield maintenance charge or prepayment premium, and with respect to any class of Principal Balance Certificates, a fraction (A) the numerator of which is the greater of (x) zero and (y) the difference between (i) the pass-through rate on that class, and (ii) the applicable discount rate and (B) the denominator of which is the difference between (i) the mortgage interest rate on the related mortgage loan and (ii) the applicable discount rate; provided, however, that: under no circumstances will the Base Interest Fraction be greater than 1.0; if the applicable discount rate is greater than or equal to both the mortgage interest rate on the related mortgage loan and the pass-through rate on that class, then the Base Interest Fraction will equal zero; and if the applicable discount rate is greater than or equal to the mortgage interest rate on the related mortgage loan and is less than the pass-through rate on that class, then the Base Interest Fraction will be equal to 1.0.

Consistent with the foregoing, the Base Interest Fraction is equal to:

(Pass-Through Rate - Discount Rate)
(Mortgage Rate - Discount Rate)

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Whole Loans:

The mortgaged properties identified on Annex A-1 to the Preliminary Prospectus as AFIN Portfolio, Tryad Industrial & Business Center, Cross Point, Houston Distribution Center, Park Place at Florham Park, City Square and Clay Street, BlueLinx Portfolio and Yorkshire & Lexington Towers each secure both a mortgage loan to be included in the trust fund and one or more other mortgage loans that will not be included in the trust fund, each of which will be pari passu or subordinate in right of payment with the mortgage loan included in the trust fund. We refer to each such group of mortgage loans as a “whole loan”. The Tryad Industrial & Business Center whole loan, the Houston Distribution Center whole loan and the Park Place at Florham Park whole loan will be principally serviced under the PSA for the UBS 2018-C8 securitization (each, a “Serviced Whole Loan”). The AFIN Portfolio whole loan will be serviced under the pooling and servicing agreement for the UBS 2017-C7 securitization until the date of securitization of the related controlling pari passu note, after which the related whole loan will be serviced under the pooling and servicing agreement related to the securitization of the related controlling pari passu note. The BlueLinx Portfolio whole loan is expected to be serviced by the related master servicer and special servicer pursuant to the pooling and servicing agreement governing the public conduit securitization into which the controlling Note A-1 will be deposited. The Yorkshire & Lexington Towers whole loan is being serviced under the pooling and servicing agreement for the CSAIL 2017-CX10 securitization. The Cross Point whole loan and the City Square and Clay Street whole loan (each a “Servicing Shift Whole Loan” and collectively the “Servicing Shift Whole Loans”) are expected to initially be serviced under the UBS 2018-C8 PSA until the date of securitization of the related controlling pari passu note (each a “Servicing Shift Securitization Date”), after which the related whole loan will be serviced under the pooling and servicing agreement related to the securitization of the related controlling pari passu note (each a “Servicing Shift PSA”). The master servicer and special servicer under the related Servicing Shift PSA will be identified in a notice, report or statement to holders of the UBS 2018-C8 certificates after the securitization of the related controlling pari passu note.

As of the Closing Date, the pari passu companion loans in the whole loans are expected to be held by the party identified below under “Overview of Mortgage Pool Characteristics—Pari Passu Companion Loan Summary”.

Control Rights and Directing Certificateholder:

The “Directing Certificateholder” (i) with respect to a Servicing Shift Mortgage Loan, will be the related Loan-Specific Directing Certificateholder, and (ii) with respect to each Serviced Mortgage Loan (other than the Servicing Shift Mortgage Loans), will be the Controlling Class Certificateholder (or its representative) selected by more than 50% of the Controlling Class Certificateholders, by Certificate Balance, as determined by the certificate registrar from time to time; provided, however, that (for purposes of clause (ii) above in this definition) (1) absent that selection, (2) until a Directing Certificateholder is so selected, or (3) upon receipt of a notice from a majority of the Controlling Class Certificateholders, by Certificate Balance, that a Directing Certificateholder is no longer designated, the Controlling Class Certificateholder that owns the largest aggregate Certificate Balance of the Controlling Class (or its representative) will be the Directing Certificateholder; provided, however, that (i) in the case of clause (3) of the preceding proviso, if no one holder owns the largest aggregate Certificate Balance of the Controlling Class, then there will be no Directing Certificateholder until appointed in accordance with the terms of the PSA, and (ii) the certificate administrator and the other parties to the PSA will be entitled to assume that the identity of the Directing Certificateholder has not changed until such parties receive written notice of a replacement of the Directing Certificateholder from a party holding the requisite interest in the Controlling Class (as confirmed by the certificate registrar), or the resignation of the then-current Directing Certificateholder.

The Directing Certificateholder will be entitled to direct the Special Servicer to take, or refrain from taking certain actions with respect to each Serviced Mortgage Loan and any related Serviced Companion Loans. Furthermore, the Directing Certificateholder will also have the right to receive notice and consent to certain material actions that the Master Servicer and the Special Servicer proposes to take with respect to each Serviced Mortgage Loan and any related Serviced Companion Loans.

It is expected that KKR Real Estate Credit Opportunity Partners Aggregator I L.P., or its majority owned affiliate, will be the initial Directing Certificateholder with respect to each Serviced Mortgage Loan (other than with respect to the Servicing Shift Mortgage Loans) and any related Serviced Companion Loans.

With respect to each of the Servicing Shift Whole Loans, prior to the applicable Servicing Shift Securitization Date, the rights of the Directing Certificateholder described above will be, in each

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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such case, subject to the control rights of the related controlling pari passu companion loan(s) as described below.

Notwithstanding any contrary description set forth above, with respect to the Tryad Industrial & Business Center mortgage loan, the Houston Distribution Center mortgage loan and the Park Place at Florham Park mortgage loan, the holders of the related pari passu companion loan(s) in the related whole loan (or its representative, including any directing certificateholder under any securitization of such pari passu companion loan(s)) will have consultation rights with respect to asset status reports and material special servicing actions involving the related whole loan, as provided for in the related intercreditor agreement and as described in the Preliminary Prospectus, and those rights will be in addition to the rights of the directing certificateholder in this transaction described above.

Notwithstanding any contrary description set forth above, with respect to the AFIN Portfolio mortgage loan, the BlueLinx Portfolio mortgage loan and the Yorkshire & Lexington Towers mortgage loan, in general the related whole loan will be serviced under the pooling and servicing agreement or trust and servicing agreement as indicated in the “Pari Passu Companion Loan Summary” table below, which grants the related directing certificateholder under the related securitization control rights that may include the right to approve or disapprove various material servicing actions involving the related whole loan. The directing certificateholder for this securitization (so long as no Consultation Termination Event has occurred and is occurring) will nonetheless have the right to be consulted on a non-binding basis with respect to such actions. For purposes of the servicing of the related whole loan, the occurrence and continuance of a Control Termination Event or Consultation Termination Event under this securitization will not limit the control or other rights of the directing certificateholder (or equivalent) under the related securitization.

Notwithstanding any contrary description set forth above, with respect to each of the Cross Point mortgage loan and the City Square and Clay Street mortgage loan, in general, the related whole loan will be serviced (i) prior to the applicable Servicing Shift Securitization Date, under the pooling and servicing agreement for this securitization and (ii) after the applicable Servicing Shift Securitization Date, under the related Servicing Shift PSA, each of which grants, or is expected to grant, to the related controlling noteholder or its representative control rights that include the right to approve or disapprove various material servicing actions involving the related whole loan. The Directing Certificateholder for this securitization will nonetheless have the right to be consulted on a non-binding basis with respect to such actions. For purposes of the servicing of each Servicing Shift Whole Loan, the occurrence and continuance of a Control Termination Event or Consultation Termination Event under this securitization will not limit the control or other rights of the controlling noteholder, and the securitization of each related controlling pari passu companion loan will not limit the consultation rights of the Directing Certificateholder under this securitization.

For a description of the directing holder for each Non-Serviced Whole Loan, see “Description of the Mortgage Pool—The Whole Loans” and “Pooling and Servicing Agreement—The Directing Certificateholder— Rights of the Directing Certificateholder appointed by the Controlling Class with respect to Non-Serviced Mortgage Loans or the Servicing Shift Whole Loans” in the Preliminary Prospectus.

Control Eligible Certificates:	Class D-RR, Class E-RR, Class F-RR and Class NR-RR Certificates.

Controlling Class:	The “Controlling Class” will be, as of any time of determination, the most subordinate class of Control Eligible Certificates then-outstanding that has an aggregate Certificate Balance (as notionally reduced by any Cumulative Appraisal Reduction Amounts (as defined below) allocable to such class) at least equal to 25% of the initial Certificate Balance of that class; provided, however, that if at any time the Certificate Balances of the certificates other than the Control Eligible Certificates have been reduced to zero as a result of principal payments on the mortgage loans, then the Controlling Class will be the most subordinate class of Control Eligible Certificates that has a Certificate Balance greater than zero without regard to any Cumulative Appraisal Reduction Amounts. The Controlling Class as of the Closing Date will be the Class NR-RR certificates.

Appraised-Out Class:	An “Appraised-Out Class” is any class of Control Eligible Certificates that is determined at any time of determination to no longer be the Controlling Class as a result of the application of any Appraisal Reduction Amounts or Collateral Deficiency Amounts to notionally reduce the Certificate Balance of the constituent classes. Any Appraised-Out Class may not exercise any

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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direction, control, consent and/or similar rights of the Controlling Class until such time, if any, as such class is reinstated as the Controlling Class, and the rights of the Controlling Class will be exercised by the next most senior class of Control Eligible Certificates that is not an Appraised-Out Class, if any, during such period.

Remedies Available to Holders of an Appraised-Out Class:	The holders of the majority (by Certificate Balance) of an Appraised-Out Class will have the right, at their sole expense, to require the Special Servicer to order a (or, with respect to a Non-Serviced Mortgage Loan, require the Master Servicer to request from the applicable Non-Serviced Special Servicer) a second appraisal of any mortgage loan (or Serviced Whole Loan) for which an appraisal reduction event has occurred or as to which there exists a Collateral Deficiency Amount (such holders, the “Requesting Holders”). With respect to any Serviced Mortgage Loan, the Special Servicer will be required to use its reasonable efforts to cause such appraisal to be (i) delivered within 30 days from receipt of the Requesting Holders’ written request and (ii) prepared on an “as-is” basis by an MAI appraiser. With respect to any such Non-Serviced Mortgage Loan, the Master Servicer will be required to use commercially reasonable efforts to obtain such second appraisal from the applicable Non-Serviced Special Servicer and to forward such second appraisal to the Special Servicer. Upon receipt of such supplemental appraisal, the Master Servicer (for Collateral Deficiency Amounts on Non-Serviced Mortgage Loans), the Non-Serviced Special Servicer (for Appraisal Reduction Amounts on Non-Serviced Mortgage Loans to extent provided for in the applicable Non-Serviced PSA and applicable intercreditor agreement) and the Special Servicer (for any mortgage loan other than any Non-Serviced Mortgage Loan) will be required to determine, in accordance with the Servicing Standard, whether, based on its assessment of such supplemental appraisal, any recalculation of the applicable Appraisal Reduction Amount or Collateral Deficiency Amount, as applicable, is warranted and, if so warranted, such person will be required to recalculate such Appraisal Reduction Amount or Collateral Deficiency Amount, as applicable, based upon such supplemental appraisal and (in the case of the Special Servicer) receipt of information from the Master Servicer. If required by any such recalculation, the applicable Appraised-Out Class will be reinstated as the Controlling Class and each Appraised-Out Class will, if applicable, have its related Certificate Balance notionally restored to the extent required by such recalculation of the Appraisal Reduction Amount or Collateral Deficiency Amount, if applicable. The Certificate Administrator, the Operating Advisor and the Special Servicer will be entitled to conclusively rely on the Master Servicer’s calculation or determination of any Collateral Deficiency Amount with respect to Non-Serviced Mortgage Loans.

Control Rights:

Subject to the rights of the holder of the related controlling pari passu companion loan with respect to each Servicing Shift Whole Loan, the Directing Certificateholder appointed by the Controlling Class Certificateholder will have certain consent and consultation rights under the PSA with respect to certain major decisions and other matters. A “Control Termination Event” will occur when (i) the Class D-RR certificates have a Certificate Balance (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balance of such class) of less than 25% of the initial Certificate Balance of such class; or (ii) a holder of the Class D-RR certificates is the majority Controlling Class Certificateholder and has irrevocably waived its right, in writing, to exercise any of the rights of the Controlling Class Certificateholder and such rights have not been reinstated to a successor Controlling Class Certificateholder; provided that no Control Termination Event may occur with respect to a Loan-Specific Directing Certificateholder and the term “Control Termination Event” will not be applicable to a Loan-Specific Directing Certificateholder; provided, further, that a Control Termination Event will not be deemed continuing in the event that the Certificate Balances of the Certificates other than the Control Eligible Certificates have been reduced to zero as a result of principal payments on the mortgage loans.

After the occurrence of a Control Termination Event but prior to the occurrence of a Consultation Termination Event, the Directing Certificateholder appointed by the Controlling Class Certificateholder will not have any consent rights, but such Directing Certificateholder will have certain non-binding consultation rights under the PSA with respect to certain major decisions and other matters. A “Consultation Termination Event” will occur when (i) there is no class of Control Eligible Certificates that has a then-outstanding Certificate Balance at least equal to 25% of the initial Certificate Balance of that class, in each case, without regard to the application of any Cumulative Appraisal Reduction Amounts; or (ii) a holder of the Class D-RR certificates is the majority Controlling Class Certificateholder and has irrevocably waived its right, in writing, to exercise any of the rights of the Controlling Class Certificateholder and such rights have not been reinstated to a successor Controlling Class Certificateholder (provided that no

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Consultation Termination Event resulting solely from the operation of clause (ii) will be deemed to have existed or be in continuance with respect to a successor holder of the Class D-RR certificates that has not irrevocably waived its right to exercise any of the rights of the Controlling Class Certificateholder); provided that no Consultation Termination Event may occur with respect to a Loan-Specific Directing Certificateholder and the term “Consultation Termination Event” will not be applicable to a Loan-Specific Directing Certificateholder; provided, further, that a Control Termination Event will not be deemed continuing in the event that the Certificate Balances of the Principal Balance Certificates other than the Control Eligible Certificates have been reduced to zero as a result of principal payments on the mortgage loans.

After the occurrence of a Consultation Termination Event, the Directing Certificateholder appointed by the Controlling Class Certificateholder will not have any consent or consultation rights, except with respect to any rights expressly set forth in the PSA.

In no event will a Control Termination Event or a Consultation Termination Event affect the rights of a Loan-Specific Directing Certificateholder.

Notwithstanding the proviso to the definitions of “Control Termination Event” and “Consultation Termination Event,” a Control Termination Event and a Consultation Termination Event will be deemed to have occurred with respect to any Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class, and neither the Directing Certificateholder nor any Controlling Class Certificateholder will have any consent or consultation rights with respect to the servicing of such Excluded Loan.

An “Excluded Loan” means a mortgage loan or whole loan with respect to which the Directing Certificateholder or, except in the case of a Servicing Shift Whole Loan, the holder of the majority of the Controlling Class is a Borrower Party. It is expected that there will be no Excluded Loans as of the Closing Date with respect to this securitization.

“Borrower Party” means a borrower, a mortgagor, a manager of a mortgaged property, a mezzanine lender under a mezzanine loan that has been accelerated or as to which foreclosure or enforcement proceedings have been commenced against the equity collateral pledged to secure the related mezzanine loan, or any Borrower Party Affiliate.

“Borrower Party Affiliate” means, with respect to a borrower, a mortgagor, a manager of a mortgaged property or a mezzanine lender under a mezzanine loan that has been accelerated or as to which foreclosure or enforcement proceedings have been commenced against the equity collateral pledged to secure the related mezzanine loan, (a) any other person controlling or controlled by or under common control with such borrower, mortgagor, manager or mezzanine lender, as applicable, or (b) any other person owning, directly or indirectly, 25% or more of the beneficial interests in such borrower, mortgagor, manager or mezzanine lender, as applicable. For the purposes of this definition, “control” when used with respect to any specified person means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

Notwithstanding any of the foregoing to the contrary, if any mortgage loan is part of a whole loan, the consent and/or consultation rights of a Controlling Class Certificateholder with respect thereto may be limited as described in the Preliminary Prospectus. In particular, with respect to each Non-Serviced Whole Loan, the Directing Certificateholder will only have certain consultation rights with respect to certain “major decisions” and other matters related to such whole loan, in each case only prior to a Control Termination Event or Consultation Termination Event, as applicable, and the controlling noteholder (or its representative) will be entitled to similar consent and/or consultation rights with respect to such whole loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

UBS 2018-C8

STRUCTURE OVERVIEW
Operating Advisor Consultation Event:	An “Operating Advisor Consultation Event” will occur when the Certificate Balances of the Class D-RR, Class E-RR, Class F-RR and Class NR-RR Certificates in the aggregate (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balances of such classes) is 25% or less of the initial Certificate Balances of such classes in the aggregate.

Appointment and Replacement of Special Servicer:

The Directing Certificateholder will appoint the initial Special Servicer as of the Closing Date. Prior to the occurrence and continuance of a Control Termination Event, the Directing Certificateholder generally may replace the Special Servicer with or without cause at any time.

Upon the occurrence and during the continuance of a Control Termination Event, the Directing Certificateholder appointed by the Controlling Class Certificateholder will no longer have the right to replace the Special Servicer and such replacement will occur based on a vote of holders of all voting eligible classes of certificates as described in “Replacement of Special Servicer by Vote of Certificateholders” below.

The Operating Advisor may also recommend the replacement of the Special Servicer at any time as described in “Operating Advisor” below.

Replacement of Special Servicer by Vote of Certificateholders:

After the occurrence and during the continuance of a Control Termination Event and upon (a) the written direction of holders of Principal Balance Certificates evidencing not less than 25% of the Voting Rights of all classes of certificates entitled to principal (taking into account the application of Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balances of classes to which such Cumulative Appraisal Reduction Amounts are allocable) requesting a vote to replace the related Special Servicer (other than with respect to the Servicing Shift Whole Loan) with a replacement special servicer, (b) payment by such requesting holders to the Certificate Administrator of all reasonable fees and expenses (including any legal fees and any Rating Agency fees and expenses) to be incurred by the Certificate Administrator in connection with administering such vote (which fees and expenses will not be additional trust fund expenses) and (c) delivery by such holders to the Certificate Administrator and the Trustee of Rating Agency Confirmation from each applicable Rating Agency (such Rating Agency Confirmation will be obtained at the expense of the holders of certificates requesting such vote) and confirmation from the applicable rating agencies that the contemplated appointment or replacement will not result in the downgrade, withdrawal or qualification of the then-current ratings of any class of any related Serviced Pari Passu Companion Loan Securities, the Certificate Administrator will be required to post such notice on its internet website and concurrently by mail and conduct the solicitation of votes of all certificates in such regard, which requisite affirmative votes must be received within 180 days of the posting of such notice. Upon the written direction of holders of at least 66-2/3% of a Certificateholder Quorum, the Trustee will be required to immediately terminate all of the rights and obligations of the Special Servicer under the PSA and replace the Special Servicer with a qualified replacement special servicer designated by such holders of certificates, subject to indemnification, right to outstanding fees, reimbursement of Advances and other rights set forth in the PSA, which survive such termination

A “Certificateholder Quorum” means the holders of certificates evidencing at least 50% of the aggregate Voting Rights (taking into account the application of Realized Losses and, other than with respect to the termination of the Asset Representations Reviewer, the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balance of the certificates) of all classes of certificates entitled to principal on an aggregate basis.

With respect to each Serviced Whole Loan, any holder of a related pari passu companion loan, following a Servicer Termination Event with respect to the related Special Servicer that remains unremedied and affects such holder, will be entitled to direct the Trustee (and the Trustee will be required) to terminate the Special Servicer solely with respect to such Serviced Whole Loan. A replacement special servicer will be selected by the Trustee or, prior to a Control Termination Event, by the Directing Certificateholder; provided that any successor special servicer appointed to replace the Special Servicer with respect to such whole loan can generally not be the entity (or its affiliate) that was terminated at the direction of the holder of the related pari passu companion loan, without the prior written consent of such holder of the related Serviced Companion Loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

UBS 2018-C8

STRUCTURE OVERVIEW
With respect to any Non-Serviced Whole Loan, the UBS Commercial Mortgage Trust 2018-C8, as holder of the related mortgage loan, has the right to terminate the Special Servicer under the related pooling and servicing agreement if a servicer termination event occurs, with respect to such special servicer that affects the trust in its capacity as such holder. Such rights may be exercised by the Directing Certificateholder prior to a Control Termination Event (or the Special Servicer (consistent with the servicing standard), following the occurrence and during the continuance of a Control Termination Event). The successor special servicer will be selected pursuant to the applicable pooling and servicing agreement by the related directing holder prior to a control termination event under such pooling and servicing agreement.

Cap on Workout and Liquidation Fees:	The Special Servicer will also be entitled (i) liquidation fees generally equal to 1.0% (or, if such rate would result in an aggregate liquidation fee less than $25,000, then the liquidation fee rate will be equal to such rate as would result in an aggregate liquidation fee equal to $25,000) of liquidation proceeds and certain other collections in respect of a Specially Serviced Loan (and any related Serviced Companion Loan) or related REO Property and of amounts received in respect of mortgage loan repurchases by the related mortgage loan sellers (less any Excess Modification Fees paid by or on behalf of the related borrower with respect to the related mortgage loan or REO Property and received by the Special Servicer within the prior 12 months); and (ii) workout fees generally equal to 1.0% (or, with respect to interest and principal payments made in respect of a rehabilitated mortgage loan (and any related Serviced Companion Loan), subject to a floor of $25,000 with respect to any mortgage loan, whole loan or related REO Property, subject to certain adjustments and exceptions as described in the Preliminary Prospectus under “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses—Special Servicing Compensation”.

Special Servicer Compensation:

The special servicing fee for each distribution date is calculated based on the outstanding principal balance of each Serviced Mortgage Loan that is a Specially Serviced Loan (and any related Serviced Companion Loan) or as to which the related mortgaged property has become an REO Property at the special servicing fee rate, which will be a rate equal to the greater of a per annum rate of 0.25000% and the rate that would result in a special servicing fee of $3,500. The special servicing fee will be payable monthly, first, from liquidation proceeds, insurance and condemnation proceeds, and other collections in respect of the related Specially Serviced Loan or REO Property and, then, from general collections on all the mortgage loans (other than a Non-Serviced Mortgage Loan) and any REO Properties.

With respect to any Non-Serviced Mortgage Loan, the related special servicer under the related other pooling and servicing agreement pursuant to which such mortgage loan is being serviced will be entitled to similar compensation as that described above with respect to such Non-Serviced Mortgage Loan under such other pooling and servicing agreement as further described in the Preliminary Prospectus, although any related fees may accrue at a different rate and there may be a higher (or no) cap on liquidation and workout fees.

Operating Advisor:

The Operating Advisor will initially be Park Bridge Lender Services LLC. The Operating Advisor will have certain review and consultation rights relating to the performance of the Special Servicer and with respect to its actions taken in connection with the resolution and/or liquidation of Specially Serviced Loans. With respect to each mortgage loan or Serviced Whole Loan (in each case, other than a Non-Serviced Mortgage Loan or Servicing Shift Whole Loan), the Operating Advisor will be responsible for:

●    reviewing the actions of the Special Servicer with respect to any Specially Serviced Loan to the extent described in the Preliminary Prospectus and required under the PSA;

●    reviewing (i) all reports by the Special Servicer made available to Privileged Persons on the Certificate Administrator’s website and (ii) each Asset Status Report (after the occurrence and during the continuance of an Operating Advisor Consultation Event) and Final Asset Status Report;

●    recalculating and verifying the accuracy of the mathematical calculations and the corresponding application of the non-discretionary portion of the applicable formulas required to be utilized in connection with Appraisal Reduction Amounts, Collateral Deficiency Amounts and net present value calculations used in the Special Servicer’s

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

UBS 2018-C8

STRUCTURE OVERVIEW

determination of what course of action to take in connection with the workout or liquidation of a Specially Serviced Loan; and

●    preparing an annual report (if any mortgage loan (other than any Non-Serviced Mortgage Loan or Servicing Shift Mortgage Loan) or Serviced Whole Loan (other than a Servicing Shift Whole Loan) was a Specially Serviced Loan at any time during the prior calendar year or if the Operating Advisor was entitled to consult with the Special Servicer with respect to any major decision during the prior calendar year) that sets forth whether the Operating Advisor believes, in its sole discretion exercised in good faith, that the Special Servicer is operating in compliance with the Servicing Standard with respect to its performance of its duties under the PSA with respect to Specially Serviced Loans (and, after the occurrence and continuance of an Operating Advisor Consultation Event, with respect to major decisions on non-Specially Serviced Loans) during the prior calendar year on an “asset-level basis”. The Operating Advisor will identify (1) which, if any, standards the Operating Advisor believes, in its sole discretion exercised in good faith, the Special Servicer has failed to comply and (2) any material deviations from the Special Servicer’s obligations under the PSA with respect to the resolution or liquidation of any Specially Serviced Loan or REO Property (other than with respect to any REO Property related to any Non-Serviced Mortgage Loan or any Servicing Shift Mortgage Loan). In preparing any Operating Advisor Annual Report, the Operating Advisor will not be required to report on instances of non-compliance with, or deviations from, the Servicing Standard or the Special Servicer’s obligations under the PSA that the Operating Advisor determines, in its sole discretion exercised in good faith, to be immaterial.

With respect to each mortgage loan (other than any Non-Serviced Mortgage Loan) or Serviced Whole Loan, after the Operating Advisor has received notice that an Operating Advisor Consultation Event has occurred and is continuing, in addition to the duties described above, the Operating Advisor will be required to perform the following additional duties:

●    to consult (on a non-binding basis) with the Special Servicer in respect of Asset Status Reports and

●    to consult (on a non-binding basis) with the Special Servicer with respect to “major decisions” processed by the Special Servicer.

In addition, if at any time the Operating Advisor determines, in its sole discretion exercised in good faith, that (1) the Special Servicer is not performing its duties as required under the PSA or is otherwise not acting in accordance with the Servicing Standard and (2) the replacement of the Special Servicer would be in the best interest of the Certificateholders as a collective whole, then, the Operating Advisor will have the right to recommend the replacement of the Special Servicer and will submit its formal recommendation to the Trustee and the Certificate Administrator (along with its rationale, its proposed replacement special servicer and other relevant information justifying its recommendation).

The Operating Advisor’s recommendation to replace the Special Servicer must be confirmed within 180 days of the report being posted to the Certificate Administrator’s internet website by an affirmative vote of holders of Principal Balance Certificates evidencing at least a majority of a quorum of Certificateholders (which, for this purpose, is the holders of Principal Balance Certificates that (i) evidence at least 20% of the Voting Rights (taking into account the application of any appraisal reduction amounts to notionally reduce the respective Certificate Balances) of all Principal Balance Certificates on an aggregate basis, and (ii) consist of at least three Certificateholders or certificate owners that are not affiliated with each other). In the event the holders of Principal Balance Certificates evidencing at least a majority of a quorum of Certificateholders elect to remove and replace the Special Servicer (which requisite affirmative votes must be received within 180 days of the posting of the notice of the Operating Advisor’s recommendation to replace the Special Servicer to the Certificate Administrator’s website), the Certificate Administrator will be required to receive a Rating Agency Confirmation from each of the Rating Agencies at that time, and confirmation from the applicable rating agencies that such replacement will not result in the downgrade, withdrawal or qualification of the then-current ratings of any class of any related Serviced Pari Passu Companion Loan Securities.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

UBS 2018-C8

STRUCTURE OVERVIEW
Asset Representations Reviewer:

The Asset Representations Reviewer will be required to review certain delinquent mortgage loans after a specified delinquency threshold has been met and the required percentage of Certificateholders vote to direct a review as described below. The Asset Representations Reviewer will be entitled to the Asset Representations Reviewer Fee with respect to such review. See “Pooling and Servicing Agreement—The Asset Representations Reviewer” in the Preliminary Prospectus.

The Certificate Administrator will be required to notify Certificateholders if the specified delinquency threshold has been met as described in the Preliminary Prospectus under “Pooling and Servicing Agreement—The Asset Representations Reviewer”.

If Certificateholders evidencing not less than 5.0% of the Voting Rights request a vote to commence an Asset Review, and if subsequently (i) a majority of those Certificateholders who cast votes and (ii) a majority of an Asset Review Quorum authorizes an Asset Review within 150 days of the request for a vote, the Asset Representations Reviewer will be required to conduct an Asset Review of delinquent loans.

The Asset Representations Reviewer may be terminated and replaced without cause. Upon (i) the written direction of Certificateholders evidencing not less than 25% of the Voting Rights (without regard to the application of any Cumulative Appraisal Reduction Amounts) requesting a vote to terminate and replace the Asset Representations Reviewer with a proposed successor Asset Representations Reviewer that is an eligible Asset Representations Reviewer, and (ii) payment by such holders to the Certificate Administrator of the reasonable fees and expenses to be incurred by the Certificate Administrator in connection with administering such vote, the Certificate Administrator will be required to promptly provide notice to all Certificateholders and the Asset Representations Reviewer of such request by posting such notice on its internet website, and by mailing such notice to all Certificateholders and the Asset Representations Reviewer. Upon the written direction of Certificateholders evidencing at least 75% of a Certificateholder Quorum (without regard to the application of any Cumulative Appraisal Reduction Amounts), the Trustee will be required to terminate all of the rights and obligations of the Asset Representations Reviewer under the PSA (other than any rights or obligations that accrued prior to the date of such termination and other than indemnification rights arising out of events occurring prior to such termination) by written notice to the Asset Representations Reviewer, and the proposed successor asset representations reviewer will be appointed. See “Pooling and Servicing Agreement—The Asset Representations Reviewer” in the Preliminary Prospectus.

An “Asset Review Quorum” means, in connection with any solicitation of votes to authorize an Asset Review as described above, the holders of certificates evidencing at least 5.0% of the aggregate Voting Rights represented by all certificates that have Voting Rights.

Dispute Resolution Provisions:

The mortgage loan sellers will be subject to the dispute resolution provisions set forth in the PSA to the extent those provisions are triggered with respect to any mortgage loan sold to the depositor by a mortgage loan seller, and such mortgage loan seller will be obligated under the related mortgage loan purchase agreement to comply with all applicable provisions and to take part in any mediation or arbitration proceedings that may result. Generally, in the event that a Repurchase Request is not “Resolved” within 180 days after the related mortgage loan seller receives such Repurchase Request, then the Enforcing Servicer will be required to send a notice to the first Certificateholder (or beneficial owner) to deliver a Certificateholder repurchase request with respect to the mortgage loan (the “Initial Requesting Certificateholder”) (if any) and to the Certificate Administrator (which will be required to make such notice available to Certificateholders via the Certificate Administrator’s website) indicating the Enforcing Servicer’s intended course of action with respect to the Repurchase Request. If (a) the Enforcing Servicer’s intended course of action with respect to the Repurchase Request does not involve pursuing further action to exercise rights against the related mortgage loan seller with respect to the Repurchase Request and the Initial Requesting Certificateholder, if any, or any other Certificateholder or certificate owner wishes to exercise its right to refer the matter to mediation (including nonbinding arbitration) or arbitration, or (b) the Enforcing Servicer’s intended course of action is to pursue further action to exercise rights against the related mortgage loan seller with respect to the Repurchase Request but the Initial Requesting Certificateholder, if any, or any other Certificateholder or certificate owner does not agree with the dispute resolution method selected by the Enforcing Servicer, then the Initial Requesting Certificateholder, if any, or such other Certificateholder or certificate owner may deliver a written notice to the Enforcing Servicer within 30 days from the

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

UBS 2018-C8

STRUCTURE OVERVIEW

date the Proposed Course of Action Notice is posted on the certificate administrator’s website (the “Dispute Resolution Cut-off Date”) indicating its intent to exercise its right to refer the matter to either mediation or arbitration.

“Resolved” means, with respect to a Repurchase Request, (i) that the related Material Defect has been cured, (ii) the related mortgage loan has been repurchased in accordance with the related mortgage loan purchase agreement, (iii) a mortgage loan has been substituted for the related mortgage loan in accordance with the related mortgage loan purchase agreement, (iv) the applicable mortgage loan seller has made a loss of value payment, (v) a contractually binding agreement is entered into between the Enforcing Servicer, on behalf of the issuing entity, and the related mortgage loan seller that settles the related mortgage loan seller’s obligations under the related mortgage loan purchase agreement, or (vi) the related mortgage loan is no longer property of the issuing entity as a result of a sale or other disposition in accordance with the PSA. See “Pooling and Servicing Agreement—Dispute Resolution Provisions” in the Preliminary Prospectus.

Credit Risk Retention:

UBS AG is expected to act as the “retaining sponsor” for this securitization and intends to satisfy the U.S. credit risk retention requirement through the purchase by KKR Real Estate Credit Opportunity Partners Aggregator I L.P. or its majority owned affiliate, as a third party purchaser (as defined in Credit Risk Retention Rules), from the initial purchasers, on the Closing Date, of an “eligible horizontal residual interest”, which will be comprised of the Class D-RR, Class E-RR, Class F-RR and Class NR-RR Certificates. The aggregate estimated fair value of the Class D-RR, Class E-RR, Class F-RR and Class NR-RR Certificates will equal at least 5% of the estimated fair value of all of the Certificates (other than the Class Z and Class R Certificates) issued by the issuing entity.

KKR Real Estate Credit Opportunity Partners Aggregator I L.P., in its capacity as the “third party purchaser” for this transaction, will be required to comply with the hedging, transfer and financing restrictions applicable to a “third party purchaser” under the credit risk retention rules, which generally prohibit the transfer of the applicable Certificates, other than to a majority owned affiliate of KKR Real Estate Credit Opportunity Partners Aggregator I L.P., until February 27, 2023. After that date, transfers are permitted under certain circumstances, in accordance with the credit risk retention rules, to another “third party purchaser”. The restrictions on hedging and transfer under the credit risk retention rules as in effect on the Closing Date of this transaction will expire on and after the date that is the latest of (i) the date on which the aggregate principal balance of the mortgage loans has been reduced to 33% of the aggregate principal balance of the mortgage loans as of the Cut-off Date; (ii) the date on which the total unpaid principal obligations under the Certificates has been reduced to 33% of the aggregate total unpaid principal obligations under the Certificates as of the Closing Date; or (iii) two years after the Closing Date.

For additional information, see “Credit Risk Retention” in the Preliminary Prospectus.

The PSA will include the required provisions applicable to an operating advisor necessary for the securitization to comply with the credit risk retention rules utilizing the “third party purchaser” option. See “Operating Advisor” above.

Notwithstanding any references in this Term Sheet to the credit risk retention rules, the Retaining Sponsor, the third party purchaser and other risk retention related matters, in the event the credit risk retention rules (or any relevant portion thereof) are repealed or determined by applicable regulatory agencies to be no longer applicable to this securitization transaction, none of the Retaining Sponsor, the third party purchaser or any other party will be required to comply with or act in accordance with the credit risk retention rules (or such relevant portion thereof).

For additional information, see “Credit Risk Retention” in the Preliminary Prospectus.

Liquidated Loan Waterfall:	On liquidation of any mortgage loan, all net liquidation proceeds related to the mortgage loan (other than any related Companion Loan) will be applied so that amounts allocated as a recovery of accrued and unpaid interest will not, in the first instance, include any delinquent interest that was not advanced as a result of Appraisal Reduction Amounts or accrued on the portion of the stated principal balance thereof equal to any related Collateral Deficiency Amount in effect from time to time and as to which no advance was made. After the adjusted interest amount is so allocated, any remaining liquidation proceeds will be allocated to offset certain advances and to pay principal on the mortgage loan until the unpaid principal amount of the mortgage

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

UBS 2018-C8

STRUCTURE OVERVIEW
loan has been reduced to zero. Any remaining liquidation proceeds will then be allocated to pay delinquent interest that was not advanced as a result of Appraisal Reduction Amounts or that accrued on the portion of the stated principal balance thereof equal to any related Collateral Deficiency Amount in effect from time to time and as to which no advance was made.

Investor Communications:	The Certificate Administrator is required to include on any Form 10-D any written request received from a Certificateholder or Certificate Owner to communicate with other Certificateholders or Certificate Owner related to Certificateholders or Certificate Owner exercising their rights under the terms of the PSA. Any Certificateholder wishing to communicate with other Certificateholders or Certificate Owner regarding the exercise of its rights under the terms of the PSA will be able to deliver a written request signed by an authorized representative of the requesting investor to the Certificate Administrator.

Deal Website:	The Certificate Administrator will be required to maintain a deal website which will include, among other items: (a) summaries of Final Asset Status Reports prepared by the Special Servicer, (b) inspection reports, (c) appraisals, (d) various “special notices” described in the Preliminary Prospectus, (e) the “Investor Q&A Forum”, (f) a voluntary “Investor Registry” and (g) the “Risk Retention Special Notices” tab. Investors may access the deal website following execution of a certification and confidentiality agreement.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

UBS 2018-C8

OVERVIEW OF MORTGAGE POOL CHARACTERISTICS

Distribution of Cut-off Date Balances
						Weighted Averages

Range of Cut-off Date Balances			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance(1)	Mortgage Rate	Stated Remaining Term (Mos.)(6)	U/W NCF DSCR(1)(2)	Cut-off Date LTV Ratio(1)(2)(3)	Maturity Date or ARD LTV Ratio(1)(2)(3)
$896,000	-	$10,000,000	33	$190,119,922	18.2%	5.050%	112	1.66x	62.2%	55.8%
$10,000,001	-	$15,000,000	13	$166,574,611	15.9%	4.566%	113	1.99x	57.9%	52.2%
$15,000,001	-	$20,000,000	5	$80,633,103	7.7%	4.963%	120	1.64x	62.9%	56.7%
$20,000,001	-	$25,000,000	3	$67,300,000	6.4%	4.475%	119	1.51x	67.4%	59.0%
$25,000,001	-	$30,000,000	2	$53,950,000	5.2%	4.503%	88	2.19x	62.5%	62.5%
$30,000,001	-	$35,000,000	4	$133,650,000	12.8%	4.430%	118	2.54x	56.2%	56.2%
$35,000,001	-	$45,000,000	2	$90,000,000	8.6%	4.905%	120	1.78x	57.4%	57.4%
$45,000,001	-	$50,000,000	3	$146,500,000	14.0%	4.804%	120	1.98x	59.5%	56.1%
$50,000,001	-	$60,000,000	2	$116,440,256	11.1%	4.593%	119	1.89x	54.6%	50.1%
Total/Weighted Average			67	$1,045,167,892	100.0%	4.724%	115	1.92x	59.5%	55.4%

Distribution of Mortgage Rates
						Weighted Averages

Range of Mortgage Rates			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance(1)	Mortgage Rate	Stated Remaining Term (Mos.)(6)	U/W NCF DSCR(1)(2)	Cut-off Date LTV Ratio(1)(2)(3)	Maturity Date or ARD LTV Ratio(1)(2)(3)
2.7400%	-	4.0000%	1	$15,000,000	1.4%	2.740%	56	4.28x	22.5%	22.5%
4.0001%	-	4.2500%	3	$97,400,000	9.3%	4.141%	119	2.50x	54.5%	54.5%
4.2501%	-	4.5000%	7	$133,900,000	12.8%	4.390%	107	2.21x	60.5%	56.2%
4.5001%	-	4.7500%	16	$359,612,500	34.4%	4.639%	119	1.98x	59.0%	57.5%
4.7501%	-	5.0000%	18	$155,328,844	14.9%	4.884%	119	1.71x	63.1%	56.1%
5.0001%	-	5.2500%	16	$240,536,073	23.0%	5.105%	119	1.52x	61.1%	53.9%
5.2501%	-	5.5000%	2	$12,740,475	1.2%	5.320%	119	1.27x	72.1%	60.7%
5.5001%	-	6.1600%	4	$30,650,000	2.9%	5.948%	75	1.53x	59.4%	53.3%
Total/Weighted Average			67	$1,045,167,892	100.0%	4.724%	115	1.92x	59.5%	55.4%

Property Type Distribution(1)
					Weighted Averages

Property Type	Number of Mortgage Properties	Aggregate Cut-Off Date Balance	% of Initial Outstanding Pool Balance(1)	Number of Units/Rooms/Pads/ NRA/Beds	Cut-off Date Balance per Unit/Room/Pads NRA(1)(2)	Mortgage Rate	Stated Remaining Term (Mos.)(6)	Occupancy	U/W NCF DSCR(1)(2)	Cut-off Date LTV Ratio(1)(2)(3)	Maturity Date or ARD LTV Ratio(1)(2)(3)
Office	15	$249,950,000	23.9%	2,878,585	$151	4.759%	120	94.7%	1.86x	63.0%	59.5%
Suburban	11	$206,000,000	19.7%	2,618,684	$135	4.731%	120	95.5%	1.95x	62.8%	60.5%
Medical	3	$31,200,000	3.0%	121,880	$280	4.892%	119	93.7%	1.53x	61.1%	55.2%
CBD	1	$12,750,000	1.2%	138,021	$92	4.885%	119	83.1%	1.32x	69.7%	53.4%
Retail	49	$243,124,046	23.3%	3,849,338	$141	4.570%	119	96.8%	2.00x	62.0%	58.3%
Anchored	20	$171,923,773	16.4%	3,354,028	$123	4.527%	119	95.5%	2.06x	61.6%	58.9%
Free-Standing	23	$47,209,798	4.5%	399,939	$119	4.465%	119	100.0%	2.08x	59.7%	55.9%
Shadow Anchored	4	$16,983,709	1.6%	56,671	$335	5.039%	119	100.0%	1.39x	66.8%	56.8%
Unanchored	2	$7,006,765	0.7%	38,700	$253	5.190%	120	100.0%	1.42x	74.1%	61.3%
Industrial	25	$215,791,708	20.6%	8,985,497	$46	4.760%	112	90.4%	1.88x	56.6%	50.5%
Warehouse/Distribution	21	$139,244,652	13.3%	5,348,752	$51	4.718%	108	98.1%	1.94x	58.8%	53.2%
Flex	1	$56,440,256	5.4%	3,353,230	$33	5.021%	119	68.1%	1.42x	52.6%	43.3%
Flex/R&D	1	$13,341,000	1.3%	127,105	$52	4.320%	120	100.0%	2.76x	52.3%	52.3%
Light Industrial	1	$4,098,300	0.4%	58,546	$52	4.320%	120	100.0%	2.76x	52.3%	52.3%
Manufacturing	1	$2,667,500	0.3%	97,864	$52	4.320%	120	100.0%	2.76x	52.3%	52.3%
Multifamily	13	$90,100,000	8.6%	1,955	$123,024	4.511%	103	96.5%	2.13x	54.0%	51.6%
Garden	9	$38,287,500	3.7%	780	$68,630	5.012%	109	95.5%	1.51x	61.5%	55.9%
Student Housing	1	$34,500,000	3.3%	342	$100,877	4.690%	115	99.7%	1.95x	58.8%	58.8%
High Rise	2	$15,000,000	1.4%	827	$241,838	2.740%	56	92.0%	4.28x	22.5%	22.5%
Mid Rise	1	$2,312,500	0.2%	6	$583,333	5.023%	119	95.1%	1.35x	62.5%	62.5%
Mixed Use	7	$83,725,522	8.0%	508,199	$32,924	4.773%	120	91.4%	1.71x	54.3%	51.7%
Office/Garage/Retail	1	$45,000,000	4.3%	246,136	$366	4.728%	120	94.2%	1.76x	49.7%	49.7%
Retail/Office	2	$22,988,022	2.2%	143,333	$183	4.803%	118	84.8%	1.71x	58.6%	53.1%
Medical/Office/Retail	1	$6,550,000	0.6%	33,056	$198	4.805%	120	92.0%	1.69x	61.5%	55.4%
Multifamily/Retail	2	$4,687,500	0.4%	6	$583,333	5.023%	119	95.1%	1.35x	62.5%	62.5%
Office/Retail	1	$4,500,000	0.4%	85,668	$53	4.768%	120	91.6%	1.60x	58.4%	47.7%
Hospitality	9	$82,392,296	7.9%	886	$141,303	5.011%	114	79.0%	2.19x	62.4%	55.6%
Limited Service	6	$41,892,296	4.0%	470	$122,963	5.139%	119	72.9%	1.91x	65.9%	53.5%
Extended Stay	3	$40,500,000	3.9%	416	$160,273	4.879%	109	85.3%	2.49x	58.7%	57.8%
Self Storage	6	$47,584,320	4.6%	662,596	$79	4.787%	119	87.9%	1.97x	53.6%	52.7%
Manufactured Housing Community	2	$32,500,000	3.1%	578	$61,215	5.007%	103	93.6%	1.26x	64.6%	59.8%
Total/Weighted Average	126	$1,045,167,892	100.0%			4.724%	115	92.6%	1.92x	59.5%	55.4%

Please see footnotes on page 25.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

UBS 2018-C8

OVERVIEW OF MORTGAGE POOL CHARACTERISTICS

Geographic Distribution(1)
				Weighted Averages

State/Location	Number of Mortgage Properties	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance(1)	Mortgage Rate	Stated Remaining Term (Mos.)(6)	U/W NCF DSCR(1)(2)	Cut-off Date LTV Ratio(1)(2)(3)	Maturity Date or ARD LTV Ratio(1)(2)(3)
California	10	$162,300,000	15.5%	4.811%	116	1.87x	55.1%	53.9%
California - Southern (4)	6	$98,800,000	9.5%	4.895%	114	1.91x	57.7%	55.7%
California - Northern (4)	4	$63,500,000	6.1%	4.680%	120	1.81x	51.0%	51.0%
Texas	7	$136,442,813	13.1%	4.826%	117	1.80x	59.9%	54.4%
New York	15	$92,564,321	8.9%	4.565%	109	1.96x	50.3%	43.9%
Indiana	5	$60,350,000	5.8%	4.833%	117	1.73x	62.3%	57.7%
Massachusetts	2	$59,327,500	5.7%	4.692%	111	2.27x	60.7%	60.7%
Other	87	$534,183,258	51.1%	4.690%	116	1.94x	61.9%	57.3%
Total/Weighted Average	126	1,045,167,892	100.0%	4.724%	115	1.92x	59.5%	55.4%

Distribution of Cut-off Date LTV Ratios(1)(2)(3)
						Weighted Averages

Range of Cut-off Date LTV Ratios			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance(1)	Mortgage Rate	Stated Remaining Term (Mos.)(6)	U/W NCF DSCR(1)(2)	Cut-off Date LTV Ratio(1)(2)(3)	Maturity Date or ARD LTV Ratio(1)(2)(3)
22.5%	-	35.0%	2	$19,000,000	1.8%	3.010%	69	3.87x	25.0%	25.0%
35.1%	-	45.0%	1	$6,000,000	0.6%	4.374%	120	3.42x	39.3%	39.3%
45.1%	-	55.0%	11	$234,474,576	22.4%	4.728%	116	1.95x	52.0%	49.0%
55.1%	-	60.0%	13	$284,642,750	27.2%	4.652%	119	2.04x	58.2%	55.6%
60.1%	-	65.0%	19	$283,368,671	27.1%	4.767%	112	1.93x	62.1%	58.6%
65.1%	-	70.0%	12	$140,963,250	13.5%	4.974%	119	1.54x	67.5%	59.9%
70.1%	-	75.0%	9	$76,718,645	7.3%	4.808%	119	1.47x	73.2%	63.3%
Total/Weighted Average			67	$1,045,167,892	100.0%	4.724%	115	1.92x	59.5%	55.4%

Distribution of Maturity Date or ARD LTV Ratios(1)(2)(3)
						Weighted Averages

Range of LTV Ratios at Maturity or ARD			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance(1)	Mortgage Rate	Stated Remaining Term (Mos.)(6)	U/W NCF DSCR(1)(2)	Cut-off Date LTV Ratio(1)(2)(3)	Maturity Date or ARD LTV Ratio(1)(2)(3)
22.5%	-	45.0%	6	$97,274,576	9.3%	4.548%	109	2.06x	46.1%	39.6%
45.1%	-	55.0%	20	$316,318,671	30.3%	4.769%	117	1.89x	56.4%	51.0%
55.1%	-	60.0%	19	$340,203,170	32.6%	4.673%	119	1.92x	61.3%	57.9%
60.1%	-	65.0%	16	$224,090,475	21.4%	4.730%	110	1.98x	64.6%	61.8%
65.1%	-	70.0%	6	$67,281,000	6.4%	5.002%	120	1.68x	67.6%	65.7%
Total/Weighted Average			67	$1,045,167,892	100.0%	4.724%	115	1.92x	59.5%	55.4%

Distribution of Underwritten NCF Debt Service Coverage Ratios(1)(2)
						Weighted Averages

Range of Underwritten NCF Debt Service Coverage Ratios			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance(1)	Mortgage Rate	Stated Remaining Term (Mos.)(6)	U/W NCF DSCR(1)(2)	Cut-off Date LTV Ratio(1)(2)(3)	Maturity Date or ARD LTV Ratio(1)(2)(3)
1.25x	-	1.35x	8	$90,565,475	8.7%	5.055%	113	1.28x	66.6%	58.8%
1.36x	-	1.45x	8	$169,673,349	16.2%	5.053%	119	1.41x	59.9%	50.3%
1.46x	-	1.55x	7	$52,575,522	5.0%	4.812%	118	1.51x	65.8%	56.9%
1.56x	-	1.65x	8	$67,944,060	6.5%	4.908%	114	1.59x	62.6%	53.9%
1.66x	-	1.75x	9	$82,268,500	7.9%	4.599%	120	1.70x	59.6%	53.4%
1.76x	-	1.85x	4	$110,500,000	10.6%	4.971%	116	1.79x	56.9%	56.6%
1.86x	-	1.95x	8	$108,111,647	10.3%	4.723%	118	1.91x	60.7%	59.0%
1.96x	-	2.05x	2	$11,092,750	1.1%	4.524%	119	2.01x	59.1%	59.1%
2.06x	-	2.30x	3	$109,886,589	10.5%	4.667%	120	2.26x	60.6%	59.3%
2.31x	-	2.55x	4	$108,900,000	10.4%	4.367%	104	2.40x	58.3%	58.3%
2.56x	-	4.28x	6	$133,650,000	12.8%	4.180%	113	2.93x	51.5%	51.5%
Total/Weighted Average			67	$1,045,167,892	100.0%	4.724%	115	1.92x	59.5%	55.4%

Please see footnotes on page 25.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

UBS 2018-C8

OVERVIEW OF MORTGAGE POOL CHARACTERISTICS

Original Terms to Maturity or ARD
				Weighted Averages

Original Terms to Maturity or ARD	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance(1)	Mortgage Rate	Stated Remaining Term (Mos.)(6)	U/W NCF DSCR(1)(2)	Cut-off Date LTV Ratio(1)(2)(3)	Maturity Date or ARD LTV Ratio(1)(2)(3)
60	5	$66,350,000	6.3%	4.623%	59	2.55x	52.1%	51.2%
120	62	$978,817,892	93.7%	4.731%	119	1.88x	60.0%	55.7%
Total/Weighted Average	67	$1,045,167,892	100.0%	4.724%	115	1.92x	59.5%	55.4%

Distribution of Remaining Terms to Maturity or ARD
						Weighted Averages

Range of Remaining Terms to Maturity or ARD			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance(1)	Mortgage Rate	Stated Remaining Term (Mos.)(6)	U/W NCF DSCR(1)(2)	Cut-off Date LTV Ratio(1)(2)(3)	Maturity Date or ARD LTV Ratio(1)(2)(3)
56	-	118	13	$158,224,990	15.1%	4.722%	92	2.04x	57.0%	54.5%
119	-	120	54	$886,942,901	84.9%	4.724%	120	1.90x	60.0%	55.6%
Total/Weighted Average			67	$1,045,167,892	100.0%	4.724%	115	1.92x	59.5%	55.4%

Distribution of Underwritten NOI Debt Yields(1)(2)
						Weighted Averages

Range of Underwritten NOI Debt Yields			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance(1)	Mortgage Rate	Stated Remaining Term (Mos.)(6)	U/W NCF DSCR(1)(2)	Cut-off Date LTV Ratio(1)(2)(3)	Maturity Date or ARD LTV Ratio(1)(2)(3)
7.0%	-	8.5%	6	$69,475,000	6.6%	4.915%	111	1.39x	62.4%	59.1%
8.6%	-	9.0%	9	$112,192,077	10.7%	4.921%	120	1.54x	59.6%	55.1%
9.1%	-	9.5%	6	$52,246,820	5.0%	4.675%	118	1.75x	60.0%	56.8%
9.6%	-	10.0%	11	$124,142,750	11.9%	4.788%	118	1.72x	61.3%	56.8%
10.1%	-	10.5%	7	$123,480,926	11.8%	4.822%	119	1.53x	58.6%	51.0%
10.6%	-	11.0%	4	$109,688,022	10.5%	5.102%	120	1.60x	62.3%	56.1%
11.1%	-	11.5%	6	$145,094,060	13.9%	4.410%	119	2.14x	61.1%	58.5%
11.6%	-	12.0%	2	$65,000,000	6.2%	4.274%	105	2.71x	51.3%	51.3%
12.1%	-	12.5%	6	$128,900,000	12.3%	4.386%	104	2.51x	56.7%	55.3%
12.6%	-	16.2%	10	$114,948,236	11.0%	4.931%	116	2.26x	59.5%	54.2%
Total/Weighted Average			67	$1,045,167,892	100.0%	4.724%	115	1.92x	59.5%	55.4%

Amortization Types
				Weighted Averages

Amortization Type	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance(1)	Mortgage Rate	Stated Remaining Term (Mos.)(6)	U/W NCF DSCR(1)(2)	Cut-off Date LTV Ratio(1)(2)(3)	Maturity Date or ARD LTV Ratio(1)(2)(3)
Full IO	28	$593,792,750	56.8%	4.569%	114	2.24x	56.9%	56.9%
Amortizing	19	$248,144,142	23.7%	5.080%	116	1.54x	60.8%	50.2%
Partial IO	17	$200,462,500	19.2%	4.733%	119	1.46x	65.4%	57.3%
Full IO, ARD	3	$2,768,500	0.3%	5.200%	120	1.69x	70.0%	70.0%
Total/Weighted Average	67	$1,045,167,892	100.0%	4.724%	115	1.92x	59.5%	55.4%

Loan Purposes
				Weighted Averages

Loan Purpose	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance(1)	Mortgage Rate	Stated Remaining Term (Mos.)(6)	U/W NCF DSCR(1)(2)	Cut-off Date LTV Ratio(1)(2)(3)	Maturity Date or ARD LTV Ratio(1)(2)(3)
Refinance	36	$515,571,417	49.3%	4.813%	115	1.80x	58.8%	54.0%
Acquisition	29	$420,596,475	40.2%	4.642%	116	2.07x	61.0%	57.9%
Recapitalization(5)	2	$109,000,000	10.4%	4.618%	119	1.94x	57.3%	52.8%
Total/Weighted Average	67	$1,045,167,892	100.0%	4.724%	115	1.92x	59.5%	55.4%

Please see footnotes on page 25.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

UBS 2018-C8

OVERVIEW OF MORTGAGE POOL CHARACTERISTICS

(1)	All numerical information concerning the mortgage loans is approximate and, in the case of mortgage loans secured by multiple properties, is based on allocated loan amounts with respect to such properties. All weighted average information regarding the mortgage loans reflects the weighting of the mortgage loans based on their outstanding principal balances as of the Cut-off Date or, in the case of mortgage loans secured by multiple properties, allocated loan amounts. The sum of numbers and percentages in columns may not match the “Total” due to rounding.

(2)	With respect to any mortgage loan that is part of a whole loan, unless otherwise indicated, Balance per Unit/Room/Pad/NRA, LTV, DSCR and Debt Yield calculations in this Term Sheet include any related pari passu companion loans and exclude any subordinate companion loans, as applicable. Additionally, Balance per Unit/Room/Pad/NRA, LTV, DSCR and Debt Yield figures in this Term Sheet are calculated for mortgage loans without regard to any additional indebtedness that may be incurred at a future date.

(3)	With respect to the whole loan secured by the mortgaged properties identified on Annex A-1 to the Preliminary Prospectus as Park Place at Florham Park, the Cut-off Date LTV Ratio, Maturity Date or ARD LTV Ratio, and appraised value are based on the alternate market “As-Is” appraised value of $96,000,000 as of December 4, 2017, which assumes that outstanding landlord obligations for free rent, tenant improvements, and leasing commissions are fully funded and escrowed by the lender through a title company. At origination, landlord obligations of $5,044,401 were escrowed. The Cut-off Date LTV Ratio and Maturity Date or ARD LTV Ratio assuming the “As-Is” appraised value of $91,200,000 for the Park Place at Florham Park Mortgaged Properties are 68.5% and 68.5%, respectively. With respect to the mortgage loan secured by the mortgaged property identified on Annex A-1 to the Preliminary Prospectus as The Village at La Orilla, the Cut-off Date LTV Ratio, Maturity Date or ARD LTV Ratio, and appraised value are based on the “As-Stabilized” appraised value of $22,050,000 as of January 1, 2018, which assumes certain tenants are in occupancy who have signed leases but have not yet taken their space. At origination, $622,968 was reserved with respect to these tenants. The Cut-off Date LTV Ratio and Maturity Date or ARD LTV Ratio assuming the “As-Is” appraised value of $21,450,000 as of August 2, 2017 are 71.7% and 58.8%, respectively. For additional information, see “Description of the Mortgage Pool—Mortgage Pool Characteristics – Appraised Value” in the Preliminary Prospectus and the footnotes to Annex A-1 in the Preliminary Prospectus.

(4)	“California—Northern” includes zip codes above 93600, and “California—Southern” includes zip codes at or below 93600.

(5)	With respect to the whole loan secured by the mortgaged properties identified on Annex A-1 to the Preliminary Prospectus as AFIN Portfolio, loan proceeds were used to refinance existing debt of approximately $18.0 million encumbering the San Pedro Crossing Mortgaged Property and recapitalize the borrower sponsors recent acquisition of the remaining 11 AFIN Portfolio Mortgaged Properties. With respect to the mortgage loan secured by the mortgaged properties identified on Annex A-1 to the Preliminary Prospectus as AFIN Industrial and Retail Net-Leased Portfolio, loan proceeds were used to recapitalize the borrower sponsor after the purchase the AFIN Industrial and Retail Net-Leased Portfolio Mortgaged Properties between March 31, 2017 and November 7, 2017.

(6)	With respect to an ARD loan, refers to the term through the related anticipated repayment date.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

UBS 2018-C8

OVERVIEW OF MORTGAGE POOL CHARACTERISTICS

Ten Largest Mortgage Loans
Mortgage Loan	Mortgage Loan Seller	City, State	Property Type	Cut-off Date Balance	% of Initial Outstanding Pool Balance	Cut-off Date Balance per Unit/Room/ Pad/NRA(1)	Cut-off Date LTV Ratio(1)	U/W NCF DSCR(1)	U/W NOI Debt Yield(1)
AFIN Portfolio	SG; UBS AG	Various	Retail	$60,000,000	5.7%	$87	56.5%	2.34x	11.1%
Tryad Industrial & Business Center	CCRE; UBS AG	Rochester, NY	Industrial	$56,440,256	5.4%	$33	52.6%	1.42x	10.5%
CrossPoint	CCRE	Lowell, MA	Office	$50,000,000	4.8%	$114	60.0%	2.24x	11.8%
Houston Distribution Center	SG	Katy, TX	Industrial	$49,000,000	4.7%	$56	58.3%	1.44x	10.6%
Moore Plaza	RMF	Corpus Christi, TX	Retail	$47,500,000	4.5%	$126	60.2%	2.27x	11.4%
Park Place at Florham Park(2)	UBS AG	Florham Park, NJ	Office	$45,000,000	4.3%	$176	65.1%	1.80x	10.6%
City Square and Clay Street	LCF	Oakland, CA	Mixed Use	$45,000,000	4.3%	$366	49.7%	1.76x	8.9%
University Properties Portfolio	CIBC	Bloomington, IN	Multifamily	$34,500,000	3.3%	$100,877	58.8%	1.95x	9.6%
AFIN Industrial and Retail Net-Leased Portfolio	Barclays Bank PLC	Various	Various	$33,400,000	3.2%	$73	53.4%	2.81x	12.4%
Residence Inn Irvine	SG	Irvine, CA	Hospitality	$33,000,000	3.2%	$189,655	60.0%	2.65x	14.0%
Total/Weighted Average				$453,840,256	43.4%		57.4%	2.03x	11.0%

(1)	With respect to any mortgage loan that is part of a whole loan, unless otherwise indicated, all LTV Ratio, U/W NCF DSCR, Debt Yield and Balance per Unit/Room/Pad/NRA calculations in this Term Sheet include any related pari passu companion loans and exclude any subordinate companion loans, as applicable. Additionally, LTV Ratio, U/W NCF DSCR, Debt Yield and Balance per Unit/Room/Pad/NRA figures in this Term Sheet are calculated for mortgage loans without regard to any additional indebtedness that may be incurred at a future date.

(2)	With respect to the whole loan secured by the mortgaged properties identified on Annex A-1 to the Preliminary Prospectus as Park Place at Florham Park, the Cut-off Date LTV Ratio and appraised value are based on the alternate market “As-Is” appraised value of $96,000,000 as of December 4, 2017, which assumes that outstanding landlord obligations for free rent, tenant improvements, and leasing commissions are fully funded and escrowed by the lender through a title company. At origination, landlord obligations of $5,044,401 were escrowed. The Cut-off Date LTV Ratio assuming the “As-Is” appraised value of $91,200,000 for the Park Place at Florham Park Mortgaged Properties is 68.5%.

Existing Mezzanine Debt Summary
Mortgage Loan	Mortgage Loan Cut-off Date Balance	Mezzanine Debt Cut-off Date Balance	Trust U/W NCF DSCR(1)	Total Debt U/W NCF DSCR(2)	Trust Cut-off Date LTV Ratio(1)	Total Debt Cut-off Date LTV Ratio(2)	Trust U/W NOI Debt Yield(1)	Total Debt U/W NOI Debt Yield(2)
Tryad Industrial & Business Center	$56,440,256	$19,500,000	1.42x	1.09x	52.6%	61.8%	10.5%	8.9%
Park Place at Florham Park	$45,000,000	$12,500,000	1.80x	1.18x	65.1%	78.1%	10.6%	8.8%
University Properties Portfolio	$34,500,000	$5,000,000	1.95x	1.43x	58.8%	67.3%	9.6%	8.3%
Yorkshire & Lexington Towers	$15,000,000	$150,000,000	4.28x	1.04x	22.5%	61.8%	12.0%	4.4%

(1)	With respect to any mortgage loan that is part of a whole loan, the Trust U/W NCF DSCR, Trust Cut-off Date LTV Ratio and Trust U/W NOI Debt Yield include the related pari passu companion loan(s) and exclude any related subordinate companion loan(s) and the related mezzanine loan(s).

(2)	Total Debt U/W NCF DSCR, Total Debt Cut-off Date LTV Ratio and Total Debt U/W NOI Debt Yield calculations include any related pari passu companion loan(s), related subordinate companion loan(s) and/or related mezzanine loan(s).

Subordinate Debt Summary
Mortgage Loan	Mortgage Loan Cut-off Date Balance	Pari Passu Companion Loan(s) Cut-off Date Balance	Subordinate Debt Cut-off Date Balance	Trust U/W NCF DSCR	Total Mortgage Debt U/W NCF DSCR(1)	Trust Cut-off Date LTV Ratio	Total Mortgage Debt Cut-off Date LTV Ratio(1)	Trust U/W NOI Debt Yield	Total Mortgage Debt U/W NOI Debt Yield(1)
Yorkshire & Lexington Towers	$15,000,000	$185,000,000	$200,000,000	4.28x	1.68x	22.5%	44.9%	12.0%	6.0%

(1)	Total Mortgage Debt U/W NCF DSCR, Total Mortgage Debt Cut-off Date LTV, Total Mortgage Debt U/W NOI Debt Yield calculations include any related pari passu companion loan(s), relate subordinate companion loan(s) and excludes related mezzanine loan(s), if any.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

UBS 2018-C8

OVERVIEW OF MORTGAGE POOL CHARACTERISTICS

Pari Passu Companion Loan Summary
Mortgage Loan	Note(s)	Original Balance	Holder of Note(1)	Lead Servicer for Whole Loan (Y/N)	Master Servicer Under Lead Securitization	Special Servicer Under Lead Securitization
AFIN Portfolio	A-1, A-5, A-10, A-15	$60,000,000	UBS 2018-C8(2)	No	Wells Fargo Bank, National Association(2)	KeyBank Real Estate Capital(2)
	A-3, A-4, A-9, A-14	$60,000,000	UBS 2017-C7	No
	A-2, A-6, A-7, A-8 (controlling)	$45,000,000	SG	Yes
	A-11, A-12, A-13, A-16	$25,000,000	UBS AG	No
Tryad Industrial & Business Center	A-1-2 (controlling), A-1-3, A-1-4, A-2-2, A-2-3, A-2-4	$56,500,000	UBS 2018-C8	Yes	Midland Loan Services	Midland Loan Services
	A-1-1, A-2-1	$54,000,000	UBS 2017-C7	No
CrossPoint	A-2, A-3, A-9	$50,000,000	UBS 2018-C8(3)	No	Midland Loan Services(3)	Midland Loan Services(3)
	A-1 (controlling), A-4, A-7, A-8, A-10	$75,000,000	CCRE	Yes
	A-5, A-6	$25,000,000	Starwood Mortgage Capital LLC	No
Houston Distribution Center	A-1 (controlling), A-2	$49,000,000	UBS 2018-C8	Yes	Midland Loan Services	Midland Loan Services
	A-3	$35,000,000	Barclays	No
Park Place at Florham Park	A-1 (controlling), A-2, A-5	$45,000,000	UBS 2018-C8	Yes	Midland Loan Services	Midland Loan Services
	A-3, A-4	$17,500,000	UBS AG	No
City Square and Clay Street	A-2, A-4	$45,000,000	UBS 2018-C8(4)	No	Midland Loan Services(4)	Midland Loan Services(4)
	A-1 (controlling)	$30,000,000	LCF or an affiliate	Yes
	A-3	$15,000,000	LCF or an affiliate	No
BlueLinx Portfolio	A-3, A-4	$28,600,000	UBS 2018-C8	No	(5)	(5)
	A-1 (controlling), A-2	$42,900,000	(5)	Yes
Yorkshire & Lexington Towers	A-7, A-8-2	$15,000,000	UBS 2018-C8	No	KeyBank Real Estate Capital	CWCapital Asset Management LLC
	A-1 (controlling)(6), A-2	$60,000,000	CSAIL 2017-CX10	Yes
	A-4	$40,000,000	UBS 2017-C5	No
	A-5	$40,000,000	UBS 2017-C6	No
	A-6, A-8-1	$25,000,000	CCUBS 2017-C1	No
	A-3	$20,000,000	Natixis Real Estate Capital LLC	No

(1)	Identifies the expected holder as of the Closing Date.

(2)	The AFIN Portfolio Whole Loan is currently serviced under the UBS 2017-C7 pooling and servicing agreement until the securitization of the related controlling pari passu Note A-8 (the date thereof, the “AFIN Portfolio Servicing Shift Securitization Date”), after which the AFIN Portfolio Whole Loan will be serviced under the pooling and servicing agreement related to the securitization of the related controlling pari passu Note A-8 (the “AFIN Portfolio Servicing Shift PSA”). The master servicer and the special servicer under the AFIN Portfolio Servicing Shift PSA will be identified in a notice, report or statement to holders of the UBS 2018-C8 certificates after the securitization of the related controlling pari passu Note A-8.

(3)	The CrossPoint Whole Loan is expected to initially be serviced under the UBS 2018-C8 pooling and servicing agreement until the securitization of the related controlling pari passu Note A-1 (the date thereof, the “CrossPoint Servicing Shift Securitization Date”), after which the CrossPoint Whole Loan will be serviced under the pooling and servicing agreement related to the securitization of the related controlling pari passu Note A-1 (the “CrossPoint Servicing Shift PSA”). The master servicer and the special servicer under the CrossPoint Servicing Shift PSA will be identified in a notice, report or statement to holders of the UBS 2018-C8 certificates after the securitization of the related controlling pari passu Note A-1.

(4)	The City Square and Clay Street Whole Loan is expected to initially be serviced under the UBS 2018-C8 pooling and servicing agreement until the securitization of the related controlling pari passu Note A-1 (the date thereof, the “City Square and Clay Street Servicing Shift Securitization Date”), after which the City Square and Clay Street Whole Loan will be serviced under the pooling and servicing agreement related to the securitization of the related controlling pari passu Note A-1 (the “City Square and Clay Street Servicing Shift PSA”). The master servicer and the special servicer under the City Square and Clay Street Servicing Shift PSA will be identified in a notice, report or statement to holders of the UBS 2018-C8 certificates after the securitization of the related controlling pari passu Note A-1.

(5)	The BlueLinx Portfolio Whole Loan is expected to be serviced by the related master servicer and special servicer pursuant to the pooling and servicing agreement governing the public conduit securitization into which the controlling Note A-1 will be deposited.

(6)	The related whole loan will be serviced pursuant to the indicated pooling and servicing agreement or trust and servicing agreement, as applicable. However, so long as no “control appraisal period” (or similar term) has occurred and is continuing, the holder of the related subordinate companion loan will be the controlling noteholder and will have the right to approve certain modifications and consent to certain actions taken with respect to the related whole loan. If a control appraisal period has occurred and is continuing, the holder of the note indicated as the “controlling” note will be the controlling noteholder.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

UBS 2018-C8

OVERVIEW OF MORTGAGE POOL CHARACTERISTICS

Previous Securitization History(1)
Mortgage Loan	Mortgage Loan Seller	City, State	Property Type	Cut-off Date Balance	% of Initial Outstanding Pool Balance	Previous Securitization(s)
City Square & Clay Street	LCF	Oakland, CA	Mixed Use	$45,000,000	4.3%	COMM 2014-CCRE14
University Properties Portfolio	CIBC	Bloomington, IN	Multifamily	$34,500,000	3.3%	MSC 2007-IQ16
Residence Inn Irvine	SG	Irvine, CA	Hospitality	$33,000,000	3.2%	BACM 2008-1
BlueLinx Portfolio	SG	Various	Industrial	$28,600,000	2.7%	WBCMT 2006-C27
South Bend Medical Office	CCRE	South Bend, IN	Office	$15,200,000	1.5%	MSC 2006-HQ10
Storage Direct Roseville	RMF	Roseville, CA	Self Storage	$8,350,000	0.8%	BACM 2006-3
WoodSpring Suites Baton Rouge Portfolio	CIBC	Baton Rouge, LA	Hospitality	$7,500,000	0.7%	CGCMT 2013-GC11
Brooklyn Multifamily Portfolio	LCF	Brooklyn, NY	Various	$7,000,000	0.7%	COMM 2014-UBS4
AFIN Portfolio – San Pedro Crossing(2)	SG; UBS AG	San Antonio, TX	Retail	$4,477,143	0.4%	COMM 2013-LC6
Walgreens - Harlingen, TX	CIBC	Harlingen, TX	Retail	$3,250,000	0.3%	LBUBS 2008-C1
Walgreens - Dallas, GA	CIBC	Dallas, GA	Retail	$2,800,000	0.3%	LBUBS 2008-C1
Walgreens - Guthrie, OK	CIBC	Guthrie, OK	Retail	$2,742,750	0.3%	LBUBS 2008-C1

(1)	Includes mortgage loans for which all or a portion of the previously existing debt was most recently securitized in one or more conduit securitizations, based on information provided by the related borrower or obtained through searches of a third-party database. The information has not otherwise been confirmed by the mortgage loan sellers.

(2)	Part of the collateral for the AFIN Portfolio Mortgage Loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

(THIS PAGE INTENTIONALLY LEFT BLANK)

Various	Collateral Asset Summary – Loan No. 1 AFIN Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$60,000,000 56.5% 2.34x 11.1%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various	Collateral Asset Summary – Loan No. 1 AFIN Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$60,000,000 56.5% 2.34x 11.1%

Kokomo
Lafayette
INDIANA
Muncie
Anderson
Fishers
Carmel
Marysville
Springfield
Huber Heights
Plainfield
INDIANAPOLIS
DAYTON
Centerville
Greenwood
Hamilton
OHIO
Bloomington
Columbus
CINCINNATI
Covington
Florence
Bedford
Portsmouth
HOOSIER NATIONAL FOREST
KENTUCKY
LOUISVILLE
Frankfort
LEXINGTON
Owensboro
Elizabethtown

Bloomington
Bristol
VIRGINIA
TENNESSEE
Boone
WINSTON-SALEM
GREENSBORO
Henderson
Newport
High Point
DURHAM
RALEIGH
Cary
Statesville
Asheville
Hickory
Gastonia
Concord
CHARLOTTE
FAYETTEVILLE
Spartanburg
Rock Hill
NORTH CAROLINA
Clinton
Greenville
Laurinburg
Clemson
SOUTH CAROLINA
Elizabethtown
Anderson
Whiteville
Greenwood
Irmo
Florence
Athens
Lexington
COLUMBIA
Sumter
Lake City
Conway
North Myrtle Beach
Myrtle Beach
North Augusta
Orangeburg
AUGUSTA
Milledgeville
GEORGIA
North Charleston
Charleston
Atlantic Ocean
Dublin
Statesboro
Beaufort

SPRING MTS.
NORTH LAS VEGAS
Summerlin
LAS VEGAS
Sunrise Manor
Downtown
Winchester
MUDDY MTS.
LV Strip
CLARK COUNTY
Enterprise
HENDERSON

COLO.
KANSAS
Wichita
Springfield
MO
Santa Fe
TULSA
OKLAHOMA CITY
Amarillo
Norman
Ft. Smith
ALBUQUERQUE
NEW MEXICO
OKLAHOMA
AR
Wichita Falls
Lubbock
Denton
Plano
FT. WORTH
DALLAS
Shreveport
Las Cruces
Arlington
EL PASO
Abilene
CIUDAD JUAREZ
Midland
Odessa
TEXAS
Waco
San Angelo
AUSTIN
Beaumont
HOUSTON
CHIHUAHUA
SAN ANTONIO
Galveston
Victoria
MEXICO
Laredo
Corpus Christi
Gulf of Mexico
McAllen
MONTERREY
Brownsville

AFIN Portfolio

1	Montecito Crossing	Las Vegas, NV
2	Jefferson Commons	Louisville, KY
3	Best on the Boulevard	Las Vegas, NV
4	Northpark Center	Huber Heights, OH
5	Anderson Station	Anderson, SC
6	Cross Pointe Center	Fayetteville, NC
7	San Pedro Crossing	San Antonio, TX
8	Riverbend Marketplace	Asheville, NC
9	Shops at Rivergate South	Charlotte, NC
10	Centennial Plaza	Oklahoma City, OK
11	Shoppes of West Melbourne	West Melbourne, FL
12	North Lakeland Plaza	Lakeland, FL

Ocala
Daytona Beach
Atlantic Ocean
Hernando
Wildwood
Deltona
Leesburg
Apopka
Titusville
Winter Park
Spring Hill
Winter Garden
ORLANDO
New Port Richey
Zephyrhills
Kissimmee
Palm Harbor
Lutz
Lakeland
Melbourne
Clearwater
Winter Haven
TAMPA
Palm Bay
Brandon
Lake Wales
ST. PETERSBURG
Ft. Meade
Vero Beach
Wauchula
FLORIDA
Bradenton
Ellenton
Ft. Pierce
Port St. Lucie
Sarasota
Arcadia
Okeechobee
Gulf of Mexico
Venice
Port Charlotte
Cape Coral
Ft. Myers
Belle Glade

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various	Collateral Asset Summary – Loan No. 1 AFIN Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$60,000,000 56.5% 2.34x 11.1%

Mortgage Loan Information				Property Information
Mortgage Loan Seller(1):	Société Générale; UBS AG			Single Asset/Portfolio:	Portfolio
Original Balance(2):	$60,000,000			Location:	Various
Cut-off Date Balance(2):	$60,000,000			General Property Type:	Retail
% of Initial Pool Balance:	5.7%			Detailed Property Type:	Anchored
Loan Purpose(3):	Recapitalization			Title Vesting:	Fee
Borrower Sponsor:	American Finance Operating Partnership, L.P.			Year Built/Renovated:	Various
				Size:	2,418,910 SF
Mortgage Rate:	4.1910%			Cut-off Date Balance per SF(2):	$87
Note Date:	12/8/2017			Maturity Date Balance per SF(2):	$87
First Payment Date:	2/1/2018			Property Manager:	American Finance Properties, LLC
Maturity Date:	1/1/2028
Original Term to Maturity:	120 months
Original Amortization Term:	0 months
IO Period:	120 months
Seasoning:	1 month
Prepayment Provisions(4):	LO (11); YM1 (107); O (2)			Underwriting and Financial Information
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NOI:	$23,341,476
Additional Debt Type(2):	Pari Passu			UW NOI Debt Yield(2):	11.1%
Additional Debt Balance(2):	$150,000,000			UW NOI Debt Yield at Maturity(2):	11.1%
Future Debt Permitted (Type):	No (N/A)			UW NCF DSCR(2):	2.34x
Reserves(5)				Most Recent NOI:	$26,006,908 (9/30/2017 TTM)
Type	Initial	Monthly	Cap	2nd Most Recent NOI:	$27,004,951 (12/31/2016)
RE Tax:	$832,502	$355,956	N/A	3rd Most Recent NOI:	N/A
Insurance:	$203,509	$43,761	N/A	Most Recent Occupancy:	90.3% (11/28/2017)
Replacements:	$0	Springing	N/A	2nd Most Recent Occupancy:	97.6% (12/31/2016)
Deferred Maintenance:	$101,926	$0	N/A	3rd Most Recent Occupancy:	N/A
TI/LC:	$798,196	Springing	N/A	Appraised Value (as of):	$371,735,000 (Various)
Environmental:	$9,827	$0	N/A	Cut-off Date LTV Ratio(2):	56.5%
Free Rent:	$154,430	$0	N/A	Maturity Date LTV Ratio(2):	56.5%

Sources and Uses

Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount(2):	$210,000,000	100.0%	Loan Payoff(3):	$17,985,000	8.6%
			Reserves:	$2,100,391	1.0%
			Closing Costs:	$4,431,142	2.1%
			Return of Equity:	$185,483,468	88.3%
Total Sources:	$210,000,000	100.0%	Total Uses:	$210,000,000	100.0%

(1)	The AFIN Portfolio Whole Loan was co-originated by Société Générale and UBS AG, by and through its branch office at 1285 Avenue of the Americas, New York, New York (“UBS AG”).
(2)	The AFIN Portfolio Mortgage Loan (as defined below) is part of the AFIN Portfolio Whole Loan, which is comprised of sixteen pari passu senior promissory notes with an aggregate principal balance of $210,000,000. The Cut-off Date Balance per SF, Maturity Date Balance per SF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the aggregate principal balance of the AFIN Portfolio Whole Loan.
(3)	Loan proceeds were used to refinance existing debt of approximately $18.0 million encumbering the San Pedro Crossing Property and recapitalize the borrower sponsor’s recent acquisition of the remaining 11 AFIN Portfolio Properties.
(4)	Prior to the open prepayment date occurring in December 2027, the AFIN Portfolio Whole Loan can be prepaid with yield maintenance. Partial release is permitted. See “Release of Property” below for further discussion of release requirements.
(5)	See “Escrows and Reserves” below for further discussion of reserve requirements.

The Mortgage Loan. The largest mortgage loan (the “AFIN Portfolio Mortgage Loan”) is part of a whole loan (the “AFIN Portfolio Whole Loan”) evidenced by sixteen pari passu promissory notes with an aggregate original principal balance of $210,000,000. The AFIN Portfolio Whole Loan is secured by a first priority fee mortgage encumbering a 2,418,910 SF, 12-property portfolio of anchored retail properties located in North Carolina (three properties), Florida (two properties), Nevada (two properties), Kentucky (one property), Ohio (one property), Oklahoma (one property), Texas (one property) and South Carolina (one property) (collectively, the “AFIN Portfolio Properties”). The AFIN Portfolio Whole Loan was co-originated by Société Générale and UBS AG. Promissory Notes A-1, A-5, A-10 and A-15, with an aggregate original principal balance of $60,000,000, collectively represent the AFIN Portfolio Mortgage Loan and will be included in the UBS 2018-C8 Trust. The below table summarizes the remaining promissory notes, which were either previously securitized or are currently held by Société Générale and UBS AG and are expected to be contributed to one or more future securitization transactions or may be otherwise transferred at any time.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various	Collateral Asset Summary – Loan No. 1 AFIN Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$60,000,000 56.5% 2.34x 11.1%

AFIN Portfolio Whole Loan Summary

Note	Original Balance	Cut-off Date Balance	Anticipated Note Holder	Controlling Piece
Note A-1	$25,000,000	$25,000,000	UBS 2018-C8	No
Note A-2	$25,000,000	$25,000,000	Société Générale	No
Note A-3	$20,000,000	$20,000,000	UBS 2017-C7	No
Note A-4	$12,000,000	$12,000,000	UBS 2017-C7	No
Note A-5	$10,000,000	$10,000,000	UBS 2018-C8	No
Note A-6	$10,000,000	$10,000,000	Société Générale	No
Note A-7	$5,000,000	$5,000,000	Société Générale	No
Note A-8	$5,000,000	$5,000,000	Société Générale	Yes
Note A-9	$20,000,000	$20,000,000	UBS 2017-C7	No
Note A-10	$20,000,000	$20,000,000	UBS 2018-C8	No
Note A-11	$15,000,000	$15,000,000	UBS AG	No
Note A-12	$15,000,000	$15,000,000	UBS AG	No
Note A-13	$10,000,000	$10,000,000	UBS AG	No
Note A-14	$8,000,000	$8,000,000	UBS 2017-C7	No
Note A-15	$5,000,000	$5,000,000	UBS 2018-C8	No
Note A-16	$5,000,000	$5,000,000	UBS AG	No
Total	$210,000,000	$210,000,000

The proceeds of the AFIN Portfolio Whole Loan were used to refinance existing debt of approximately $18.0 million encumbering the San Pedro Crossing Property, recapitalize the borrower sponsor’s investment in the remaining 11 AFIN Portfolio Properties, fund reserves, and pay closing costs.

The Borrowers and the Borrower Sponsor. The borrowers are ARC CPOKCOK001, LLC; ARC SMWMBFL001, LLC; ARC CPFAYNC001, LLC; ARC SPSANTX001, LLC; ARC JCLOUKY001, LLC; ARC NPHUBOH001, LLC; ARC ASANDSC001, LLC; ARC NLLKLFL001, LLC; ARC RBASHNC001, LLC; ARC MCLVSNV001, LLC; ARC BBLVSNV001, LLC; and ARC RGCHRNC001, LLC (collectively, the “AFIN Portfolio Borrowers”), all single-purpose Delaware limited liability companies structured to be bankruptcy remote with two independent directors. The AFIN Portfolio Borrowers are 100.0% owned by the borrower sponsor and nonrecourse carve-out guarantor, American Finance Operating Partnership, L.P. (the “Guarantor”).

American Finance Trust, Inc. (“AFIN”) is a public non-traded real estate investment trust that acquires and manages a diversified portfolio of commercial properties, which are net leased primarily to investment grade and national tenants, as well as a portfolio of stabilized core retail properties consisting primarily of power centers and lifestyle centers. As of the second quarter 2017, the borrower sponsor had a portfolio of 516 properties totaling approximately 19.2 million square feet. AFIN is externally managed by AR Global Investments, LLC, which has raised and invested over $30.0 billion in capital, served over 150,000 shareholders, and grown to one of the largest external managers of direct investment programs in the United States. See “Description of the Mortgage Pool—Litigation and Other Considerations” in the Preliminary Prospectus.

The Properties. The following table describes each property comprising the AFIN Portfolio Properties by descending Allocated Whole Loan Cut-off Date Balance.

Portfolio Summary
Property Name	Location	Year Built/ Renovated	Net Rentable Area (SF)(1)	UW NCF	% of UW NCF	Allocated Whole Loan Cut-off Date Balance(2)	% of Whole Loan Cut-off Date Balance	Appraised Value	Allocated Cut-off Date LTV Ratio(2)
Montecito Crossing	Las Vegas, NV	2005/N/A	179,721	$3,101,756	14.9%	$33,040,000	15.7%	$52,450,000	63.0%
Jefferson Commons	Louisville, KY	2014/N/A	205,918	$2,424,762	11.6%	$24,440,000	11.6%	$38,800,000	63.0%
Best on the Boulevard	Las Vegas, NV	1996/2000	204,568	$2,260,490	10.8%	$24,350,000	11.6%	$38,650,000	63.0%
Northpark Center	Huber Heights, OH	1994/2017	318,330	$2,394,795	11.5%	$20,350,000	9.7%	$36,330,000	56.0%
Anderson Station	Anderson, SC	2001/N/A	244,171	$1,864,006	8.9%	$15,860,000	7.6%	$28,000,000	56.6%
Cross Pointe Center	Fayetteville, NC	1986/2003	226,089	$1,686,633	8.1%	$15,730,000	7.5%	$27,675,000	56.8%
San Pedro Crossing	San Antonio, TX	1995-1999/N/A	207,121	$1,398,161	6.7%	$15,670,000	7.5%	$39,800,000	39.4%
Riverbend Marketplace	Asheville, NC	2004/N/A	142,617	$1,237,445	5.9%	$14,120,000	6.7%	$22,580,000	62.5%
Shops at RiverGate South	Charlotte, NC	2014/N/A	140,697	$1,081,973	5.2%	$14,090,000	6.7%	$25,000,000	56.4%
Centennial Plaza	Oklahoma City, OK	1992-1994/N/A	233,797	$1,209,463	5.8%	$13,360,000	6.4%	$25,600,000	52.2%
Shoppes of West Melbourne	West Melbourne, FL	1984/N/A	144,484	$1,529,708	7.3%	$12,480,000	5.9%	$21,900,000	57.0%
North Lakeland Plaza	Lakeland, FL	1986/N/A	171,397	$649,325	3.1%	$6,510,000	3.1%	$14,950,000	43.5%
Total/Wtd. Avg.			2,418,910	$20,838,518	100.0%	$210,000,000	100.0%	$371,735,000	56.5%

(1)	Information is based on the underwritten rent roll.
(2)	Based on the AFIN Portfolio Whole Loan allocated loan amounts.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various	Collateral Asset Summary – Loan No. 1 AFIN Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$60,000,000 56.5% 2.34x 11.1%

The AFIN Portfolio Properties benefit from nine distinct retailers (23.8% of underwritten base rent), representing investment grade tenants, including Kohl’s (rated BBB/Baa2/BBB- by Fitch/Moody’s/S&P), Best Buy (rated BBB-/Baa1/BBB- by Fitch/Moody’s/S&P), The Home Depot (rated A/A2/A by Fitch/Moody’s/S&P), Bed Bath & Beyond (rated NR/Baa1/BBB by Fitch/Moody’s/S&P), Ross Dress For Less (rated NR/A3/A- by Fitch/Moody’s/S&P), The TJX Companies, Inc. (parent company of TJ Maxx and Marshalls, rated NR/A2/A+ by Fitch/Moody’s/S&P), and Gap, Inc. (parent company of Old Navy, rated BB+/Baa2/BB+ by Fitch/Moody’s/S&P), among others.

The AFIN Portfolio Properties have a weighted average tenant tenure of 14.4 years and a weighted average remaining lease term of 5.7 years. Additionally, 59.1% of tenants by NRA have been in occupancy for more than 11 years.

The following table presents certain information relating the tenants at the AFIN Portfolio Properties:

Tenant Summary(1)
Tenant Name	Portfolio Locations	Credit Rating (Fitch/Moody’s/S&P)(2)	Tenant SF	Approximate % of SF	Annual UW Base Rent(3)	% of Total Annual UW Base Rent	Annual UW Base Rent PSF(3)	Lease Expiration
Kohl’s	2	BBB/Baa2/BBB-	169,139	7.0%	$1,353,380	5.0%	$8.00	Various
Best Buy	3	BBB-/Baa1/BBB-	155,347	6.4%	$1,529,407	5.6%	$9.85	Various
Home Depot	1	A/A2/A	102,962	4.3%	$854,585	3.1%	$8.30	1/31/2019
Elder Beerman	1	NR/NR/NR	101,840	4.2%	$407,360	1.5%	$4.00	10/31/2019
Bealls	1	NR/NR/NR	84,146	3.5%	$483,839	1.8%	$5.75	4/30/2020
Bed Bath & Beyond	3	NR/Baa2/BBB	77,986	3.2%	$770,152	2.8%	$9.88	Various
Academy Sports + Outdoors	1	NR/B3/NR	71,914	3.0%	$701,162	2.6%	$9.75	2/28/2030
PetSmart	3	NR/B1/NR	66,351	2.7%	$899,498	3.3%	$13.56	Various
Ross Dress For Less	2	NR/A3/A-	62,034	2.6%	$707,021	2.6%	$11.40	Various
Toys R Us(4)	1	NR/NR/NR	60,687	2.5%	$0	0.0%	$0.00	1/31/2021
Office Depot	3	NR/B1/B	57,262	2.4%	$589,295	2.2%	$10.29	Various
Shoe Carnival	4	NR/NR/NR	56,287	2.3%	$730,967	2.7%	$12.99	Various
Hobby Lobby	1	NR/NR/NR	55,000	2.3%	$426,240	1.6%	$7.75	8/31/2019
Jo-Ann Fabric	2	NR/B1/B	54,859	2.3%	$566,586	2.1%	$10.33	Various
Party City	3	NR/NR/NR	52,427	2.2%	$616,513	2.3%	$11.76	Various
HomeGoods	2	NR/A2/A+	49,000	2.0%	$370,894	1.4%	$7.57	Various
Seafood City Supermarket	1	NR/NR/NR	42,618	1.8%	$500,369	1.8%	$11.74	2/28/2022
Barnes & Noble	1	NR/NR/NR	35,475	1.5%	$645,000	2.4%	$18.18	2/28/2021
Michaels	2	NR/NR/NR	34,502	1.4%	$412,785	1.5%	$11.96	Various
ULTA Beauty	3	NR/NR/NR	30,415	1.3%	$595,426	2.2%	$19.58	Various
Pier 1 Imports	3	NR/NR/B	30,300	1.3%	$533,550	2.0%	$17.61	Various
TJ Maxx	1	NR/A2/A+	30,000	1.2%	$330,000	1.2%	$11.00	10/31/2026
Marshalls	1	NR/A2/A+	29,500	1.2%	$309,750	1.1%	$10.50	5/31/2026
Aldi	1	NR/NR/NR	24,067	1.0%	$264,737	1.0%	$11.00	5/31/2028
The Container Store	1	NR/NR/NR	22,817	0.9%	$607,389	2.2%	$26.62	1/31/2023
Liquor Barn	1	NR/NR/NR	22,000	0.9%	$302,500	1.1%	$13.75	5/31/2025
Dollar Tree	2	NR/Ba1/BB+	21,563	0.9%	$192,530	0.7%	$8.93	Various
Old Navy	1	BB+/Baa2/BB+	20,000	0.8%	$260,000	1.0%	$13.00	1/31/2022
Five Below	2	NR/NR/NR	15,815	0.7%	$243,364	0.9%	$15.39	Various
Guitar Center	1	NR/NR/NR	15,200	0.6%	$149,720	0.6%	$9.85	10/31/2025
Kirkland’s	2	NR/NR/NR	13,661	0.6%	$227,784	0.8%	$16.67	Various
Cavender’s Boot City	1	NR/NR/NR	13,548	0.6%	$270,960	1.0%	$20.00	6/30/2022
Big 5 Sports	1	NR/NR/NR	10,080	0.4%	$157,308	0.6%	$15.61	1/31/2021
Tuesday Morning	1	NR/NR/NR	10,000	0.4%	$115,000	0.4%	$11.50	7/31/2021
Subtotal/Wtd. Avg.	59		1,698,802	70.2%	$17,125,071	62.9%	$10.45
Remaining Tenants	145		484,411	20.0%	$10,096,411	37.1%	$20.84
Vacant Space	0		235,697	9.7%	$0	0.0%	$0.00
Total/Wtd. Avg.	204		2,418,910	100.0%	$27,221,482	100.0%	$12.83

(1)	Information is based on the underwritten rent roll.
(2)	Ratings provided are for the parent company of the entity listed in the Tenant Name field whether or not the parent company guarantees the lease.
(3)	Annual UW Base Rent and Annual UW Base Rent PSF exclude vacant space and Toys R Us, which was underwritten as vacant.
(4)	Toys R Us was underwritten as vacant; however, it is currently in occupancy and paying annual base rent of $910,305.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various	Collateral Asset Summary – Loan No. 1 AFIN Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$60,000,000 56.5% 2.34x 11.1%

The following table presents certain information relating to the lease rollover schedule at the AFIN Portfolio Properties:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	UW Base Rent PSF Rolling(3)	Total UW Base Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
MTM	3	1,200	0.0%	0.0%	$13.00	$15,600	0.1%	0.1%
2017	1	6,450	0.3%	0.3%	$17.05	$110,000	0.4%	0.5%
2018	12	30,119	1.2%	1.6%	$23.72	$714,319	2.6%	3.1%
2019	37	385,633	15.9%	17.5%	$10.43	$4,021,681	14.8%	17.9%
2020	40	305,740	12.6%	30.1%	$11.70	$3,575,705	13.1%	31.0%
2021	24	304,056	12.6%	42.7%	$16.52	$4,020,214	14.8%	45.8%
2022	20	209,122	8.6%	51.4%	$13.25	$2,770,175	10.2%	55.9%
2023	15	147,255	6.1%	57.4%	$15.59	$2,295,977	8.4%	64.4%
2024	10	107,970	4.5%	61.9%	$13.97	$1,508,345	5.5%	69.9%
2025	22	375,206	15.5%	77.4%	$13.66	$5,126,583	18.8%	88.7%
2026	5	80,723	3.3%	80.8%	$13.24	$1,068,564	3.9%	92.7%
2027	3	13,563	0.6%	81.3%	$28.03	$380,233	1.4%	94.1%
2028 & Beyond	12	216,176	8.9%	90.3%	$7.47	$1,614,086	5.9%	100.0%
Vacant	0	235,697	9.7%	100.0%	$0.00	$0	0.0%	100.0%
Total/Wtd. Avg.	204	2,418,910	100.0%		$12.83	$27,221,482	100.0%

(1)	Information is based on the underwritten rent roll.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the lease rollover schedule.
(3)	Wtd. Avg. UW Base Rent PSF Rolling excludes vacant space.

The Market.

The following table presents certain market information relating to the AFIN Portfolio Properties:

Market Overview(1)
Property Name	Location	Market	Submarket	Estimated 2017 Population(2)	Estimated 2017 Average Household Income(2)	Rental Rate PSF
						Actual(3)	Submarket(4)
Montecito Crossing	Las Vegas, NV	Las Vegas	Northwest	233,930	$86,121	$21.10	$19.80
Jefferson Commons	Louisville, KY	Louisville	South Central	176,569	$59,649	$14.29	$9.67
Best on the Boulevard	Las Vegas, NV	Las Vegas	Central East	448,909	$50,073	$14.33	$15.48
Northpark Center	Huber Heights, OH	Dayton	NE Central Dayton	83,316	$71,020	$8.74	$7.42
Anderson Station	Anderson, SC	Greenville/Spartanburg	Anderson	56,860	$64,691	$11.61	$8.73
Cross Pointe Center	Fayetteville, NC	Fayetteville	N/A(5)	151,777	$58,794	$9.55	$10.26(5)
San Pedro Crossing	San Antonio, TX	San Antonio	North Central	322,165	$78,955	$17.34	$18.72
Riverbend Marketplace	Asheville, NC	Asheville	East Asheville	87,541	$66,334	$12.13	$13.57
Shops at RiverGate South	Charlotte, NC	Charlotte	Southwest	99,238	$95,171	$17.44	$20.75
Centennial Plaza	Oklahoma City, OK	Oklahoma City	Penn Square	243,184	$63,794	$9.31	$12.72
Shoppes of West Melbourne	West Melbourne, FL	Orlando	Brevard County	132,623	$61,786	$12.34	$11.85
North Lakeland Plaza	Lakeland, FL	Tampa/St. Pete	Polk County	124,578	$55,569	$7.33	$13.41
Avg.						$12.96	$13.53

(1)	Information is based on third party market research reports.
(2)	Information is based on a five-mile radius.
(3)	Information is based on the underwritten rent roll.
(4)	Information is based on the appraisals.
(5)	Submarket and Submarket Rental Rate PSF for the Cross Pointe Center property reflect the appraisal’s market rental rate PSF conclusion as there was no observable submarket.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various	Collateral Asset Summary – Loan No. 1 AFIN Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$60,000,000 56.5% 2.34x 11.1%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the AFIN Portfolio Properties:

Cash Flow Analysis

	2014(1)	2015(1)	2016	9/30/2017 TTM	UW	UW PSF
Gross Potential Rent(2)	N/A	N/A	$29,685,333	$28,957,564	$27,221,482	$11.25
Percentage Rent	N/A	N/A	$201,989	$196,835	$201,169	$0.08
Total Recoveries	N/A	N/A	$6,993,844	$7,437,869	$6,265,070	$2.59
Other Income(3)	N/A	N/A	$513,017	$475,555	$475,555	$0.20
Less Vacancy & Credit Loss	N/A	N/A	$0	$0	($910,305)	($0.38)
Effective Gross Income	N/A	N/A	$37,394,183	$37,067,823	$33,252,972	$13.75
Total Operating Expenses	N/A	N/A	$10,389,232	$11,060,915	$9,911,495	$4.10
Net Operating Income	N/A	N/A	$27,004,951	$26,006,908	$23,341,476	$9.65
Capital Expenditures	N/A	N/A	$0	$0	$406,890	$0.17
TI/LC	N/A	N/A	$0	$0	$2,096,069	$0.87
Net Cash Flow	N/A	N/A	$27,004,951	$26,006,908	$20,838,518	$8.61

Occupancy %	N/A	N/A	97.6%	91.4%	89.2%(4)
NOI DSCR(5)	N/A	N/A	3.03x	2.91x	2.62x
NCF DSCR(5)	N/A	N/A	3.03x	2.91x	2.34x
NOI Debt Yield(5)	N/A	N/A	12.9%	12.4%	11.1%
NCF Debt Yield(5)	N/A	N/A	12.9%	12.4%	9.9%

(1)	The AFIN Portfolio Properties were acquired between 2012 and 2015 and as such, historical financial information for 2014 and 2015 is unavailable.
(2)	UW Gross Potential Rent includes underwritten rent steps of $229,592 taken through June 5, 2018.
(3)	Other Income is primarily from utility expenses which are fully reimbursable at several of the AFIN Portfolio Properties.
(4)	UW Occupancy % excludes all dark and bankrupt tenants.
(5)	Debt service coverage ratios and debt yields are based on the AFIN Portfolio Whole Loan.

Escrows and Reserves. The AFIN Portfolio Whole Loan documents provide for upfront escrows in the amount of $832,502 for real estate taxes, $203,509 for insurance premiums, $101,926 for deferred maintenance, $9,827 for environmental insurance, $154,430 for free rent and $798,196 for tenant improvement and leasing commissions. In addition, the AFIN Portfolio Whole Loan documents provide for ongoing monthly escrows of $355,956 for real estate taxes and $43,761 for insurance premiums and other assessments.

The AFIN Portfolio Whole Loan documents also provide for on-going replacement reserves and tenant improvement and leasing commissions in an amount initially equal to 1/12 of the product by multiplying $0.25 by the aggregate number of rentable square feet in the AFIN Portfolio Properties initially equal to $50,394 and 1/12 of the product by multiplying $1.00 by the aggregate number of rentable square feet of space in AFIN Portfolio Properties initially equal to $201,576, respectively. Notwithstanding the foregoing, the AFIN Portfolio Borrowers are not required to make deposits into the capital reserve subaccount or rollover reserve subaccount, for so long as the occurrence and continuance of a Cash Management Period (as defined below) is not then in effect.

Lockbox and Cash Management. The AFIN Portfolio Whole Loan has a hard lockbox with springing cash management upon the occurrence and continuance of a Cash Management Period (as defined below).

A “Cash Management Period” will commence upon the lender giving notice to the clearing bank of the occurrence of any of the following: (i) the AFIN Portfolio Whole Loan maturity date, (ii) an event of default, (iii) the trailing 12-month debt service coverage ratio falling below 1.80x, or (iv) the commencement of a Lease Sweep Period (as defined below), and will end upon the lender giving notice to the clearing bank that the sweeping of funds into the deposit account may cease, which notice the lender will only be required to give if (1) the AFIN Portfolio Whole Loan and all other obligations under the AFIN Portfolio Whole Loan documents have been repaid in full or (2) the AFIN Portfolio Whole Loan maturity date has not occurred and (A) with respect to the matters described in clause (ii) above, such event of default has been cured and no other event of default has occurred and is continuing or (B) with respect to the matter described in clause (iii) above, the debt service coverage ratio is at least 1.80x for two consecutive calendar quarters, or (C) with respect to the matter described in clause (iv) above, such Lease Sweep Period has ended.

A “Lease Sweep Period” will occur upon any of the following: (i) the date that is twelve (12) months prior to the end of the term of any Major Lease (as defined below) (including any renewal terms), (ii) the date under a Major Lease by which the applicable Major Tenant (as defined below) is required to give notice of its exercise of a renewal option thereunder (and such renewal has not been so exercised), (iii) any Major Lease (or any material portion thereof) is surrendered, cancelled or terminated prior to its then current expiration date, (iv) any Major Tenant discontinues its business at its premises (i.e., “goes dark”) or gives notice that it intends to discontinue its business, (v) the occurrence and continuance (beyond any applicable notice and cure periods) of a material default under any Major Lease by the applicable Major Tenant thereunder, or (vi) the occurrence of a Major Tenant insolvency proceeding and will end upon the earlier to occur of (x) the date that funds in an amount equal to $15 per square foot of the space demised under the Major Lease (or Major Leases) that gave rise to the subject Lease Sweep Period have been accumulated in the special rollover reserve subaccount (or the AFIN Portfolio Borrowers have provided lender with a letter of credit equal to the initial rollover deposit or (y), with respect to the occurrence of a Lease Sweep Period caused by a matter described in clause (i), (ii), (iii) or (iv) above, upon the earlier to occur of (A) the date on which a Major Tenant irrevocably exercises its renewal or extension option (or otherwise enters into an extension agreement with the AFIN Portfolio Borrowers that is acceptable to the lender in its reasonable discretion) with respect to all of the space demised under its Major Lease, and in the lender’s good faith judgment, sufficient funds have been accumulated in the special rollover reserve subaccount (during the continuance of the subject Lease Sweep Period) to pay for all anticipated

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various	Collateral Asset Summary – Loan No. 1 AFIN Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$60,000,000 56.5% 2.34x 11.1%

major leasing expenses for such Major Lease and any other anticipated expenses in connection with such renewal or extension, or (B) the date on which all of the space demised under the Major Lease (or portion thereof) that gave rise to the Lease Sweep Period has been fully leased pursuant to a replacement lease or replacement leases, and all major lease leasing expenses (and any other expenses in connection with the re-tenanting of such space) have been paid in full, (2) with respect to a Lease Sweep Period caused by a matter described in clause (v) above, if the subject Major Tenant default has been cured, and no other Major Tenant default has occurred for a period of three consecutive months following such cure, or (3) with respect to a Lease Sweep Period caused by a matter described in clause (vi) above, if the applicable Major Tenant insolvency proceeding has terminated and the applicable Major Lease has been affirmed, assumed or assigned in a manner satisfactory to the lender in the exercise of lender’s reasonable discretion.

A “Major Lease” means (i) any lease (or leases) to a tenant or replacement tenant that, together with its affiliates, demises space comprising 50,000 or more rentable square feet of the improvements at any AFIN Portfolio Property or (ii) any lease (or leases) to a tenant that, together with its affiliates, provides for rent, in the aggregate, equal to 30% or more of the total in-place base rent at any AFIN Portfolio Property.

A “Major Tenant” means any tenant under either a Major Lease, or under one or more leases (leased by such tenant and/or its affiliates), which when taken together either (i) demises space comprising 50,000 or more rentable square feet of the improvements at any AFIN Portfolio Property or (ii) provides for rent, in the aggregate, equals 30% or more of the total in-place base rent at any AFIN Portfolio Property.

Additional Secured Indebtedness (not including trade debts). Not permitted.

Mezzanine Loan and Preferred Equity. Not permitted.

Release of Property. Any time after the expiration of the lockout period, the AFIN Portfolio Borrowers may obtain the release of any AFIN Portfolio Properties, provided, among other things, (i) the sale of such property is pursuant to an arm’s-length agreement to a third party not affiliated with any AFIN Portfolio Borrower or the Guarantor; (ii) the AFIN Portfolio Borrowers may obtain a release of the property if the AFIN Portfolio Borrowers make a prepayment of principal equal to the Release Amount (as defined below) for the property in question, together with any yield maintenance premium applicable thereto; (iii) no event of default under the AFIN Portfolio Whole Loan documents has or will be continuing; (iv) the AFIN Portfolio Borrowers will remain special purpose bankruptcy remote entities; (v) the AFIN Portfolio Borrowers and the Guarantor execute and deliver such documents as lender may reasonably request to confirm the continued validity of the loan documents and liens; (vi) the debt service coverage ratio for all of the remaining AFIN Portfolio Properties will not be less than the greater of (a) the debt service coverage ratio immediately preceding such release and (b) 2.34x; and (vii) the loan-to-value ratio (such value to be determined, in lender’s sole discretion, by any commercially reasonable method permitted to a REMIC trust; and which will exclude the value of personal property or going concern value, if any) is greater than 125%, the AFIN Portfolio Borrowers will also make payment of principal in an amount such that the loan-to-value ratio (such value to be determined, in lender’s sole discretion, by any commercially reasonable method permitted to a REMIC trust; and which will exclude the value of personal property or going concern value, if any) is no more than 125%. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Releases; Partial Releases” in the Preliminary Prospectus.

A “Release Amount” is the greater of (i) 100% of the net sales proceeds with respect to such AFIN Portfolio Property and (ii) 110.0% - 120.0% of the allocated loan amount for such property as set forth in the loan agreement.

Substitution. Any time after December 31, 2018, the AFIN Portfolio Borrowers may obtain the release of any AFIN Portfolio Properties by providing one or more substitute properties (individually or collectively, the “Substitute Property”), provided that among other things, (i) no event of default has occurred and is continuing, (ii) the allocated loan amounts for all AFIN Portfolio Properties theretofore substituted do not exceed 25% of the AFIN Portfolio Whole Loan, (iii) unless otherwise agreed to by lender in its sole discretion, the total number of substitutions requested by AFIN Portfolio Borrowers (taking into account the then requested substitution) will not exceed three substitutions, (iv) no substitution will occur during the twelve month period preceding January 1, 2028, (v) the AFIN Portfolio Borrowers will deliver to lender a rating agency comfort letter as to the substitution, (vi) after giving effect to the substitution, the debt service coverage ratio for all of the AFIN Portfolio Properties will be no less than the debt service coverage ratio for all of the AFIN Portfolio Properties immediately preceding such substitution, (vii) the AFIN Portfolio Borrowers will deliver to lender an acceptable appraisal of each proposed substitute property and each proposed released AFIN Portfolio Property indicating an appraised value of the substitute property (as reflected in such acceptable appraisal) that is equal to or greater than the appraised value of the released property as of the substitution date (as reflected in such acceptable appraisal) (provided, however, that with respect to the AFIN Portfolio Properties known as Montecito Crossing, Best on the Boulevard and Jefferson Common, such properties may only be substituted if the value of the substitute property is equal to or greater than 110% of the appraised value of the released AFIN Portfolio Property), (viii) with respect to the Mortgaged Properties known as Montecito Crossing, Best on the Boulevard or Jefferson Common, such properties may only be substituted if the net operating income of the Substitute Property is equal to or greater than 110% of the net operating income of the released AFIN Portfolio Property and (ix) the AFIN Portfolio Borrowers will deliver to lender such other documents, instruments and agreements as lender may reasonably require relating to such substitution (including any documents as may be reasonably required by a special servicer in a securitization). See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Releases; Partial Releases” in the Preliminary Prospectus.

Terrorism Insurance. The AFIN Portfolio Borrowers are required to obtain insurance against acts of terrorism for loss resulting from perils and acts of terrorism in amounts and with terms and conditions applicable to commercial property, general liability, business income and umbrella liability insurance required pursuant to the AFIN Portfolio Mortgage Whole Loan documents.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Rochester Technology Park Rochester, NY 14624	Collateral Asset Summary – Loan No. 2 Tryad Industrial & Business Center	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$56,440,256 52.6% 1.42x 10.5%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Rochester Technology Park Rochester, NY 14624	Collateral Asset Summary – Loan No. 2 Tryad Industrial & Business Center	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$56,440,256 52.6% 1.42x 10.5%

Tryad Industrial & Business Center
Rochester Technology Park
Rochester, NY 14624
ROCHESTER
Downtown
Greece
Gates
Ogden
Chili
Irondequoit
Henrietta
MONROE COUNTY
Erie Canal
Genesee River
Lake Ontario St. Pkwy
Latta Rd
Ontario Beach Park
Charlotte-Genesee Lighthouse
Lake Shore CC
Sawyer Park
English Road Park
Northgate Plaza
Denise Rd
Long Pond Rd
Mt Read Blvd
Dewey Ave
Lake Ave
Maiden Ln
Stone Rd
Mc Call Rd
Bennington Dr
Turning Point Park
Seneca Park
Seneca Park Zoo
St. Paul Blvd
Hudson Ave
Fetzner Rd
Homewood Suites by Hilton/ Rochester
Rochester Airport Marriott
Stoneridge Plaza
Mall at Greece Ridge
Ridge Rd
Kodak Center
Greece Canal Park
Straub Rd
Big Ridge Rd
Quintel Corp. HQ
Ridgeway Ave
Holleder Technology Park
Unity Hospital
EASTMAN BUSINESS PARK
Gannett Co.
General Motors Components
Driving Park Ave
Lexington Ave
Maplewood Park
N. Clinton Ave
Ave D
Canal Landing Professional Park
Li Destri Foods
Spencerport Rd
Gates Mem. Park
Thermo Fisher Scientific
Lyell Ave
Lyell Rd
Gillett Rd
Elmgrove Rd
North American Breweries
ROCHESTER AMTRAK
Frontier Field
North St
W. Main St
Blue Cross Arena
Buffalo Rd
West Ave
Wegman Rd
Manitou Rd
Westmar Plaza
West Gates Shopping Center
Howard Rd
Genesee St
Reynolds St
Wegmans Corporate HQ
Brooklea Country Club
Staybridge Suites Roch. Univ.
Univ. of Rochester River Campus
Highland Park
Elmwood Ave
Ramada Plaza Rochester Airport
Fairfield Inn by Marriott Rochester Airport
Strong Memorial Hospital
Univ. of Rochester School of Medicine
Westside Dr
Fisher Rd
Greater Rochester International Airport
Scottsville Rd
Genesee Valley Park
E. River Rd
Chili Ave
Monroe Community Hospital
Genesee Valley Golf Course
University of Rochester
Paul Rd
Chili Paul Plaza
Archer Rd
Crittenden Rd
Monroe Community College
Radisson Hotel Rochester Airport
Brighton Henrietta Town Line Rd
Ballantyne Rd
Rochester Institute of Technology
John St
South Town Plaza
W. Henrietta Rd
W. Jefferson Rd
Marketplace Mall
Gene Polisseni Center
E. River Rd
Buffalo 67 miles
18
390
104
386
31
531
490
33
33A
383
15
204
252A
252
ONTARIO
Kingston
Barrie
Peterborough
Newmarket
Markham
Oshawa
TORONTO
Brampton
MISSISSAUGA
Oakville
Hamilton
Lake Ontario
THOUSAND ISLANDS
Watertown
Oswego
Fulton
Syracuse Hancock Intl. Airport
Brockport
Lockport
ROCHESTER
Baldwinsville
Niagara Falls
Buffalo Niagara Intl. Airport
Macedon
SYRACUSE
Ft. Erie
BUFFALO
Greater Rochester Intl. Airport
Geneva
Auburn
West Seneca
Lake Erie
Cortland
Dunkirk
NEW YORK
Ithaca
Corning
Binghamton
Jamestown
Olean
Elmira
PENNSYLVANIA
Warren
Sayre
CANADA
U.S.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Rochester Technology Park Rochester, NY 14624	Collateral Asset Summary – Loan No. 2 Tryad Industrial & Business Center	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$56,440,256 52.6% 1.42x 10.5%

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	CCRE; UBS AG			Single Asset/Portfolio:	Single Asset
Original Balance(1):	$56,500,000			Location:	Rochester, NY 14624
Cut-off Date Balance(1):	$56,440,256			General Property Type:	Industrial
% of Initial Pool Balance:	5.4%			Detailed Property Type:	Flex
Loan Purpose:	Refinance			Title Vesting:	Fee
Borrower Sponsors:	Leslie Westreich, Morty Yashar			Year Built/Renovated:	1966-1983/2000-2004, 2017
Mortgage Rate:	5.0210%			Size:	3,353,230 SF
Note Date:	12/11/2017			Cut-off Date Balance per SF(1):	$33
First Payment Date:	2/6/2018			Maturity Date Balance per SF(1):	$27
Maturity Date:	1/6/2028			Property Manager:	Tech Park Manager LLC (borrower related)
Original Term to Maturity:	120 months
Original Amortization Term:	360 months
IO Period:	0 months
Seasoning:	1 month
Prepayment Provisions(2):	LO (25); DEF (90); O (5)			Underwriting and Financial Information
Lockbox/Cash Mgmt Status:	Hard/In Place			UW NOI(6):	$11,618,642
Additional Debt Type(1)(3):	Pari Passu/Mezzanine			UW NOI Debt Yield(1):	10.5%
Additional Debt Balance(1)(3):	$53,942,899/$19,500,000			UW NOI Debt Yield at Maturity(1):	12.8%
Future Debt Permitted (Type):	No (N/A)			UW NCF DSCR(1):	1.42x
Reserves(4)				Most Recent NOI(6):	$10,759,437 (9/30/2017 TTM)
Type	Initial	Monthly	Cap	2nd Most Recent NOI(6):	$9,528,464 (12/31/2016)
RE Tax:	$700,000	$100,000	N/A	3rd Most Recent NOI(6):	$5,920,327 (12/31/2015)
Insurance:	$144,000	$24,000	N/A	Most Recent Occupancy(5)(6):	68.1% (1/26/2018)
Replacements:	$0	$51,576	N/A	2nd Most Recent Occupancy(6):	66.9% (12/31/2016)
Immediate Repairs:	$45,250	$0	N/A	3rd Most Recent Occupancy(6):	61.7% (12/31/2015)
Rollover:	$3,000,000	Springing	$3,000,000	Appraised Value (as of):	$210,000,000 (12/1/2017)
TI/LC(5):	$9,203,324	$0	N/A	Cut-off Date LTV Ratio(1):	52.6%
Free Rent Holdback(5):	$1,917,974	$0	N/A	Maturity Date LTV Ratio(1):	43.3%

Sources and Uses

Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount(1):	$110,500,000	85.0%	Loan Payoff:	$58,876,247	45.3%
Mezzanine Loan(3):	$19,500,000	15.0%	Partnership Payoff(7):	$31,657,140	24.4%
			Reserves:	$15,010,548	11.5%
			Closing Costs:	$2,390,858	1.8%
			Return of Equity	$22,065,207	17.0%
Total Sources:	$130,000,000	100.0%	Total Uses:	$130,000,000	100.0%

(1)	The Tryad Industrial & Business Center Mortgage Loan (as defined below) is part of the Tryad Industrial & Business Center Whole Loan, which is comprised of eight pari passu promissory notes with an aggregate original principal balance of $110,500,000. The Cut-off Date Balance per SF, Maturity Date Balance per SF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio presented above are based on the aggregate principal balance of the promissory notes comprising the Tryad Industrial & Business Center Whole Loan. The Cut-off Date Balance per SF, Maturity Date Balance per SF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio based on the Tryad Industrial & Business Center Whole Loan and the Tryad Industrial & Business Center Mezzanine Loan (as defined below) are $39, $33, 8.9%, 10.5%, 1.09x, 61.8%, and 52.6%, respectively.

(2)	Partial release of vacant parcels is permitted. See “Release of Property” below for further discussion of release requirements.

(3)	See “The Mortgage Loan” and “Mezzanine Loan and Preferred Equity” below for further discussion of mezzanine debt.

(4)	See “Escrows and Reserves” below for further discussion of reserve requirements.

(5)	Kodak Alaris (248,184 SF) executed a 10-year lease in July 2017. The tenant is expected to take occupancy of a portion of its space in March 2018 and its remaining space in May 2018. At loan origination, the Tryad Industrial & Business Center Borrower (as defined below) deposited (i) approximately $9,203,324 into a TI/LC reserve, of which approximately $8,729,407 is earmarked for Kodak Alaris, and (ii) approximately $1,917,974 into a free rent reserve earmarked for Kodak Alaris.

(6)	The borrower sponsors acquired the Tryad Industrial & Business Center Property (as defined below) in 2007 and have since leased up over 1.7 million SF of space bringing occupancy from approximately 20% at acquisition to 68.1% as of January 6, 2018.

(7)	Leslie Westreich, one of the non-recourse carveout guarantors, structured certain capital projects related to the Tryad Industrial & Business Center Property as loans to the partnership. The “Partnership Payoff” represents the payoff of such loans.

The Mortgage Loan. The second largest mortgage loan (the “Tryad Industrial & Business Center Mortgage Loan”) is part of a whole loan (the “Tryad Industrial & Business Center Whole Loan”) with an aggregate original principal balance of $110,500,000. The Tryad Industrial & Business Center Whole Loan is secured by a first priority fee mortgage encumbering eleven office and industrial/flex buildings totaling 3,353,230 SF located in Rochester, New York (the “Tryad Industrial & Business Center Property”). Promissory Notes A-1-2, A-1-3, A-1-4, A-2-2, A-2-3 and A-2-4, with an aggregate original principal balance of $56,500,000, represent the Tryad Industrial & Business Center Mortgage Loan and will be included in the UBS 2018-C8 Trust. The remaining pari passu notes, with an aggregate original principal balance of $54,000,000 (collectively, the “Tryad Industrial & Business Center Pari Passu Companion Loans”), are currently held in the UBS 2017-C7 Trust. The Tryad Industrial & Business Center Whole Loan will be serviced pursuant to the pooling and servicing agreement for the UBS 2018-C8 Trust. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans”, and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Rochester Technology Park Rochester, NY 14624	Collateral Asset Summary – Loan No. 2 Tryad Industrial & Business Center	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$56,440,256 52.6% 1.42x 10.5%

Tryad Industrial & Business Center Whole Loan Summary

Note	Original Balance	Cut-off Date Balance	Anticipated Note Holder	Controlling Piece
Note A-1-1	$27,000,000	$26,971,450	UBS 2017-C7	No
Note A-1-2	$13,000,000	$12,986,254	UBS 2018-C8	Yes
Note A-1-3	$10,000,000	$9,989,426	UBS 2018-C8	No
Note A-1-4	$5,250,000	$5,244,449	UBS 2018-C8	No
Note A-2-1	$27,000,000	$26,971,450	UBS 2017-C7	No
Note A-2-2	$13,000,000	$12,986,254	UBS 2018-C8	No
Note A-2-3	$10,000,000	$9,989,426	UBS 2018-C8	No
Note A-2-4	$5,250,000	$5,244,449	UBS 2018-C8	No
Total	$110,500,000	$110,383,156

The proceeds of the Tryad Industrial & Business Center Whole Loan, together with a mezzanine loan with an original principal balance of $19,500,000 (the “Tryad Industrial & Business Center Mezzanine Loan”), were used to refinance the Tryad Industrial & Business Center Property, pay off a partnership loan, fund reserves, pay closing costs and return equity to the borrower sponsors.

The Borrower and the Borrower Sponsors. The borrower is Tech Park Owner LLC (the “Tryad Industrial & Business Center Borrower”), a Delaware limited liability company and single-purpose entity structured to be bankruptcy remote with two independent directors. The Tryad Industrial & Business Center Borrower provided a non-consolidation opinion at origination. The borrower sponsors and the nonrecourse carve-out guarantors, who are jointly and severally liable, are Leslie Westreich and Morty Yashar. Mr. Westreich and Mr. Yashar are principals of Tryad Group and each have more than 25 years of experience as real estate developers having owned and developed properties in more than 15 states.

Founded in 2004, the Tryad Group is a diversified real estate organization based in New York City. The Tryad Group’s portfolio includes approximately 6.0 million SF of commercial real estate throughout New York, New Jersey, Florida, Pennsylvania and Michigan. Tryad Group oversees all leasing and management functions at their properties.

The Property. The Tryad Industrial & Business Center Property is a 3.4 million SF industrial/flex office park comprised of 14 buildings located in Rochester, New York. Eleven of the buildings are occupied by a variety of office and industrial tenants including high tech manufacturing tenants, call centers and warehouse tenants. The three other buildings include a service garage, salt storage building and storage shed. The Tryad Industrial & Business Center Property also features a full-service cafeteria.

The Tryad Industrial & Business Center Property is one of the largest technology parks in the United States with office, research, distribution, industrial, and manufacturing space in 11 connected buildings. The Tryad Industrial & Business Center Property has sophisticated telecommunications and onsite security configurations with a direct digital energy management system for HVAC and lighting control throughout the complex, and has its own utility plant for chilled water, and compressed air services. The Tryad Industrial & Business Center Property is located near access to major highways and is within 6 miles of Greater Rochester International Airport.

The Tryad Industrial & Business Center Property is situated along NY-531 and has its own highway exit, offering ease of access for the 4,000+ employees that travel there on a daily basis. There are several bus stops within the campus providing access from downtown Rochester. Additionally, the Tryad Industrial & Business Center Property includes 8,429 parking spaces situated across six interconnected parking lots. Given the vast size of the parking areas, the borrower sponsors added a shuttle service throughout the park and parking lot for employees.

The Tryad Industrial & Business Center Property was originally constructed from 1966 to 1983 for Kodak as one of their primary facilities in Rochester and was renovated from 2000 to 2004 as well as 2017. Since 2007, the Tryad Industrial & Business Center Property has undergone approximately $34.3 million of capital expenditures and tenant improvements. Additionally, the borrower sponsors have invested approximately $1.25 million in capital expenditures since 2015, which include upgrading and expanding the parking lot, installing new server technology to better accommodate tenants and the building systems and new property maintenance equipment.

Since acquiring the Tryad Industrial & Business Center Property in 2007, the borrower sponsors have leased up over 1.7 million SF of space, bringing occupancy from approximately 20% at acquisition to 68.1% as of January 8, 2018. Notable new tenants include Bottling Group LLC (a subsidiary of PepsiCo) (107,236 SF), Jacobson Warehouse Co. (107,447 SF), University of Rochester (146,264 SF), Kodak Alaris (248,184 SF) and Bridgestone Tires (31,624 SF), among others.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Rochester Technology Park Rochester, NY 14624	Collateral Asset Summary – Loan No. 2 Tryad Industrial & Business Center	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$56,440,256 52.6% 1.42x 10.5%

Tryad Industrial & Business Center Historical Occupancy

2007	2008	2009	2010	2011	2012	2013	2014	2015	2016	2017
20.0%	34.6%	36.5%	37.2%	41.2%	46.1%	50.9%	55.9%	61.7%	66.9%	69.0%

Major Tenants.

Maximus (195,450 SF, 5.8% of NRA, 17.9% of underwritten base rent). Founded in 1975, Maximus is a for-profit operator of government health and human services programs in the United States, United Kingdom, Canada, Australia and Saudi Arabia. The company focuses on administering government-sponsored programs, such as Medicaid, the Children’s Health Insurance Program, welfare-to-work and Medicare, among others. Maximus, Inc. is a publicly-traded company (NYSE: MMS) and is the lessee on the lease. As of December 6, 2017, MMS had a market capitalization of over $4.5 billion and as of Q3 2017, the company reported a net income of approximately $209.43 million.

Maximus utilizes its space at the Tryad Industrial & Business Center Property as a call center for New York State healthcare programs with nearly 2,000 employees. According to the borrower sponsors, upon taking its space in August 2016, Maximus received an $8.6 million tenant improvement package, which Maximus is currently paying back to the Tryad Industrial & Business Center Borrower under the terms of its lease. Maximus has a lease expiration of August 31, 2019 with an ongoing termination option if their contract with the government has been terminated, materially altered or permitted to expire, subject to a termination fee. Maximus has three, one-year renewal options.

Harris Corporation (260,108 SF, 7.8% of NRA, 13.9% of underwritten base rent). Harris Corporation (NYSE: HRS) is an American technology company, specializing in IT services, wireless equipment, tactical radios, electronics, night vision equipment and antennas of which it provides primarily to the United States Department of Defense. Harris Corporation has a market capitalization of nearly $17.0 billion as of December 6, 2017 and reported annual revenues of $5.9 billion as of June 30, 2017.

Harris Corporation acquired ITT Space Systems in 2015 for approximately $4.7 billion and subsequently took over its space at the Tryad Industrial & Business Center Property.

Harris Corporation occupies three spaces at the Tryad Industrial & Business Center Property totaling 107,283 SF (“Lease 1”), 111,322 SF and 41,503 SF with lease expirations of 8/31/2020, 12/31/2022 and 4/30/2027, respectively. Each lease has two, five-year renewal options. Harris Corporation has the right to terminate up to 50% of its space under Lease 1 after September 1, 2018 with 180 day’s prior notice.  The termination option represents approximately 29% of Harris Corporation’s total space and 2.2% of NRA.

Kodak Alaris (248,184 SF, 7.4% of NRA, 12.7% of underwritten base rent). Founded in 2013, Kodak Alaris is a Rochester-based company that offers retail photo print, photographic paper and workflow products supply, still camera films and retail and souvenir photo products. In 2017, Kodak Alaris received a $2.0 million grant from New York State as an incentive to move to the Tryad Industrial & Business Center Property. The Tryad Industrial & Business Center Property serves as the headquarters for three of its four business units.

Kodak Alaris executed a ten-year lease in July 2017. The Tryad Industrial & Business Center Borrower is expected to deliver and the tenant is expected to take occupancy of approximately 148,964 SF of its space in March 2018 and the remaining approximately 99,220 SF of the space by May 2018. The lease has a rent commencement date of September 1, 2018 and an expiration date of December 31, 2028. The lease includes a termination option on or after December 31, 2025 with one-year notice and the payment of a termination fee. Kodak Alaris has two, five-year renewal options. At loan origination, the Tryad Industrial & Business Center Borrower deposited (i) approximately $9.2 million into a TI/LC reserve, of which approximately $8.7 million is earmarked for Kodak Alaris, and (ii) approximately $1.9 million into a free rent reserve earmarked for Kodak Alaris.

Other tenants include the University of Rochester, Hammer Packaging Corporation, Bottling Group LLC (PepsiCo), Mercury Print, Eastman Kodak Company, Pharmasmart and Jacobson Warehouse Co. Overall, the Tryad Industrial & Business Center Property is leased to 34 tenants.

Tryad Industrial & Business Center Tenancy Mix

Tenant Industry	Occupied Net Rentable Area	% of Occupied Net Rentable Area	Notable Tenants
Label/Package Printing	268,109	11.7%	Hammer Packaging Corporation
Medical	263,220	11.5%	Ortho Clinical
Defense	260,108	11.4%	Harris Corporation
Digital Photography/Imaging	248,184	10.9%	Kodak Alaris
Software & Services	195,450	8.6%	Maximus
Education	189,729	8.3%	University of Rochester
Photography	177,123	7.8%	Eastman Kodak Company
Printing - Educational Material	169,688	7.4%	Mercury Print
Warehousing/Logistics	164,483	7.2%	Jacobson Warehouse Co.
Other	148,711	6.5%	Weldrite Closures Inc.
Food & Beverage	125,236	5.5%	Bottling Group LLC (PepsiCo)
Automotive	74,170	3.2%	Bridgestone

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Rochester Technology Park Rochester, NY 14624	Collateral Asset Summary – Loan No. 2 Tryad Industrial & Business Center	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$56,440,256 52.6% 1.42x 10.5%

The following table presents certain information relating to the largest tenants at the Tryad Industrial & Business Center Property based on UW Base Rent:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(2)	Tenant SF	Approximate % of SF	Annual UW Base Rent	% of Total Annual Base UW Rent	Annual UW Base Rent PSF(3)	Lease Expiration
Maximus(4)	NR/NR/NR	195,450	5.8%	$2,562,350	17.9%	$13.11(4)	8/31/2019
Harris Corporation	BBB-/Baa3/BBB-	260,108	7.8%	$1,990,778	13.9%	$7.65	Various(5)
Kodak Alaris(6)	NR/NR/NR	248,184	7.4%	$1,814,153	12.7%	$7.31	12/31/2028
University of Rochester	AA-/Aa3/AA-	146,264	4.4%	$1,333,392	9.3%	$9.12	Various(7)
Hammer Packaging Corporation	NR/NR/NR	268,109	8.0%	$938,382	6.6%	$3.50	12/31/2018
Bottling Group LLC(8)	A/A1/A+	107,236	3.2%	$723,946	5.1%	$6.75	1/31/2020
Mercury Print	NR/NR/NR	169,688	5.1%	$626,149	4.4%	$3.69	12/31/2024
Eastman Kodak Company	NR/Caa1/CCC+	177,123	5.3%	$575,650	4.0%	$3.25	11/30/2018
Pharmasmart(9)	NR/NR/NR	53,000	1.6%	$384,250	2.7%	$7.25	9/30/2023
Jacobson Warehouse Co.	NR/NR/NR	107,447	3.2%	$351,314	2.5%	$3.27	1/31/2021
Subtotal/Wtd. Avg.		1,732,609	51.7%	$11,300,364	78.9%	$6.52
Remaining Tenants		551,602	16.4%	$3,015,132	21.1%	$5.47
Vacant Space		1,069,019	31.9%	$0	0.0%	$0.00
Total/Wtd. Avg.		3,353,230	100.0%	$14,315,495	100.0%	$6.27

(1)	Information is based on the underwritten rent roll.

(2)	Ratings provided are for the parent company of the entity listed under the heading “Tenant Name” whether or not the parent company guarantees the lease.

(3)	Wtd. Avg. Annual UW Base Rent PSF excludes vacant space.

(4)	Maximus’ current rent is $21.76 PSF, which includes amortizing tenant improvements. Annual UW Base Rent PSF of $13.11 is based on the renewal option after the tenant improvement allowance has been repaid and is in line with the appraiser’s market rent conclusion of $13.00 PSF. Maximus has the right to terminate its lease at any time if their contract with the government has been terminated, materially altered or permitted to expire, subject to a termination fee.

(5)	Harris Corporation has three leases at the Tryad Industrial & Business Center Property as follows: 107,283 SF, 111,322 SF and 41,503 SF with lease expirations of 8/31/2020, 12/31/2022 and 4/30/2027, respectively. With respect to the 107,283 SF lease, Harris Corporation has the right to terminate up to 50% of its space under Lease 1 after September 1, 2018 with 180 day’s prior notice. The termination option represents approximately 29% of Harris Corporation’s total space and 2.2% of NRA.

(6)	Kodak Alaris executed a ten-year lease in July 2017. The Tryad Industrial & Business Center Borrower is expected to deliver and the tenant is expected to take occupancy of approximately 148,964 SF in March 2018 with the remainder of the space being delivered by May 2018. The lease has a rent commencement date of September 1, 2018 and expiration date of December 31, 2028. The lease includes a termination option on or after December 31, 2025 with one-year notice and the payment of a termination fee. Kodak Alaris has two five-year renewal options. At loan origination, the Tryad Industrial & Business Center Borrower deposited (i) approximately $9.2 million into a TI/LC reserve, of which approximately $8.7 million is earmarked for Kodak Alaris, and (ii) approximately $1.9 million into a free rent reserve earmarked for Kodak Alaris.

(7)	University of Rochester occupies five spaces at the Tryad Industrial & Business Center Property as follows: 81,562 SF, 28,482 SF, 20,350 SF, 10,870 SF and 5,000 SF with lease expirations of 11/30/2027, 11/30/2026, 11/30/2027, 12/31/2018 and 5/31/2018, respectively.

(8)	Bottling Group LLC is a subsidiary of PepsiCo, Inc.

(9)	Pharmasmart has a one-time right to terminate its lease in December 2022 with 180 days’ prior written notice and the payment of a termination fee.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Rochester Technology Park Rochester, NY 14624	Collateral Asset Summary – Loan No. 2 Tryad Industrial & Business Center	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$56,440,256 52.6% 1.42x 10.5%

The following table presents certain information relating to the lease rollover schedule at the Tryad Industrial & Business Center Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	UW Base Rent PSF Rolling(3)	Total UW Base Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
MTM	1	4,480	0.1%	0.1%	$5.61	$25,111	0.2%	0.2%
2018	10	642,160	19.2%	19.3%	$3.88	$2,491,339	17.4%	17.6%
2019	6	250,740	7.5%	26.8%	$11.05	$2,769,764	19.3%	36.9%
2020	8	253,513	7.6%	34.3%	$9.64	$2,444,412	17.1%	54.0%
2021	3	147,447	4.4%	38.7%	$3.56	$524,914	3.7%	57.7%
2022	6	153,842	4.6%	43.3%	$4.89	$751,882	5.3%	62.9%
2023	3	84,475	2.5%	45.8%	$8.38	$708,000	4.9%	67.9%
2024	1	169,688	5.1%	50.9%	$3.69	$626,149	4.4%	72.2%
2025	2	112,600	3.4%	54.2%	$4.88	$549,475	3.8%	76.1%
2026	2	42,043	1.3%	55.5%	$8.30	$349,029	2.4%	78.5%
2027	4	175,039	5.2%	60.7%	$7.21	$1,261,268	8.8%	87.3%
2028	3	248,184	7.4%	68.1%	$7.31	$1,814,153	12.7%	100.0%
2029 & Beyond	0	0	0.0%	68.1%	$0.00	$0	0.0%	100.0%
Vacant	0	1,069,019	31.9%	100.0%	$0.00	$0	0.0%	100.0%
Total/Wtd. Avg.	49	3,353,230	100.00%		$6.27	$14,315,495	100.00%

(1)	Information is based on the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the lease rollover schedule.

(3)	Wtd. Avg. UW Base Rent PSF Rolling excludes vacant space.

The Market. The Tryad Industrial & Business Center Property is located approximately 6.0 miles west of downtown Rochester in an industrial area in the Town of Gates. The greater Rochester area is New York State’s third largest metropolitan area with a 2016 population of approximately 1.1 million individuals. Rochester is known as a technology hub and the area has been the birthplace to such corporations as Kodak, Western Union, Bausch & Lomb, Gleason and Xerox, companies that conduct extensive research and manufacturing in the fields of industrial and consumer products. Additionally, Rochester is known as the world capital of imaging.

The immediate area offers adequate access to the Tryad Industrial & Business Center Property with three freeway exits providing access to the interstate system via State Route 531 and Interstate 490. One exit is dedicated to the Tryad Industrial & Business Center Property. In addition, there are several bus stops within the campus providing access from downtown Rochester.

According to a third party market research report, the 2016 population within a three- and five-mile radius of the Tryad Industrial & Business Center Property is 39,868 and 140,951, respectively, and the median household income within a three- and five-mile radius of the Tryad Industrial & Business Center Property is $51,601 and $47,290, respectively.

As of Q2 2017, the Rochester market had a total industrial inventory of 93.6 million SF with a vacancy rate of 6.2%, which is in line with the 2016 average of 6.1%. As of Q3 2017, the Rochester market had a total office inventory of approximately 46.4 million SF with a vacancy rate of 8.8%, which is in line with the average vacancy rate for the past 9 years of 9.0%.

The appraisal identified fifteen comparable leases and concluded a weighted average market rent of $6.33 PSF, which is in line with UW Base Rent PSF of $6.27 PSF.

Tryad Industrial & Business Center Market Rent

	Net Rentable Area	UW Base Rent PSF(1)	Market Rent PSF
Flex/Office	1,128,937	$9.33	$10.00
Flex/Office-Small Unit	27,799	$6.83	$12.00
Maximus Office Unit	195,450	$13.11	$13.00
Industrial-Small Unit	37,283	$4.19	$5.00
Industrial	1,963,761	$3.90	$3.50
Total/Wtd. Avg.	3,353,230	$6.27(2)	$6.33

Source: Appraisal

(1)	Information is based on the underwritten rent roll.

(2)	Wtd. Avg. UW Base Rent PSF excludes vacant space.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Rochester Technology Park Rochester, NY 14624	Collateral Asset Summary – Loan No. 2 Tryad Industrial & Business Center	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$56,440,256 52.6% 1.42x 10.5%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Tryad Industrial & Business Center Property:

Cash Flow Analysis(1)

	2014	2015	2016	9/30/2017 TTM	UW	UW PSF
Gross Potential Rent(2)(3)(4)	$7,403,937	$9,027,325	$11,875,899	$14,009,391	$21,101,242	$6.29
Total Recoveries	$5,677,471	$5,959,222	$5,975,325	$5,788,021	$6,136,757	$1.83
Other Income(5)	$270,130	$220,565	$869,517	$267,735	$267,735	$0.08
Less Vacancy & Credit Loss	$0	$0	$0	$0	($6,785,747)	($2.02)
Effective Gross Income	$13,351,538	$15,207,112	$18,720,741	$20,065,147	$20,719,987	$6.18

Real Estate Taxes(6)	$1,113,064	$1,145,405	$1,160,289	$1,197,181	$1,197,181	$0.36
Insurance	$274,313	$290,098	$299,443	$303,861	$299,032	$0.09
Management Fee	$630,057	$584,343	$673,030	$658,938	$621,600	$0.19
Other Operating Expenses	$8,009,960	$7,266,939	$7,059,515	$7,145,730	$6,983,532	$2.08
Total Operating Expenses	$10,027,394	$9,286,785	$9,192,277	$9,305,710	$9,101,345	$2.71
Net Operating Income	$3,324,144	$5,920,327	$9,528,464	$10,759,437	$11,618,642	$3.46
Capital Expenditures	$0	$0	$0	$0	$611,684	$0.18
TI/LC	$0	$0	$0	$0	$871,840	$0.26
Net Cash Flow	$3,324,144	$5,920,327	$9,528,464	$10,759,437	$10,135,118	$3.02

Occupancy %	55.9%	61.7%	66.9%	71.2%	68.1%
NOI DSCR(7)	0.47x	0.83x	1.34x	1.51x	1.63x
NCF DSCR(7)	0.47x	0.83x	1.34x	1.51x	1.42x
NOI Debt Yield(7)	3.0%	5.4%	8.6%	9.7%	10.5%
NCF Debt Yield(7)	3.0%	5.4%	8.6%	9.7%	9.2%

(1)	The borrower sponsors acquired the Tryad Industrial & Business Center Property in 2007 and have since leased up over 1.7 million SF of space bringing occupancy from approximately 20% at acquisition to 68.1% as of January 11, 2018.

(2)	Includes contractual rent steps through January 31, 2019 ($59,639).

(3)	Maximus’ current rent is $21.76 PSF, which includes amortizing tenant improvements. Underwritten rent is $13.11 PSF, which is based on the renewal option after the tenant improvement allowance has been repaid and is in line with the appraiser’s market rent conclusion of $13.00 PSF.

(4)	UW Gross Potential Rent includes rent for Kodak Alaris ($1,814,153). Kodak Alaris executed a ten-year lease in July 2017 and is currently building out its space. A portion of the space is expected to be delivered in March 2018 with the remainder of the space expected to be delivered by May 2018. The lease has a rent commencement date of September 1, 2018 and expiration date of December 31, 2028. At loan origination, the Tryad Industrial & Business Center Borrower deposited (i) approximately $9.2 million into a TI/LC reserve of which approximately $8.7 million is earmarked for Kodak Alaris and (ii) approximately $1.9 million into a free rent reserve earmarked for Kodak Alaris.

(5)	The increase in 2016 Other Income is a primarily a result of a one-time termination fee for a tenant that vacated.

(6)	The Tryad Industrial & Business Center Property is subject to a 20-year PILOT agreement with the Monroe County Industrial Development Authority, which abates the real estate taxes through 2028. The real estate taxes reflect the PILOT payment paid. The 9/30/2017 TTM and the underwritten real estate taxes ($1,197,181) reflect the current PILOT payment based on the trailing 12-months and is subject to annual increases of 3%. See “PILOT Agreement and IDA Ground Lease” below for further discussion.

(7)	Debt service coverage ratios and debt yields are based on the Tryad Industrial & Business Center Whole Loan.

Escrows and Reserves. At origination, the Tryad Industrial & Business Center Borrower deposited in escrow (i) $700,000 upfront for annual real estate taxes and is required to escrow monthly 1/12 of the annual estimated tax payments, (ii) $144,000 upfront for annual insurance premiums and is required to escrow monthly 1/12 of the annual estimated insurance premiums, (iii) $9,203,324 upfront for owed tenant improvements of which approximately $8.7 million is earmarked for Kodak Alaris, (iv) $3,000,000 upfront for future rollover and is required to escrow $97,803 monthly into a rollover reserve in the event that the balance of the rollover reserve falls below $1,500,000 until such time as the amount on deposit equals $3,000,000, (v) $1,917,974 upfront in escrow for free rent associated with Kodak Alaris, (vi) $51,576 monthly for capital expenditures and (vii) $45,250 upfront for immediate repairs.

Lockbox and Cash Management. The Tryad Industrial & Business Center Whole Loan is structured with a hard lockbox and in place cash management. The Tryad Industrial & Business Center Borrower is required to send tenant direction letters to all tenants instructing them to deposit all rents and payments directly into the lockbox account controlled by the lender. All funds in the lockbox account are swept daily to a cash management account under the control of the lender and amounts in this account are used to pay monthly debt service payments on the Tryad Industrial & Business Center Whole Loan & Tryad Industrial & Business Center Mezzanine Loan and any reserves due under the Tryad Industrial & Business Center Whole Loan documents with excess amounts remaining in this account returned to the borrower in accordance with the Tryad Industrial & Business Center Whole Loan documents, unless a Cash Trap Period (as defined below) is continuing.

All excess cash will be swept into a lender-controlled account during the continuation of a Cash Trap Period.

A “Cash Trap Period” will commence upon written notice from lender to borrower of the occurrence of (i) an event of default under the Tryad Industrial & Business Center Mortgage Loan or the Tryad Industrial & Business Center Mezzanine Loan, (ii) the filing of a bankruptcy or insolvency proceeding by or against the Tryad Industrial & Business Center Borrower, guarantor or property manager, (iii) a Primary Tenant Cash Trap Period (as defined below) or (iv) the failure by the Tryad Industrial & Business Center Borrower, after the end of two consecutive calendar quarters, to maintain a debt service coverage ratio (in the aggregate taking into account both the Tryad Industrial & Business Center Whole Loan and the Tryad Industrial & Business Center Mezzanine Loan) of at least 1.05x. A Cash Sweep Period will continue until, in regard to clause (i) above, the cure of such event of default and acceptance of such cure by the lender, in regard to clause (ii) above, with respect to a bankruptcy action by or against the property manager only, the Tryad Industrial &

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Rochester Technology Park Rochester, NY 14624	Collateral Asset Summary – Loan No. 2 Tryad Industrial & Business Center	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$56,440,256 52.6% 1.42x 10.5%

Business Center Borrower replacing the manager with a qualified manager under an acceptable replacement management agreement, with regard to clause (iii) above, such Primary Tenant Cash Trap Period having terminated and no other Cash Trap Period then existing, or with regard to clause (iv) above, the debt service coverage ratio being at least 1.05x (in the aggregate taking into account both the Tryad Industrial & Business Center Whole Loan and the Tryad Industrial & Business Center Mezzanine Loan) for two consecutive calendar quarters and no other Cash Trap Period then being in effect or event that would trigger another Cash Trap Period has occurred.

A “Primary Tenant Cash Trap Period” will commence upon the earlier of (i) six months prior to the then current expiration of any Primary Tenant lease, (ii) the date upon which any Primary Tenant (as defined below) becomes a debtor in any bankruptcy or insolvency proceeding, (iii) the date upon which any Primary Tenant vacates, surrenders, “goes dark” or otherwise gives notice of its intent to discontinue business at the space under their respective lease(s) or (iv) a monetary or material non-monetary default by the Primary Tenant under its lease. A Primary Tenant Cash Trap Period will end upon (a) the occurrence of a Primary Tenant Trigger Cure Event (as defined below), or (b) the NCF debt yield being equal to or greater than 8.50% (without including any income from any Primary Tenant who triggered such Primary Tenant Trigger Event) for a period of two consecutive calendar quarters subsequent to the commencement of the existing Primary Tenant Cash Trap Period.

A “Primary Tenant Trigger Cure Event” will occur upon the Tryad Industrial & Business Center Borrower satisfying all of the following conditions: (i) with respect to any Primary Tenant Cash Trap Period, the Tryad Industrial & Business Center Borrower has entered into one or more leases with one or more replacement tenants reasonably satisfactory to the lender demising not less than 85.0% of the applicable Primary Tenant space for a term of not less than three years, each at a net effective rental rate of not less than either (x) the net effective rental rate under the Primary Tenant lease at loan origination, (y) the effective fair market rent then prevailing for similar properties and leases in the market area (and taking into account the type and creditworthiness of the tenant, the length of the term including any renewals, and the location and size of the premises covered thereby) or (z) the net effective rental rate reasonably acceptable to the lender; (ii) with respect to a Primary Tenant Cash Trap Period that is triggered solely due to a bankruptcy trigger, the date on which Primary Tenant is no longer a debtor in any bankruptcy or insolvency proceeding).

A “Primary Tenant” means, individually and collectively, (i) Maximus, (ii) Harris Corporation, (iii) Eastman Kodak Company, (iv) University of Rochester, (v) Hammer Packaging Corporation, (vi) Kodak Alaris or (vii) any tenant or its affiliates that collectively occupy at least 200,000 SF at the Tryad Industrial & Business Center Property.

Additional Secured Indebtedness (not including trade debts). Not permitted.

Mezzanine Loan and Preferred Equity. In connection with the loan origination, Sound Mark Partners, LLC funded a mezzanine loan with an original principal balance of $19,500,000 that accrues interest at a rate of 10.7500% per annum. The Tryad Industrial & Business Center Mezzanine Loan is co-terminous with the Tryad Industrial & Business Center Whole Loan and is interest-only for its full term. The mezzanine lender entered into an intercreditor agreement with the lenders.

Release of Property. The Tryad Industrial & Business Center Borrower may obtain the free release of one or more vacant release parcels, subject to the terms of the Tryad Industrial & Business Center Whole Loan documents, which parcels are defined in the Tryad Industrial & Business Center Whole Loan documents. The identified vacant parcels were not included in the underwriting or appraised value of the Tryad Industrial & Business Center Whole Loan.

PILOT Agreement and IDA Ground Lease. In August 2007, the Tryad Industrial & Business Center Borrower entered into a 20-year payment in lieu of taxes (“PILOT”) agreement with the County of Monroe Industrial Development Agency (“IDA”) pursuant to which the borrower is required to pay, in lieu of taxes, an amount equal to $1,082,118 (the “Base Amount”) in special district charges and assessments during years 1-5 with a 3% per annum increase in the Base Amount in years 6-20; provided that the agreement permits the reduction of the Base Amount in the event there are special charges and assessments in excess of $60,000; and provided, further, that in the event the borrower constructs additional improvements that lead to an increase in the assessed value, the Base Amount may increase. In connection with the PILOT agreement, the Tryad Industrial & Business Center Borrower leased the Tryad Industrial & Business Center Property to IDA pursuant to a ground lease that requires rent of $1.00 per year and is co-terminous with the PILOT agreement. The IDA subleased the Tryad Industrial & Business Center Property back to the borrower to operate the related property. The lender has the right to terminate the ground lease and the related sub-lease in connection with a foreclosure proceeding against the Tryad Industrial & Business Center Borrower. See “Description of the Mortgage Pool—Real Estate and Other Tax Considerations” in the Preliminary Prospectus.

Terrorism Insurance. The Tryad Industrial & Business Center Borrower is required to obtain insurance against acts of terrorism for loss resulting from perils and acts of terrorism in amounts and with terms and conditions applicable to commercial property, general liability, business income and umbrella liability insurance required pursuant to the Tryad Industrial & Business Center Whole Loan documents.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

(THIS PAGE INTENTIONALLY LEFT BLANK)

900 Chelmsford Street Lowell, MA 01851	Collateral Asset Summary – Loan No. 3 CrossPoint	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$50,000,000 60.0% 2.24x 11.8%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

900 Chelmsford Street Lowell, MA 01851	Collateral Asset Summary – Loan No. 3 CrossPoint	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$50,000,000 60.0% 2.24x 11.8%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

900 Chelmsford Street Lowell, MA 01851	Collateral Asset Summary – Loan No. 3 CrossPoint	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$50,000,000 60.0% 2.24x 11.8%

CrossPoint
900 Chelmsford Street
Lowell, MA 01851
LOWELL
Downtown
Dracut
Chelmsford
Tewksbury
Billerica
MIDDLESEX COUNTY
Lowell-Dracut-Tyngsboro State Forest
Merrimack River
Concord River
UMass at Lowell-North Campus
UMass at Lowell-East Campus
UMass at Lowell-South Campus
Lowell General Hospital
Lowell General Hospital Saints Campus
Pawtucket Falls and Dam
Tsongas Center at UMass Lowell
Boott Cotton Mills Museum
Lowell National Historic Park
Lowell Memorial Auditorium
BRIDGE ST BRIDGE
ROURKE BRIDGE
Middlesex Plaza
Chelmsford Plaza
Drum Hill Shopping Center
MACOM Technology Solutions
Eastgate Plaza
Shop 'n Save Plaza
AvCarb Material Solutions
Coca Cola
Segue Manufacturing
Spectro Scientific
East Gate Plaza
Chelmsford Mall
Radio Waves Inc.
Potpourri Group Inc.
Magellan Diagnostics
Sunrise Shopping Center
Gage Park
Christian Hill Park
Fort Hill Park
Shedd Park
Cawley Memorial Stadium
Stadium Plaza Shopping Center
AECOM Environment
Verizon Communication
Esco Calibration Laboratory
Comet Products
UTC Aerospace Systems
ZOLL Medical Corporation
Warren Manning State Forest
Treble Cove Plaza
NORTH BILLERICA
LOWELL
MBTA
MBTA LOWELL LINE
Lowell Connector
Nashua, NH 14 miles
Boston 25 miles
Nashua Rd
Donohue Rd
Parker Ave
Pleasant St
Willard St
Arlington St
University Ave
Lakeview Ave
Hildreth St
Burgess Farm Rd
VFW Hwy
Mammoth Rd
Merrimack Ave
Varnum Ave
Pawtucket St
Merrimack St
Fletcher St
Bridge St
Andover St
Broadway St
Pawtucket Blvd
Middlesex St
Princeton Blvd
Westford St
Gorham St
Nesmith St
Wentworth Ave
Hovey St
Rogers St
Pine St
North Rd
Parker St
Stevens St
Moore St
Lawrence St
Boylston St
Boston Rd
Swan St
Whipple Rd
Stedman St
Dalton Rd
Locke Rd
High St
Brick Kiln Rd
Turnpike Rd
Mill Rd
Chelmsford Rd
Lowell St
Pollard St
Treble Cove Rd
Rangeway Rd
Bridle Rd
113
38
110
133
3A
3
4
495
MAINE
NEW HAMPSHIRE
MASS.
CONN.
RHODE ISLAND
Atlantic Ocean
Massachusetts Bay
Cape Cod Bay
CAPE COD NATIONAL SEASHORE
Claremont
Concord
Rochester
Portsmouth
Keene
Manchester
Merrimack
Hampton
Newburyport
Nashua
Haverhill
Lawrence
Lowell
Fitchburg
Gloucester
Peabody
Leominster
Burlington
Salem
Lynn
Cambridge
BOSTON
Newton
Worcester
Framingham
Quincy
Brockton
Provincetown
Plymouth
Woonsocket
Taunton
Providence
Pawtucket
Cranston
Warwick
Fall River
New Bedford
Barnstable
Harwich
Chatham

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

900 Chelmsford Street Lowell, MA 01851	Collateral Asset Summary – Loan No. 3 CrossPoint	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$50,000,000 60.0% 2.24x 11.8%

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	CCRE			Single Asset/Portfolio:	Single Asset
Original Balance(1):	$50,000,000			Location:	Lowell, MA 01851
Cut-off Date Balance(1):	$50,000,000			General Property Type:	Office
% of Initial Pool Balance:	4.8%			Detailed Property Type:	Suburban
Loan Purpose(2):	Acquisition			Title Vesting:	Fee
Borrower Sponsors:	William H. Kremer; Samuel T. Byrne			Year Built/Renovated:	1979/2017
Mortgage Rate:	4.73400%			Size:	1,320,254 SF
Note Date:	1/16/2018			Cut-off Date Balance per SF(1):	$114
First Payment Date:	3/4/2018			Maturity Date Balance per SF(1):	$114
Maturity Date:	2/6/2028			Property Manager:	ALP CrossPoint Manager LLC
Original Term to Maturity:	120 months
Original Amortization Term:	0 months
IO Period:	120 months			Underwriting and Financial Information
Seasoning:	0 months			UW NOI:	$17,661,721
Prepayment Provisions(3)(4):	LO (24); DEF (90); O (6)			UW NOI Debt Yield(1):	11.8%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NOI Debt Yield at Maturity(1):	11.8%
Additional Debt Type(1)):	Pari Passu			UW NCF DSCR(1):	2.24x
Additional Debt Balance(1)(4)(5):	$100,000,000			Most Recent NOI(6):	$11,312,928 (11/30/2017 TTM)
Future Debt Permitted (Type):	No (N/A)			2nd Most Recent NOI(6):	$6,360,488 (12/31/2016)
Reserves(8)				3rd Most Recent NOI(7):	N/A
Type	Initial	Monthly	Cap	Most Recent Occupancy:	95.4% (1/11/2018)
RE Tax:	$240,000	$240,000	N/A	2nd Most Recent Occupancy:	63.7% (12/31/2016)
Insurance:	$0	Springing	N/A	3rd Most Recent Occupancy:	67.0% (12/31/2015)
Replacements:	$0	$18,703	N/A	Appraised Value (as of):	$250,000,000 (1/8/2018)
TI/LC:	$0	$110,021	$3,960,762	Cut-off Date LTV Ratio(1):	60.0%
Kronos Free Rent Reserve:	$6,500,000	$0	N/A	Maturity Date LTV Ratio(1):	60.0%

Sources and Uses

Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount(1):	$150,000,000	63.7%	Purchase Price(2):	$227,200,000	96.5%
Borrower Equity	$85,555,563	36.3%	Reserves:	$6,740,000	2.9%
			Closing Costs:	$1,615,563	0.7%
Total Sources:	$235,555,563	100.0%	Total Uses:	$235,555,563	100.0%

(1)	The original principal balance represents a portion of the CrossPoint Whole Loan (as defined below), which is comprised of 10 pari passu promissory notes with an aggregate original principal balance of $150,000,000. The Cut-off Date Balance per SF, Maturity Date Balance per SF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio presented above are based on the aggregate principal balance of the CrossPoint Whole Loan.

(2)	Anchor Line, an affiliate of the CrossPoint manager, was part of the prior ownership structure of the CrossPoint Property and has retained an approximate 3.5% ownership stake in conjunction with the acquisition.

(3)	Partial release of a one-acre parcel is permitted. See “Release of Property” below for further discussion of release requirements.

(4)	The lockout period for defeasance will be at least 24 payment dates beginning with and including the first payment date of March 4, 2018. Following the lockout period, the CrossPoint Borrower (as defined below) has the right to defease the CrossPoint Whole Loan in whole or in part (as described below under “Releases of Property”), on any date before September 4, 2027. The lockout period will expire on the earlier to occur of (i) two years after the closing date of the securitization that includes the last note to be securitized or (ii) March 4, 2021. For the purposes of this term sheet, the assumed lockout period of 24 months is based on the expected UBS 2018-C8 securitization closing date in February 2018. The actual lockout period may be longer.

(5)	See “Escrows and Reserves” below for further discussion of reserve requirements.

(6)	The increase in NOI from 2016 to 11/30/2017 TTM is primarily associated with an increase in occupancy from 63.7% to 95.4%. In May 2016, Kronos executed a new 12-year lease for 505,664 SF (38.3% of NRA).

(7)	The borrower sponsors acquired the CrossPoint Property in January 2018. As a result, historical financials prior to 2016 are unavailable.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

900 Chelmsford Street Lowell, MA 01851	Collateral Asset Summary – Loan No. 3 CrossPoint	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$50,000,000 60.0% 2.24x 11.8%

The Mortgage Loan. The third largest mortgage loan (the “CrossPoint Mortgage Loan”) is part of a whole loan (the “CrossPoint Whole Loan”) with an aggregate original principal balance of $150,000,000. The CrossPoint Whole Loan is secured by a first priority mortgage encumbering the CrossPoint Borrower’s fee interest in four interconnected Class A office towers totaling 1,320,254 SF located in Lowell, MA (the “CrossPoint Property”). Promissory Notes A-2, A-3, and A-9, with an aggregate original principal balance of $50,000,000, collectively represent the CrossPoint Mortgage Loan and will be included in the UBS 2018-C8 Trust. Promissory Notes A-1, A-4, A-7, A-8 and A-10 are currently held by CCRE or an affiliate, and are expected to be contributed to one or more future securitization transactions or may be otherwise transferred at any time. Promissory Notes A-5 and A-6 are currently held by Starwood Mortgage Capital LLC (“Starwood”) or an affiliate, and are expected to be contributed to one or more future securitization transactions or may be otherwise transferred at any time. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

CrossPoint Whole Loan Summary

Note	Original Balance	Cut-off Date Balance	Anticipated Note Holder	Controlling Piece
Note A-1	$30,000,000	$30,000,000	CCRE	Yes
Note A-2	$25,000,000	$25,000,000	UBS 2018-C8	No
Note A-3	$20,000,000	$20,000,000	UBS 2018-C8	No
Note A-4	$20,000,000	$20,000,000	CCRE	No
Note A-5	$15,000,000	$15,000,000	Starwood	No
Note A-6	$10,000,000	$10,000,000	Starwood	No
Note A-7	$10,000,000	$10,000,000	CCRE	No
Note A-8	$10,000,000	$10,000,000	CCRE	No
Note A-9	$5,000,000	$5,000,000	UBS 2018-C8	No
Note A-10	$5,000,000	$5,000,000	CCRE	No
Total	$150,000,000	$150,000,000

The proceeds of the CrossPoint Whole Loan, along with approximately $85.6 million of borrower equity, were used to acquire the CrossPoint Property, fund reserves of approximately $6.74 million, and pay closing costs.

The Borrower and the Borrower Sponsors. The borrower is CH LH CrossPoint Owner LLC (the “CrossPoint Borrower”), a single-purpose Delaware limited liability company structured to be bankruptcy remote with two independent directors. The borrower sponsors of the CrossPoint Whole Loan are Samuel T. Byrne and William Kremer. The initial nonrecourse carveout guarantors of the CrossPoint Loan are Samuel T. Byrne and Brian Chaisson (the “Initial Guarantors”) on a joint and several basis. The Initial Guarantors did not sign an indemnity to cover any breach of the environmental covenants; however, the borrower obtained environmental insurance in lieu of the typical indemnity and the CrossPoint Whole Loan documents provide for springing recourse to the Initial Guarantors with respect to environmental matters if at any time the environmental policy ceases to remain in full force and effect. In addition, the CrossPoint Whole Loan documents do not provide for recourse to the guarantors for certain loss recourse items. For additional information, see “Description of the Mortgage Pool—Environmental Considerations” and “—Non-Recourse Carveout Limitations” in the Preliminary Prospectus.

The CrossPoint Whole Loan documents provide that one or more of the Initial Guarantors may be replaced from time to time by a replacement guarantor, provided, among other things, that the replacement guarantor, in the aggregate with any other replacement or remaining guarantors, has a net worth of not less than $50,000,000, and, if such replacement guarantor is not a natural person, liquid assets of at least $5,000,000. In connection with the origination of the CrossPoint Whole Loan, Lighthouse Real Estate Holdings LLC (“Lighthouse”) contributed $82.1 million to the CrossPoint Borrower in exchange for a 91.73% equity interest.  In certain circumstances, Lighthouse has the right to buy out the Initial Guarantors’ interest in the CrossPoint Borrower. In connection with the origination of the CrossPoint Whole Loan, the lender determined that Lighthouse satisfies the conditions set forth in the CrossPoint Whole Loan documents to become a replacement guarantor, provided there is no material and adverse change with respect to Lighthouse as of the date of the replacement of one or more of the Initial Guarantors.

Samuel T. Byrne and William Kremer are managing partners and co-founders of Cross Harbor Capital Partners, LLC (“Cross Harbor”), a Boston-based real estate private equity firm founded in 1993. Cross Harbor develops and manages private equity investment products in three principal business areas: real assets, distressed securities and mezzanine capital and has invested in more than $13 billion of commercial real estate on behalf of a diversified group of endowments, foundations, public and corporate pension plans, financial institutions, family offices, and sovereign entities.

Brian Chaisson is a founder and managing partner of Anchor Line Partners, LLC (“Anchor Line”). Anchor Line, an affiliate of the CrossPoint Property manager and part of the property ownership structure prior to the sale of the CrossPoint Property to the CrossPoint Borrower, has retained an approximate 3.5% ownership stake in the CrossPoint Property conjunction with the acquisition. Anchor Line is a Boston- based company that focuses on core plus, value add, and opportunistic investment opportunities in the commercial real estate sector. Brian Chaisson has served in senior positions across multiple real estate finance platforms, including as a principal of Cross Harbor and as the Regional Director in Boston for Tishman Speyer.

The Property. The CrossPoint Property consists of three Class A multi-tenanted office towers (Tower 1, Tower 2 and Tower 3), and one vacant 13,700 SF single-story building on the northeast corner, across 42.9 acres in Lowell, Massachusetts. Towers 1 & 3 each consist of 13 floors while Tower 2 has 14 floors, resulting in a total of 40 floors and 1,320,254 SF. The CrossPoint Property was constructed between 1979 and 1985 and recently underwent a large-scale renovation totaling $76.3 million in capital expenditures and leasing costs that was completed in 2017. The renovation included an exterior wall reconstruction to increase square footage and improve natural light penetration, a lobby renovation, HVAC upgrades and relocation, electrical system upgrades, and the addition of the fitness center and cafeteria.

The CrossPoint Property is a Class A property that features a range of amenities including (i) Fuel, a 16,186 SF dining facility, (ii) Flex, a 7,027 SF fitness facility that includes a weight room, gaming center, yoga classes, and golf-simulator, (iii) Lawn, a 16,811 SF conference facility that includes two auditoriums (500 and 200 seats) and three conference rooms (50, 30, and 20 seat rooms) and (iv) a basketball court. In addition, the CrossPoint Property has tenants that provide additional amenities including (i) Little Sprouts, a 12,768 SF day-care facility that has a 215 child capacity and (ii) Tavern in the Square, an 8,385 SF restaurant located on the main floor of Tower 3, with 2017 gross sales of $6,152,608 (2.7% occupancy cost).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

900 Chelmsford Street Lowell, MA 01851	Collateral Asset Summary – Loan No. 3 CrossPoint	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$50,000,000 60.0% 2.24x 11.8%

The CrossPoint Property is located between entrance points to U.S Route 3 (the Northwest Expressway), State Route 2B (the Lowell Connector), and Interstate-495, providing access to transportation throughout New England. The CrossPoint Property provides for approximately 4,000 parking spaces, 306 of which are contained in an attached two-level garage.

The CrossPoint Property benefits from an easement agreement with the owner of an adjacent parcel that provides 2,745 parking spaces on approximately 27 acres. Any amendments to the parking easement agreement are subject to (i) the lender’s prior written approval and (ii) compliance with zoning laws and ordinances.

The CrossPoint Property is currently 95.4% leased to 21 tenants, with major national tenants such as Kronos (38.3%% of NRA; rated BB/B2/NR by Fitch/Moody’s/S&P), Verizon (23.9% of NRA; rated A-/Baa1/BBB+ by Fitch/Moody’s/S&P), Arris Technology (10.9% of NRA; rated NR/Ba3/BB by Fitch/Moody’s/S&P), and Vantiv eCommerce (4.8% of NRA).

Major Tenants.

Kronos Incorporated (505,664 SF, 38.3% of NRA, 37.8% of underwritten base rent, rated BB/B2/NR by Fitch/Moody’s/S&P). Kronos Incorporated (“Kronos”), which leases all of Tower 1 and portions of Towers 2 and 3, is a provider of workforce management and human capital management cloud solutions for businesses, healthcare providers, educational institutions, and government agencies of all sizes. Tens of thousands of organizations, including more than half of the Fortune 1000 and more than 40 million people in over 100 countries use Kronos every day. Founded in Lowell in 1977, Kronos recently relocated its headquarters back to Lowell by executing a 12-year lease in May 2016 at the CrossPoint Property. In conjunction with its headquarters relocation, Kronos invested approximately $12.0 million and according to the borrower sponsors, Kronos plans to grow its corporate headquarters’ employee count from 1,600 to 2,000. Additionally, the tenant received a $33.0 million tenant improvement package from the prior owner that included structural and base system upgrades. The tenant improvement allowance granted to tenant has been disbursed in full by the landlord under the Kronos lease.

In the event the CrossPoint Borrower intends to sell the CrossPoint Property, Kronos has a right of first offer to purchase the CrossPoint Property. The right to purchase does not apply to a sale pursuant to an exercise of a power of sale, foreclosure by mortgage, delivery of a deed in lieu of foreclosure or any ensuing sale of the CrossPoint Property after the CrossPoint Property is relinquished by the CrossPoint Borrower as a result of the aforementioned events. See “Description of the Mortgage Pool—Tenant Issues—Purchase Options and Rights of First Refusal” in the Preliminary Prospectus.

Additionally, Kronos has a right of first offer to lease any space that becomes available at the CrossPoint Property subject to conditions set forth in the Kronos lease and the prior rights of certain tenants, including Verizon with respect to a portion of the CrossPoint Property. In December 2016, Kronos exercised this right and leased an additional 37,554 SF suite on the 12th floor of Tower 3.

In conjunction with its new lease and the relocation of its corporate headquarters to the CrossPoint Property, the city of Lowell granted Kronos a tax exemption through a tax incentive financing (“TIF”) agreement. The 12-year agreement provides the tenant with a tax exemption and in return the tenant is required to, among other things, (i) create 400 new jobs at the CrossPoint Property, (ii) work with UMass Lowell & other local colleges to hire Lowell residents and (iii) invest $18.5 million of capital improvements into the building. See “Description of the Mortgage Pool—Real Estate and Other Tax Considerations” in the Preliminary Prospectus.

Verizon New England (314,981 SF, 23.9% of NRA, 21.5% of underwritten base rent, rated A-/Baa1/BBB+ by Fitch/Moody’s/S&P). Verizon New England Inc., a subsidiary of Verizon Communications Inc. (“Verizon”) (NYSE: VZ), provides voice, data, and video services to homes and businesses in Massachusetts. The Verizon lease is not guaranteed by its parent company. Verizon offers fiber optics Internet, TV, and digital voice services; Internet; and wireless 4G LTE services, utilizes six floors at the CrossPoint Property for engineering, sales and management while the remaining four floors are call centers.

Verizon has been a tenant at the CrossPoint Property since 1994, and has expanded its space by over 220,000 SF since then. According to the tenant, Verizon has invested $20.0-$25.0 million into its space. As of January 2018, Verizon had a market cap of approximately $217 billion. Verizon has a right of first offer on certain vacant space within the CrossPoint Property. Additionally, Verizon has the right to terminate up to 219,561 SF of its space effective on 12/31/2020 and/or 92,380 SF of its space effective 5/31/2021, in each case, by giving notice on or before 12/31/2019, and subject to payment of a termination fee.

Arris Technology, Inc. (143,594 SF, 10.9% of NRA, 10.4% of underwritten base rent, rated NR/Ba3/BB by Fitch/Moody’s/S&P). Arris Technology, Inc. (“Arris”) (NASDAQ: ARRS) is a world leader in entertainment and communications technology. Arris provides a diverse array of different communications and multimedia solutions including content security, UltraHD TV, cloud-based DVR services, and high-bandwidth Wi-Fi, along with many others. At the CrossPoint Property, Arris utilizes its space as a research and testing center for TV, Internet, and cloud-based products. As of January 26 2018, Arris had a market cap of approximately $4.7 billion.

The remaining tenants include a mix of national and local office tenants such as the U.S Internal Revenue Service, Vantiv eCommerce, Captivate LLC, Persivia, and Jabra, among others. These remaining tenants comprise 22.4% of the NRA and 30.3% of the UW base rent. Of the 1,320,254 SF at the CrossPoint Property, approximately 40,024 SF represents amenities that include an auditorium, a conference center, a cafeteria, and a fitness center.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

900 Chelmsford Street Lowell, MA 01851	Collateral Asset Summary – Loan No. 3 CrossPoint	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$50,000,000 60.0% 2.24x 11.8%

The following table presents certain information relating to the leases at the CrossPoint Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)(2)	Tenant SF	Approximate % of SF	Annual UW Base Rent	% of Total Annual UW Base Rent	Annual UW Base Rent PSF(3)	Lease Expiration
Kronos Incorporated(6)	BB/B2/NR	505,664	38.3%	$7,837,792	37.8%	$15.50	2/6/2029
Verizon New England(4)	A-/Baa1/BBB+	314,981	23.9%	$4,453,589	21.5%	$14.14	12/31/2023(5)
Arris Technology, Inc.	NR/Ba3/BB	143,594	10.9%	$2,145,286	10.4%	$14.94	4/30/2027
Vantiv eCommerce, LLC	NR/NR/NR	63,924	4.8%	$1,534,176	7.4%	$24.00	12/31/2021
United States of America (GSA) - IRS	AAA/Aaa/AA+	36,752	2.8%	$1,266,958	6.1%	$34.47	8/14/2026(6)
Subtotal/Wtd. Avg.		1,064,915	80.7%	$17,237,801	83.2%	$16.19
Remaining Tenants(7)		194,688	14.7%	$3,487,858	16.8%	$17.92
Vacant Space		60,651	4.6%	$0	0.0%	$0.00
Total/Wtd. Avg.		1,320,254	100.0%	$20,725,659	100.0%	$16.45

(1)	Information is based on the underwritten rent roll.

(2)	Ratings provided are for the parent company of the entity listed in the “Tenant Name” field whether or not the parent company guarantees the lease.

(3)	Wtd. Avg. Annual UW Base Rent PSF excludes vacant space.

(4)	Annual UW Base Rent for Verizon New England represents the average rent for the tenant through its lease expiration. Verizon New England’s current annual rent is $4,165,349 ($13.22 PSF).

(5)	Verizon New England has 222,601 SF that expires on 12/31/2023 and 92,380 SF that expires on 5/21/2024. Verizon New England has the right to terminate up to 222,601 SF of its space effective on 12/31/2020 and 92,380 SF of its space effective 5/31/2021 by giving notice on or before 12/31/2019, subject to a termination fee of $10.2 million (assuming both rights are exercised). In the event Verizon New England exercises this right, the CrossPoint Whole Loan provides for a cash sweep.

(6)	United States of America (GSA) - IRS may terminate its lease at any time by giving 180 days’ notice.

(7)	Approximately 40,024 SF of Remaining Tenants represents amenities that include: a cafeteria, an auditorium, a conference center and a fitness center. These spaces are represented as occupied square footage with no rent attributed.

The following table presents certain information relating to the lease rollover schedule at the CrossPoint Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	UW Base Rent PSF Rolling(3)	Total UW Base Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
MTM	1	800	0.1%	0.1%	$72.47	$57,980	0.3%	0.3%
2018	1	17,876	1.4%	1.4%	$21.35	$381,653	1.8%	2.1%
2019	0	0	0.0%	1.4%	$0.00	$0	0.0%	2.1%
2020	0	0	0.0%	1.4%	$0.00	$0	0.0%	2.1%
2021	4	115,962	8.8%	10.2%	$24.36	$2,824,426	13.6%	15.7%
2022	0	0	0.0%	10.2%	$0.00	$0	0.0%	15.7%
2023	12	263,535	20.0%	30.2%	$15.25	$4,018,053	19.4%	35.1%
2024	5	109,030	8.3%	38.4%	$16.12	$1,757,684	8.5%	43.6%
2025	0	0	0.0%	38.4%	$0.00	$0	0.0%	43.6%
2026	3	57,905	4.4%	42.8%	$29.41	$1,702,786	8.2%	51.8%
2027	5	143,594	10.9%	53.7%	$14.94	$2,145,286	10.4%	62.2%
2028	0	0	0.0%	53.7%	$0.00	$0	0.0%	62.2%
2029	17	505,664	38.3%	92.0%	$15.50	$7,837,792	37.8%	100.0%
Thereafter(4)	5	45,237	3.4%	95.4%	$0.00	$0	0.0%	100.0%
Vacant	0	60,651	4.7%	100.0%	$0.00	$0	0.0%	100.0%
Total/Wtd. Avg.	53	1,320,254	100.0%		$16.45	$20,725,659	100.00%

(1)	Information is based on the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the lease rollover schedule.

(3)	Wtd. Avg. UW Base Rent PSF Rolling excludes vacant space.

(4)	Approximately 40,024 SF represents amenities that include: cafeteria, auditorium, a conference center and a fitness center. Approximately 5,213 SF represents the management office. These spaces are represented as occupied square footage with no rent attributed.

The Market. The CrossPoint Property is situated between entrance points to U.S. Route 3 (the Northwest Expressway), State Route 2B (the Lowell Connector), and Interstate-495 in Lowell, MA. These access points allow for transportation throughout New England for the tenants and their employees. The population within a 5-mile radius of the CrossPoint Property is 205,069 residents, with a median household income of $70,638, above the national average of $59,039, and in-line with the median household income in the State of Massachusetts at $72,266.

According to a third party research report, the CrossPoint Property is located in the Lowell/Chelmsford submarket of the Greater Boston office market. Overall, the Lowell/Chelmsford submarket has a supply of 19.7 million SF of office space and average asking rents of $18.68 PSF, as of Q3 2017. Of the 19.7 million SF of office space in the submarket, approximately 4.9 million SF are Class A properties, and the CrossPoint Property represents a significant portion of the 4.9 million SF supply. This class A submarket has average asking rents of $20.79 PSF and vacancy of 16.1%, as of Q3 2017.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

900 Chelmsford Street Lowell, MA 01851	Collateral Asset Summary – Loan No. 3 CrossPoint	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$50,000,000 60.0% 2.24x 11.8%

A broader search of Class A, multi-tenanted buildings with rentable SF equal to or greater than 200,000 SF in the suburbs to the west and north/northeast of the Boston CBD yielded a competitive set of 15.5 million SF across 49 buildings, recording a vacancy rate of 8.0% and average rent of $26.65 PSF.

The appraiser identified six comparable office leases signed between 2015 and 2017 relative to the leases signed at the CrossPoint Property. The comparable set had leases ranging from $10.40 to $18.59 PSF on an adjusted basis, with an average of $16.44 PSF, in-line with UW base rent of $16.45 PSF at the CrossPoint Property.

The following table presents certain information relating to the directly competitive buildings with respect to the CrossPoint Property:

Comparable Office Buildings

Property Name	Location	Distance from Subject	Net Rentable Area (SF)	Tenant	SF Leased	Rent PSF	Adjusted Rent PSF
CrossPoint Property	Lowell, MA	-	1,320,254(1)			$16.45(1)	$16.45(1)
Westford Technology Park	Westford, MA	5.5 miles	162,000	Aspect Software Inc.	29,930	$22.00	$14.03
Connector Park	Lowell, MA	0.2 miles	199,783	Altranais Home Care	2,351	$18.50	$11.48
Westford Technology Park	Westford, MA	5.5 miles	162,000	Akamai Technologies	42,286	$22.75	$13.65
Altid Business Park	Chelmsford, MA	1.7 miles	131,430	Comcast	131,430	$16.25	$18.59
1 Executive Drive	Chelmsford, MA	0.5 miles	111,454	Spectro	7,201	$19.50	$10.40
Chelmsford Office & Reserve Park	Chelmsford, MA	1.0 mile	293,422	HNTB Corporation	21,018	$14.00	$14.70
Total/Wtd. Avg.(2)			176,682		39,036	$18.08	$16.44

Source: Appraisal

(1)	Based on the underwritten rent roll.

(2)	Total/Wtd. Avg. excludes the CrossPoint Property.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the CrossPoint Property:

Cash Flow Analysis

	2014(1)	2015(1)	2016	TTM 11/30/2017	UW	UW PSF
Gross Potential Rent(2)	N/A	N/A	$11,610,171	$15,907,616	$21,725,968	$16.46
Total Recoveries	N/A	N/A	$5,783,881	$7,648,558	$11,478,465	$8.69
Percentage Rent	N/A	N/A	$0	$0	$0	$0.00
Other Income(3)	N/A	N/A	$671,090	$812,877	$854,767	$0.65
Less Vacancy & Credit Loss(4)	N/A	N/A	$0	$0	($2,656,355)	($2.01)
Effective Gross Income	N/A	N/A	$18,065,142	$24,369,051	$31,402,846	$23.79
Total Operating Expenses	N/A	N/A	$11,704,653	$13,056,123	$13,741,126	$10.41
Net Operating Income	N/A	N/A	$6,360,488	$11,312,928	$17,661,721	$13.38
Capital Expenditures	N/A	N/A	$0	$0	$224,443	$0.17
TI/LC	N/A	N/A	$0	$0	$1,320,254	$1.00
Net Cash Flow(5)	N/A	N/A	$6,360,488	$11,312,928	$16,117,023	$12.21

Occupancy %	N/A	N/A	63.7%	95.4%	92.0%
NOI DSCR(6)	N/A	N/A	0.88x	1.57x	2.45x
NCF DSCR(6)	N/A	N/A	0.88x	1.57x	2.24x
NOI Debt Yield(6)	N/A	N/A	4.2%	7.5%	11.8%
NCF Debt Yield(6)	N/A	N/A	4.2%	7.5%	10.7%

(1)	The borrower sponsors acquired the CrossPoint Property in January 2018. As a result, historical financials prior to 2016 are unavailable.

(2)	UW Gross Potential Rent is based on the underwritten rent roll with vacant spaces grossed up to market rents and includes (i) rent steps through January 2019 of $804,117 and (ii) average rent for Verizon totaling $288,240.

(3)	Other Income includes contractual income for antenna leases as well as parking income, among other things.

(4)	Vacancy is underwritten to 8.0% economic vacancy, which is in line with the appraiser’s vacancy conclusion of 8.0%. As of January 11, 2018, the CrossPoint Property was 95.4% occupied.

(5)	The increase in Net Cash Flow from 2016 to 11/30/2017 TTM is primarily associated with an increase in occupancy from 63.7% in December 2016 to 95.4% in January 2018. In May 2016, Kronos executed a new 12-year lease for 505,664 SF (38.3% of NRA).

(6)	Debt service coverage ratios and debt yields are based on the CrossPoint Whole Loan.

Escrows and Reserves. At loan origination, the CrossPoint Borrower deposited in escrow: (i) $240,000 for annual real estate taxes, and (ii) $6,500,000 into the Kronos Free Rent Reserve for outstanding free rent associated with the Kronos lease. The CrossPoint Borrower is required to escrow monthly (i) $240,000 towards annual estimated tax payments, (ii) $18,704 towards replacement reserves and (iii) $110,021 for tenant improvements and leasing commissions, which monthly deposits are subject to a cap of $3.96 million, provided that the cap will apply only so long as (a) at least 88.0% of the NRA of the CrossPoint Property improvements are occupied excluding any tenants that are the subject of a bankruptcy action, have gone-dark in more than 25% of their premises or vacated their respective premises, have given notice of their intent not to renew their respective leases (if the then-current term

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

900 Chelmsford Street Lowell, MA 01851	Collateral Asset Summary – Loan No. 3 CrossPoint	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$50,000,000 60.0% 2.24x 11.8%

of such leases will expire within 12 months of the applicable determination date) or have leases which are expiring within twelve months of the applicable date of determination), and (b) the DSCR is at least 1.75x.

Lockbox and Cash Management. The CrossPoint Whole Loan provides for a hard lockbox (which is in place) and springing cash management, which will commence during the continuance of a Cash Management Period (as defined below). During the continuance of a Cash Management Period, funds deposited into the lockbox account will be swept daily into the cash management account and all excess funds in the cash management account (after distribution of monthly amounts due under the CrossPoint Whole Loan) will be retained by the lender.

A “Cash Management Period” will commence upon (i) an event of default, (ii) the occurrence of a bankruptcy action with respect to the CrossPoint Borrower, guarantor or any additional required special purpose entity, (iii) failure after the end of one calendar quarter to maintain a DSCR of at least 1.50x (a “DSCR Trigger”), until the DSCR is at least 1.50x for two consecutive quarters, or (iv) any Lease Trigger Period (as defined below). In addition, the CrossPoint Borrower may terminate a Cash Management Period triggered by a DSCR Trigger upon the deposit with lender of the amount that would, if applied to prepay the CrossPoint Whole Loan, as determined by lender, result in a DSCR of 1.50x.

A “Lease Trigger Period” will commence (i) upon the earlier of (a) 12 months prior to the lease expiration under any of the Kronos or Verizon leases or any replacement lease for at least 150,000 SF of the space currently leased to Kronos or Verizon or under which the applicable tenant pays rent with respect to space currently leased to Kronos or Verizon which accounts for 10% or more of gross income from operations for the CrossPoint Property (Kronos and Verizon and any tenant under any such replacement lease, an “Occupancy Reserve Tenant”), or (b) the date on which any Occupancy Reserve Tenant delivers notice or otherwise indicates its intention not to renew its lease at the CrossPoint Property; (ii) at such time, if ever, as any Occupancy Reserve Tenant (A) declares bankruptcy, (B) gives notice of its intent to terminate or not renew its lease or (C) goes-dark with respect to 15% or more of its leased premises or vacates or gives notice of its intent to vacate its demised premises and either (y) such Occupancy Reserve Tenant (or any guarantor of such tenant’s lease) no longer receives an investment grade unsecured long-term debt rating, or (z) such tenant is not obligated to continue to pay full, unabated rent under its lease, or (iii) February 6, 2027; except the Lease Trigger Period will be suspended if the Lease Trigger Period (a) arises under clause (i) or (ii)and the DSCR is at least 1.75x (excluding rents from the applicable Occupancy Reserve Tenant and any other tenants that are the subject of a bankruptcy action, have gone-dark in more than 25% of their premises or vacated their respective premises, have given notice of their intent not to renew their respective leases (if the then-current term under such leases expires within twelve months of the applicable date of determination) or have leases that are expiring within twelve months of the applicable date of determination), and (b) arises under clause (ii)(C) and the Occupancy Reserve Tenant that triggered the Lease Trigger Period is operating in at least 50% of its premises and the balance of available funds in the Occupancy Reserve is at least equal to $35 PSF for the aggregate total square feet demised under such tenant’s lease.

During the continuance of a Cash Management Period (other than a Cash Management Period triggered by an Event of Default or bankruptcy action with respect to CrossPoint Borrower, guarantor or any other required special purpose entity), the excess cash flow will be held by the lender in an “Occupancy Reserve” and disbursed to the CrossPoint Borrower for (a) approved leasing expenses incurred in connection with the re-tenanting of the Verizon and/or Kronos premises, as applicable, (b) approved leasing expenses incurred with respect to other vacant premises at the CrossPoint Property if funds then on deposit in the rollover reserve are insufficient, and/or (c) approved capital expenditures incurred if funds then on deposit in the replacement reserve are insufficient. During the continuance of a Cash Management period triggered by an event of default or a bankruptcy action with respect to CrossPoint Borrower, guarantor or any other required special purpose entity, all excess funds will be retained by lender as additional collateral for the CrossPoint Whole Loan.

Partial Release: The CrossPoint Borrower may obtain the release of a one-acre parcel on the CrossPoint Property that includes a vacant one-story 13,700 SF (1% of NRA) building located on the northeast corner of the CrossPoint Property, upon, among other things, the delivery of defeasance collateral in an amount equal to $1,440,000. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Releases; Partial Releases” in the Preliminary Prospectus.

Additional Secured Indebtedness (not including trade debts). None.

Mezzanine Loan and Preferred Equity. Not permitted.

Terrorism Insurance. The CrossPoint Borrower is required to obtain insurance against acts of terrorism for loss resulting from perils and acts of terrorism in amounts and with terms and conditions applicable to commercial property, general liability, business income and umbrella liability insurance required pursuant to the CrossPoint Whole Loan documents.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

(THIS PAGE INTENTIONALLY LEFT BLANK)

1800 North Mason Road Katy, TX 77449	Collateral Asset Summary – Loan No. 4 Houston Distribution Center	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$49,000,000 58.3% 1.44x 10.6%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

1800 North Mason Road Katy, TX 77449	Collateral Asset Summary – Loan No. 4 Houston Distribution Center	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$49,000,000 58.3% 1.44x 10.6%

Houston Distribution Center
1800 North Mason Road
Katy, TX 77449
Freeman Rd
Fry Rd
Little York Rd
Peek Rd
Stockdick School Rd
HARRIS COUNTY
Kieth Harrow Blvd
Greenhouse Rd
Clay Rd
Grand Pkwy
Morton Rd
WALLER COUNTY
Katy Park
Katy Fort Bend Rd
Green Meadows Country Club
Avenue D
Franz Rd
Mason Rd
Saums Rd
Cullen Park
Katy
Future Univ. of Houston-Katy Campus (Open Fall 2019)
Academy Sports + Outdoors Corporate HQ
Crossing at Fry Road
Houston Comm. College - Katy Campus
Texas Children's Hospital-West Campus
Cane Is. Pkwy
Katyland Dr
Shoppes at ParkWest
Memorial Hermann Katy Hospital
Merchants Way
GEICO Corp. HQ
Price Plaza
Cinemark 19 and XD
Hwy Blvd
Katy Frwy
Katy High School
WEST TEN BUSINESS PARK
Leonard E. Merrell Center
Katy Ranch Crossing
Typhoon Texas
Costco
HOUSTON
Green Tree Center
Downtown Houston 20 miles
Katy Mills
Kingsland Blvd
Mason Park
Mason Center
Westgreen Blvd
Houston Methodist St. Catherine Hospital
Pin Oak Blvd
Spring Green Blvd
Katy Flewellen Rd
Club at Falcon Point
Roesner Rd
Elks Dr
Gaston Rd
Highlands Knolls Dr
Nottingham County Park
Falcon Landing Blvd
LaCenterra at Cinco Ranch
Cinco Ranch
Great Southwest Equestrian Ctr.
George Bush Park
Cinco Ranch at Market Center
Westheimer Pkwy
FORT BEND COUNTY
Cinco Ranch Blvd
Katy-Gaston Rd
Meadow Brook Golf Course
Barker Cypress Rd
Westpark Tollway
Southpark at Cinco Ranch
Shops at Bella Terra
Mission Bend
Bellaire Blvd
The Woodlands
Spring
Atascocita
Humble
Cypress
Jersey Village
HOUSTON
Uptown
Downtown
Channelview
Baytown
Pasadena
La Porte
Mission Bend
Richmond
Rosenberg
Sugar Land
Missouri City
Pearland
League City
Texas City
Friendswood
Stafford
Fresno
Arcola
Manvel
Sienna Plantation
Alvin
Santa Fe
Hitchcock
Tomball
Sheldon
Crosby
Seabrook
Kingwood

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

1800 North Mason Road Katy, TX 77449	Collateral Asset Summary – Loan No. 4 Houston Distribution Center	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$49,000,000 58.3% 1.44x 10.6%

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	Société Générale			Single Asset/Portfolio:	Single Asset
Original Balance(1):	$49,000,000			Location:	Katy, TX 77449
Cut-off Date Balance(1):	$49,000,000			General Property Type:	Industrial
% of Initial Pool Balance:	4.7%			Detailed Property Type:	Warehouse/Distribution
Loan Purpose:	Recapitalization			Title Vesting:	Fee
Borrower Sponsor:	Spirit Realty, L.P.			Year Built/Renovated:	1973, 2000-2005/N/A
Mortgage Rate:	5.1410%			Size:	1,500,596 SF
Note Date:	1/22/2018			Cut-off Date Balance per SF(1):	$56
First Payment Date:	3/1/2018			Maturity Date Balance per SF(1):	$46
Maturity Date:	2/1/2028			Property Manager:	Self-Managed
Original Term to Maturity:	120 months
Original Amortization Term:	360 months			Underwriting and Financial Information
IO Period:	0 months			UW NOI:	$8,867,565
Seasoning:	0 months			UW NOI Debt Yield(1):	10.6%
Prepayment Provisions:	LO (24); YM1 (92); O (4)			UW NOI Debt Yield at Maturity(1):	12.8%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NCF DSCR(1):	1.44x
Additional Debt Type(1):	Pari Passu			Most Recent NOI:	$9,160,273 (12/31/2017)
Additional Debt Balance(1):	$35,000,000			2nd Most Recent NOI:	$9,016,467 (12/31/2016)
Future Debt Permitted (Type):	No (N/A)			3rd Most Recent NOI:	$8,901,505 (12/31/2015)
Reserves(2)				Most Recent Occupancy:	100.0% (2/1/2018)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	100.0% (12/31/2016)
RE Tax:	$0	Springing	N/A	3rd Most Recent Occupancy:	100.0% (12/31/2015)
Insurance:	$0	Springing	N/A	Appraised Value (as of)(3):	$144,000,000 (10/17/2017)
TI/LC:	$0	$50,020	N/A	Cut-off Date LTV Ratio(1)(3):	58.3%
Replacements:	$0	$31,262	N/A	Maturity Date LTV Ratio(1)(3):	48.2%

Sources and Uses(4)
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount(1):	$84,000,000	100.0%	Recapitalization:	$83,131,776	99.0%
			Closing Costs:	$868,224	1.0%
Total Sources:	$84,000,000	100.0%	Total Uses:	$84,000,000	100.0%

(1)	The original principal balance represents a portion of the Houston Distribution Center Whole Loan (as defined below), which is comprised of three pari passu promissory notes with an aggregate original principal balance of $84,000,000. The Cut-off Date Balance per Unit, Maturity Date Balance per Unit, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio presented above are based on the aggregate principal balance of the Houston Distribution Center Whole Loan.

(2)	See “Escrows and Reserves” below for further discussion of reserve requirements.

(3)	The appraisal concluded a hypothetical “dark value” of $96,000,000 for the Houston Distribution Center Property. The Cut-off Date LTV Ratio and Maturity Date LTV Ratio based on the hypothetical “dark value” are 87.5% and 72.2%, respectively.

(4)	The Houston Distribution Center Property was unencumbered prior to the funding of the Houston Distribution Center Whole Loan.

The Mortgage Loan. The fourth largest mortgage loan (the “Houston Distribution Center Mortgage Loan”) is part of a whole loan (the “Houston Distribution Center Whole Loan”) evidenced by three pari passu promissory notes with an aggregate original principal amount of $84,000,000. The Houston Distribution Center Whole Loan is secured by the fee interest in a 1,500,596 SF industrial warehouse and distribution center property located in Katy, Texas (the “Houston Distribution Center Property”). Promissory Note A-1 and Note A-2, with an aggregate original principal balance of $49,000,000, represents the Houston Distribution Center Mortgage Loan and will be included in the UBS 2018-C8 Trust. The remaining pari passu note, with an original principal balance of $35,000,000 (collectively, the “Houston Distribution Center Pari Passu Companion Loan”), is currently held by Barclays Bank PLC, or affiliates thereof, and are expected to be contributed to one or more future securitization transactions. The Houston Distribution Center Whole Loan will be serviced pursuant to the pooling and servicing agreement for the UBS 2018-C8 Trust. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

Houston Distribution Center Whole Loan Summary

Note	Original Balance	Cut-off Date Balance	Anticipated Note Holder	Controlling Piece
Note A-1	$35,000,000	$35,000,000	UBS 2018-C8	Yes
Note A-2	$14,000,000	$14,000,000	UBS 2018-C8	No
Note A-3	$35,000,000	$35,000,000	Barclays Bank PLC	No
Total	$84,000,000	$84,000,000

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

1800 North Mason Road Katy, TX 77449	Collateral Asset Summary – Loan No. 4 Houston Distribution Center	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$49,000,000 58.3% 1.44x 10.6%

The Borrower and the Borrower Sponsor. The borrower is Spirit AS Katy TX, LP (the “Houston Distribution Center Borrower”), a single-purpose Delaware limited partnership. The Houston Distribution Center Borrower is managed and majority owned by Spirit Realty Capital, Inc. (“Spirit”) (NYSE: SRC), a REIT primarily investing in real estate subject to long term, net leases. As of September 30, 2017, Spirit’s gross investment in real estate properties and loans totaled approximately $8.0 billion, representing investments in 2,423 properties which were 99.1% occupied and leased to 421 tenants operating in 30 different industries across 49 states with only one state, Texas, accounting for more than 10% of Spirit’s real estate investment portfolio rental revenue. Spirit has recently announced that it plans to transfer its ownership interest in the Houston Distribution Center Property to its newly formed Spirit Master Trust Agreement REIT (“SMTA”). The transfer is expected to occur in the first half of 2018. SMTA will have approximately $2.7 billion in assets under management comprised of over 925 properties.

The Property. The Houston Distribution Center Property is a 1,500,596 SF single-tenant, industrial warehouse/distribution facility located on a 93.5-acre site in Katy, Texas. The Houston Distribution Center Property consists of four buildings, two of which, were constructed in 1973 and comprise 35.5% of the total Houston Distribution Center Property. The last two buildings to be constructed were developed by the tenant, Academy Sports, between 2000 and 2005 and comprise approximately 64.5% of the total Houston Distribution Center Property. The Houston Distribution Center Property is comprised of 1,425,596 SF of industrial warehouse (95.0% of NRA) and 75,000 SF of office space (5.0% of NRA).

As of February 1, 2018, the Houston Distribution Center Property was 100.0% leased to Academy Sports, which utilizes the Houston Distribution Center Property as its primary distribution center and office space for merchandising and e-commerce employees. The Houston Distribution Center Property is located immediately north of Academy Sports’ approximately 220,000 SF corporate headquarters. The Houston Distribution Property houses 1,300 Academy Sports employees, and services 45% of its retail locations nationwide. Academy Sports has been at the Houston Distribution Center Property since 1990 and has invested $15.0 million in the space, including developing more than 975,000 SF of expansion space and building out extensive racking systems, conveyor belts, and other distribution technology.

The Houston Distribution Center Property features 31 - 50-foot clear ceiling heights and 247 dock high loading doors, some of which have built-up concrete ramps that permit drive-in access. There are 967 parking spaces, resulting in a parking ratio of 0.6 spaces per 1,000 SF of NRA. Academy Sports’ NNN lease at the Houston Distribution Center Property runs through January 31, 2027.

Major Tenants.

Academy Sports (1,500,596 SF, 100.0% of NRA, 100.0% of underwritten base rent). Founded in 1938 by Max Gochman, Academy Sports offers a merchandise mix that extends beyond traditional sporting goods merchandise, carrying an extensive line of name-brands across clothing, shoes, and equipment for competitive sports, physical fitness training, and outdoor recreational activities such as camping, hunting, fishing, and boating. In addition to nationally recognized brand labels, Academy Sports offers a variety of products through a private label including licensed products for apparel, footwear, barbecue equipment and outdoor equipment. Academy Sports generates annual sales exceeding $4.7 billion from its 230 stores across 16 states. Academy Sports employs in excess of 23,000 people throughout the south, southeast and midwest United States. Kohlberg Kravis Roberts & Co L.P. (“KKR”) acquired Academy Sports in 2011.

Academy Sports has occupied 100% of the Houston Distribution Center Property since 1990. Academy Sports commenced its current lease on January 18, 2007 for a 20-year term through January 31, 2027, and has eight five-year renewal options remaining with no termination options.

The following table presents certain information relating to the leases at the Houston Distribution Center Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)	Tenant SF	Approximate % of SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF(3)	Lease Expiration
Academy Sports	NR/NR/NR	1,500,596	100.0%	$9,348,713	100.0%	$6.23	1/31/2027
Subtotal/Wtd. Avg.		1,500,596	100.0%	$9,348,713	100.0%	$6.23
Vacant Space		0	0.0%	$0	0.0%	$0.00
Total/Wtd. Avg.		1,500,596	100.0%	$9,348,713	100.0%	$6.23

(1)	Information is based on the underwritten rent roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

1800 North Mason Road Katy, TX 77449	Collateral Asset Summary – Loan No. 4 Houston Distribution Center	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$49,000,000 58.3% 1.44x 10.6%

The following table presents certain information relating to the lease rollover schedule at the Houston Distribution Center Property:

Lease Rollover Schedule(1)
Year	# of Leases Rolling	SF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	UW Base Rent PSF Rolling	Total UW Base Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
MTM	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2018	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2019	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2020	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2021	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2022	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2023	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2024	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2025	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2026	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2027	1	1,500,596	100.0%	100.0%	$6.23	$9,348,713	100.0%	100.0%
2028 & Beyond	0	0	0.0%	100.0%	$0.00	$0	0.0%	100.0%
Vacant	0	0	0.0%	100.0%	$0.00	$0	0.0%	100.0%
Total/Wtd. Avg.	1	1,500,596	100.0%		$6.23	$9,348,713	100.0%

(1)	Information is based on the underwritten rent roll.

The Market. The Houston Distribution Center Property is located at 1800 North Mason Road in Katy, Texas, approximately 20 miles west of the Houston central business district. Primary regional access to the Houston Distribution Center Property’s neighborhood is provided by Interstate 10, located approximately one-mile south, and provides east and west access to and from Houston.

According to the appraisal, the Houston Distribution Center Property’s neighborhood consists of a variety of commercial and residential land uses. The immediate area surrounding the Houston Distribution Center Property is a relatively new area, consisting primarily of residential uses built in the 1990’s to the present. According to a third party market research provider, the median home value within a three-mile radius is about $148,028.

The Houston Distribution Center Property is located in Katy, Texas within the Houston- The Woodlands-Sugar Land, Texas metropolitan statistical area (the “Houston MSA”). Moody’s Economy.com reports that the Houston MSA had a population of approximately 6.9 million as of August 2017, which represents a 1.9% increase over 2016. According to a third party market research report, the estimated 2017 population within a one-, three- and five-mile radius of the Houston Distribution Center Property is 13,077, 119,179 and 257,478, respectively. The estimated 2017 average household income within a one-, three- and five-mile radius of the Houston Distribution Center Property is $88,085, $94,176 and $111,168, respectively.

According to a third party market research report, the Houston Distribution Center Property is located within the Northwest Industrial Submarket. The existing inventory as of the second quarter 2017 was 146,074,764 SF with a vacancy rate of 4.9% and asking rent of $7.44 PSF.

The following table presents recent leasing data at competitive office buildings with respect to the Houston Distribution Center Property:

Comparable Industrial Leases

Property Name	Location	Distance to subject (miles)	Lease Size (SF)	Occupancy %	Clear Height	Initial Rent PSF	Lease Type
Houston Distribution Center Property	Katy, TX	-	1,500,596(1)	100.0%	31-50 ft.	$6.23(1)	NNN
Ellington Trade Center	Houston, TX	47.3	513,800	99.0%	24 ft.	$6.50	NNN
Amazon Schertz Fulfillment Center	Schertz, TX	162.7	1,262,294	100.0%	32 ft.	$5.04	NNN
Amazon Fulfillment Center – San Marcos	San Marcos, TX	147.3	855,000	100.0%	41 ft.	$6.25	NNN
Claymoore I & II	Houston, TX	15.9	742,250	93.0%	24 ft.	$5.50	NNN
Bayou Bend Business Park	Houston, TX	25.3	378,380	100.0%	24 ft.	$3.55	NNN

Source: Appraisal

(1)	Information is based on the underwritten rent roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

1800 North Mason Road Katy, TX 77449	Collateral Asset Summary – Loan No. 4 Houston Distribution Center	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$49,000,000 58.3% 1.44x 10.6%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Houston Distribution Center Property:

Cash Flow Analysis

	2015	2016	2017	UW	UW PSF
Gross Potential Rent(1)	$8,924,229	$9,058,093	$9,193,964	$9,348,713	$6.23
Total Recoveries(2)	$0	$0	$0	$274,255	$0.18
Total Other Income	$0	$0	$0	$0	$0.00
Less Vacancy & Credit Loss(3)	$0	$0	$0	($481,148)	($0.32)
Effective Gross Income	$8,924,229	$9,058,093	$9,193,964	$9,141,820	$6.09
Total Operating Expenses(2)	$22,724	$41,626	$33,691	$274,255	$0.18
Net Operating Income	$8,901,505	$9,016,467	$9,160,273	$8,867,565	$5.91
Capital Expenditures	$0	$0	$0	$375,149	$0.25
TI/LC	$0	$0	$0	$600,238	$0.40
Net Cash Flow	$8,901,505	$9,016,467	$9,160,273	$7,892,178	$5.26

Occupancy %	100.0%	100.0%	100.0%	100.0%
NOI DSCR(4)	1.62x	1.64x	1.67x	1.61x
NCF DSCR(4)	1.62x	1.64x	1.67x	1.44x
NOI Debt Yield(4)	10.6%	10.7%	10.9%	10.6%
NCF Debt Yield(4)	10.6%	10.7%	10.9%	9.4%

(1)	UW Gross Potential Rent has been underwritten based on the underwritten rent roll, and includes the annual rent step for 2018 of 1.5% or $143,417.

(2)	The Academy Sports lease is absolute net and all expenses are paid directly by the tenant. UW Total Recoveries is a pass-through adjustment to offset the 3.0% underwritten management fee.

(3)	The Houston Distribution Center Property is 100.0% occupied as of February 1, 2018. However, vacancy was underwritten to 5.0%.

(4)	Debt service coverage ratios and debt yields are based on the Houston Distribution Center Whole Loan.

Escrows and Reserves. Due to the single tenant at the Houston Distribution Center Property (or such other tenant leasing all or a portion of the Houston Distribution Center (“Replacement Tenant”) under a lease approved by the lender pursuant to the Houston Distribution Center Whole Loan documents (“Replacement Lease”)) being responsible for the payment of real estate taxes under the lease, monthly collections of real estate taxes are waived, provided that (a) no event of default has occurred and is continuing, (b) Academy Sports (or Replacement Tenant under a Replacement Lease) is in occupancy of the Houston Distribution Center Property and is required by the terms of the Academy Sports lease (or Replacement Lease) to pay all real estate taxes and other charges directly to the applicable taxing authorities and actually does pay such real estate taxes and other charges directly to the applicable taxing authorities, (c) the Houston Distribution Center Borrower has provided written evidence acceptable to the lender that all the real estate taxes and other charges for the applicable tax parcels have been paid in full prior to the date such payment is due, and (d) the Academy Sports lease (or Replacement Lease) is in full force and effect. Monthly escrows of insurance premiums are waived, provided that (a) no event of default has occurred and is continuing, and (b) the Houston Distribution Center Borrower has provided the lender with reasonably satisfactory evidence (as determined by the lender) that the Houston Distribution Center Property is insured in accordance with the Houston Distribution Center Whole Loan documents pursuant to a blanket insurance policy reasonably acceptable to lender. The Houston Distribution Center Whole Loan documents also provide for on-going monthly replacement reserves and tenant improvement and leasing commissions in an amount equal to approximately $31,262 and $50,020, respectively.

Lockbox and Cash Management. The Houston Distribution Center Whole Loan has a hard lockbox with springing cash management upon the occurrence and continuance of a Cash Sweep Period (as defined below).

A “Cash Sweep Period” will commence upon the occurrence of (i) the maturity date, (ii) an event of default, (iii) if, as of the last day of the calendar quarter, the debt service coverage ratio is less than 1.20x or (iv) the commencement of a Tenant Trigger Period (as defined below); and will end if (A) the Houston Distribution Center Whole Loan has been repaid in full, (B) the maturity date has not occurred and (C) (x) with respect to the matters described in clause (ii) above, such event of default has been cured and no other event of default has occurred and is continuing, (y) with respect to the matter described in clause (iii) above, lender has determined that the Houston Distribution Center Property has achieved a debt service coverage ratio of at least 1.20x for two consecutive calendar quarters or (z) with respect to the matter described in clause (iv) above, such Tenant Trigger Period has ended.

A “Tenant Trigger Period” will commence upon (i) the date that is 12 months prior to the end of the term of any Major Lease (as defined below) (including any renewal terms), or (ii) the date required under a Major Lease by which the applicable Major Tenant (as defined below) is required to give notice of its exercise of a renewal option thereunder (and such renewal has not been so exercised); or (iii) the date any Major Lease being surrendered, cancelled or terminated prior to its then current expiration date; or (iv) the date any Major Tenant discontinues its business at its premises (i.e.,“goes dark”) or gives notice that it intends to discontinue its business; or (v) the occurrence and continuance (beyond any applicable notice and cure periods) of a default under any Major Lease by the applicable Major Tenant thereunder; or (vi) the occurrence of a bankruptcy action with respect to a Major Tenant. A Tenant Trigger Period will end upon the earlier to occur of (x) the reasonable determination by the lender that sufficient funds have been accumulated in the special rollover reserve account to pay for all anticipated expenses in connection with the re-leasing of the space under the applicable Major Lease that gave rise to the subject Tenant Trigger Period, including brokerage commissions and tenant improvements, and any anticipated shortfalls of payments required hereunder during any period of time that rents are insufficient as a result of down-time or free rent periods, or (y) the occurrence of any of the following: (1) with respect to a Tenant Trigger Period caused by a matter described in clauses (i), (ii), (iii) or (iv) above, upon the earlier to occur of (A) the date on which the subject Major Tenant irrevocably exercises its renewal or extension option (or otherwise enters into an extension agreement with the Houston Distribution Center Borrower and reasonably acceptable to lender) with respect to all of the space demised under its Major Lease, and in lender’s reasonable judgment, sufficient funds have been accumulated in the special rollover reserve account (during the continuance of the subject Tenant Trigger Period) to pay for all anticipated approved major lease leasing expenses for such Major Lease and any other anticipated expenses in connection with such

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

1800 North Mason Road Katy, TX 77449	Collateral Asset Summary – Loan No. 4 Houston Distribution Center	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$49,000,000 58.3% 1.44x 10.6%

renewal or extension, or (B) the date on which all of the space demised under the subject Major Lease that gave rise to the subject Tenant Trigger Period has been fully leased pursuant to a replacement lease or replacement leases approved by the lender, and entered into in accordance with the Houston Distribution Center Whole Loan documents, and all approved Major Lease leasing expenses (and any other expenses in connection with the re-tenanting of such space) have been paid in full; (2) with respect to a Tenant Trigger Period caused by a matter described in clause (v) above, if the subject Major Tenant default has been cured, and no other Major Tenant default has occurred for a period of six consecutive months following such cure; or (3) with respect to a Tenant Trigger Period caused by a matter described in clause (vi) above, if the applicable Major Tenant bankruptcy action has terminated and the applicable Major Lease has been affirmed, assumed or assigned in a manner reasonably satisfactory to the lender.

A “Major Lease” means the Academy Sports lease, and any other lease which, together with all other leases to the same tenant or its affiliates, demises twenty-percent or more of the rentable square feet of the Houston Distribution Center Property.

A “Major Tenant” means any tenant under either a Major Lease, or under one or more leases (leased by such tenant and/or its affiliates), which when taken together cover in the aggregate twenty-percent or more of the rentable square feet of the Houston Distribution Center Property.

Right of First Refusal. Academy Sports has a right of first refusal to purchase the Houston Distribution Center Property in the event that the Houston Distribution Center Borrower receives a bona fide offer from a third party to purchase the Houston Distribution Center Property. In such event, the Houston Distribution Center Borrower will extend the right of first refusal to purchase the Houston Distribution Center Property on the terms of such offer. Academy Sports right of first refusal is fully subordinated to the Houston Distribution Center Whole Loan and does not apply to foreclosure or deed-in-lieu thereof.

Additional Secured Indebtedness (not including trade debts). Not permitted.

Mezzanine Loan and Preferred Equity. Not permitted.

Release of Property. Not permitted.

Terrorism Insurance. The Houston Distribution Center Borrower is required to obtain and maintain or cause to be obtained and maintained property insurance, commercial general liability insurance, and business income or rental loss insurance that covers perils of terrorism and acts of terrorism, both foreign and domestic.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

(THIS PAGE INTENTIONALLY LEFT BLANK)

5425 South Padre Island Corpus Christi, TX 78411	Collateral Asset Summary – Loan No. 5 Moore Plaza	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$47,500,000 60.2% 2.27x 11.4%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

5425 South Padre Island Corpus Christi, TX 78411	Collateral Asset Summary – Loan No. 5 Moore Plaza	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$47,500,000 60.2% 2.27x 11.4%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

5425 South Padre Island Corpus Christi, TX 78411	Collateral Asset Summary – Loan No. 5 Moore Plaza	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$47,500,000 60.2% 2.27x 11.4%

Moore Plaza
5425 South Padre Island
Corpus Christi, TX 78411
Corpus Christi Bay
CORPUS CHRISTI
Downtown
Central City
South Side
Bay Area
USS Lexington
Texas State Aquarium
American Bank Ctr.
Whataburger Field
Concrete St. Amphitheater
San Antonio 140 miles
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Nueces County Courthouse
Corpus Spohn Memorial Hospital
Morgan Ave
Crosstown Expwy
Ayers St
Del Mar College
Alameda St
Santa Fe St
Ocean Dr
Corpus Christi Medical Center
Staples St
Gollihar Rd
Kostoryz Rd
Holly Rd
Saratoga Blvd
Weber Rd
Cabaniss Field
La Palmera
Sunrise Mall
Oso Beach Golf Course
Texas A&M University-Corpus Christi
Ward Island
Pharaohs Country Club
Oso Bay
NAS Corpus Christi
Gulf Winds Golf Course
Corpus Christi Country Club
Corpus Christi Medical Ctr.-Bay Area
Christus Spohn Hospital
Blue Lake Dr
Airline Rd
Cimarron Blvd
NAS Dr
Graham Rd
JFK Memorial Causeway
Waldron Rd
Flour Bluff Dr
Waldron Naval Outlying Field
Cayo del Oso
Kings Crossing Country Club
Yorktown Blvd
Oso Creek
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MONTERREY

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

5425 South Padre Island Corpus Christi, TX 78411	Collateral Asset Summary – Loan No. 5 Moore Plaza	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$47,500,000 60.2% 2.27x 11.4%

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	Rialto Mortgage Finance, LLC			Single Asset/Portfolio:	Single Asset
Original Balance:	$47,500,000			Location:	Corpus Christi, TX 78411
Cut-off Date Balance:	$47,500,000			General Property Type:	Retail
% of Initial Pool Balance:	4.5%			Detailed Property Type:	Anchored
Loan Purpose:	Acquisition			Title Vesting:	Fee
Borrower Sponsor:	J. Kenneth Dunn			Year Built/Renovated:	1989 / 2017
Mortgage Rate:	4.5300%			Size:	377,261 SF
Note Date:	1/18/2018			Cut-off Date Balance per SF:	$126
First Payment Date:	3/6/2018			Maturity Date Balance per SF:	$126
Maturity Date:	2/6/2028			Property Manager:	Rainer Realty Management, LLC
Original Term to Maturity	120 months				(borrower-related)
Original Amortization Term:	0 months
IO Period:	120 months
Seasoning:	0 month			Underwriting and Financial Information
Prepayment Provisions:	LO (24); DEF (92); O (4)			UW NOI:	$5,404,604
Lockbox/Cash Mgmt Status:	Springing/Springing			UW NOI Debt Yield:	11.4%
Additional Debt Type:	N/A			UW NOI Debt Yield at Maturity:	11.4%
Additional Debt Balance:	N/A			UW NCF DSCR:	2.27x
Future Debt Permitted (Type):	No (N/A)			Most Recent NOI:	$5,551,028 (10/31/2017 TTM)
Reserves(1)				2nd Most Recent NOI:	$5,359,919 (12/31/2016)
Type	Initial	Monthly	Cap	3rd Most Recent NOI:	$5,142,268 (12/31/2015)
RE Tax:	$145,269	$69,176	N/A	Most Recent Occupancy:	97.0% (1/4/2018)
Insurance:	$14,780	$14,076	N/A	2nd Most Recent Occupancy:	98.8% (12/31/2016)
Replacements:	$0	$5,659	N/A	3rd Most Recent Occupancy:	98.6% (12/31/2015)
TI/LC:	$1,000,000	Springing	$1,500,000	Appraised Value (as of):	$78,900,000 (11/17/2017)
Deferred Maintenance:	$5,679	$0	N/A	Cut-off Date LTV Ratio:	60.2%
Environmental Remediation:	$3,000	(1)	N/A	Maturity Date LTV Ratio:	60.2%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$47,500,000	65.0%	Purchase Price:	$70,645,000	96.7%
Borrower Equity:	$25,544,399	35.0%	Closing Costs:	$1,230,672	1.7%
			Reserves:	$1,168,727	1.6%
Total Sources:	$73,044,399	100.0%	Total Uses:	$73,044,399	100.0%

(1)	See “Escrows and Reserves” below for further discussion of reserve requirements.

The Mortgage Loan. The fifth largest mortgage loan (the “Moore Plaza Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $47,500,000 secured by a first priority fee mortgage encumbering a 377,261 SF retail power center located in Corpus Christi, Texas (the “Moore Plaza Property”). The proceeds of the Moore Plaza Mortgage Loan were used to purchase the Moore Plaza Property, pay closing costs and fund upfront reserves.

The Borrower and the Borrower Sponsor. The borrower is Rainier Moore Plaza Acquisitions, LLC (the “Moore Plaza Borrower”), a Delaware limited liability company structured to be bankruptcy-remote. The Moore Plaza Borrower is managed by Rainier Moore Plaza Manager, LLC and is owned by Rainier Moore Plaza, LLC (100%, Sole Member). Rainier Moore Plaza, LLC is owned by CIL 2 REIT, LLC (49.5%, Member), Newport Moore Plaza LLC (30.2%, Member), and Rainier Moore Plaza Investors, LP (20.3%, Member). CIL 2 REIT, LLC is owned solely by CIL 2, LLC. CIL 2 LLC is owned by EMIRA Property Holdings Limited (South African Public REIT; 96.84%, Member) and Continuum Holdings Limited (Seychelles IBC; 3.16%, Member). Rainier Moore Plaza Investors, LP is owned by Individual HNW Investors (Limited Partners), and Rainier Moore Plaza Investors GP, LLC (General Partner). Rainier Moore Plaza Investors GP, LLC is managed by RRI GP, LLC, which is owned by its members, J. Kenneth Dunn, Timothy C. Nichols, Daniel S. Lovell, and Thomas B. Mock.

The non-recourse carveout guarantor of the Moore Plaza Mortgage Loan is J. Kenneth Dunn of Rainier Realty Investments, LP. Rainier Realty Investments, L.P. is an affiliate of The Rainier Companies (“Rainier”) in Dallas, Texas. Founded in 2003, Rainier has over $1.5 billion of investment assets under management for individual, corporate and institutional investment partners. Rainier’s portfolio includes multifamily, office, retail, medical office, hotel/lifestyle, and government building assets. Co-founders Tim Nichols and J. Kenneth Dunn have been investing together since 1996 and the principals at Rainier have more than one hundred years of collective experience in real estate acquisitions, financing and operations. Rainier targets value-add real estate investment opportunities with high-quality developers and operators on projects with a primary focus is in the southern United States.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

5425 South Padre Island Corpus Christi, TX 78411	Collateral Asset Summary – Loan No. 5 Moore Plaza	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$47,500,000 60.2% 2.27x 11.4%

The Property. The Moore Plaza Property is a 377,261 SF anchored retail center located in Corpus Christi, within Nueces County, approximately 10 miles southeast of Corpus Christi central business district. The improvements consist of five multi-tenant, single-story buildings that were constructed in 1989. The Moore Plaza Property is situated on a 34.19-acre site with 1,790 surface parking spaces (approximately 4.74 per 1,000 SF). As of the January 4, 2018 rent roll, the Moore Plaza Property was 97.0% leased by a mix of 48 national, regional and local tenants. The Moore Plaza Property is anchored by Hobby Lobby and Mardel (101,760 SF), Marshall’s (32,228 SF), Stein Mart (28,157 SF), Office Depot (26,520 SF), Cost Plus World Market (17,340 SF), Old Navy (15,000 SF), and junior anchored by Half Price Books (12,321 SF) and Party City (12,000 SF). Additionally, the Moore Plaza Property is shadow-anchored by Target and H-E-B stores. The remaining tenant base is comprised of national, regional and local tenants, with no tenant occupying greater than 2.5% of the Moore Plaza Property’s net rentable area (“NRA”).

Major Tenants.

Hobby Lobby and Mardel (101,760 SF, 27.0% of NRA, 14.5% of underwritten rent). Founded in 1970, Hobby Lobby Stores, Inc. (“Hobby Lobby”) owns and operates a chain of arts and crafts stores in the United States. The company is based in Oklahoma City, Oklahoma and is the largest privately owned arts-and-crafts retailer employing approximately 32,000 employees and operating more than 700 stores in 47 states. The company offers products under various categories including hobbies, picture framing, jewelry making, fabrics, floral and wedding supplies, cards and party ware, baskets, wearable art, home accents and holiday merchandise. Founded in 1981 by Mart Green, Mardel is a book store and education supplier which specializes in meeting the needs of homeschooling parents, educators, and all kinds of Christian lifestyles. There are 34 stores located in the central region of the United States, including Oklahoma, Texas, Arkansas, Missouri, Kansas, Colorado and Louisiana. Mardel’s corporate location is headquartered with Hobby Lobby’s complex in Oklahoma City and Mardel has more than 800 employees. In 2010, Hobby Lobby expanded its premise from 66,000 SF to its current size, changed the trade name to Hobby Lobby and Mardel. Hobby Lobby has been a tenant at the Moore Plaza Property since 1993 under a lease that commenced September 11, 1993 and expires September 30, 2030, with two 5-year extension options remaining.

Marshall’s (32,228 SF, 8.5% of NRA, 5.1% of underwritten rent). Marshall’s is owned by the TJX Companies, Inc. (NYSE: TJX), the leading off-price apparel and home fashions retailer in the United States and worldwide. The company offers a changing assortment of brand name and designer merchandise generally at discounted prices. T.J. Maxx and Marshall’s chains are collectively the largest off-price retailer in the United States with a total of 2,221 stores, which includes 1,035 Marshall’s stores. The company founded T.J. Maxx in 1976 and acquired Marshall’s in 1995. Marshall’s has been a tenant at the Moore Plaza Property since 2001 under a lease that commenced May 20, 2001 and expires May 31, 2021, with one 5-year extension option remaining and no termination options.

Stein Mart (28,157 SF, 7.5% of NRA, 4.2% of underwritten rent). Stein Mart (NYSE: SMRT) is a national discount department store chain that was founded in the early 1900’s and is based in Jacksonville, Florida. Stein Mart locations are primarily concentrated in the Southeast and Texas and carry an assortment of merchandise including moderate to better fashion apparel for women and men, as well as accessories, shoes and home fashions, all offered at prices competitive with off-price retail chains. Stein Mart currently operates 290 stores in 31 states plus an online store, steinmart.com. Stein Mart has been a tenant at the Moore Plaza Property since 2010 under a lease that commenced March 13, 2010 and expires March 31, 2020, with three 5-year extension options remaining and no termination options. Additionally, Stein Mart pays $250 per month for the placement of a 2,000 SF storage container directly behind its premises.

Office Depot (26,520 SF, 7.0% of NRA, 5.3% of underwritten rent). Office Depot, Inc. provides a broad selection of products and services to consumers and businesses. Office Depot, Inc. currently offers products in the supplies, technology, and furniture categories. Most of its retail stores also offer copy and print services to its customers. Office Depot, Inc. currently operates 1,441 office supply stores in North America. The average store is currently over 20,000 SF, with most stores located in Texas, California, and Florida. Office Depot has been a tenant at the Moore Plaza Property since 1990 under a lease that commenced July 1, 1990 and expires June 30, 2020, with one 5-year renewal option remaining.

Cost Plus World Market (19,673 SF, 5.2% of NRA, 3.7% of underwritten rent). Cost Plus World Market is a retailer that specializes in providing goods from all over the world. Cost Plus World Market is an omnichannel retailer selling a wide range of home decorating items, furniture, gifts, holiday and other seasonal items, and specialty food and beverages. Cost Plus World Market is a value retailer that provides solutions for entertaining and decorating needs. Cost Plus World Market currently operates 276 stores throughout the United States. Cost Plus World Market is owned by Bed Bath and Beyond Inc. Cost Plus World Market has been a tenant at the Moore Plaza Property since 2003 under a lease that commenced November 26, 2003 and expires January 31, 2018, with two 5-year renewal options remaining and no termination options. Cost Plus World Market leases an additional storage space consisting of 2,333 SF and pays $2.57 PSF throughout the lease term.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

5425 South Padre Island Corpus Christi, TX 78411	Collateral Asset Summary – Loan No. 5 Moore Plaza	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$47,500,000 60.2% 2.27x 11.4%

The following table presents a summary regarding the largest tenants at the Moore Plaza Property.

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)(2)	Tenant SF	Approximate % of SF	Annual UW Base Rent	% of Annual UW Base Rent	Annual UW Base Rent PSF(3)	Most Recently Reported Sales		Occ. Cost %(4)	Lease Expiration
							$	PSF
Anchor/Major Tenants
Hobby Lobby and Mardel	NR/NR/NR	101,760	27.0%	$829,200	14.5%	$8.15	N/A	N/A	N/A	9/30/2030
Marshall’s	NR/A2/A+	32,228	8.5%	$294,000	5.1%	$9.12	N/A	N/A	N/A	5/31/2021
Stein Mart(5)	NR/NR/NR	28,157	7.5%	$242,334	4.2%	$8.61	$3,582,109	$127	9.4%	3/31/2020
Office Depot	NR/B1/NR	26,520	7.0%	$304,980	5.3%	$11.50	N/A	N/A	N/A	6/30/2020
Cost Plus World Market(6)	NR/Baa1/BBB+	19,673	5.2%	$214,080	3.7%	$10.88	N/A	N/A	N/A	Various
Old Navy	BB+/Baa2/BB+	15,000	4.0%	$180,000	3.1%	$12.00	$7,195,538(7)	$480	3.2%	1/31/2023
Half Price Books	NR/NR/NR	12,321	3.3%	$227,939	4.0%	$18.50	$2,406,098(7)	$195	12.1%	6/30/2019
Party City	NR/NR/NR	12,000	3.2%	$216,000	3.8%	$18.00	$3,009,429(8)	$251	8.4%	4/30/2028
Kirkland’s, Inc.	NR/NR/NR	8,626	2.3%	$150,955	2.6%	$17.50	$1,917,478(9)	$222	10.1%	1/31/2021
Avenue Stores, LLC	NR/NR/NR	5,606	1.5%	$95,054	1.7%	$16.96	N/A	N/A	N/A	1/31/2021
Anchor/Major Tenants		261,891	69.4%	$2,754,541	48.1%	$10.52

Other Tenants		103,262	27.4%	$2,968,468	51.9%	$28.75
Vacant Space(10)		12,108	3.2%	$0	0.0%	$0.00
Total/Wtd. Avg.		377,261	100.0%	$5,723,009	100.0%	$15.67

(1)	Information is based on the underwritten rent roll.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)	Wtd. Avg. Annual UW Base Rent PSF excludes vacant space.

(4)	Occ Cost % is based on the contractual rent as of the January 4, 2018 rent roll and Underwritten Reimbursements divided by most recently reported sales.

(5)	Annual UW Base Rent includes $3,000 in annual rent for the placement of storage container directly behind the Moore Plaza Property, the storage container is on a month to month lease. Most Recently Reported Sales reflect the 12-month period ending March 2017.

(6)	Annual UW Base Rent includes $6,000 in annual rent for additional storage space consisting of 2,333 SF which expires on January 31, 2019. The Cost Plus World Market lease expires January 31, 2018.

(7)	Most Recently Reported Sales reflect the 12-month period ending September 2017.

(8)	Most Recently Reported Sales reflect the 12-month period ending April 2017.

(9)	Most Recently Reported Sales reflect the 12-month period ending March 2017.

(10)	Vacant Space includes 937 SF of storage space which does not contribute any rent or have frontage space.

The following table presents historical sales information for the anchor tenants at the Moore Plaza Property:

Historical Sales Summary(1)
	3rd Most Recent Reported Sales			2nd Most Recent Reported Sales			Most Recent Reported Sales
Tenant	Sales ($)	Sales (PSF)	Occ. Cost(2)	Sales ($)	Sales (PSF)	Occ. Cost(2)	Sales ($)	Sales (PSF)	Occ. Cost(2)
Hobby Lobby and Mardel	$14,307,040	$141	8.8%	$13,379,360	$131	9.4%	N/A	N/A	N/A
Marshall’s	$9,031,246	$280	4.6%	$8,853,665	$275	4.7%	N/A	N/A	N/A
Stein Mart	$4,166,963	$148	8.1%	N/A	N/A	N/A	$3,582,109	$127	9.4%
Office Depot	$10,279,428	$388	4.2%	$9,628,453	$363	4.5%	N/A	N/A	N/A
Cost Plus World Market	$3,154,030	$182	8.9%	$3,145,499	$181	8.9%	N/A	N/A	N/A
Old Navy	$7,239,493	$483	3.2%	$6,927,303	$462	3.3%	$7,195,538	$480	3.2%
Half Price Books	$2,513,772	$204	11.6%	$2,505,499	$203	11.6%	$2,406,098	$195	12.1%
Party City	$3,391,603	$283	7.5%	$3,096,495	$258	8.2%	$3,009,429	$251	8.4%
Kirkland’s, Inc.	$2,132,364	$247	9.1%	$1,961,746	$227	9.8%	$1,917,478	$222	10.1%
Total/Wtd. Avg.	$56,215,939	$227	7.5%	$49,498,020	$218	7.8%	$18,110,652	$238	8.5%

(1)	Information is based on the underwritten rent roll.

(2)	Occ. Cost % is based on the base rent as of the January 4, 2018 rent roll and Underwritten Reimbursements divided by the respective year’s reported sales.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

5425 South Padre Island Corpus Christi, TX 78411	Collateral Asset Summary – Loan No. 5 Moore Plaza	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$47,500,000 60.2% 2.27x 11.4%

The following table presents certain information relating to the lease rollover at the Moore Plaza Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling(3)	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	UW Base Rent PSF Rolling(3)	Total UW Base Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
MTM	3	5,672	1.5%	1.5%	$3.17	$18,000	0.3%	0.3%
2018	6	29,248	7.8%	9.3%	$20.20	$590,712	10.3%	10.6%
2019	8	24,329	6.4%	15.7%	$22.64	$550,702	9.6%	20.3%
2020	12	84,377	22.4%	38.1%	$17.48	$1,475,237	25.8%	46.0%
2021	8	59,900	15.9%	53.9%	$15.12	$905,534	15.8%	61.9%
2022	7	23,314	6.2%	60.1%	$27.19	$633,849	11.1%	72.9%
2023	3	20,210	5.4%	65.5%	$17.41	$351,770	6.1%	79.1%
2024	0	0	0.0%	65.5%	$0.00	$0	0.0%	79.1%
2025	1	4,343	1.2%	66.6%	$35.00	$152,005	2.7%	81.7%
2026	0	0	0.0%	66.6%	$0.00	$0	0.0%	81.7%
2027	0	0	0.0%	66.6%	$0.00	$0	0.0%	81.7%
2028 & Beyond	4	113,760	30.2%	96.8%	$9.19	$1,045,200	18.3%	100.0%
Vacant(4)	0	12,108	3.2%	100.0%	$0.00	$0	0.0%	100.0%
Total/Wtd. Avg.	52	377,261	100.0%		$15.67	$5,723,009	100.0%

(1)	Information is based on the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease or leases which are not considered in the lease rollover schedule.

(3)	Wtd. Avg. Annual UW Rent PSF Rolling excludes vacant space.

(4)	SF Rolling excludes 937 SF of storage space which does not contribute any rent or have frontage space.

The Market. The Moore Plaza Property is located in Corpus Christi, Nueces County, approximately 10 miles southeast of the Corpus Christi central business district. Corpus Christi is located between Padre Island and Rockport, along the Gulf of Mexico. Access to the Moore Plaza Property neighborhood is provided by Interstate 37 and the Crosstown Expressway. Interstate 37 connects the Moore Plaza Property neighborhood with the City of San Antonio to the northwest. The Crosstown Expressway provides north-south access to the area. This arterial merges with Interstate 37 in the northwestern portion of Corpus Christi. South Padre Island Drive is a major connector, proceeding south from Interstate 37 to Padre Island and access to Mustang Island and Port Aransas. Secondary access to the neighborhood is provided by Staples Street, Morgan Avenue and Shoreline Boulevard. Moore Plaza Property is located less than 0.25 miles from the intersection of South Padre Island Drive and Blanche Moore Drive, which has an average daily traffic count of 151,328 vehicles per day.

The neighborhood surrounding the Moore Plaza Property consists of a mixture of commercial, industrial and residential development. The immediate area surrounding the Moore Plaza Property consists of development built in the 1970s. Located directly across South Padre Island Drive are the Corpus Christi’s two malls, La Palmera Mall and Sunrise Mall. The La Palmera is a super-regional mall that features over 100 stores, as well as a movie theater and a two-story exotic fish aquarium. The mall is anchored by Bealls, Dillard’s, Macy’s, and JCPenney. La Palmera underwent an estimated $60 million renovation in 2010, becoming the nation’s first LEED certified mall. In April 2012, the mall ownership purchased the 19.298 acre former Staples Center to redevelop into a 200,000 SF extension of retail space known as The Shops at La Palmera. The Shops at La Palmera includes tenants such as Dick’s Sporting Goods, DSW, Jared The Galleria of Jewelry, T.J. Maxx, HomeGoods, Chipotle Mexican Grill and Corner Bakery Cafe. Sunrise Mall is anchored by Macy’s, Sears and JCPenney. Other retailers located along South Padre Island Drive also include Home Depot, Barnes and Noble, Academy Sports and Outdoors, Sam’s Club, Bed, Bath & Beyond, Ross Dress for Less, Best Buy and Michael’s. Other notable developments within the Moore Plaza Property’s neighborhood include Naval Air Station Corpus Christi (8.4 miles east), the single largest employer in the city. According to the appraisal, the 2017 estimated population within a one-, three-, and five-mile radius of the Moore Plaza Property is 16,120, 119,582, and 213,093, respectively. The 2017 average household income within the same radius is $52,680, $69,109, and $71,307, respectively.

According to a third party market research report, the Moore Plaza Property is located within the Corpus Christi retail market and the Mid City retail submarket. As of the second quarter 2017, the Corpus Christ retail market reported an overall vacancy rate of 3.2%, and an average asking rental rate of $13.68 PSF. As of second quarter 2017, the Corpus Christi retail market reported net absorption of 733,508 SF. The Mid City retail submarket reported an overall vacancy rate of 4.2% and an average asking rental rate of $15.75 PSF. As of second quarter 2017, the Mid City retail market reported absorption of 27,058 SF.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

5425 South Padre Island Corpus Christi, TX 78411	Collateral Asset Summary – Loan No. 5 Moore Plaza	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$47,500,000 60.2% 2.27x 11.4%

The following table presents competitive retail properties with respect to the Moore Plaza Property:

Competitive Property Summary
Property Name	Type	Year Built/Renovated	Size (SF)	Total Occupancy	Anchor Tenants	Distance to Subject
Moore Plaza	Anchored Retail	1989/2017	377,261	97.0%(1)	Hobby Lobby, Mardel, Marshall’s, Stein Mart, Office Depot, Cost Plus World Market, Old Navy, Half Price Books, Party City, Kirkland’s Inc., Avenue Stores, LLC	N/A
The Shops at La Palmera	Power Center	1985/2016	219,540	97.0%	Dick’s Sporting Goods, Big Lots, DSW, T.J. Maxx	0.5 miles
Saratoga Town Center	Neighborhood Center	2003/2007	64,755	98.0%	Petco	2.0 miles
Portairs Shopping Center	Neighborhood Center	1953/1998	116,710	99.0%	CVS Pharmacy, Dollar Tree, Beall’s, Family Dollar	5.7 miles
5625 S. Padre Island Drive	Un-anchored Retail Strip	1967/N/A	65,449	94.0%	N/A	0.5 miles

Source: Appraisal

(1)	Information is based on the underwritten rent roll as of January 4, 2018.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Moore Plaza Property:

Cash Flow Analysis
	2014	2015	2016	10/30/2017 TTM	UW	UW PSF
Base Rent(1)	$5,130,938	$5,385,215	$5,603,065	$5,760,816	$6,058,139	$16.06
Total Recoveries	$1,508,569	$1,654,678	$1,574,153	$1,639,782	$1,591,379	$4.22
Other Income(2)	$157,656	$172,674	$151,869	$145,866	$145,866	$0.39
Less Vacancy & Credit Loss	($25,466)	$8,663	($7,111)	$15,678	($382,476)	($1.01)
Effective Gross Income	$6,771,697	$7,221,230	$7,321,976	$7,562,142	$7,412,908	$19.65
Total Expenses	$2,022,691	$2,078,962	$1,962,057	$2,011,114	$2,008,304	$5.32
Net Operating Income	$4,749,006	$5,142,268	$5,359,919	$5,551,028	$5,404,604	$14.33
Capital Expenditures	$0	$0	$0	$0	$67,907	$0.18
TI/LC	$0	$0	$0	$0	$377,261	$1.00
Net Cash Flow	$4,749,006	$5,142,268	$5,359,919	$5,551,028	$4,959,436	$13.15

Occupancy %(3)	97.7%	98.6%	98.8%	99.3%	95.0%
NOI DSCR	2.18x	2.36x	2.46x	2.54x	2.48x
NCF DSCR	2.18x	2.36x	2.46x	2.54x	2.27x
NOI Debt Yield	10.0%	10.8%	11.3%	11.7%	11.4%
NCF Debt Yield	10.0%	10.8%	11.3%	11.7%	10.4%

(1)	Underwritten Rent is based on the rent roll dated January 4, 2018 and includes rent steps through December 1, 2018 totaling $63,742.

(2)	Other Income includes Targets reciprocal easement agreement billing amount, late fees, NSF fees, and miscellaneous income.

(3)	Underwritten Occupancy % based on the underwritten economic vacancy of 5.0%

Escrows and Reserves. The Moore Plaza Borrower deposited $145,269 upfront for annual real estate taxes; $14,780 for annual insurance premiums; $1,000,000 for TI/LC reserves, $5,679 for deferred maintenance and $3,000 for environmental remediation funds for the extension of the environmental liability insurance policy. The Moore Plaza Borrower will be required to escrow monthly 1/12 of the annual estimated tax payments, 1/12 of the annual estimated insurance premiums, replacement reserves of $5,659, tenant improvements and leasing commissions reserve of $31,438 when TI/LC reserve balance falls below $500,000, subject to a cap of $1,500,000. Each January, through the term of the Moore Plaza Mortgage Loan, the Moore Plaza Borrower will be required to deposit $3,000 in the environmental reserve for the extension of the environmental liability insurance policy.

Lockbox and Cash Management. The Moore Plaza Mortgage Loan provides for a springing lockbox and springing cash management. During the occurrence and continuance of a Cash Management Trigger Event (as defined below), the Moore Plaza Borrower is required to instruct tenants to deposit rents and other amounts due into the lockbox account and funds in the lockbox account are required to be transferred to the cash management account within one business day. All funds in the cash management are required to be applied on each monthly payment date in accordance with the Moore Plaza Mortgage Loan documents. Pursuant to the Moore Plaza Mortgage Loan documents, all excess funds on deposit (after payment of monthly reserve deposits, debt service payment and cash management bank fees) will be applied as follows (a) if a Cash Sweep Event (as defined below) period is not in effect, to the Moore Plaza Borrower, (b) if a Cash Sweep Event is in effect due to the existence of a Critical Tenant Trigger Event (as defined below) to the Critical Tenant TI/LC account until the applicable Critical Tenant Trigger Event cure has occurred and (c) if a Cash Sweep Event is in effect but a Critical Tenant Trigger Event is not in effect, then to the lender controlled excess cash flow account.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

5425 South Padre Island Corpus Christi, TX 78411	Collateral Asset Summary – Loan No. 5 Moore Plaza	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$47,500,000 60.2% 2.27x 11.4%

A ”Cash Management Trigger Event” will occur upon (i) an event of default, (ii) any bankruptcy action of the Moore Plaza Borrower, the guarantor or manager, provided that if the bankruptcy action of the manager involves a manager who is not affiliated with the Moore Plaza Borrower, then the Moore Plaza Borrower will have a period of 30 days to terminate and replace the manager before a Cash Management Trigger Event occurs; (iii) a debt service coverage ratio based on the trailing 12-month period falling below 1.15x, or (iv) a Critical Tenant Trigger Event. A Cash Management Event will continue until, in regard to clause (i) above, when such event of default has been cured or waived, in regard to clause (ii) above, when such bankruptcy petition has been discharged, stayed, or dismissed within 30 days of such filing among other conditions for the Moore Plaza Borrower or guarantor and within 120 days for the property manager (or, solely with respect to the bankruptcy of the property manager, when the Moore Plaza Borrower has replaced the property manager with a qualified property manager acceptable to the lender), in regard to clause (iii) above, the date the trailing 12-month amortizing net operating income debt service coverage ratio is greater than 1.20x for two consecutive calendar quarters, or in regard to clause (iv) above, the date a Critical Tenant Trigger Event cure has occurred.

A “Cash Sweep Event” will occur upon (i) an event of default, (ii) any bankruptcy action of the Moore Plaza Borrower, the guarantor or manager, provided that if the bankruptcy action of the manager involves a manager who is not affiliated with the Moore Plaza Borrower, then the Moore Plaza Borrower will have a period of 30 days to terminate and replace the manager before a Cash Sweep Event occurs (iii) a debt service coverage ratio based on the trailing 12-month period falling below 1.15x; unless, within five days of such date, the Moore Plaza Borrower deposits $1,250,000 in cash in the Critical Tenant TI/LC account for each year the Moore Plaza Borrower desires to avoid a Cash Sweep Event as it relates to clause (iii), or (iv) a Critical Tenant Trigger Event, unless, within five days of such date, the Moore Plaza Borrower deposits an amount equal to $1,526,400 in cash in the Critical Tenant TI/LC account as it relates to clause (iv). A Cash Sweep Event will continue until, in regard to clause (i) above, when such event of default has been cured or waived, in regard to clause (ii) above, when such bankruptcy petition has been discharged, stayed, or dismissed within 30 days of such filing among other conditions for Moore Plaza Borrower or guarantor and within 120 days for the property manager (or, solely with respect to the bankruptcy of the property manager, when the Moore Plaza Borrower has replaced the property manager with a qualified property manager acceptable to the lender), in regard to clause (iii) above, the date the trailing 12-month amortizing net operating income debt service coverage ratio is greater than 1.20x for two consecutive calendar quarters, or in regard to clause (iv) above, the date a Critical Tenant Trigger Event cure has occurred.

A “Critical Tenant Trigger Event” will occur upon (i) Hobby Lobby or any tenant leasing 100,000 SF or more of the space at the Moore Plaza Property (each, a “Critical Tenant”) gives notice of its intention to terminate its lease, or any Critical Tenant other than Hobby Lobby give notice of its intention to not extend or renew its lease, (ii) on or prior to twelve (12) months prior to the expiration date the Critical Tenant which is not Hobby Lobby fails to give notice of its election to renew its lease, (iii) on or prior to the date on which the Critical Tenant which is not Hobby Lobby is required under its lease to notify landlord of its election to renew its lease, if Critical Tenant fails to give such notice, (iv) an event of default under the Hobby Lobby lease, or any other lease with a Critical Tenant, exists, (v) a bankruptcy action of the Critical Tenant or guarantor of any Critical Tenant lease occurs, or (vi) if the Critical Tenant discontinues its normal business operations at the Moore Plaza Property. A Critical Tenant Trigger Event will end (a) with respect to clauses (i), (ii) or (iii) the date that (1) the Critical Tenant lease extension is executed and delivered by the Moore Plaza Borrower along with related tenant improvements costs, leasing commissions and other material costs and expenses have been deposited into the Critical Tenant TI/LC account, or (2) a Critical Tenant Space Re-tenanting Event (as defined below) has occurred, (b) with respect to clause (iv) above, after a cure of applicable event of default, (c) with respect to clause (v) above, after an affirmation of the Critical Tenant lease in the applicable bankruptcy proceeding and confirmation that the Critical Tenant is actually paying all rents and other amounts under its lease, or (d) with respect to clause (vi) above, the Critical Tenant re-commences its normal business operations at the Moore Plaza Property or a Critical Tenant Space Re-tenanting Event has occurred.

A “Critical Tenant Space Re-tenanting Event” will occur on the date each of the following conditions have been satisfied: (i) the Critical Tenant space is leased to one or more replacement tenants for a term of at least five years and on terms that are acceptable to the lender, (ii) all tenant improvement costs, leasing commissions and other material costs and expenses relating to the re-letting of the space have been paid in full, and (iii) the replacement tenant(s) are conducting normal business operations at the related Critical Tenant space.

Additional Secured Indebtedness (not including trade debts). Not permitted.

Mezzanine Loan and Preferred Equity. Not permitted.

Release of Property. Not permitted.

Environmental Matters. The Phase I environmental report dated September 19, 2017 identified historical use of a portion of the Moore Plaza Property as an on-site dry cleaner and recommended a Phase II environmental report. A limited subsurface investigation report dated November 28, 2017 recommended entering the Moore Plaza Mortgaged Property into the Texas Commission on Environmental Quality (TCEQ). The environmental condition relating to the dry cleaner is expected to be remediated by the Moore Plaza Borrower under TCEQ supervision. Additionally, the borrower obtained an environmental impairment liability (“EIL”) insurance policy, from Beazley (Lloyd’s of London Syndicates 623/2623) (rated “A” by A.M. Best), which lists the borrower as the first named insured and the lender, with its successors, assigns, and/or affiliates as additional named insured. The EIL policy has a term of 121 months, with an optional extended reporting period of 36 months, policy limits of $2,000,000 per incident and in the aggregate, with a $100,000 deductible per incident. The policy premium was paid at origination, and the Moore Plaza Borrower is required to deposit $3,000 each January during the term of the Moore Plaza Mortgage Loan into an environmental remediation reserve account. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Environmental Considerations” in the Preliminary Prospectus.

Terrorism Insurance. The Moore Plaza Borrower is required to obtain and maintain property insurance, commercial general liability insurance, and business income or rental loss insurance that covers perils of terrorism and acts of terrorism, both foreign and domestic.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

(THIS PAGE INTENTIONALLY LEFT BLANK)

Various Florham Park, NJ 07932	Collateral Asset Summary – Loan No. 6 Park Place at Florham Park	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$45,000,000 65.1% 1.80x 10.6%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various Florham Park, NJ 07932	Collateral Asset Summary – Loan No. 6 Park Place at Florham Park	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$45,000,000 65.1% 1.80x 10.6%

I-287
ROUTE 24
COLUMBIA TURNPIKE
PARK PLACE
220 Park Avenue
230 Park Avenue
210 Park Avenue
200 Park Avenue
Collateral
I-78

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various Florham Park, NJ 07932	Collateral Asset Summary – Loan No. 6 Park Place at Florham Park	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$45,000,000 65.1% 1.80x 10.6%

Park Place at Florham Park
1 200 Park Place Florham Park, NJ
2 220 Park Place Florham Park, NJ
3 230 Park Place Florham Park, NJ
4 210 Park Place Florham Park, NJ
Denville
Tourne Park
Rockaway River Country Club
Mountain Lakes
Boonton
Knoll West Golf Course
Horseneck Rd
Pine Brook Rd
Boonton Reservoir
N. Beverwyck Rd
Vail Rd
Fairfield
Essex County Airport
Mountain Ridge Country Club
North Caldwell
West Caldwell
Essex Mall
West Caldwell Shopping Center
West Essex Park
Caldwell College
Caldwell
Pleasant Ave
Lake Parsippany
PNY Technologies
Parsippany-Troy Hills
Old Troy Park
MORRIS COUNTY
Morris Plains
Cedar Knolls
Whippany
Whippany Railway Museum
Pine Plaza Shopping Center
Ridgedale Ave
East Hanover
Roseland
Prudential Roseland
Crestmont Country Club
Mennen Sports Arena
Morris County Mall
Hanover
Bayer Corporation
Whippany High School
Hanover Commons
Morristown High School
The Friends of the Frelinghuysen Arboretum
Morristown-Beard School
Novartis Pharmaceuticals
Morristown Municipal Airport
Morristown
Hyatt House Morristown
Pinch Brook Golf Course
Livingston Shopping Plaza
W. Mt. Pleasant Ave
Washington's Headquarters Museum
Mayo Performing Arts Center
Honeywell
Columbia Tpke
Florham Park Plaza/ Trader Joe's
Nestle Nutrition Co.
Cedar Hill Country Club
Livingston
W. Northfield Rd
N.Y. City 17 miles
Morristown Medical Center
Morris County Golf Club
Coll. of St. Elizabeth
Florham Village Shopping Ctr.
Siemens
Spring Brook Country Club
BASF
NY Jets Training Facility
Florham Park
Livingston Mall
ESSEX COUNTY
West Orange
Fairleigh Dickinson Univ. Madison Campus
Realogy/ Century 21
AT&T Research Florham Park
Madison High School
Brooklake Country Club
Saint Barnabas Med. Ctr.
Kirby, The Shakespeare Theatre of NJ
Drew University
S. Orange Ave
New Vernon
Blue Mill Rd
Madison
Main St
Passaic Ave
East Orange Golf Course
South Orange
Loantaka Park
Chatham
Investors Bancorp
JFK Pkwy
Short Hills
South Mountain Reservation
Shunpike Rd
Mall at Short Hills
Canoe Brook Country Club
Maplewood
Summit
Newark Intl. Airport 6 miles
Overlook Hospital
New Providence
Morris Ave
Union
Baltusrol Golf Club
Mountain Ave
Meisel Ave
UNION COUNTY
Union Plaza Shopping Center
Springfield
Watchung Reservation
Route 22 Retail Center
Lenape Park
Murray Hill
NEW JERSEY
Paterson
Yonkers
Newark
Jersey City
New York City
Manhattan
Queens
Brooklyn
Staten Island
Elizabeth
Atlantic Ocean

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various Florham Park, NJ 07932	Collateral Asset Summary – Loan No. 6 Park Place at Florham Park	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$45,000,000 65.1% 1.80x 10.6%

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	UBS AG			Single Asset/Portfolio:	Portfolio
Original Balance(1):	$45,000,000			Location:	Florham Park, 07932
Cut-off Date Balance(1):	$45,000,000			General Property Type:	Office
% of Initial Pool Balance:	4.3%			Detailed Property Type:	Suburban
Loan Purpose:	Refinance			Title Vesting:	Fee
Borrower Sponsors:	Normandy Real Estate Fund, L.P.; Normandy Real Estate Management, LLC			Year Built/Renovated:	Various/Various
				Size:	354,381 SF
Mortgage Rate:	5.0815%			Cut-off Date Balance per SF(1):	$176
Note Date:	1/19/2018			Maturity Date Balance per SF(1):	$176
First Payment Date:	3/6/2018			Property Manager:	Normandy FundSub Management Co., LLC (borrower-related)
Maturity Date:	2/6/2028
Original Term to Maturity:	120 months
Original Amortization Term:	0 months
IO Period:	120 months
Seasoning:	0 months
Prepayment Provisions(2):	LO (24); DEF (89); O (7)			Underwriting and Financial Information
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NOI(5):	$6,606,415
Additional Debt Type(1)(3):	Pari Passu/Mezzanine			UW NOI Debt Yield(1):	10.6%
Additional Debt Balance(1)(3):	$17,500,000/$12,500,000			UW NOI Debt Yield at Maturity(1):	10.6%
Future Debt Permitted (Type):	No (N/A)			UW NCF DSCR(1):	1.80x
Reserves(4)				Most Recent NOI(5):	$3,510,694 (9/30/2017 TTM)
Type	Initial	Monthly	Cap	2nd Most Recent NOI(5):	$3,097,981 (12/31/2016)
RE Tax:	$168,292	$64,728	N/A	3rd Most Recent NOI(5):	$5,121,716 (12/31/2015)
Insurance:	$29,273	$4,435	N/A	Most Recent Occupancy(6):	94.3% (12/6/2017)
Replacements:	$0	$5,906	N/A	2nd Most Recent Occupancy:	94.3% (9/30/2017)
TI/LC:	$0	$44,298	$2,000,000	3rd Most Recent Occupancy:	92.2% (12/31/2016)
Deferred Maintenance:	$37,500	$0	N/A	Appraised Value (as of)(7):	$96,000,000 (12/4/2017)
Tenant Obligation:	$5,044,401	$0	N/A	Cut-off Date LTV Ratio(1)(7):	65.1%
Environmental Insurance:	$0	Springing	N/A	Maturity Date LTV Ratio(1)(7):	65.1%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount(1):	$62,500,000	83.3%	Loan Payoff:	$64,367,005	85.8%
Mezzanine Loan:	$12,500,000	16.7%	Reserves:	$5,279,467	7.0%
			Closing Costs:	$1,573,010	2.1%
			Return of Equity:	$3,780,519	5.0%
Total Sources:	$75,000,000	100.0%	Total Uses:	$75,000,000	100.0%

(1)	The Park Place at Florham Park Mortgage Loan (as defined below) is part of the Park Place at Florham Park Whole Loan (as defined below), which is comprised of five pari passu promissory notes with an aggregate original principal balance of $62,500,000. The Cut-off Date Balance per SF, Maturity Date Balance per SF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio presented above are based on the aggregate principal balance of the promissory notes comprising the Park Place at Florham Park Whole Loan.

(2)	Prior to the open prepayment date of August 6, 2027, the Park Place at Florham Park Whole Loan can be defeased after the earlier to occur of (a) March 6, 2021 and (b) the first monthly payment date following the end of the two-year period commencing on the closing date of the securitization of the last Park Place at Florham Park Whole Loan promissory note (the “Permitted Release Date”). Partial Release is permitted. See “Release of Individual Property” and “Release of Developmental Parcel” below for further discussion of release requirements.

(3)	See “The Mortgage Loan” and “Mezzanine Loan and Preferred Equity” below for further discussion of additional debt.

(4)	See “Escrows and Reserves” below for further discussion of reserve requirements.

(5)	The decline in NOI from 12/31/2015 to 12/31/2016 is due to the vacating of two tenants, which accounted for approximately 76,000 SF, from the 200 Park Place property. Furthermore, the borrower sponsors continued to vacate expiring tenants at 200 Park Place while renovations were being completed at the building in order to increase rental rates. Subsequently, the recovery of NOI is related to leasing activity following the completion of renovations and capital improvements at the Park Place at Florham Park Property (as defined below) and expiring free rent periods. In 2017, the borrower sponsors signed three new leases with RBC Capital Markets LLC (14.9% of NRA, 16.5% of underwritten base rent), Viner Finance (3.4% of NRA, 3.8% of underwritten base rent) and Normandy FundSub Mgmt Co., LLC (1.8% of NRA, 1.5% of underwritten base rent).

(6)	Hyman Beck & Company, Inc. leases 2,105 SF in the 210 Park Place property, which has a lease expiration in July 2018. Its space is currently vacant and the tenant is paying all obligations under its lease, however, such space is underwritten as vacant.

(7)	The appraisal concluded an “as-is” appraised value of $91.2 million. The Cut-off Date LTV Ratio and Maturity Date LTV Ratio presented above are based on the alternate market “as-is” appraised value of the Park Place at Florham Park Property of $96.0 million, as of December 4, 2017, which assumes that outstanding landlord obligations for free rent, tenant improvements, and leasing commissions are fully funded and escrowed by the lender through a title company. At loan origination, landlord obligations of $5,044,401 were escrowed. Based on the “as-is” appraised value of $91.2 million and the Park Place at Florham Park Whole Loan, the Cut-off Date LTV Ratio and Maturity Date LTV Ratio are 68.5% and 68.5%, respectively.

The Mortgage Loan. The sixth largest mortgage loan (the “Park Place at Florham Park Mortgage Loan”) is part of a whole loan (the “Park Place at Florham Park Whole Loan”) evidenced by five pari passu promissory notes with an aggregate original principal balance of $62,500,000. The Park Place at Florham Park Whole Loan is secured by a first priority mortgage encumbering the borrower’s fee interest in a 354,381 SF Class A suburban office park comprised of four buildings located in Florham Park, New Jersey (the “Park Place at Florham Park Property”). Promissory Notes A-1, A-2 and A-5, with an aggregate original principal balance of $45,00,000, represent the Park Place at Florham Park Mortgage Loan and will be included in the UBS 2018-C8

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various Florham Park, NJ 07932	Collateral Asset Summary – Loan No. 6 Park Place at Florham Park	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$45,000,000 65.1% 1.80x 10.6%

Trust. Promissory Notes A-3 and A-4, with an aggregate original principal balance of $17,500,000, are currently held by UBS AG, or an affiliate thereof, and are expected to be contributed to one or more future securitization transactions or may be otherwise transferred at any time. The lender provides no assurances that any of the non-securitized notes will not be split further. The Park Place at Florham Park Whole Loan will be serviced pursuant to the pooling and servicing agreement for the UBS 2018-C8 Trust. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Whole Loans” and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

Park Place at Florham Park Whole Loan Summary

Note	Original Balance	Cut-off Date Balance	Anticipated Note Holder	Controlling Piece
Note A-1	$30,000,000	$30,000,000	UBS 2018-C8	Yes
Note A-2	$10,000,000	$10,000,000	UBS 2018-C8	No
Note A-3	$10,000,000	$10,000,000	UBS AG	No
Note A-4	$7,500,000	$7,500,000	UBS AG	No
Note A-5	$5,000,000	$5,000,000	UBS 2018-C8	No
Total	$62,500,000	$62,500,000

The proceeds of the Park Place at Florham Park Whole Loan and a $12,500,000 mezzanine loan (the “Park Place at Florham Park Mezzanine Loan”) were used to refinance the Park Place at Florham Park Property, fund reserves, pay closing costs, and return equity to the borrower sponsors.

The Borrower and the Borrower Sponsors. The borrower is Advance at Park Place, LLC (the “Park Place at Florham Park Borrower”), a single-purpose Delaware limited liability company structured to be bankruptcy remote with two independent directors. The guarantors and borrower sponsors of the Park Place at Florham Park Whole Loan are Normandy Real Estate Fund, LP and Normandy Real Estate Management, LLC. The Park Place at Florham Park Borrower is indirectly owned by NRE Office Fund Private Limited (28.2%), Normandy Real Estate Fund GP, LLC (0.1%) and other limited partners (71.7%). Normandy Real Estate Fund, LP has been involved in prior deeds in lieu of foreclosure, discounted payoffs and foreclosure proceedings. See “Description of the Mortgage Pool—Default History, Bankruptcy Issues and Other Proceedings” in the Preliminary Prospectus.

Normandy Real Estate Partners (“Normandy”) is a privately-owned real estate operator and investment manager that targets underperforming office and mixed-use investments in well-located urban and transit-oriented submarkets in the Northeast and Mid-Atlantic region. Since 1996, Normandy has invested over $2.7 billion of institutional capital and acquired over 38 million SF of commercial real estate. Its core capabilities include investment management, leasing and asset management, construction and development and property management. Normandy manages a portfolio of over 14 million SF of commercial properties primarily located in the Northeast.

The Property. The Park Place at Florham Park Property is a four-building 354,381 SF Class A office park located in Florham Park, New Jersey, comprised of the 200 Park Place property, 210 Park Place property, 220 Park Place property and 230 Park Place property (each, an “Individual Property”). Situated on 29.9 acres, the Park Place at Florham Park Property was originally built between 1974 and 1976 for Exxon Mobil, gut renovated in 2001 and last renovated in 2015-2016. Amenities at the Park Place at Florham Park Property include a new fitness center with restroom and locker facilities, a newly renovated cafeteria with seating for up to 70, 1,306 parking spaces (approximately 3.69 spaces per 1,000 SF), a shared conference room and a complimentary shuttle service to the Convent Station Train Station, which provides direct access to New York Penn Station. Since its acquisition of the Park Place at Florham Park Property, the borrower sponsors have invested approximately $26.6 million in capital expenditures and soft goods ($75.14 PSF).

Occupancy of the Park Place at Florham Park Property over the last 11 years averages 90.9%. Excluding 2015, which had year-end occupancy of 78.4% due to the borrower sponsors’ strategy of vacating expiring tenants while the 200 Park Place property underwent renovations, the average occupancy over the 11-year period is 92.1%. As of December 6, 2017, the Park Place at Florham Park Property was 94.3% physically occupied and 94.9% leased to 16 tenants. Five tenants, comprising of approximately 46.4% of NRA and 44.3% of underwritten base rent, are investment grade tenants including RBC Capital Markets LLC (Moody’s/S&P: A3/AA-), Santander Bank, N.A. (Fitch/Moody’s/S&P: BBB+/Baa1/BBB+), Manufacturers & Traders Trust (Fitch/Moody’s/S&P: A/A3/A), Penn Mutual Life Insurance Co. (Moody’s/S&P: Aa3/A+) and Fairleigh Dickinson University (Fitch: BBB+).

Property Summary
Individual Property	Year Built/ Renovated	Property NRA (SF)	Approximate % of Total SF	Allocated Cut-Off Date Loan Amount	Appraised Value(1)	LTV(1)	UW NCF	UW NCF Debt Yield
200 Park Place	1974/2016	160,518	45.3%	$28,313,000	$43,400,000	65.2%	$2,575,705	9.1%
230 Park Place	1974/2016	67,924	19.2%	$14,549,000	$22,300,000	65.2%	$1,359,101	9.3%
220 Park Place	1974/2015	68,116	19.2%	$10,504,000	$16,100,000	65.2%	$993,167	9.5%
210 Park Place	1976/2015	57,823	16.3%	$9,134,000	$14,000,000	65.2%	$871,826	9.5%
Total/Wtd. Avg.		354,381	100.0%	$62,500,000	$96,000,000	65.1%	$5,799,800	9.3%

(1)	Total Appraised Value and Wtd. Avg. LTV is based on the consolidated alternate market “as-is” appraised value is $96.0 million, as the Park Place at Florham Park Property is an interconnected corporate park situated upon two municipal lots. Based on the aggregate of the alternate market “as-is” appraised values of the individual Park Place at Florham Park Property buildings of $95,800,000, the LTV of the Park Place at Florham Park Whole Loan is 65.2%.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various Florham Park, NJ 07932	Collateral Asset Summary – Loan No. 6 Park Place at Florham Park	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$45,000,000 65.1% 1.80x 10.6%

Major Tenants.

Fairleigh Dickinson University (67,924 SF, 19.2% of NRA, 14.1% of underwritten base rent). Fairleigh Dickinson University (“FDU”) is the largest private university in New Jersey, with academic enrollment of over 12,000 and part-time and full-time faculty of over 1,100. Founded in 1942, FDU offers over 100 undergraduate and graduate degree programs as well as doctoral programs. FDU occupies the entire 230 Park Place property at the Park Place at Florham Park Property, and utilizes its space for its Graduate Pharmacy Program, as part of its Florham Park campus. Fairleigh Dickinson University (Fitch BBB+) has been in occupancy at the Park Place at Florham Park Property since its original lease commencement date of July 1, 2012. It recently extended its lease term through June 30, 2028 and expanded its footprint at the Park Place at Florham Park Property to occupy all of the 230 Park Place property totaling 67,924 SF at an UW base rent rate of $19.50 PSF triple net with annual rent steps of $0.50 PSF. FDU has two five-year renewal options remaining and no termination options.

RBC Capital Markets LLC (52,787 SF, 14.9% of NRA, 16.5% of underwritten base rent). Royal Bank of Canada (“RBC”) Capital Markets LLC is a global investment bank providing expertise in banking, finance and capital markets to corporations, institutional investors, asset managers and governments around the world. RBC Capital Markets LLC, which occupies the entire second floor of the 200 Park Place property, houses their regional wealth management office as well as several high profile sales positions at the Park Place at Florham Park Property. RBC Capital Markets LLC has an original rent commencement date of February 1, 2017 with a current base rent of $29.50 PSF modified gross, with annual rent steps of $0.50 PSF. RBC Capital Markets LLC’s lease expires on July 31, 2028. The tenant has two five-year renewal options remaining and no termination options.

Schenk Price Smith & King LLP (38,519SF, 10.9% of NRA, 13.0% of underwritten base rent). Founded in 1912, Schenck Price Smith & King LLP (“SPSM”) is a full-service law firm with offices in New Jersey and Manhattan consisting of over 80 lawyers and 26 practice groups. SPSM has been in occupancy at the Park Place at Florham Park Property since March 2010 when it occupied its space via a sublease. SPSM currently occupies three suites within the 220 Park Place property totaling 38,519 SF through August 2022. SPSM pays an UW base rent of $32.00 PSF modified gross on 34,642 SF of its space and $29.50 PSF modified gross on 3,877 SF of its space. SPSM’s lease provides for annual rent steps of $0.50 PSF and two 5-year renewal options remaining and no termination options.

The following table presents certain information relating to the leases at the Park Place at Florham Park Property:

Tenant Summary(1)
Tenant Name	Individual Property	Credit Rating (Fitch/Moody’s/ S&P)(2)	Tenant SF	Approximate % of SF	Annual UW Base Rent	% of Total Annual UW Base Rent	Annual UW Base Rent PSF(3)	Lease Expiration
Fairleigh Dickinson University	230 Park Place	BBB+/NR/NR	67,924	19.2%	$1,324,518	14.1%	$19.50	6/30/2028
RBC Capital Markets LLC	200 Park Place	NR/A3/AA-	52,787	14.9%	$1,557,217	16.5%	$29.50	7/31/2028
Schenk Price Smith & King LLP	220 Park Place	NR/NR/NR	38,519	10.9%	$1,222,916	13.0%	$31.75	8/31/2022
Level 3 Communication, LLC(4)	200 Park Place	BB/Ba3/NR	34,908	9.9%	$1,230,507	13.1%	$35.25	4/30/2020
Santander Bank, N.A.(5)	200 Park Place	BBB+/Baa1/BBB+	30,563	8.6%	$901,609	9.6%	$29.50	10/31/2027
Subtotal/Wtd. Avg.			224,701	63.4%	$6,236,766	66.2%	$27.76
Remaining Tenants(6)			109,525	30.9%	$3,183,647	33.8%	$29.07
Vacant Space(7)			20,155	5.7%	$0	0.0%	$0.00
Total/Wtd. Avg.			354,381	100.0%	$9,420,413	100.0%	$28.19

(1)	Information is based on the underwritten rent roll.

(2)	Ratings provided are for the parent company of the entity listed in the “Tenant Name” field whether or not the parent company guarantees the lease.

(3)	Wtd. Avg. Annual UW Base Rent PSF excludes vacant space.

(4)	Level 3 Communication, LLC subleases its entire space to Armada Healthcare LLC through March 2020 at a sublease rental rate of $16.00 PSF. Level 3 Communication, LLC’s prime lease rate of $35.25 PSF was underwritten.

(5)	Santander Bank, N.A. has a one-time right to terminate effective as of November 2024, upon notice no later than November 2023 and a termination payment of $1,123,188.

(6)	Two spaces at the 200 Park Place and 210 Park Place properties totaling 21,733 SF are subleased to two tenants at a weighted average sublease rental rate of $17.65 PSF. The sublessors’ weighted average prime lease rate of $30.14 PSF was underwritten.

(7)	Hyman Beck & Company, Inc. leases 2,105 SF in the 210 Park Place property, which has a lease expiration in July 2018. Its space is currently vacant and the tenant is paying all obligations under its lease, however, such space is underwritten as vacant.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various Florham Park, NJ 07932	Collateral Asset Summary – Loan No. 6 Park Place at Florham Park	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$45,000,000 65.1% 1.80x 10.6%

The following table presents certain information relating to the lease rollover schedule at the Park Place at Florham Park Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	UW Base Rent PSF Rolling(3)	Total UW Base Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
MTM	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2018	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2019	1	6,290	1.8%	1.8%	$22.00	$138,380	1.5%	1.5%
2020(4)	2	44,387	12.5%	14.3%	$34.13	$1,514,877	16.1%	17.5%
2021(5)	3	38,280	10.8%	25.1%	$30.80	$1,178,873	12.5%	30.1%
2022	5	53,354	15.1%	40.2%	$30.95	$1,651,272	17.5%	47.6%
2023	1	8,472	2.4%	42.5%	$25.00	$211,800	2.2%	49.8%
2024	3	20,213	5.7%	48.3%	$29.00	$586,177	6.2%	56.1%
2025	0	0	0.0%	48.3%	$0.00	$0	0.0%	56.1%
2026	0	0	0.0%	48.3%	$0.00	$0	0.0%	56.1%
2027	1	30,563	8.6%	56.9%	$29.50	$901,609	9.6%	65.6%
2028	5	132,667	37.4%	94.3%	$24.40	$3,237,426	34.4%	100.0%
2029 & Beyond	0	0	0.0%	94.3%	$0.00	$0	0.0%	100.0%
Vacant(6)	0	20,155	5.7%	100.0%	$0.00	$0	0.0%	100.0%
Total/Wtd. Avg.	21	354,381	100.0%		$28.19	$9,420,413	100.0%

(1)	Information is based on the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the lease rollover schedule.

(3)	Wtd. Avg. UW Base Rent PSF Rolling excludes vacant space.

(4)	Level 3 Communication, LLC subleases its entire space to Armada Healthcare LLC through March 2020 at a sublease rental rate of $16.00 PSF. Level 3 Communication, LLC’s prime lease rate of $35.25 PSF was underwritten. Sun National Bank subleases its entire space to Points Group, LLC at a sublease rental rate of $17.50 PSF through May 2018, which increases to $18.50 PSF thereafter through the sublease expiration date in May 2020. Sun National Bank’s prime lease rate of $30.00 PSF was underwritten.

(5)	CCG Holdings, LLC (“Clearview Cinemas”) subleases its entire space to DataMotion, Inc. through August 2021 at a current sublease rental rate of $17.00 PSF with annual rent increases of $0.50 PSF. Clearview Cinemas’ prime lease rate of $30.25 PSF was underwritten.

(6)	Hyman Beck & Company, Inc. leases 2,105 SF in the 210 Park Place property, which has a lease expiration in July 2018. Its space is currently vacant and the tenant is paying all obligations under its lease, however, such space is underwritten as vacant.

The Market. The Park Place at Florham Park Property is located in Florham Park, New Jersey, located just off Route 24, a highway connecting Interstates 287 and 78. The Park Place at Florham Park Property also benefits from its close proximity to downtown Morristown, Madison and Florham Park, which include a diverse mix of commercial and retail establishments to serve the needs of nearby residents and office workers, as well as regional and interstate highways. Additionally, the Park Place at Florham Park Property is located approximately 29.5 miles west of New York City and 20.4 miles west of Newark Liberty International Airport.

Development in the area is predominantly of Class A office space primarily for single-tenant/owner-user, hotel, and multifamily uses. The largest proposed redevelopment within the area is the redevelopment of a 147-acre site at the intersection of Park Avenue and Columbia Turnpike, the location of the former Honeywell Corporate Headquarters, into 235 residential townhomes, 715,000 SF of corporate headquarters office space and preservation of approximately 15 acres as open space. The Green at Florham Park is a 268-acre master planned development into single-tenant and multi-tenant occupancy office space, a 256-unit furnished rental corporate suites community, a 161-room Archer boutique hotel, a 120,000 SF Jets training facility, and more.

According to a third party research report, the estimated 2017 population within a three- and five-mile radius of the Park Place at Florham Park Property is 50,317 and 150,471, respectively. The estimated 2017 average household income within a three- and five-mile radius of the Park Place at Florham Park Property is $184,562 and $181,217, respectively, compared to New Jersey’s average household income of $107,672.

The Park Place at Florham Park Property is physically located in the Florham Park submarket, however, the immediate area also encompasses portions of the Morristown office submarket. Within this region, the Route 24 Corridor is defined as one of the most desirable locations for high quality office buildings in Northern New Jersey, according to the appraisal. The Park Place at Florham Park Property is also considered to be located within the Route 24 Corridor, and it directly competes with the higher quality office space along this corridor, which extends from Interstate Route 287 to the west, to Interstate Route 78 to the east. The Route 24 Corridor generally encompasses portions of the towns of Summit, Short Hills, Livingston, Florham Park, Chatham, Madison, and Morristown.  According to Costar, there are 55 office properties located along the Route 24 Corridor with net rentable area greater than 55,000 SF. The properties total 9.6 million SF and reported an average asking rental rate of $30.15 PSF as of July 2017. The Route 24 Corridor vacancy rate of 7.0% is below the Florham Park Class A submarket vacancy rate of 15.1%.

The appraisal identified 16 comparable office properties ranging in size from 105,607 SF to 431,495 SF, which are similar in class, quality, tenancy and location to the Park Place at Florham Park Property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various Florham Park, NJ 07932	Collateral Asset Summary – Loan No. 6 Park Place at Florham Park	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$45,000,000 65.1% 1.80x 10.6%

The following table presents certain information relating to the directly competitive properties with respect to the Park Place at Florham Park Property:

Comparable Office Properties
Property Name / Location	Address	Submarket	Net Rentable Area (SF)	Year Built	Rent PSF ($)	Vacancy Rate (%)
Park Place at Florham Park Property	200, 210, 220, 230 Park Place	Florham Park	354,381(1)	1974 - 1976	$28.19(1)	5.7%(1)
Park Ave At Morris County	100 Campus Drive	Florham Park	392,867	1989	$35.00 - $37.00	45.7%(2)
Park Ave At Morris County	200 Campus Drive	Florham Park	203,885	1989	$35.00 - $37.00	17.2%
Park Ave At Morris County	300 Campus Drive	Florham Park	106,261	1998	$35.00 - $37.00	9.8%
Park Ave At Morris County	400 Campus Drive	Florham Park	181,938	1997	$35.00 - $37.00	0.0%
Park Ave At Morris County	500 Campus Drive	Florham Park	185,337	1999	$35.00 - $37.00	15.9%
Park Ave At Morris County	600 Campus Drive	Florham Park	105,607	1989	$35.00 - $37.00	9.8%
The Green @ Florham Park	170-180 Park Avenue	Florham Park	368,780	2012	$28.50 - $29.50	73.0%(2)
Florham Park Corporate Center	25 A&B Vreeland Road	Florham Park	230,000	1983	$21.00	20.0%
Mack Cali Business Campus	325 Columbia Turnpike	Florham Park	168,144	1987	$29.00	5.4%
Southgate 435	435 South Street	Morristown	189,000	1982	$29.00 - $32.00	0.0%
Southgate 475	475 South Street	Morristown	210,000	1980	$29.00 - $32.00	0.0%
Lexington Garden/Southgate	465 South Street	Morristown	140,581	1988	$29.00 - $32.00	0.0%
Blackberry Corp I	100 Southgate Parkway	Morristown	148,790	1982	$29.00 - $32.00	29.9%
Giralda Farms	3 Giralda Farms	Madison	141,000	1990	$35.00	100.0%(2)
Giralda Farms	5 Giralda Farms	Madison	431,495	1992	$35.00	0.0%
Giralda Farms	7 Giralda Farms	Madison	203,182	2000	$35.00	43.7%(2)
Total/Wtd. Avg.(3)			3,406,867		$32.55	25.3%

Source: Appraisal

(1)	Based on the underwritten rent roll.

(2)	Four properties in the competitive set, which have the highest vacancy rates, are increasing the weighted average vacancy rate due to recent single tenant departures or planned renovations with intentional vacancies: 100 Campus Drive, 7 Giralda Farms and 3 Giralda Farms reflect the vacating of single tenants, 170-180 Park Avenue are planned to undergo a substantial renovation in 2018. Excluding these properties, the competitive set’s weighted average vacancy is 8.0%.

(3)	Total/Wtd. Avg. excludes the Park Place at Florham Park Property.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Park Place at Florham Park Property:

Cash Flow Analysis

	2014	2015(1)	2016(1)	9/30/2017 TTM(1)	UW(1)	UW PSF
Gross Potential Rent(2)	$8,994,416	$8,934,810	$6,517,277	$7,565,464	$10,377,901	$29.28
Total Recoveries	$1,010,123	$990,650	$654,905	$1,229,882	$1,249,446	$3.53
Other Income(3)	$36,326	$25,733	$104,069	$187,922	$67,130	$0.19
Less Vacancy & Credit Loss	($407,924)	($341,310)	($271,991)	($1,282,465)	($848,422)	($2.39)
Effective Gross Income	$9,632,941	$9,609,883	$7,004,260	$7,700,803	$10,846,056	$30.61
Total Operating Expenses	$4,353,741	$4,488,167	$3,906,279	$4,190,109	$4,239,641	$11.96
Net Operating Income	$5,279,200	$5,121,716	$3,097,981	$3,510,694	$6,606,415	$18.64
Capital Expenditures	$0	$0	$0	$0	$133,267	$0.38
TI/LC	$0	$0	$0	$0	$673,348	$1.90
Net Cash Flow	$5,279,200	$5,121,716	$3,097,981	$3,510,694	$5,799,800	$16.37

Occupancy %(4)	89.4%	78.4%	92.2%	94.3%	94.3%
NOI DSCR(5)	1.64x	1.59x	0.96x	1.09x	2.05x
NCF DSCR(5)	1.64x	1.59x	0.96x	1.09x	1.80x
NOI Debt Yield(5)	8.4%	8.2%	5.0%	5.6%	10.6%
NCF Debt Yield(5)	8.4%	8.2%	5.0%	5.6%	9.3%

(1)	The decline in Net Operating Income from 2015 to 2016 is due to the vacating of two tenants, which accounted for approximately 76,000 SF, from the 200 Park Place property. Furthermore, the borrower sponsors continued to vacate expiring tenants at 200 Park Place while renovations were being completed at the 200 Park Place property in order to increase rental rates. Subsequently, the recovery of Net Operating Income is related to leasing activity following the completion of renovations and capital improvements at the Park Place at Florham Park Property and expiring free rent periods. In 2017, the borrower sponsors signed three new leases with RBC Capital Markets LLC (14.9% of NRA, 16.5% of underwritten base rent), Viner Finance (3.4% of NRA, 3.8% of underwritten base rent) and Normandy FundSub Mgmt Co., LLC (1.8% of NRA, 1.5% of underwritten base rent).

(2)	UW Gross Potential Rent is based on the underwritten rent roll and includes (i) rent steps through January 2019 of $114,143, (ii) vacancy gross up of $602,545, and (iii) straight line rent of $354,944 associated with investment grade tenants.

(3)	Other Income includes miscellaneous income and tenant services reimbursement.

(4)	UW Occupancy % is based on economic vacancy of 7.3%. The appraisal concluded stabilized vacancy and collection loss allowance of 7.0% The Park Place at Florham Park Property was 94.9% leased as of December 6, 2017 and 94.3% physically occupied.

(5)	Debt service coverage ratios and debt yields are based on the Park Place at Florham Park Whole Loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various Florham Park, NJ 07932	Collateral Asset Summary – Loan No. 6 Park Place at Florham Park	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$45,000,000 65.1% 1.80x 10.6%

Escrows and Reserves. The Park Place at Florham Park Borrower deposited in escrow at loan origination (i) $168,292 for real estate taxes, (ii) $29,273 for insurance premiums, (iii) 37,500 for deferred maintenance and (iv) $5,044,401 for unfunded obligations with respect to outstanding tenant improvements ($3,880,114), leasing commissions ($9,565) and free rent ($1,154,722). The Park Place at Florham Park Borrower is required to escrow monthly (i) 1/12 of the annual estimated tax payments, (ii) 1/12 of the annual insurance premiums, (iii) $5,906 for capital expenditures, (iv) $44,298 for tenant improvements and leasing commissions, subject to a cap of $2,000,000, and (v) on each monthly payment date commencing in February 2027 through and including the monthly payment date in November 2027, $2,437 for environmental insurance premium coverage.

Lockbox and Cash Management. A hard lockbox is in place with respect to the Park Place at Florham Park Whole Loan. The Park Place at Florham Park Whole Loan has springing cash management during the continuance of a Cash Management Trigger Event (as defined below). During the continuance of a Cash Management Trigger Event, funds in the lockbox account are required to be swept to the cash management account on each business day, to be applied on each monthly payment date to fund the required reserves deposits as described above under “Escrows and Reserves,” to pay debt service on the Park Place at Florham Park Whole Loan, to pay operating and extraordinary expenses, to pay debt service on the Park Place at Florham Park Mezzanine Loan, and during the continuance of a Material Tenant Trigger Event (as defined below), to escrow monthly excess cash flow into a Material Tenant Rollover account until the balance of such account equals or exceeds the Material Tenant Rollover Funds Cap (as defined below). Provided no Material Tenant Trigger Event exists and during the continuance of a Cash Sweep Trigger Event (as described below), excess cash flow is required to be swept into an excess cash flow account, or if a Cash Sweep Trigger Event is caused solely by an event of default under the Park Place at Florham Park Mezzanine Loan, into a mezzanine loan subaccount.

A “Cash Management Trigger Event” will occur upon (i) an event of default, (ii) any bankruptcy action involving the Park Place at Florham Park Borrower, the guarantor, or the affiliated property manager, (iii) the debt service coverage ratio based on the Park Place at Florham Park Whole Loan falling below 1.50x, (iv) the aggregate debt service coverage ratio based on the Park Place at Florham Park Whole Loan and the Park Place at Florham Park Mezzanine Loan falling below 1.10x, (v) a Material Tenant Trigger Event, (vi) any indictment for fraud or misappropriation of funds by the Park Place at Florham Park Borrower, the guarantor, or the affiliated property manager or related officer or director or (vii) event of default under the Park Place at Florham Park Mezzanine Loan. A Cash Management Trigger Event will continue until, in regard to clause (i) or (vii) above, the cure of such event of default (or the waiver of such default) by the lender, in regard to clause (ii) above, the filing being discharged, stayed or dismissed within 90 days for the Park Place at Florham Park Borrower or the guarantor (or the guarantor has been replaced by a guarantor acceptable to the lender), or within 120 days for the property manager (or the manager has been replaced by a qualified manager), and the lender’s determination that such filing does not materially affect the monetary obligations of the Park Place at Florham Park Borrower, the guarantor, or the property manager, in regard to clause (iii) above, the debt service coverage ratio is at least 1.55x for two consecutive quarters, in regard to clause (iv) above, the aggregate debt service coverage ratio is at least 1.15x for two consecutive quarters, in regard to clause (v) above, a Material Tenant Trigger Event cure, or in regard to clause (vi) above, dismissal of the related indictment for the Park Place at Florham Park Borrower, or replacement of the guarantor or property manager with a replacement guarantor or a qualified manager pursuant to the loan documents.

A “Cash Sweep Trigger Event” will occur upon (i) an event of default, (ii) any bankruptcy action involving the Park Place at Florham Park Borrower, the guarantor, or the affiliated property manager, (iii) the debt service coverage ratio based on the Park Place at Florham Park Whole Loan falling below 1.50x, (iv) the aggregate debt service coverage ratio based on the Park Place at Florham Park Whole Loan and the Park Place at Florham Park Mezzanine Loan falling below 1.10x, or (v) event of default under the Park Place at Florham Park Mezzanine Loan. A Cash Sweep Trigger Event will continue until, in regard to clause (i) or (v) above, the cure of such event of default (or the waiver of such default) by the lender, in regard to clause (ii) above, the filing being discharged, stayed or dismissed within 90 days for the Park Place at Florham Park Borrower or the guarantor (or the guarantor has been replaced by a guarantor acceptable to the lender), or within 120 days for the property manager (or the manager has been replaced by a qualified manager), and the lender’s determination that such filing does not materially affect the monetary obligations of the Park Place at Florham Park Borrower, the guarantor, or the property manager, in regard to clause (iii) above, the debt service coverage ratio is at least 1.55x for two consecutive quarters, and in regard to clause (iv) above, the aggregate debt service coverage ratio is at least 1.15x for two consecutive quarters.

A “Material Tenant Trigger Event” will occur upon (i) a Material Tenant (as defined below) giving written notice of its intent to terminate, cancel, not extend or not renew its Material Tenant lease, and will continue until, (a) an acceptable Material Tenant lease extension, (b) one or more acceptable Material Tenant space re-tenanting events or (c) the unconditional revocation of all termination and cancellation notices, is accepted by the lender with respect to all or substantially all of such Material Tenant space, (ii) a Material Tenant not extending or renewing its Material Tenant lease on or prior to the date that is the earlier of 12 months prior to the (x) maturity date of the Park Place at Florham Park Whole Loan or (y) the then applicable expiration date under the Material Tenant lease, and will continue until, (a) an acceptable Material Tenant lease extension, (b) one or more acceptable Material Tenant space re-tenanting events or (c) an acceptable new lease scheduled to generate annual rents that are not less than rental rates comparable to existing local market rates for properties similar to the Park Place at Florham Park Property, is accepted by the lender with respect to all or substantially all of such Material Tenant space, (iii) a Material Tenant failing to give notice of its extension or renewal on or prior to the date required under its Material Tenant lease, and will continue until, (a) an acceptable Material Tenant lease extension, (b) one or more acceptable Material Tenant space re-tenanting events or (c) an acceptable new lease scheduled to generate annual rents that are not less than rental rates comparable to existing local market rates for properties similar to the Park Place at Florham Park Property, is accepted by the lender with respect to all or substantially all of such Material Tenant space, (iv) an event of default under a Material Tenant lease beyond any applicable notice and cure period, and will continue until the applicable event of default has been cured, (v) a Material Tenant or lease guarantor of the Material Tenant’s lease becoming insolvent or a debtor in any bankruptcy action, and will continue until the Material Tenant’s lease is unconditionally affirmed in the applicable bankruptcy and the Material Tenant is paying full unabated rent or, if applicable, the guarantor bankruptcy has been discharged or dismissed, (vi) a Material Tenant’s lease being terminated, (vii) a Material Tenant (other than a Material Tenant that is rated “BBB-” or better by rating agencies) “going dark,” vacating, ceasing to occupy or discontinuing its operations at the space demised under the Material Tenant lease, unless all or substantially all of the affected space has been sublet by a subtenant pursuant to a sublease with requirements as specified in the loan agreement, and will continue until (a) the applicable Material Tenant is in actual possession of and utilizing the Material Tenant space and is paying full unabated rent, (b) one or more acceptable Material Tenant space re-tenanting events with respect to all or substantially all of such Material Tenant space or (c) an acceptable new lease scheduled to generate annual rents that are not less than rental rates comparable to existing local market rates for properties similar to the Park Place at Florham Park Property, is accepted by the lender with respect to all or substantially all of such Material Tenant space.

A “Material Tenant Rollover Funds Cap” means an aggregate amount equal to $42.50 PSF of each applicable Material Tenant space relating to any outstanding Material Tenant Trigger Event.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various Florham Park, NJ 07932	Collateral Asset Summary – Loan No. 6 Park Place at Florham Park	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$45,000,000 65.1% 1.80x 10.6%

A “Material Tenant” means (i) Fairleigh Dickinson University, (ii) RBC Capital Markets, LLC or (iii) any tenant which, either individually or when taken together with any other lease with the same tenant or an affiliate of such tenant, comprises 15% or more of either (a) the total rentable SF at the Park Place at Florham Park Property or (b) the total in-place base rent at the Park Place at Florham Park Property.

Additional Secured Indebtedness (not including trade debts). Not permitted.

Mezzanine Loan and Preferred Equity. The Park Place at Florham Park Mezzanine Loan is secured by the equity in the Park Place at Florham Park Borrower. The Park Place at Florham Park Mezzanine Loan has an original principal balance $12,500,000, accrues interest at a rate of 6.5000%, amortizes over a 120-month term and is coterminous with the Park Place at Florham Park Whole Loan. Including the Park Place at Florham Park Whole Loan and the Park Place at Florham Park Mezzanine Loan, the cumulative Cut-off Date LTV Ratio, cumulative UW NCF DSCR and cumulative UW NOI Debt Yield are 78.1%, 1.18x and 8.8%, respectively. The Park Place at Florham Park Whole Loan lender and Park Place at Florham Park Mezzanine Loan lender have entered into an intercreditor agreement.

Release of Development Parcel. Provided no event of default has occurred and is continuing, the Park Place at Florham Park Borrower has the one-time right to obtain the release of one of the unimproved portions of the Park Place at Florham Park Property as identified in the Park Place at Florham Park Whole Loan documents, provided that, among other things: (i) the Park Place at Florham Park Borrower provides 30 days’ prior notice; (ii) the Park Place at Florham Park Borrower continues to qualify as a single purpose, bankruptcy remote entity; and (iii) the Park Place at Florham Park Borrower enters into reciprocal easements, cross-easements and mutual or non-exclusive easements reasonably necessary for ingress, egress, access, pedestrian walkways, parking, traffic flow, drainage, utilities and services and which agreements limit the uses of the released parcel to retail, residential, for sale residential condominiums or hotel uses.

Release of Individual Property. The Park Place at Florham Park Borrower may defease a portion of the Park Place at Florham Park Whole Loan and release an Individual Property (i) at any time on or after the Permitted Release Date (as defined above) and only in connection with a bona fide sale of an Individual Property to an unaffiliated third party or (ii) in connection with a casualty or condemnation mandatory prepayment affecting an Individual Property, provided that, among other things: (a) no event of default has occurred and is continuing; (b) the Park Place at Florham Park Borrower provides 30 days’ prior notice; (c) the Park Place at Florham Park Borrower defeases a portion of the Park Place at Florham Park Whole Loan equal to the greater of (x) 120% of the outstanding allocated loan amount of the Individual Property being released and (y) the lender’s share of the net sales proceeds; (d) the debt service coverage ratio for the remaining Individual Properties following the release based on the trailing 12 months is no less than the greater of the debt service coverage ratio immediately preceding such release and 1.75x; (e) the loan-to-value ratio for the remaining Individual Properties is no greater than the lesser of the loan-to-value ratio immediately preceding such release and 65.1%; and (f) the net cash flow debt yield for the remaining Individual Properties is no less than the greater of the net cash flow debt yield immediately preceding such release and 9.0%. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Releases; Partial Releases” in the Preliminary Prospectus.

Terrorism Insurance. The Park Place at Florham Park Borrower is required to obtain insurance against acts of terrorism for loss resulting from perils and acts of terrorism in amounts and with terms and conditions applicable to commercial property, general liability, business income and umbrella liability insurance required pursuant to the Park Place at Florham Park Whole Loan documents.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

500 12th Street & 499, 501, 525 14th Street and 1200 Clay Street Oakland, CA 94612	Collateral Asset Summary – Loan No. 7 City Square and Clay Street	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$45,000,000 49.7% 1.76x 8.9%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

500 12th Street & 499, 501, 525 14th Street and 1200 Clay Street Oakland, CA 94612	Collateral Asset Summary – Loan No. 7 City Square and Clay Street	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$45,000,000 49.7% 1.76x 8.9%

City Square and Clay Street
500 12th Street, & 499, 501,
525 14th Street and 1200 Clay Street
Oakland, CA 94612
OAKLAND
Emeryville
West Oakland
Uptown
Downtown
Chinatown
Alameda
San Francisco Bay
San Francisco Bay
Lake Merritt
Oakland Inner Harbor
ALAMEDA COUNTY
San Francisco 7 miles
Oakland Intl. Airport 6 miles
SAN FRANCISCO-OAKLAND BAY BRIDGE
Bay Street Emeryville
IKEA
Pixar Animation Studios
East Bay Bridge Shopping Ctr.
Ernie Raimondi Park
South Prescott Park
Union Pacific Intermodal Yard
AMTRAK CAPITOL CORRIDOR
Middle Harbor Rd
PORT OF OAKLAND
JACK LONDON SQUARE
Jack London Sq.
SF-Oakland Ferry
SF-Alameda Ferry
Webster St Tube
Posey Tube
Marina Village Pkwy
College of Alameda
US Coast Guard Base Alameda
Brooklyn Basin (Under Construction)
Nimitz Fwy
MacArthur Fwy
MacArthur Blvd
Alta Bates Summit Medical Center
Samuel Merritt University
Paramount Theatre
Ordway Bldg.
Children's Fairyland
Lakeside Park
Bonsai Garden at Lake Merritt
Kaiser Center
Snow Park
Fox Theater
Museum of Children's Arts
City of Oakland Govt.
FRANK H. OGAWA PLAZA
The Rotunda Building
City Hall
Pardee Home Museum
Clorox Bldg.
Oakland Convention Center
Alameda Co. Superior Court
Camron-Stanford House
Oakland Museum of California
Lake Merritt Amphitheater
Henry J. Kaiser Convention Center
Laney College
WEST OAKLAND
19TH ST.
12TH ST.
LAKE MERRITT
BART
Emeryville
Shellmound St
Horton St
Hollis St
San Pablo Ave
Adeline St
Market St
40th St
MacArthur Blvd
32nd St
Peralta St
27th St
Grand Ave
Mandela Pkwy
12th St
8th St
7th St
Clay St
Telegraph Ave
Broadway
27th St
Oakland Ave
Harrison St
Lakeside Dr
17th St
14th St
Grand Ave
International Blvd
Foothill Blvd
E. 12th St
E. 10th St
E. 8th St
80
580
880
980
Fairfield
Vallejo
Novato
San Rafael
Richmond
Concord
Berkeley
OAKLAND
SAN FRANCISCO
Daly City
Pacific Ocean
Hayward
Pleasanton
Livermore
Fremont
Dublin
San Ramon
Danville
Walnut Creek
Pittsburg
Antioch
Sunnyvale
Santa Clara
SAN JOSE
Palo Alto
Redwood City
San Mateo
Half Moon Bay
Los Gatos
Saratoga
Cupertino
Milpitas
San Pablo Bay

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

500 12th Street & 499, 501, 525 14th Street and 1200 Clay Street Oakland, CA 94612	Collateral Asset Summary – Loan No. 7 City Square and Clay Street	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$45,000,000 49.7% 1.76x 8.9%

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	Ladder Capital Finance LLC			Single Asset/Portfolio:	Single Asset
Original Balance(1):	$45,000,000			Location:	Oakland, CA
Cut-off Date Balance(1):	$45,000,000			General Property Type:	Mixed Use
% of Initial Pool Balance:	4.3%			Detailed Property Type:	Office/Garage/Retail
Loan Purpose:	Refinance			Title Vesting:	Fee
Borrower Sponsor:	John Ziegler			Year Built/Renovated:	1986,1992/ N/A
Mortgage Rate:	4.7280%			Size(4):	246,136 SF
Note Date:	1/25/2018			Cut-off Date Balance per SF(1)(4):	$366
First Payment Date:	3/6/2018			Maturity Date Balance per SF(1)(4):	$366
Maturity Date:	2/6/2028			Property Manager:	STG Asset Management, Inc. (borrower-related)
Original Term to Maturity:	120 months
Original Amortization Term:	0 months
IO Period:	120 months
Seasoning:	0 months
Prepayment Provisions(2):	LO (24); DEF (93); O (3)
Lockbox/Cash Mgmt Status:	Hard/In Place			Underwriting and Financial Information
Additional Debt Type(1):	Pari Passu			UW NOI(4)(5):	$8,051,219
Additional Debt Balance(1):	$45,000,000			UW NOI Debt Yield(1):	8.9%
Future Debt Permitted (Type):	No (N/A)			UW NOI Debt Yield at Maturity(1):	8.9%
Reserves(3)				UW NCF DSCR(1):	1.76x
Type	Initial	Monthly	Cap	Most Recent NOI(5):	$6,637,378 (12/31/2017)
RE Tax:	$0	$83,662	N/A	2nd Most Recent NOI:	$7,015,772 (12/31/2016)
Insurance:	$54,080	$9,013	N/A	3rd Most Recent NOI:	$5,986,480 (12/31/2015)
Replacements:	$0	$7,512	$450,868	Most Recent Occupancy:	94.2% (12/31/2017)
Immediate Repairs:	$12,500	$0	N/A	2nd Most Recent Occupancy:	97.2% (12/31/2016)
TI/LC:	$2,000,000	Springing	$2,000,000	3rd Most Recent Occupancy:	90.1% (12/31/2015)
Free Rent Deposit:	$812,214	$0	N/A	Appraised Value (as of):	$181,000,000 (12/20/2017)
Outstanding Free Rent/TIs:	$1,452,227	$0	N/A	Cut-off Date LTV Ratio(1):	49.7%
Clubsource Litigation	$300,000	$0	N/A	Maturity Date LTV Ratio(1):	49.7%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount(1):	$90,000,000	100.0%	Loan Payoff:	$66,151,802	73.5%
			Reserves:	$4,631,021	5.1%
			Closing Costs:	$1,231,662	1.4%
			Return of Equity:	$17,985,515	20.0%
Total Sources:	$90,000,000	100.0%	Total Uses:	$90,000,000	100.0%

(1)	The City Square and Clay Street Mortgage Loan (as defined below) is part of the City Square and Clay Street Whole Loan (as defined below), which is comprised of four pari passu promissory notes with an aggregate principal balance of $90,000,000. The Cut-off Date Balance per SF, Maturity Date Balance per SF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio presented above are based on the aggregate principal balance of the promissory notes comprising the City Square and Clay Street Whole Loan.

(2)	Prior to the open prepayment date of December 6, 2027, the City Square and Clay Street Whole Loan can be defeased after the earlier to occur of (i) March 6, 2022 and (ii) the first monthly payment date following the end of the two-year period commencing on the closing date of the securitization of the last City Square and Clay Street Whole Loan promissory note. The lockout period for defeasance will be at least 24 payment dates beginning with and including the first payment date of March 6, 2018. For the purposes of this term sheet, the assumed lockout period of 24 months is based on the expected UBS 2018-C8 securitization closing date in February 2018. The actual lockout period may be longer.

(3)	See “Escrows and Reserves” below for further discussion of reserve information.

(4)	The Size, Cut-off Date Balance per SF and Maturity Date Balance per SF do not include or take into account, as applicable, the parking garage that includes 1,154 parking stalls.

(5)	See “Cash Flow Analysis” table.

The Mortgage Loan. The seventh largest mortgage loan (the “City Square and Clay Street Mortgage Loan”) is part of a whole loan (the “City Square and Clay Street Whole Loan”) evidenced by four pari passu promissory notes with an aggregate original principal balance of $90,000,000. The City Square and Clay Street Whole Loan is secured by a first priority fee mortgage encumbering four mixed-use buildings totaling 246,136 SF and a 1,154 parking stall garage located in Oakland, California (the “City Square and Clay Street Property”). Promissory Notes A-2 and A-4 with an aggregate original principal balance of $45,000,000, represent the City Square and Clay Street Mortgage Loan and will be included in the UBS 2018-C8 Trust. The controlling Promissory Note A-1 and non-controlling Promissory Note A-3, with an aggregate original principal balance of $45,000,000, are currently held by Ladder Capital Finance LLC, or an affiliate thereof, and are expected to be contributed to one of more future securitization transactions or may be otherwise transferred at any time. The lender provides no assurances that the non-securitized notes will not be split further or reissued with reallocated principal amounts. The City Square and Clay Street Whole Loan will be serviced pursuant to the pooling and servicing agreement for the UBS 2018-C8 Trust until the controlling pari passu Promissory Note A-1 is securitized, whereupon the City Square and Clay Street Whole Loan will be serviced pursuant to the pooling and servicing agreement for such future securitization. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans”, “—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

500 12th Street & 499, 501, 525 14th Street and 1200 Clay Street Oakland, CA 94612	Collateral Asset Summary – Loan No. 7 City Square and Clay Street	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$45,000,000 49.7% 1.76x 8.9%

City Square and Clay Street Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Anticipated Note Holder	Controlling Piece
Note A-1	$30,000,000	$30,000,000	LCF or an affiliate	Yes
Note A-2	$25,000,000	$25,000,000	UBS 2018-C8	No
Note A-3	$15,000,000	$15,000,000	LCF or an affiliate	No
Note A-4	$20,000,000	$20,000,000	UBS 2018-C8	No
Total	$90,000,000	$90,000,000

The Borrowers and the Borrower Sponsor. The borrowers are STG City Square, LLC and STG Clay Street, LLC (collectively, the “City Square and Clay Street Borrower”), each a single-purpose Delaware limited liability company, with two independent directors. The borrower sponsor and non-recourse carveout guarantor is John Ziegler, an individual.

John Ziegler is a principal of STG Group (“STG”), which is a value-add real estate developer, owner and operator headquartered in Petaluma, California. Since opening in 1985, STG has owned office, retail and industrial properties across the western US with a focus in northern California. As of January 2018, the portfolio has grown to over 4 million SF of office, retail and industrial properties.

The Property. The City Square and Clay Street Property is a 246,136 SF Class A mixed use building and a 1,154 space parking garage located in Downtown Oakland, California, within the Oakland central business district. The City Square and Clay Street Property consists of three different components: City Square (165,145 SF), Clay Street (80,991 SF), and the 1,154 space parking garage. The City Square and Clay Street Property is located at 500 12th Street & 499, 501 and 525 14th Street and 1200 Clay Street. The improvements on the City Square and Clay Street Property were built in 1986 and 1992, respectively, are situated on a 3.8-acre site and include a 1,154 space subterranean parking garage, which results in a parking ratio of 4.7 spaces per 1,000 SF. The City Square and Clay Street Property consists of 151,304 SF of office space, 38,032 SF of retail space, and a 56,800 SF full service fitness gym. The City Square and Clay Street Property is within the City Center District of Downtown Oakland, which is a multi-block district consisting of office and retail as well as a 489 key Marriott Hotel and the Oakland Convention Center. The subject has access to major East Bay freeway systems and I-980 and I-880 are within one mile of the subject and provide access to other Bay Area cities. The tenant base consists of 35 tenants representing national, regional, and local firms. As of December 31, 2017, the City Square and Clay Street Property was 94.2% leased.

Major Tenants.

Clubsource at City Center (56,800 SF, 23.1% of NRA, 13.1% of underwritten base rent). Clubsource at City Center is one of three clubs that operates under Active Wellness, LLC, founded as a wholly owned subsidiary of Active Acquisition Partners in June 2015. Active Wellness, LLC entered into a joint venture with St. Joseph Health and maintains majority interest. The management company operates the Active Sports Clubs in the San Francisco Bay area, as well as more than 45 corporate, residential, medical and community fitness centers across the country. Clubsource at City Center features an indoor cycling studio, squash courts, a basketball court, an indoor running track, and a pool. Clubsource at City Center has been in occupancy since 1995 and has a lease expiration date of November 2020 with no renewal options and no unilateral termination options. Clubsource at City Center pays $18.18 PSF in base rent, which is significantly below the appraiser’s concluded market rent of $33.00 PSF for its space.

Chevron Federal Credit Union (34,592 SF, 14.1% of NRA; 14.2% of underwritten base rent). Chevron Federal Credit Union is a not-for-profit financial institution that provides a variety of services to its members, including checking & savings accounts, real estate loans, auto and personal loans, and credit cards. Chevron Federal Credit Union (“CFCU”) operates as a wholly owned subsidiary of Chevron Corporation (S&P/Moody’s: AA-/Aa2), an American multinational corporation headquartered in San Ramon, CA that is engaged in integrated geothermal energy, oil, and natural gas operations. CFCU has over 7,200 CO-OP shared branches and over 85,000 surcharge free ATMs. Chevron Federal Credit Union has been in occupancy since 2012 at the City Square and Clay Street Property with a lease expiration of June 2022 with two five-year extension options and no termination options.

Kaiser Foundation Health Plan (16,991 SF, 6.9% of NRA, 10.9% of underwritten base rent). Kaiser Foundation Health Plan (S&P/Fitch: AA-/A+) is an operating subsidiary of Kaiser Permanente Inc., which was founded in 1945 and is one of the nation’s largest not-for-profit health plans, serving 11.7 million members. Kaiser Permanente is headquartered in Oakland, CA, and is comprised of three distinct but independent groups, including Kaiser Foundation Health Plan, Kaiser Foundation Hospitals, and The Permanente Medical Groups. Kaiser Foundation Health Plan executed a new lease in October 2017 at the City Square and Clay Street Property and is expected to take occupancy in March 2018 with a lease expiration of May 2028 and two five-year extension options with no termination options.

Ace Parking Management, Inc. (1,154 Parking Spaces): Ace Parking Management, Inc. (“Ace”) provides a full range of parking services and manages every type of parking application, including office, retail, hotel, airport, stadium, arena and event parking. Managing over 450 locations across the United States and servicing nearly 200,000 customers per day, Ace employs more than 4,500 people and is one of the largest parking companies in the United States.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

500 12th Street & 499, 501, 525 14th Street and 1200 Clay Street Oakland, CA 94612	Collateral Asset Summary – Loan No. 7 City Square and Clay Street	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$45,000,000 49.7% 1.76x 8.9%

The following table presents certain information relating to the leases at the City Square and Clay Street Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(2)	Tenant SF	Approximate % of SF	Annual UW Base Rent	% of Total Annual UW Base Rent	Annual UW Base Rent PSF	Lease Expiration
Parking Tenant
Ace Parking Management, Inc.	NR/NR/NR	NAP	NAP	$3,240,000(3)	NAP	NAP	6/30/2022

Commercial Tenants
Clubsource at City Center	NR/NR/NR	56,800	23.1%	$1,032,504	13.1%	$18.18	11/30/2020
Chevron Federal Credit Union	NR/Aa2/AA-	34,592	14.1%	$1,117,953	14.2%	$32.32	6/30/2022
Kaiser Foundation Health Plan(4)	A+/NR/AA-	16,991	6.9%	$856,346	10.9%	$50.40	5/31/2028
OpTerra Energy Services, Inc.	A/A2/A-	16,830	6.8%	$674,715	8.6%	$40.09	12/31/2021
Langan Engineering & Environmental Services, Inc.	NR/NR/NR	8,808	3.6%	$409,308	5.2%	$46.47	9/30/2021
Subtotal/Wtd. Avg.		134,021	54.4%	$4,090,826	51.9%	$30.52
Other Tenants		97,883	39.8%	$3,789,510	48.1%	$38.71
Vacant Space		14,232	5.8%	$0	0.0%	$0.00
Total/Wtd. Avg.(5)		246,136	100.0%	$7,880,336	100.0%	$33.98

(1)	Information is based on the underwritten rent roll.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)	Base Rent associated with the parking garage was underwritten in Other Income. See “Cash Flow Analysis” table.

(4)	Kaiser Foundation Health Plan has executed its lease but is not yet in occupancy. Kaiser Foundation Health Plan is expected to take occupancy in March 2018 and commence rental payments in October 2018.

(5)	Wtd. Avg. Annual UW Base Rent PSF excludes vacant space. Total/Wtd. Avg. excludes Annual U/W Base Rent associated with the parking garage.

The following table presents certain information relating to the lease rollover schedule at the City Square and Clay Street Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	UW Base Rent PSF Rolling(3)	Total UW Base Rent Rolling(3)	Approx. % of Total Base Rent Rolling	Approx. Cumulative % of Total Base Rent Rolling
MTM	0	0	0%	0.0%	$0.00	$0	0.0%	0.0%
2018	3	4,116	1.7%	1.7%	$31.20	$128,401	1.6%	1.6%
2019	4	14,814	6.0%	7.7%	$38.23	$566,390	7.2%	8.8%
2020	10	86,902	35.3%	43.0%	$25.76	$2,238,544	28.4%	37.2%
2021	5	39,623	16.1%	59.1%	$39.10	$1,549,313	19.7%	56.9%
2022	8	52,181	21.2%	80.3%	$34.90	$1,821,345	23.1%	80.0%
2023	1	1,030	0.4%	80.7%	$36.00	$37,080	0.5%	80.5%
2024	1	6,432	2.6%	83.3%	$35.16	$226,149	2.9%	83.3%
2025	1	1,500	0.6%	83.9%	$32.92	$49,380	0.6%	84.0%
2026	0	0	0.0%	83.9%	$0.00	$0	0.0%	84.0%
2027	1	1,572	0.6%	84.6%	$32.67	$51,357	0.7%	84.6%
2028 & Beyond	3	23,734	9.6%	94.2%	$0.00	$1,212,377	15.4%	100.0%
Vacant	0	14,232	5.8%	100.0%	$0.00	$0	0.0%	100.0%
Total/Wtd. Avg.	37	246,136	100.0%		$33.98	$7,880,336	100.0%

(1)	Information is based on the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the lease rollover schedule.

(3)	UW Base Rent PSF Rolling and Total UW Base Rent Rolling excludes vacant space.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

500 12th Street & 499, 501, 525 14th Street and 1200 Clay Street Oakland, CA 94612	Collateral Asset Summary – Loan No. 7 City Square and Clay Street	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$45,000,000 49.7% 1.76x 8.9%

The Market. The City Square and Clay Street Property is located in the Oakland-East Bay metro area. According to the appraisal, significant increases in rents for San Francisco commercial space between 2010 and 2015 has led to a migration of tenants into the Oakland and the emerging East Bay submarkets. The City Square and Clay Street Property is located in Alameda County, which is four miles east of San Francisco. Alameda County had an estimated 2017 population of 1,647,386, which represented an average annual increase of 1.2% year over year since 2010, exceeding the annual growth rate of San Francisco of 1.1%. Between 2006 and 2017, employment in Alameda County increased by 73,780 jobs, which was a 10.7% increase over the same period. The City Square and Clay Street Property is located 5.3 miles from University of California, Berkley, which employs approximately 23,962 people.

The City Square and Clay Street Property is located adjacent to the City Center BART mass transit station on Broadway. Downtown San Francisco’s Embarcadero BART station is two spots and less than a 14-minute transit ride from this stop. The City Center BART station is the 5th busiest BART station in the Bay area. Bus service is also available to San Francisco and East Bay locations, and ferry service to San Francisco is available at Jack London Square, approximately one-mile south of the City Square and Clay Street Property.

According to the appraisal, the City Square and Clay Street Property is located within the Oakland-East Bay Class A submarket. As of the third quarter 2017, the Oakland-East Bay Class A office market consisted of 26,682,000 SF of inventory, with net absorption of 173,000 SF. According to a third party market research report, the estimated 2017 population within a one-, three-, and five-mile radius of the City Square and Clay Street Property was 38,030, 246,081, 492,328, respectively, and the 2017 estimated median household income within the same one-, three-, and five-mile radius is $36,192, $55,809, and $60,236, respectively. The Oakland-East Bay Class A office submarket reported a vacancy rate of 8.2%, which has decreased from 9.8% in 2011. Also according to the appraisal, asking office rents averaged $36.51 and have increased 25.3% since 2011.The appraiser concluded a market rent of $51.00 PSF for the office space and $36.00 PSF for the retail space at the City Square and Clay Street Property. As of the December rent roll, the UW base rent at the City Square and Clay Street Property was $33.98 PSF, well below the appraiser’s market rent conclusions.

The following table presents recent leasing data at competitive office buildings with respect to the City Square and Clay Street Property:

Comparable Office Leases
Property Name/Address	Year Built	Size (SF)	Tenant Name	Lease Size (SF)	Lease Date	Lease Term (Yrs.)	Initial Rent/SF	Lease Type
City Square and Clay Street 500 12th St. & 499, 501, 525 14th St. and 1200 Clay St. Oakland, CA	1986 1992	246,136(1)	Various(1)	246,136(1)	Various(1)	Various(1)	$33.98(1)	Various
Oakland Tower 1111 Broadway Oakland, CA	1990	553,210	WeWork	81,452	January 2018	11.5 Yrs.	$52.00	Full Service
475 City Center 475 14th St. Oakland, CA	1983	192,926	Siegel & Yee	4,086	September 2017	4 Yrs.	$52.80	Full Service
Oakland City Center 1333 Broadway Oakland, CA	1973	238,000	Make a Wish Foundation	9,409	August 2017	7.8 Yrs.	$51.00	Full Service
Oakland Tower 1111 Broadway Oakland, CA	1990	553,210	GT Nexus	23,951	May 2017	7 Yrs.	$53.04	Full Service
The Rotunda 300 Frank Ogawa Plaza Oakland, CA	1912	242,000	Bremer Whyte	6,875	February 2017	5 Yrs.	$48.00	Full Service

Source: Appraisal

(1)	Based on the underwritten rent roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

500 12th Street & 499, 501, 525 14th Street and 1200 Clay Street Oakland, CA 94612	Collateral Asset Summary – Loan No. 7 City Square and Clay Street	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$45,000,000 49.7% 1.76x 8.9%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the City Square and Clay Street Property:

Cash Flow Analysis
	2014	2015	2016	2017	UW	UW PSF
Gross Potential Rent(1)	$5,344,174	$5,540,677	$6,784,940	$6,520,133	$8,389,628	$34.09
Total Recoveries	$763,590	$776,815	$564,080	$654,530	$904,119	$3.67
Total Other Income(2)	$3,348,034	$3,372,051	$3,366,550	$3,400,408	$3,400,408	$13.82
Straight Line Rent	$0	$0	$0	$0	$207,711	$0.84
Less Vacancy & Credit Loss	$0	$0	$0	$0	($627,546)	($2.55)
Percentage Rent	$0	$0	$0	$6,002	$0	$0.00
Effective Gross Income	$9,455,797	$9,689,543	$10,715,569	$10,581,073	$12,274,319	$49.87
Total Operating Expenses	$3,565,243	$3,703,063	$3,699,797	$3,943,696	$4,223,100	$17.16
Net Operating Income(3)	$5,890,554	$5,986,480	$7,015,772	$6,637,378	$8,051,219	$32.71
Capital Expenditures	$0	$0	$0	$0	$90,174	$0.37
TI/LC	$0	$0	$0	$0	$376,332	$1.53
Net Cash Flow	$5,890,554	$5,986,480	$7,015,772	$6,637,378	$7,584,713	$30.82

Occupancy %(4)	85.6%	90.1%	97.2%	94.2%	93.4%(3)
NOI DSCR (5)	1.37x	1.39x	1.63x	1.54x	1.87x
NCF DSCR (5)	1.37x	1.39x	1.63x	1.54x	1.76x
NOI Debt Yield(5)	6.5%	6.7%	7.8%	7.4%	8.9%
NCF Debt Yield(5)	6.5%	6.7%	7.8%	7.4%	8.4%

(1)	UW Gross Potential Rent includes contractual rent steps through September 2018 totaling $133,760.

(2)	Other Income includes storage income, parking lease income, and other miscellaneous income.

(3)	Net Operating Income increased from 2017 to UW due to new leasing, tenant expansion, rent steps, and straight line rent.

(4)	UW Occupancy % is based on underwritten economic vacancy of 6.6%. The City Square and Clay Street Property was 94.2% leased as of December 31, 2017.

(5)	Debt service coverage ratios and debt yields are based on the City Square and Clay Street Whole Loan.

Escrows and Reserves. At origination, the City Square and Clay Street Borrower deposited (i) $54,080 into an insurance escrow, (ii) $2,264,441 into a free rent and outstanding TIs escrow, (iii) $2,000,000 into a TI/LC escrow, (iv) $12,500 into a deferred maintenance escrow and (v) $300,000 into an escrow for ongoing litigation. On a monthly basis, the City Square and Clay Street Borrower is required to deposit into the appropriate reserves (i) $83,662 for ongoing taxes, (ii) $9,013 for ongoing insurance premiums, (iii) $7,512 for ongoing capital expenditures, subject to a $450,868 cap and (iv) $30,691 for ongoing TI/LCs if the balance in the TI/LC escrow is below $500,000, subject to a $2,000,000 cap.

Lockbox and Cash Management. The City Square and Clay Street Whole Loan is structured with a hard lockbox and in place cash management. The City Square and Clay Street Borrower is required to send tenant direction letters to all tenants instructing them to deposit all rents and payments directly into the lockbox account controlled by the lender. All funds in the lockbox account are swept daily to a cash management account under the control of the lender and amounts in this account are used to pay monthly debt service payments and any reserves due under the City Square and Clay Street Whole Loan documents with any excess amounts remaining in this account returned to the City Square and Clay Street Borrower in accordance with the City Square and Clay Street Whole Loan documents, unless a Cash Sweep Event (as defined below) is continuing.

A “Cash Sweep Event” occurs when (i) an event of default occurs under the loan documents or property management agreement, (ii) the debt service coverage ratio for the City Square and Clay Street Property falls below 1.10x, (iii) Chevron Federal Credit Union and/or Kaiser Foundation Health Plan (each, a “Significant Tenant”) ceases to conduct, or gives notice of intent to cease, its normal business operation at substantially all of its leased premises (iv) any Significant Tenant (or such tenant’s parent, if applicable) becomes insolvent or files for bankruptcy, (v) a Significant Tenant terminates or gives notice of its intention to terminate its lease, (vi) it is six months prior to the expiration of a Significant Tenant’s lease or (vii) the lender determines that available litigation funds are insufficient to pay the litigation fund resolution amount.

A Cash Sweep Event will cease upon any of the following: (a) for a Cash Sweep Event commencing under item (i) above, the cure of such default or event of default, (b) for a Cash Sweep Event commencing under item (ii) above, the date on which the Citi Square and Clay Street Property has achieved a debt service coverage ratio of at least 1.15x for two consecutive quarters, (c) for a Cash Sweep Event commencing under item (iii) above, the date on which either (x) the applicable tenant has reopened for business at substantially all of its demised premises and paid full unabated rent for two consecutive quarters and delivered an acceptable estoppel certificate or (y) the tenant’s premises has been retenanted under leases acceptable to the lender with rent equal to the lesser of (m) the rent under the prior lease or (n) market rent and an acceptable estoppel certificate for the tenants (either such event, a “Retenanting Event”), (d) for a Cash Sweep Event commencing under item (iv) above, the date on which the applicable tenant or parent becomes solvent to the lender’s satisfaction for two consecutive quarters or is no longer a debtor in a bankruptcy proceeding and affirms its lease, (e) for a Cash Sweep Event commencing under item (v) above, the tenant has irrevocably revoked such notice and is open for business at substantially all of the premises, the tenant has paid full, unabated rent for two consecutive quarters and lender has received an acceptable tenant estoppel certificate, (f) for a Cash Sweep Event commencing under item (vi) above, a Retenanting Event has occurred and (g) for a Cash Sweep Event commencing under item (vii) above, the date on which the lender determines it has received sufficient funds to pay the final resolution of the litigation. Notwithstanding the foregoing, for a Cash Sweep Event commencing under item (vi) above, the City Square and Clay Street Borrower may deliver to lender cash or a letter of credit in the amount of $1,500,000, which will postpone the Cash Sweep Event for a period of six months, at which point the underlying Cash Sweep Event will commence (provided, however, that the City Square and Clay Street Borrower may continue to post $1,500,000 for an additional six months of reprieve from the Cash Sweep Event).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

500 12th Street & 499, 501, 525 14th Street and 1200 Clay Street Oakland, CA 94612	Collateral Asset Summary – Loan No. 7 City Square and Clay Street	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$45,000,000 49.7% 1.76x 8.9%

Additional Secured Indebtedness (not including trade debts). Not permitted.

Mezzanine Loan and Preferred Equity. Not permitted.

Release of Property. Not permitted.

Terrorism Insurance. The City Square and Clay Street Borrower is required to obtain and maintain property insurance, commercial general liability insurance, and business income or rental loss insurance that covers perils of terrorism and acts of terrorism, both foreign and domestic.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

2015 North Dunn Street Bloomington, IN 47408	Collateral Asset Summary – Loan No. 8 University Properties Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$34,500,000 58.8% 1.95x 9.6%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

2015 North Dunn Street Bloomington, IN 47408	Collateral Asset Summary – Loan No. 8 University Properties Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$34,500,000 58.8% 1.95x 9.6%

University Properties Portfolio
2015 North Dunn Street
Bloomington, IN 47408
Ellettsville
Indianapolis
42 miles
W. Lost Mans Ln.
MONROE
COUNTY
N. Walnut St.
Cascades
Golf
Course
Griffy
Lake
Park
N. Curry Pike
VARSITY
COURT
CEDAR
CREEK
VARSITY
GATE
STADIUM
CROSSING
UNIVERSITY
VILLAGE
Memorial
Stadium
Indiana Univ.
Assembly Hall
CAMPUS
APARTMENTS
Indiana
University
Golf Course
W. Vernal Pike
W. 11th St.
Indiana
University
E. 10th St.
General
Electric
Whitehall
Crossing
City Hall
Monroe
County
Courthouse
Indiana Univ.
Art Museum
Indiana Univ.
Auditorium
W. 3rd St.
W. 3rd St.
E. 3rd St.
BLOOMINGTON
Whitehall
Plaza
Twin Lakes
Sports
Park
W. Bloomfield Rd.
Bloomington
Hospital
Bryan
Park
College
Mall
S. Smith Rd.
Knightridge Rd.
E. Hillside Dr.
E. Moores Pike
S. Curry Pike
Monroe
County
Fairgrounds
RCA
Community
Park
Wapehani
Mtn. Bike
Park
S. Rockport
Rd.
S. Henderson St.
S. High St.
S. Sare Rd.
W. Tapp Rd.
E. Winslow Rd.
E. Rogers Rd.
Bloomington
Country
Club
S. Walnut St.
Olcott
Park
S. Snoddy Rd.
E. Rhorer Rd.
Leonard
Springs
Nature
Park
S. Harrell Rd.
S. Fairfax Rd.
E. Moffett Ln.
Rockport Rd.
Evansville
118 miles
37
46
45
446
69
Kokomo
West
Lafayette
Muncie
Danville
Noblesville
Anderson
Crawfordsville
Fishers
Carmel
Lawrence
INDIANAPOLIS
Richmond
ILLINOIS
Greencastle
Mooresville
Greenwood
OH
Terre
Haute
Charleston
Franklin
INDIANA
Edinburgh
Bloomington
Columbus
CINCINNATI
Robinson
Linton
Seymour
Covington
Madison
Vincennes
Washington
Scottsburg
Charlestown
Princeton
Huntingburg
New
Albany
La Grange
LOUISVILLE
Frankfort
Jeffersontown
Mount
Vernon
Evansville
Tell
City
Lexington
Henderson
Owensboro
KENTUCKY
Harrodsburg
Elizabethtown

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

2015 North Dunn Street Bloomington, IN 47408	Collateral Asset Summary – Loan No. 8 University Properties Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$34,500,000 58.8% 1.95x 9.6%

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	CIBC			Single Asset/Portfolio:	Single Asset
Original Balance:	$34,500,000			Location:	Bloomington, IN 47408
Cut-off Date Balance:	$34,500,000			General Property Type:	Multifamily
% of Initial Pool Balance:	3.3%			Detailed Property Type:	Student Housing
Loan Purpose:	Refinance			Title Vesting:	Fee
Borrower Sponsors:	Thomas C. Guthrie; Kimberly D. Hendren			Year Built/Renovated:	1930-2002/2016
Mortgage Rate:	4.6900%			Size:	342 Units
Note Date:	8/8/2017			Cut-off Date Balance per Unit:	$100,877
First Payment Date:	10/1/2017			Maturity Date Balance per Unit:	$100,877
Maturity Date:	9/1/2027			Property Manager:	Varsity Properties Management Corp. (borrower-related)
Original Term to Maturity:	120 months
Original Amortization Term:	0 months
IO Period:	120 months			Underwriting and Financial Information
Seasoning:	5 months			UW NOI:	$3,296,594
Prepayment Provisions:	LO (29); DEF (84); O (7)			UW NOI Debt Yield:	9.6%
Lockbox/Cash Mgmt Status:	Soft/Springing			UW NOI Debt Yield at Maturity:	9.6%
Additional Debt Type:	Mezzanine			UW NCF DSCR:	1.95x
Additional Debt Balance:	$5,000,000			Most Recent NOI(2):	$3,163,306 (TTM 11/30/2017)
Future Debt Permitted (Type):	No (N/A)			2nd Most Recent NOI(2):	$2,637,021 (12/31/2016)
Reserves(1)				3rd Most Recent NOI(2):	$2,553,130 (12/31/2015)
Type	Initial	Monthly	Cap	Most Recent Occupancy:	99.7% (11/30/2017)
RE Tax:	$279,206	$55,841	N/A	2nd Most Recent Occupancy(2):	99.7% (12/31/2016)
Insurance:	$102,545	$15,070	N/A	3rd Most Recent Occupancy(2):	100.0% (12/31/2015)
Immediate Repairs:	$100,000	$0	N/A	Appraised Value (as of):	$58,700,000 (6/1/2017)
Replacements:	$500,000	Springing	$500,000	Cut-off Date LTV Ratio:	58.8%
Other:	$451,250	$0	N/A	Maturity Date LTV Ratio:	58.8%

Sources and Uses

Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$34,500,000	87.3%	Loan Payoff:	$27,959,729	70.8%
Mezzanine Loan:	$5,000,000	12.7%	Reserves:	$1,433,002	3.6%
			Closing Costs:	$748,749	1.9%
			Return of Equity:	$9,358,520	23.7%
Total Sources:	$39,500,000	100.0%	Total Uses:	$39,500,000	100.0%

(1)	See “Escrows and Reserves” below for further discussion of reserve requirements.

(2)	From 2016 to 2017, 56 units were added to the University Properties Portfolio Property.

The Mortgage Loan. The eighth largest mortgage loan (the “University Properties Portfolio Mortgage Loan”) is evidenced by a promissory note with an original principal amount of $34,500,000 secured by a first priority fee mortgage encumbering a portfolio of six student housing properties with 68 buildings totaling 342 units (the “University Properties Portfolio Property”) located in Bloomington, Indiana, the home of Indiana University Bloomington (“IU”). The proceeds of the University Properties Portfolio Mortgage Loan along with the proceeds of a $5 million mezzanine loan (the “University Properties Portfolio Mezzanine Loan”) were primarily used to: (i) refinance a prior mortgage loan of approximately $19.2 million which encumbered a 269-unit portion of the University Properties Portfolio Property and was included in the MSC 2007-IQ16 securitization trust, (ii) refinance approximately $6.8 million of prior mortgage loans made in connection with the acquisition of additional units, (iii) refinance approximately $1.5 million of existing mezzanine debt, (iv) repay approximately $0.5 million of intercompany debt, (v) pay closing costs, (vi) fund upfront reserves and (vii) return equity to the University Properties Portfolio Borrower (as defined below).

The Borrower and the Borrower Sponsors. The borrower is University Properties III LLC (the “University Properties Portfolio Borrower”), a single-purpose Delaware limited liability company structured to be bankruptcy remote with one independent director. The borrower sponsors and non-recourse carve-out guarantors are Thomas C. Guthrie and Kimberly D. Hendren. Mr. Guthrie indirectly owns 21.0% of the University Properties Portfolio Borrower and is majority owner and president of Varsity Properties Management Corp., which has been the property manager of the University Properties Portfolio Property since 2003. Ms. Hendren indirectly owns 50.5% of the University Properties Portfolio Borrower and is also the founder and CEO of CC Holdings, Inc., an owner and operator of 25 restaurants in Indianapolis, Indiana and Cincinnati, Ohio.

The Property. The University Properties Portfolio Property consists of a combination of multi-level apartment complexes, two- and three-story townhomes, and single family homes located on a non-contiguous 25.5-acre site concentrated on the north end of IU’s campus, adjacent to or in close proximity to IU’s recently renovated football stadium and basketball arena and new baseball stadium. The University Properties Portfolio Property is located within walking distance to the center of IU’s campus, approximately one mile to the south, and directly across the street or within 2 blocks from IU’s shuttle station at the football stadium which services two of the IU’s four bus routes. The University Properties Portfolio Property includes:

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

2015 North Dunn Street Bloomington, IN 47408	Collateral Asset Summary – Loan No. 8 University Properties Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$34,500,000 58.8% 1.95x 9.6%

Stadium Crossing – Built between 1985 and 1987, the Stadium Crossing property consists of 201 condominium units (649 beds) situated on 15.0 acres with 504 parking spaces. There are a total of 226 condominium units at the Stadium Crossing property; however, 25 units are not owned by the University Properties Portfolio Borrower. The Stadium Crossing property is governed by the Varsity Villas Homeowner’s Association (“VVHOA”) which is controlled and managed by one of the borrower sponsors, Thomas Guthrie. VVHOA provides for all repairs, maintenance and security services on behalf of the condominium owners, which is covered by the VVHOA fees of $100/unit per month. The Stadium Crossing property’s unit mix consists of: seven 2-bed/2-bath townhome units averaging 910 SF; 34 3-bed/3-bath flat units averaging 1,100 SF; 107 3-bed/3-bath townhome units averaging 1,365 SF; and 53 4-bed/4-bath units averaging 1,598 SF. The buildings include porches and/or decks and patios, and all units feature in-unit washer/dryer. Stadium Crossing is 100.0% leased as of the November 8, 2017 rent roll.

Varsity Court – Built in 1991, the Varsity Court property is comprised of six two-story plus basement wood frame buildings containing 56 units (141 beds) situated on 4.0 acres with 134 parking spaces. The Varsity Court property’s unit mix consists of: two 1-bed/1-bath flat units averaging 546 SF; 23 2-bed/2-bath townhouse units averaging 1,091 SF; and 31 3-bed/3-bath townhouse units average 1,597 SF. The buildings include porches and/or decks and patios, and all units feature in-unit washer/dryer. The Varsity Court property is 100% leased as of the November 8, 2017 rent roll.

Cedar Creek – Built in 1952 and 1988, the Cedar Creek property is comprised of seven two-story wood frame buildings containing 41 units (84 beds) situated on 2.5 acres with 76 parking spaces. The Cedar Creek property’s unit mix consists of: one 1-bed/1.5-bath unit totaling 545 SF; four 2-bed/1-bath units averaging 1,280 SF; 34 2-bed/1.5-bath averaging 1,024 SF; one 3-bed/2-bath unit totaling 1,774 SF; and one 4-bed/2-bath unit totaling 2,366 SF. The buildings include porches and decks, and all units feature in-unit washer/dryer. The Cedar Creek property also features a swimming pool and the University Properties Portfolio Property management office. The Cedar Creek property is 100% leased as of the November 8, 2017 rent roll.

University Village – Built between 1930 and 2002, the University Village property is comprised of 16 detached, two- and three-story buildings containing 23 units (109 beds) situated on 3.2 acres with 134 parking spaces, including 16 garage spaces. The property’s unit mix includes: one 3-bed/1-bath unit totaling 800 SF; four 4-bed/2-bath units averaging 1,425 SF; four 5-bed/2-bath units averaging 1,707 SF; six 5-bed/2.5-bath units averaging 1,566 SF; and eight 5-bed/3-bath units averaging 1,704 SF. The buildings include balconies/patios, parking driveways, and all units feature in-unit washer/dryer. The University Village property is 95.7% leased as of the November 8, 2017 rent roll.

Varsity Gate – Built in 1991, the Varsity Gate property consists of a two-story wood frame building containing 13 units (15 beds) situated on 0.7 acres with 19 parking spaces. The property’s unit mix includes: 11 1-bed/1-bath units averaging 412 SF; one 2-bed/1.5 bath unit with 787 SF and one 2-bed/1-bath unit with 787 SF. The building includes a common laundry room on the ground floor. Varsity Gate is 100% leased as of the November 8, 2017 rent roll.

Campus Apartments – Built in 1970, the Campus Apartments property consists of a two-story wood frame building containing eight 1-bed/1-bath units averaging 300 SF (8 beds) situated on 0.20 acres with 10 parking spaces. The Campus Apartments property is 100% leased as of the November 8, 2017 rent roll.

Stadium Crossing, Varsity Court, Cedar Creek, and Varsity Gate share adjacent borders along North Dunn Street, between East 20th Street and East State Road 45. University Village is situated approximately 0.2 miles south from the other four properties and Campus Apartments is approximately 0.4 miles south from the other four properties. The University Properties Portfolio Property is leased on an un-furnished, per unit basis. The University Properties Portfolio Property is 99.7% leased as of the November 8, 2017 rent roll, and all leases are for 12-month periods with the exception of 19 units that leased on a per-semester basis and 3 units on a 10-month lease period.

The University Properties Portfolio Borrower amassed the University Properties Portfolio Property over time through a series of acquisitions. The 269-unit/775-bed portion of the University Properties Portfolio Property that was previously securitized was acquired between 2003 and 2007 with a cost basis of approximately $27.5 million ($26.2 million total acquisition cost and $1.3 million of capital expenditures through 2007 for a total of $102,295/unit). One of the original units was converted into a management office. Such portion of the University Properties Portfolio Property has consistently been over 98% occupied over the last 10 years. The University Properties Portfolio Borrower subsequently acquired an additional 18 units at Stadium Crossing in 2013 for approximately $2.0 million ($109,910/unit) and an additional 56 units at Stadium Crossing from 2016 through 2017 for approximately $5.5 million ($97,768/unit). These additional units have also been over 98% occupied since acquisition. The University Properties Portfolio Borrower has invested a total of approximately $3.8 million in capital expenditures into the University Properties Portfolio Property and the total cost basis is approximately $37.4 million.

The University Properties Portfolio Property’s unit mix includes 22 one-bedroom units averaging 390 SF, 70 two-bedroom units averaging 1,042 SF, 174 three-bedroom units averaging 1,354 SF, 58 four-bedroom units averaging 1,599 SF, and 18 five-bedroom units averaging 1,659 SF. The table below shows the apartment mix at the University Properties Portfolio Property:

University Properties Portfolio Property Unit Mix Summary(1)
Unit Type	No. of Units	% of Total Units	Avg. Unit Size (SF)	No. of Occupied Units	Occupancy (%)	Avg. In Place Monthly Rent Per Unit
1-bedroom	22	6.4%	390	22	100.0%	$564
2-bedrooms	70	20.5%	1,042	70	100.0%	$929
3-bedrooms	174	50.9%	1,354	174	100.0%	$1,211
4-bedrooms	58	17.0%	1,599	58	100.0%	$1,610
5-bedrooms	18	5.3%	1,659	17	94.4%	$2,578
Total/Wtd. Avg.	342	100.0%	1,286	341	99.7%	$1,247

(1)	Information is based on the underwritten rent roll.

The Market. The University Properties Portfolio Property is located in Bloomington, Indiana, within walking distance to the center of the IU campus, approximately one mile to the south, and directly across the street or within 2-blocks from IU’s recently renovated football stadium, basketball arena and baseball stadium as well as the shuttle station at the football stadium which services two of the IU’s four bus routes.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

2015 North Dunn Street Bloomington, IN 47408	Collateral Asset Summary – Loan No. 8 University Properties Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$34,500,000 58.8% 1.95x 9.6%

Founded in 1838, IU is the principal campus of the Indiana University System. IU is the tenth largest university in the United States and is one of the fourteen schools in the Big Ten intercollegiate athletic conference. According to the appraisal, IU has received various accolades for its academic achievement and campus life. IU had a fall 2017 full-time enrollment of 43,762 students, representing a 3.9% increase from fall 2012. IU has over 750 student organizations, over 300 overseas study programs and over 200 research centers and institutes, in addition to more than 200 undergraduate majors and more than 550 academic programs. IU has the capacity to accommodate approximately 12,559 students (approximately 29% of the fall 2017 enrollment) in their residential halls, including the newly renovated and repurposed Wells Quadrangle which re-opened for the 2017/2018 school year. In addition, sororities and fraternities have approximately 8,200 members (approximately 19% of the fall 2017 enrollment) the majority of which are housed by their organization. As a result, IU relies on privately owned, off-campus housing to accommodate the rest of its student population.

According to the appraisal, the estimated 2016 population within a one-, three-, and five-mile radius was 17,487, 67,741, and 112,147, respectively. The 2016 estimated average household income within a one-, three-, and five-mile radius was $32,574, $51,544, and $62,143, respectively.

The appraisal identified two student housing properties slated to open in the summer of 2018, Ethos (480 beds) and Evolve (746 beds). Ethos and Evolve are located approximately 2.3-miles and 0.9-miles, respectively, from the center of IU’s campus. Evolve is located in close proximity to the University Properties Portfolio Property and was developed on a site that was previously improved with 328 beds. Evolve and Ethos are marketed as luxury student housing leased by the bed. Asking monthly rents per bed at Ethos and Evolve range from $640 to $1,019 and $799 to $1,229, respectively, depending on the floorplan. The average monthly rent per bed at the University Properties Portfolio Property is approximately $425.

According to a third party market research report, as of the third quarter of 2017, the Bloomington metro apartment market had an average vacancy rate of 5.3% and average asking monthly rent of $787 per unit, an increase of 3.4% year over year. The appraiser surveyed six comparable rental properties in the market and concluded that the in-place rent at the University Properties Portfolio Property is in-line with market rates.

Comparable rental properties to the University Properties Portfolio Property are shown in the table below:

University Properties Portfolio Property Comparable Rentals Summary
Address City, State	Year Built	Vacancy	Distance to center of IU campus	Number of Units	Unit Type	Avg. Unit Size (SF)	Avg. Monthly Rent per Unit
University Properties Portfolio Property(1) 2015 North Dunn Street Bloomington, IN	1930-2002	0.3%	1.1 miles	342	One Bedroom Two Bedrooms Three Bedrooms Four Bedrooms Five Bedrooms	390 1,042 1,354 1,599 1,659	$564 $929 $1,211 $1,610 $2,578
The Arch 703 West Gourley Pike Bloomington, IN	1982	10.1%	1.6 miles	208	Studio One Bedroom Two Bedrooms Three Bedrooms	425 706 887 1,345	$560 $630 $692 $830
Terra Trace 321 East 14th Street Bloomington, IN	1973	1.8%	0.9 miles	114	One Bedroom Two Bedrooms Four Bedrooms	690 950 1400	$696 $854 $1,874
Covenanter Hill Apartments 3101 East Covenanter Drive Bloomington, IN	1985	3.3%	1.7 miles	184	One Bedroom Two Bedrooms	545 1,159	$802 $1,011
Regency Court 1616 South Henderson Bloomington, IN	2001	4.6%	1.9 miles	108	One Bedroom Two Bedrooms Three Bedrooms Four Bedrooms Five Bedrooms	648 1,100 1,842 2,250 2,572	$772 $1,109 $1,481 $1,460 $2,107
The Dillon 525 South Patterson Drive Bloomington, IN	2014	11.3%	2.2 miles	204	One Bedroom Two Bedrooms Four Bedrooms Five Bedrooms	475 949 1,428 1,728	$920 $1,382 $2,312 $2,756
The Village at Muller Park 500 South Muller Parkway Bloomington, IN	2008	8.5%	3.0 miles	248	One Bedroom Two Bedrooms Three Bedrooms Four Bedrooms	608 1,161 1,317 1,631	$877 $1,237 $1,494 $2,032

Source: Appraisal

(1)	Based on the underwritten rent roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

2015 North Dunn Street Bloomington, IN 47408	Collateral Asset Summary – Loan No. 8 University Properties Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$34,500,000 58.8% 1.95x 9.6%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical and forecasted operating performance and the Underwritten Net Cash Flow at the University Properties Portfolio Property:

Cash Flow Analysis
	2014(1)	2015(1)	2016(1)	TTM 11/30/2017(1)	UW	UW Per Unit
Gross Potential Rent(2)	$3,716,353	$3,850,460	$4,095,274	$4,800,761	$5,134,748	$15,014
Less Vacancy & Concessions(3)	($15,228)	($48,905)	($29,445)	($23,140)	($256,737)	($751)
Other Income(4)	$322,646	$294,403	$308,003	$324,208	$324,208	$948
Effective Gross Income	$4,023,771	$4,095,958	$4,373,833	$5,101,829	$5,202,218	$15,211
Total Operating Expenses	$1,668,119	$1,542,828	$1,736,813	$1,938,523	$1,905,624	$5,572
Net Operating Income	$2,355,651	$2,553,130	$2,637,021	$3,163,306	$3,296,594	$9,639
Capital Expenditures	$35,453	$31,356	$44,291	$79,741	$100,600	$294
Net Cash Flow	$2,320,198	$2,521,774	$2,592,730	$3,083,565	$3,195,994	$9,345

Occupancy %	99.6%	100.0%	99.7%	99.7%	95.0%
NOI DSCR	1.44x	1.56x	1.61x	1.93x	2.01x
NCF DSCR	1.41x	1.54x	1.58x	1.88x	1.95x
NOI Debt Yield	6.8%	7.4%	7.6%	9.2%	9.6%
NCF Debt Yield	6.7%	7.3%	7.5%	8.9%	9.3%

(1)	From 2016-2017, 56 units were added to the University Properties Portfolio Property.

(2)	Underwritten Gross Potential Rent is based the November 8, 2017 rent roll, which reflects physical occupancy of 99.7% and includes gross up of 1 vacant unit based on average in-place rents.

(3)	Underwritten Vacancy & Concessions is based on a 5% underwritten vacancy rate.

(4)	Underwritten Other Income consists of security deposit income, homeowner’s association income and other miscellaneous items.

Escrows and Reserves. At loan origination, the University Properties Portfolio Borrower deposited $279,206 in escrow for annual real estate taxes, $102,545 in escrow for annual insurance premiums, $100,000 into a reserve for immediate repairs and $500,000 into a reserve for replacement reserves. The University Properties Portfolio Borrower is required to escrow monthly 1/12 of the annual estimated tax payments and 1/12 of the annual estimated insurance premiums. In the event that the balance in the replacement reserve falls below $500,000, the University Properties Portfolio Borrower is required to make monthly deposits of $8,383 for replacement reserves, subject to a $500,000 cap. At loan origination, the University Properties Portfolio Borrower deposited $451,250 into a reserve for the installation of a radon mitigation system and is required (i) to deliver to the lender evidence acceptable to the lender and its environmental consultant that the radon mitigation system is in good working order and continues to be effective in remediating radon concentrations in each building to be at or below 4.0 pCi/L and (ii) implement an operations and maintenance program relating to radon in each building.

Lockbox and Cash Management. The University Properties Portfolio Mortgage Loan is structured with a soft lockbox and springing cash management. The University Properties Portfolio Borrower or property manager is required to deposit all rents and profits into the lockbox within one business day after receipt thereof. Absent the existence of a Cash Management Period (as defined below), available funds that are on deposit in the lockbox will be transferred to an operating account under the exclusive dominion and control of the University Properties Portfolio Borrower. During the existence of a Cash Management Period, all transfers from the lockbox to the operating account will cease and funds in the lockbox account are required to be applied on each monthly payment date (i) to fund the required real estate tax and insurance reserves deposits, (ii) to pay debt service on the University Properties Portfolio Mortgage Loan, (iii) to pay any other amounts due under the University Properties Portfolio Mortgage Loan documents, (iv) to fund the required deposits into the replacement reserve, (v) to pay operating expenses not otherwise paid or reserved for as described above under “Escrows and Reserves” and referenced in the annual budget approved by the lender together with other amounts incurred by the University Properties Portfolio Borrower in connection with the operation and maintenance of the University Properties Portfolio Property, (vi) provided no event of default is continuing, to pay the monthly payment of interest due under the University Properties Portfolio Mezzanine Loan to the mezzanine lender and (vii) to disburse the remainder to a cash collateral account to be held by the lender as additional security for the University Properties Portfolio Mortgage Loan.

A “Cash Management Period” will commence (i) upon the occurrence of an event of default under the University Properties Portfolio Mortgage Loan documents and will continue until the event of default has been cured and such cure has been accepted by the lender; (ii) if the debt service coverage ratio (calculated based on a 30 year amortization schedule) is less than 1.10x for three consecutive calendar months and will continue until the debt service coverage ratio (calculated based on a 30 year amortization schedule) is at least 1.10x for four consecutive calendar quarters; or (iii) upon the occurrence of an event of default under the University Properties Portfolio Mezzanine Loan documents and will continue until the repayment in full of the University Properties Portfolio Mezzanine Loan.

Additional Secured Indebtedness (not including trade debts). Not permitted.

Mezzanine Loan and Preferred Equity. The University Properties Portfolio Mezzanine Loan is secured by the membership interests in the University Properties Portfolio Borrower pledged by the direct members of the University Properties Portfolio Borrower. The University Properties Portfolio Mezzanine Loan has an outstanding principal balance of $5.0 million, has an interest-only coupon of 11.75% throughout the full term, and is coterminous with the University Properties Portfolio Mortgage Loan. Including the University Properties Portfolio Mortgage Loan and the University Properties Portfolio Mezzanine Loan, the cumulative Cut-off Date LTV, cumulative UW NCF DSCR and cumulative UW NOI Debt Yield are 67.3%, 1.43x and 8.3%, respectively. The lender and the mezzanine lender have entered into an intercreditor agreement.

Release of Property. Not permitted.

Environmental Matters. The Phase I environmental report dated July 27, 2017 reported that the University Properties Portfolio Property is located in EPA designated Radon Zone 1, in which the average predicted radon concentration levels are expected to be at or above the EPA residential action level of 4.0 pCi/L. Several rounds of radon testing were conducted on the ground floor units of each of the buildings at the University Properties Portfolio

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

2015 North Dunn Street Bloomington, IN 47408	Collateral Asset Summary – Loan No. 8 University Properties Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$34,500,000 58.8% 1.95x 9.6%

Property, and samples collected from 73 of those units indicated radon concentrations above 4.0 pCi/L. Based on the testing results and the recommendation in the ESA, the installation and activation of a radon mitigation system was required in each building located at the University Properties Portfolio Property in which elevated concentrations of radon was identified in the ESA. At loan origination, the University Properties Portfolio Borrower deposited $451,250 into a reserve, which equals 125% of the estimated cost of such mitigation system. See “Description of the Mortgage Pool—Environmental Considerations” in the Preliminary Prospectus.

Terrorism Insurance. The University Properties Portfolio Borrower is required to obtain and maintain property insurance, commercial general liability insurance, and business income or rental loss insurance that covers perils of terrorism and acts of terrorism, both foreign and domestic.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

(THIS PAGE INTENTIONALLY LEFT BLANK)

Various	Collateral Asset Summary – Loan No. 9 AFIN Industrial and Retail Net-Leased Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$33,400,000 53.4% 2.81x 12.4%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various	Collateral Asset Summary – Loan No. 9 AFIN Industrial and Retail Net-Leased Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$33,400,000 53.4% 2.81x 12.4%

WISCONSIN
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AFIN Multi-Tenant Portfolio

1 FedEx Ground - Rolla, MO	Rolla, MO	12 Tractor Supply - Hazen, ND	Hazen, ND
2 Chili's - Machesney Park, IL	Machesney Park, IL	13 Dollar General - Kingston, NY	Kingston, NY
3 FedEx Ground - Brainerd, MN	Brainerd, MN	14 Sonic - Robertsdale, AL	Robertsdale, AL
4 FedEx Ground - Casper, WY	Casper, WY	15 Tractor Supply - Flandreau, SD	Flandreau, SD
5 Chili's - McHenry, IL	McHenry, IL	16 Dollar General - Farmington, NY	Farmington, NY
6 Bridgestone HOSEpower - Sulphur, LA	Sulphur, LA	17 Dollar General - Otego, NY	Otego, NY
7 Sonic - Tuscaloosa, AL	Tuscaloosa, AL	18 Dollar General - Kerhonkson, NY	Kerhonkson, NY
8 Bridgestone HOSEpower - Columbia, SC	Columbia, SC	19 Dollar General - DeWitt, NY	DeWitt, NY
9 Bridgestone HOSEpower - Jacksonville, FL	Jacksonville, FL	20 Dollar General - Utica, NY	Utica, NY
10 Bridgestone HOSEpower - Elko, NV	Elko, NV	21 Dollar General - Parish, NY	Parish, NY
11 Jo-Ann - Freeport, IL	Freeport, IL	22 Dollar General - Geddes, NY	Geddes, NY

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various	Collateral Asset Summary – Loan No. 9 AFIN Industrial and Retail Net-Leased Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$33,400,000 53.4% 2.81x 12.4%

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	Barclays Bank PLC			Single Asset/Portfolio:	Portfolio
Original Balance:	$33,400,000			Location(1):	Various
Cut-off Date Balance:	$33,400,000			General Property Type(1):	Various
% of Initial Pool Balance:	3.2%			Detailed Property Type(1):	Various
Loan Purpose:	Acquisition			Title Vesting:	Fee
Borrower Sponsor:	American Finance Operating Partnership, L.P.			Year Built/Renovated(1):	Various
				Size:	459,230 SF
Mortgage Rate:	4.0660%			Cut-off Date Balance per SF:	$73
Note Date:	12/27/2017			Maturity Date Balance per SF:	$73
First Payment Date:	2/6/2018			Property Manager:	American Finance Properties, LLC (borrower-related)
Maturity Date:	1/6/2028
Original Term to Maturity:	120 months
Original Amortization Term:	0 months
IO Period:	120 months			Underwriting and Financial Information
Seasoning:	1 month			UW NOI:	$4,150,930
Prepayment Provisions:	YM1(25);DEF/YM1(91);O(4)			UW NOI Debt Yield:	12.4%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NOI Debt Yield at Maturity:	12.4%
Additional Debt Type:	N/A			UW NCF DSCR:	2.81x
Additional Debt Balance:	N/A			Most Recent NOI(3):	N/A
Future Debt Permitted (Type):	No (N/A)			2nd Most Recent NOI(3):	N/A
Reserves(2)				3rd Most Recent NOI(3):	N/A
Type	Initial	Monthly	Cap	Most Recent Occupancy:	100.0% (2/1/2018)
RE Tax:	$113,903	Springing	N/A	2nd Most Recent Occupancy:	N/A
Insurance:	$0	Springing	N/A	3rd Most Recent Occupancy:	N/A
Replacements:	$0	Springing	N/A	Appraised Value (as of):	$62,515,000 (Various)
TI/LC:	$0	Springing	N/A	Cut-off Date LTV Ratio:	53.4%
Deferred Maintenance:	$33,402	$0	N/A	Maturity Date LTV Ratio:	53.4%

Sources and Uses

Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$33,400,000	53.8%	Purchase Price(3):	$60,680,951	97.7%
Borrower Equity:	$28,680,645	46.2%	Closing Costs:	$1,252,389	2.0%
			Reserves:	$147,305	0.2%
Total Sources:	$62,080,646	100.0%	Total Uses:	$62,080,646	100.0%

(1)	See “The Properties” below for further discussion of property information.

(2)	See “Escrows and Reserves” below for further discussion of reserve requirements.

(3)	The AFIN Industrial and Retail Net-Leased Portfolio Properties (as defined below) were acquired by the borrower sponsor between March 31, 2017 and November 7, 2017. According to the borrower sponsor, the sellers of the AFIN Industrial and Retail Net-Leased Portfolio Properties did not provide historical operating statements to the AFIN Industrial and Retail Net-Leased Portfolio Borrowers (as defined below) so historical cash flows and historical occupancy is unavailable.

The Mortgage Loan. The ninth largest mortgage loan (the “AFIN Industrial and Retail Net-Leased Portfolio Mortgage Loan”) is evidenced by a single promissory note with an original principal balance of $33,400,000 and is secured by first priority fee mortgages and deeds of trust encumbering 22 cross-collateralized, single-tenant industrial and retail properties located in twelve states (collectively, the “AFIN Industrial and Retail Net-Leased Portfolio Properties”). The AFIN Industrial and Retail Net-Leased Portfolio Mortgage Loan was originated on December 27, 2017 by Barclays Bank PLC. The AFIN Industrial and Retail Net-Leased Portfolio Mortgage Loan accrues interest at an interest rate of 4.0660% per annum. The AFIN Industrial and Retail Net-Leased Portfolio Mortgage Loan had an initial term of 120 months, has a remaining term of 119 months as of the Cut-off Date and requires payments of interest-only through the AFIN Industrial and Retail Net-Leased Portfolio Mortgage Loan term. The AFIN Industrial and Retail Net-Leased Portfolio Mortgage Loan matures on January 6, 2028. The proceeds of the AFIN Industrial and Retail Net-Leased Portfolio Mortgage Loan were used to recapitalize the borrower sponsor after the purchase the AFIN Industrial and Retail Net-Leased Portfolio Properties between March 31, 2017 and November 7, 2017, fund reserves, and pay closing costs.

The Borrowers and the Borrower Sponsor. The borrowers are all single-purpose Delaware limited liability companies structured to be bankruptcy remote with one independent director, as follows: ARG DGGDDNY001, LLC; ARG DGUTCNY001, LLC; ARG DGDWTNY001, LLC; ARG DGFRMNY001, LLC; ARG DGPRSNY001, LLC; ARG DGOTGNY001, LLC; ARG DGKNGNY001, LLC; ARG DGKRHNY001, LLC; ARG TSFLDSD001, LLC; ARG TSHZNND001, LLC; ARG JAFPTIL001, LLC; ARG CHMCPIL001, LLC; ARG CHMCHIL001, LLC; ARG SNRBRAL001, LLC; ARG SNTSCAL001, LLC; ARG FEBRNMN001, LLC; ARG FECSPWY001, LLC; ARG FERLLMO001, LLC; ARG BHCLMSC001, LLC; ARG BHELKNV001, LLC; ARG BHJCKFL001, LLC; and ARG BHSLPLA001, LLC. (collectively, the “AFIN Industrial and Retail Net-Leased Portfolio Borrowers”). The AFIN Industrial and Retail Net-Leased Portfolio Borrowers are 100.0% owned by the borrower sponsor and nonrecourse carve-out guarantor, American Finance Operating Partnership, L.P. American Finance Trust, Inc. (“AFIN”) owns 100% of the general partnership interests in American Finance Operating Partnership, L.P.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various	Collateral Asset Summary – Loan No. 9 AFIN Industrial and Retail Net-Leased Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$33,400,000 53.4% 2.81x 12.4%

AFIN is a public non-traded real estate investment trust that acquires and manages a diversified portfolio of commercial properties, which are net leased primarily to investment grade and national tenants, as well as a portfolio of stabilized core retail properties consisting primarily of power centers and lifestyle centers. As of the second quarter 2017, the borrower sponsor had a portfolio of 516 properties totaling approximately 19.2 million SF. AFIN is externally managed by AR Global Investments, LLC, which has raised and invested over $30.0 billion in capital, served over 150,000 shareholders, and has grown to become one of the largest external managers of direct investment programs in the United States. See “Description of the Mortgage Pool—Litigation and Other Considerations” in the Preliminary Prospectus.

The Properties. The AFIN Industrial and Retail Net-Leased Portfolio Properties are comprised of 22 cross-collateralized single-tenant properties, totaling 459,230 SF across twelve states. Seven of the AFIN Industrial and Retail Net-Leased Portfolio Properties are industrial properties, representing approximately 50.5% of the Cut-Off Date allocated loan amount and 50.6% of net operating income, and 15 of the AFIN Industrial and Retail Net-Leased Portfolio Properties are retail properties, representing approximately 49.5% of the Cut-Off Date allocated loan amount and 49.4% of net operating income. Built between 1992 and 2017, the AFIN Industrial and Retail Net-Leased Portfolio Properties range in size from 1,256 SF to 141,582 SF. The borrower sponsor acquired the AFIN Industrial and Retail Net-Leased Portfolio Properties between March 31, 2017 and November 7, 2017 for a combined purchase price of approximately $60.7 million. As of February 1, 2018, the AFIN Industrial and Retail Net-Leased Portfolio Properties were 100.0% occupied.

The AFIN Industrial and Retail Net-Leased Portfolio Properties are 100.0% occupied by seven tenants at 22 different locations including nationally recognized tenants, such as Dollar General, FedEx Ground, Bridgestone HOSEpower, Tractor Supply and Sonic. Investment grade tenants, including FedEx Ground (a subsidiary of FedEx Corporation), Bridgestone HOSEpower and Dollar General, occupy 15 of the 22 properties, representing 81.7% of NRA and 69.9% of underwritten base rent. The largest property, FedEx Ground - Rolla, MO, comprises approximately 141,582 SF (30.8% of the total net rentable area) and $780,495 of the underwritten base rent (18.1% of underwritten base rent) and is utilized as industrial space. Other than FedEx Ground - Rolla, MO, no individual property accounts for more than 11.7% of NRA and 7.8% of the underwritten base rent. Each individual lease is either direct with the parent company or guaranteed by the parent company, with the exception of the Chili’s and Sonic locations, which operate as franchises, and FedEx Ground which is a subsidiary of FedEx Corporation. All leases are NNN and the average remaining lease term for the AFIN Industrial and Retail Net-Leased Portfolio Properties is approximately 11.0 years.

The following table presents certain information relating to the AFIN Industrial and Retail Net-Leased Portfolio Properties:

Property Summary(1)(2)
Property Name	Property Type	Allocated Cut-off Date Loan Amount	% of Allocated Cut-off Date Loan Amount	Underwritten NOI	Year Built/ Renovated	Tenant SF	Appraised Value
FedEx Ground - Rolla, MO	Industrial	$6,403,768	19.2%	$733,449	2017/N/A	141,582	$12,000,000
Chili’s - Machesney Park, IL	Retail	$2,543,134	7.6%	$309,705	2003/N/A	6,039	$4,760,000
FedEx Ground - Brainerd, MN	Industrial	$2,511,077	7.5%	$317,263	2016/N/A	53,739	$4,700,000
FedEx Ground - Casper, WY	Industrial	$2,404,223	7.2%	$277,063	2017/N/A	29,246	$4,500,000
Chili’s - McHenry, IL	Retail	$2,158,458	6.5%	$255,113	2002/N/A	6,039	$4,040,000
Bridgestone HOSEpower - Sulphur, LA	Industrial	$1,736,383	5.2%	$245,413	2016/N/A	20,900	$3,250,000
Sonic - Tuscaloosa, AL	Retail	$1,607,702	4.8%	$179,500	1992/2013	1,256	$3,000,000
Bridgestone HOSEpower - Columbia, SC	Industrial	$1,375,750	4.1%	$192,795	1999/N/A	19,979	$2,575,000
Bridgestone HOSEpower - Jacksonville, FL	Industrial	$1,228,825	3.7%	$168,304	2008/N/A	25,125	$2,300,000
Bridgestone HOSEpower - Elko, NV	Industrial	$1,191,426	3.6%	$166,362	2016/N/A	12,000	$2,230,000
Jo-Ann - Freeport, IL	Retail	$1,175,398	3.5%	$145,250	2014/N/A	18,000	$2,200,000
Tractor Supply - Hazen, ND	Retail	$1,057,858	3.2%	$136,127	2008/N/A	25,612	$1,980,000
Dollar General - Kingston, NY	Retail	$886,891	2.7%	$116,291	2014/N/A	9,100	$1,660,000
Sonic - Robertsdale, AL	Retail	$857,441	2.6%	$101,667	2001/N/A	1,621	$1,600,000
Tractor Supply - Flandreau, SD	Retail	$849,492	2.5%	$109,379	2008/N/A	25,612	$1,590,000
Dollar General - Farmington, NY	Retail	$838,807	2.5%	$110,102	2014/N/A	9,100	$1,570,000
Dollar General - Otego, NY	Retail	$806,750	2.4%	$105,385	2014/N/A	9,026	$1,510,000
Dollar General - Kerhonkson, NY	Retail	$796,065	2.4%	$104,360	2015/N/A	9,100	$1,490,000
Dollar General - Dewitt, NY	Retail	$764,009	2.3%	$100,193	2014/N/A	9,002	$1,430,000
Dollar General - Utica, NY	Retail	$747,980	2.2%	$91,923	2013/N/A	9,100	$1,400,000
Dollar General - Parish, NY	Retail	$747,980	2.2%	$92,302	2013/N/A	9,026	$1,400,000
Dollar General - Geddes, NY	Retail	$710,581	2.1%	$92,984	2014/N/A	9,026	$1,330,000
Total/Wtd. Avg.		$33,400,000	100.0%	$4,150,930		459,230	$62,515,000

(1)	The AFIN Industrial and Retail Net-Leased Portfolio Properties comprise 22 single tenant retail and industrial properties, each 100.0% occupied.

(2)	Tenant Sales are unavailable with the exception of Chili’s - Machesney Park, IL which reports annual sales of $4,200,000 ($695.48 per square foot), Chili’s - McHenry, IL which reports annual sales of $2,800,000 ($463.65 PSF), Sonic - Tuscaloosa, AL which reports sales of $2,364,250 ($1,882.37 PSF) and Sonic - Robertsdale, AL which reports sales of $1,270,838 ($783.98 PSF).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various	Collateral Asset Summary – Loan No. 9 AFIN Industrial and Retail Net-Leased Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$33,400,000 53.4% 2.81x 12.4%

The following table presents certain information relating to the leases at the AFIN Industrial and Retail Net-Leased Portfolio Properties:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(2)	Property Count	Tenant SF	Approximate % of SF	Annual UW Base Rent	% of Total Annual UW Base Rent	Annual UW Base Rent PSF	Lease Expiration
FedEx Ground	NR/Baa2/BBB	3	224,567	48.9%	$1,410,887	32.8%	$6.28	Various(3)
Bridgestone HOSEpower	NR/NR/A	4	78,004	17.0%	$772,874	17.9%	$9.91	Various(4)
Dollar General	NR/Baa2/BBB	8	72,480	15.8%	$825,898	19.2%	$11.39	Various(5)
Tractor Supply	NR/NR/NR	2	51,224	11.2%	$258,692	6.0%	$5.05	Various(6)
Jo-Ann Fabrics	NR/Caa1/B	1	18,000	3.9%	$153,153	3.6%	$8.51	1/31/2025(7)
Chili’s	NR/NR/NR	2	12,078	2.6%	$595,151	13.8%	$49.28	10/31/2027(8)
Sonic Drive-In	NR/NR/NR	2	2,877	0.6%	$290,807	6.8%	$101.08	6/30/2032(9)
Subtotal/Wtd. Avg.			459,230	100.0%	$4,307,463	100.0%	$9.38
Vacant Space			0	0.0%	$0	0.0%	$0.00
Total/Wtd. Avg.			459,230	100.0%	$4,307,463	100.0%	$9.38

(1)	Information is based on the underwritten rent roll.
(2)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.
(3)	FedEx Ground is a tenant at three of the AFIN Industrial and Retail Net-Leased Portfolio Properties with leases that expire between May 31, 2026 and June 30, 2027. FedEx Ground has two five-year renewal options at each property.
(4)	Bridgestone HOSEpower is a tenant at four of the AFIN Industrial and Retail Net-Leased Portfolio Properties with leases that expire between September 30, 2029 and December 31, 2031. Bridgestone HOSEpower has three five-year renewal options at each property.
(5)	Dollar General is a tenant at eight of the AFIN Industrial and Retail Net-Leased Portfolio Properties with leases that expire between October 31, 2028 and August 31, 2030. Dollar General has four five-year renewal options at each property.
(6)	Tractor Supply is a tenant at two of the AFIN Industrial and Retail Net-Leased Portfolio Properties with leases that expire on August 31, 2026 and January 31, 2027. Tractor Supply has four five-year renewal options at each property.
(7)	Jo-Ann Fabrics is a tenant at one of the AFIN Industrial and Retail Net-Leased Portfolio Properties with a lease that expires on January 31, 2025. Jo-Ann Fabrics has three five-year renewal options.
(8)	Chili’s is a tenant at two of the AFIN Industrial and Retail Net-Leased Portfolio Properties with leases that expire on October 31, 2027 at each property. Chili’s has four five-year renewal options at each property.
(9)	Sonic Drive-In is a tenant at two of the AFIN Industrial and Retail Net-Leased Portfolio Properties with leases that expire on June 30, 2032 at each property. Sonic Drive-In has five five-year renewal options at each property.

The following table presents certain information relating to the lease rollover schedule at the AFIN Industrial and Retail Net-Leased Portfolio Properties:

Lease Rollover Schedule(1)
Year	# of Leases Rolling	SF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	UW Base Rent PSF Rolling	Total UW Base Rent Rolling	Approx. % of Total Base Rent Rolling	Approx. Cumulative % of Total Base Rent Rolling
MTM	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2018	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2019	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2020	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2021	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2022	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2023	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2024	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2025	1	18,000	3.9%	3.9%	$8.51	$153,153	3.6%	3.6%
2026	2	79,351	17.3%	21.2%	$6.06	$481,102	11.2%	14.7%
2027	5	208,518	45.4%	66.6%	$8.55	$1,783,629	41.4%	56.1%
2028	2	18,126	3.9%	70.6%	$10.85	$196,584	4.6%	60.7%
2029 & Beyond	12	135,235	29.4%	100.0%	$12.52	$1,692,996	39.3%	100.0%
Vacant	0	0	0.0%	100.0%	$0.00	$0	0.0%	100.0%
Total/Wtd. Avg.	22	459,230	100.0%		$9.38	$4,307,463	100.0%

(1)	Information is based on the underwritten rent roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various	Collateral Asset Summary – Loan No. 9 AFIN Industrial and Retail Net-Leased Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$33,400,000 53.4% 2.81x 12.4%

The Market. The AFIN Industrial and Retail Net-Leased Portfolio Properties are located across 12 states and 19 distinct markets. The following table presents certain market information relating to the AFIN Industrial and Retail Net-Leased Portfolio Properties:

Market Summary
Property Name		Market(1)	Market Vacancy(1)	Rental Rate PSF
	Property Type			Actual(2)	Market(1)(3)
FedEx Ground - Rolla, MO	Industrial	Phelps	2.5%	$5.51	$5.50
Chili’s - Machesney Park, IL	Retail	Chicago	10.5%	$53.24	$53.00
FedEx Ground - Brainerd, MN	Industrial	Minneapolis/St. Paul	4.2%	$6.28	$6.25
FedEx Ground - Casper, WY	Industrial	Natrona	11.1%	$10.01	$10.01
Chili’s - McHenry, IL	Retail	Chicago	10.5%	$43.86	$44.00
Bridgestone HOSEpower - Sulphur, LA	Industrial	Calcasieu Parish	9.6%	$10.72	$10.72
Sonic - Tuscaloosa, AL	Retail	Metro Birmingham	5.6%	$150.59	$150.00
Bridgestone HOSEpower - Columbia, SC	Industrial	Columbia	7.2%	$8.68	$8.50
Bridgestone HOSEpower - Jacksonville, FL	Industrial	Jacksonville	4.2%	$6.09	$6.00
Bridgestone HOSEpower - Elko, NV	Industrial	Elko	0.8%	$12.41	$12.66
Jo-Ann - Freeport, IL	Retail	Chicago	10.5%	$8.51	$8.50
Tractor Supply - Hazen, ND	Retail	Hazen	3.4%	$5.60	$5.60
Dollar General - Kingston, NY	Retail	Ulster	3.6%	$12.78	$12.75
Sonic - Robertsdale, AL	Retail	Baldwin	3.7%	$62.72	$63.00
Tractor Supply - Flandreau, SD	Retail	Flandreau	2.5%	$4.50	$4.50
Dollar General - Farmington, NY	Retail	Rochester	5.4%	$12.10	$12.00
Dollar General - Otego, NY	Retail	Otsego	1.3%	$11.68	$11.50
Dollar General - Kerhonkson, NY	Retail	Kerhonkson	N/A	$11.47	$11.50
Dollar General - Dewitt, NY	Retail	Southeast Outer Onondaga	3.6%	$11.13	$11.00
Dollar General - Utica, NY	Retail	Utica-Rome	3.6%	$10.80	$11.25
Dollar General - Parish, NY	Retail	Syracuse	3.6%	$10.89	$10.75
Dollar General - Geddes, NY	Retail	Syracuse	3.6%	$10.30	$10.00
Weighted Average			5.7%(4)	$9.20(5)	$9.18(5)

(1)	Information is based on the appraisals.

(2)	Information is based on the underwritten rent roll.

(3)	Information is based on the appraisal market rent conclusions for each property.

(4)	Weighted Average Market Vacancy is based on the Cut-off Date allocated loan amount.

(5)	Weighted Average Actual Rental Rate PSF and Market Rental Rate PSF are based on square footage.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various	Collateral Asset Summary – Loan No. 9 AFIN Industrial and Retail Net-Leased Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$33,400,000 53.4% 2.81x 12.4%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the AFIN Industrial and Retail Net-Leased Portfolio Properties:

Cash Flow Analysis

	2014(1)	2015(1)	2016(1)	TTM(1)	UW	UW PSF
Gross Potential Rent(2)	N/A	N/A	N/A	N/A	$4,307,463	$9.38
Total Recoveries(3)	N/A	N/A	N/A	N/A	$496,106	$1.08
Less Vacancy & Credit Loss	N/A	N/A	N/A	N/A	($156,532)	($0.34)
Effective Gross Income	N/A	N/A	N/A	N/A	$4,647,036	$10.12
Total Operating Expenses(4)	N/A	N/A	N/A	N/A	$496,106	$1.08
Net Operating Income	N/A	N/A	N/A	N/A	$4,150,930	$9.04
Capital Expenditures	N/A	N/A	N/A	N/A	$49,287	$0.11
TI/LC	N/A	N/A	N/A	N/A	$237,125	$0.52
Net Cash Flow	N/A	N/A	N/A	N/A	$3,864,518	$8.42

Occupancy %	N/A	N/A	N/A	N/A	96.7%
NOI DSCR	N/A	N/A	N/A	N/A	3.01x
NCF DSCR	N/A	N/A	N/A	N/A	2.81x
NOI Debt Yield	N/A	N/A	N/A	N/A	12.4%
NCF Debt Yield	N/A	N/A	N/A	N/A	11.6%

(1)	Historical cash flows are unavailable as the AFIN Industrial and Retail Net-Leased Portfolio Properties were acquired by the borrower sponsor between March 31, 2017 and November 7, 2017. According to the borrower sponsor, the sellers of the AFIN Industrial and Retail Net-Leased Portfolio Properties did not provide historical operating statements to the AFIN Industrial and Retail Net-Leased Portfolio Borrowers.

(2)	UW Gross Potential Rent is based on in-place rent per lease, approximately $73,245 of straight-line rent attributable to Bridgestone HOSEpower, an investment grade tenant, and $8,795 for rent steps for Chili’s in the first 12 months of the loan term.

(3)	UW Total Recoveries are underwritten based on tenant leases.

(4)	UW Total Operating Expenses include real estate taxes and management fees calculated as 2.0% of AFIN Industrial and Retail Net-Leased Portfolio Properties effective gross income.

Escrows and Reserves. The AFIN Industrial and Retail Net-Leased Portfolio Mortgage Loan documents provide for upfront escrows in the amount of $113,903 for real estate taxes and $33,402 for deferred maintenance.

During the occurrence and continuance of a Trigger Period (as defined below) the AFIN Industrial and Retail Net-Leased Portfolio Mortgage Loan documents provide for ongoing monthly escrows of 1/12 of the estimated annual taxes, 1/12 of the annual insurance premiums (provided an acceptable blanket policy is no longer in place), $57,404 for tenant improvement and leasing commissions (“TI/LCs”) and $9,567 for replacement reserves. During the occurrence and continuance of a Rollover Trigger Period (as defined below), the AFIN Industrial and Retail Net-Leased Portfolio Borrowers will also be required to deposit excess cash flow into the TI/LCs account until the Rollover Trigger Period Cap (defined below) is satisfied. Notwithstanding the foregoing, the AFIN Industrial and Retail Net-Leased Portfolio Borrowers will not be required to provide monthly real estate taxes and insurance premiums, which are solely the obligation of each tenant and paid directly to the relevant taxing authority or insurance company by each tenant in accordance with each tenant’s lease, for so long as (i) no event of default has occurred and is continuing and (ii) the lease(s) with the applicable tenant(s) will be and continue to be in full force and effect and will not be subject to any default beyond any applicable grace or notice and cure period by either the AFIN Industrial and Retail Net-Leased Portfolio Borrowers or the tenant.

A “Trigger Period” will occur upon (i) an event of default, (ii) the debt service coverage ratio as of the last day of any calendar quarter falling below 1.50x and (iii) at any time after December 31, 2026, the debt service coverage ratio as of the last day of any calendar quarter falling below 2.24x (as calculated pursuant to the AFIN Industrial and Retail Net-Leased Portfolio Mortgage Loan documents). A Trigger Period will continue until, in regard to clause (i) above, the cure of such event of default, and in regard to clause (ii) above, the debt service coverage ratio is at least 1.50x for two consecutive quarters.

A “Rollover Trigger Period” will commence upon the date that either (a) three or more tenants or (b) tenants under leases representing 10.0% or more of the aggregate base rent of the AFIN Industrial and Retail Net-Leased Portfolio Properties (i) have terminated the applicable leases or such leases have expired and have not been re-tenanted as required under the AFIN Industrial and Retail Net-Leased Portfolio Mortgage Loan documents, (ii) are not in occupancy of the premises demised under the applicable leases for any reason for a period of 30 consecutive days or (iii) are bankrupt or otherwise subject to insolvency or similar proceedings. A Rollover Trigger Period will continue until (i) an amount equal to $20.00 per SF with respect to the space demised pursuant to such affected leases (the “Rollover Trigger Period Cap”) will be deposited into the TI/LCs account or (ii) the applicable AFIN Industrial and Retail Net-Leased Portfolio Property which contains the demised space will be subject to a release or substitution in accordance with the terms of the AFIN Industrial and Retail Net-Leased Portfolio Mortgage Loan documents.

The AFIN Industrial and Retail Net-Leased Portfolio Mortgage Loan Borrowers may deliver a letter of credit to lender to satisfy reserve requirements for immediate repairs, replacements and TI/LCs, in an amount equal to the amount otherwise required to be deposited in such reserve. Additionally, the Mortgage Loan Borrowers may deliver a letter of credit to lender to satisfy reserve requirements for the excess reserve account in an amount equal to the amount otherwise required to be deposited plus the excess cash flow projected to be collected and reserved for the succeeding three months.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various	Collateral Asset Summary – Loan No. 9 AFIN Industrial and Retail Net-Leased Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$33,400,000 53.4% 2.81x 12.4%

Lockbox and Cash Management. A hard lockbox is in place with respect to the AFIN Industrial and Retail Net-Leased Portfolio Mortgage Loan and on each business day, funds in the hard lockbox account are transferred to a cash management account. On each business day, other than during the occurrence and continuance of either a Trigger Period or Rollover Trigger Period, all amounts on deposit in the cash management account will be distributed to an account designated by the AFIN Industrial and Retail Net-Leased Portfolio Borrowers. During the continuance of a Trigger Period or a Rollover Trigger Period, funds on deposit in the cash management account will be disbursed in accordance with the AFIN Industrial and Retail Net-Leased Portfolio Mortgage Loan documents with all excess funds collected and reserved in an excess cash flow account. During the occurrence of a Rollover Trigger Period, prior to excess cash flow being reserved in the excess cash flow account, all excess cash flow will be deposited into the TI/LCs account until the Rollover Trigger Period Cap is satisfied.

Additional Secured Indebtedness (not including trade debts). Not permitted.

Mezzanine Loan and Preferred Equity. Not permitted.

Release of Property. Provided no event of default has occurred and is continuing (unless such event of default related solely to the release property and such release would cause such event of default to be cured in full), the AFIN Industrial and Retail Net-Leased Portfolio Borrowers may obtain the release of any of the AFIN Industrial and Retail Net-Leased Portfolio Properties by electing either (i) partial defeasance (any time after two years after the closing of the UBS 2018-C8 transaction and before October 6, 2027) in the amount equal to the Release Amount (as defined below) with respect to the applicable release property or (ii) a partial prepayment of the AFIN Industrial and Retail Net-Leased Portfolio Mortgage Loan (after the 12th monthly payment date and before October 6, 2027) in an amount equal to the Release Amount accompanied by a yield maintenance premium. The applicable release must satisfy each of the following conditions: (i) 30 days prior written notice of the proposed release, (ii) the debt service coverage ratio for the remaining AFIN Industrial and Retail Net-Leased Portfolio Properties following the release based on the trailing 12 months is no less than the greater of the debt service coverage ratio immediately preceding such release and 2.81x, (iii) the loan-to-value ratio for the remaining AFIN Industrial and Retail Net-Leased Portfolio Properties following the release is no greater than the lesser of the loan-to-value ratio immediately preceding such release and 53.4%, (iv) the AFIN Industrial and Retail Net-Leased Portfolio Borrowers and the guarantor execute and deliver such documents as lender may reasonably request to confirm the continued validity of the loan documents and liens, (v) satisfaction of REMIC requirements and (vi) other conditions set forth in the AFIN Industrial and Retail Net-Leased Portfolio Mortgage Loan documents. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Releases; Partial Releases” in the Preliminary Prospectus.

A “Release Amount” is an amount equal to 120.0% of the Cut-Off Date allocated loan amount with respect to the applicable release property.

Substitution. Provided no event of default has occurred and is continuing (unless such event of default related solely to the release property and such substitution would cause such event of default to be cured in full), in connection with the release of property above, in lieu of partially defeasing or partially prepaying the AFIN Industrial and Retail Net-Leased Portfolio Mortgage Loan, the AFIN Industrial and Retail Net-Leased Portfolio Borrowers may obtain the release of any AFIN Industrial and Retail Net-Leased Portfolio Properties by providing one or more substitute properties (individually or collectively, the “Substitute Property”), provided that, among other things, (i) during the term of the AFIN Industrial and Retail Net-Leased Portfolio Mortgage Loan, the AFIN Industrial and Retail Net-Leased Portfolio Borrowers may only make four substitutions (substitution of the FedEx Ground - Rolla, MO property will be considered two substitutions) unless the tenant with the space demised at the related release property has terminated their lease or has gone dark, (ii) 60 days prior written notice, (iii) the Substitute Property is required to be a retail or industrial property (unless that release property is FedEx Ground - Rolla, MO, FedEx Ground - Brainerd, MN or FedEx Ground - Casper, WY, the Substitute Property is required to be an industrial property) to a tenant with a credit rating not less than the tenant occupying the applicable release property under a NNN lease with (a) a term equal to or longer than the longer of the term of lease at the release property and five years past the maturity date of the AFIN Industrial and Retail Net-Leased Portfolio Mortgage Loan, (b) net rent equal to or greater than the greater of the rent under the lease at the applicable release property on the origination date and immediately prior to the substitution and (c) no monetary obligations thereunder are the responsibility of the AFIN Industrial and Retail Net-Leased Portfolio Borrowers, (iv) delivery of a satisfactory estoppel, third party reports, and other such documents required as lender may reasonably request to confirm the continued validity of the AFIN Industrial and Retail Net-Leased Portfolio Mortgage Loan documents and liens, (v) satisfaction of REMIC requirements, (vi) rating agency confirmation and (vii) other conditions set forth in the AFIN Industrial and Retail Net-Leased Portfolio Mortgage Loan documents. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Releases; Partial Releases” in the Preliminary Prospectus.

Terrorism Insurance. The AFIN Industrial and Retail Net-Leased Portfolio Mortgage Loan documents require that an “all risk” insurance policy be maintained by the AFIN Industrial and Retail Net-Leased Portfolio Borrowers and such policy must provide coverage for terrorism in an amount equal to the full replacement cost of the AFIN Industrial and Retail Net-Leased Portfolio Properties, provided that such coverage is available. The AFIN Industrial and Retail Net-Leased Portfolio Mortgage Loan documents also require business interruption insurance covering no less than the 12-month period following the occurrence of a casualty event, together with a six-month extended period of indemnity

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

2855 Main Street Irvine, CA 92614	Collateral Asset Summary – Loan No. 10 Residence Inn Irvine	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$33,000,000 60.0% 2.65x 14.0%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

2855 Main Street Irvine, CA 92614	Collateral Asset Summary – Loan No. 10 Residence Inn Irvine	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$33,000,000 60.0% 2.65x 14.0%

Residence Inn Irvine
2855 Main Street
Irvine, CA 92614
SANTA ANA
Tustin
IRVINE
Costa Mesa
Newport Beach
John Wayne Orange County Airport
ORANGE COUNTY
University of California - Irvine
Upper Newport Bay
Edinger Ave.
Grand Ave.
Newport Ave.
Foothill Regional Medical Ctr.
Walnut Ave.
IE - OC LINE/ ORANGE COUNTY LINE
Marconi Automotive Museum
Tustin Ranch Rd.
Warner Ave.
Ricoh Technology Portal
Valencia Ave.
Irvine Scientific
Red Hill Ave.
Dyer Rd.
Tustin
Integral Aerospace
Costa Mesa Fwy
Edwards Lifesciences Corp.
Newport Corporation
Barranca Pkwy.
Tustin Ranch Rd.
The District
Alton Pkwy.
Mazda North America
MacArthur Blvd.
Harvard Ave.
Bear St.
Bristol St.
Bristol Center
Segerstrom Center for the Arts
South Coast Plaza
Segerstrom Stage
Experian
Metro Pointe at South Coast
The MET
San Diego Fwy
KOLL BUSINESS CENTER
IRVINE BUSINESS COMPLEX
Von Karman Ave.
Jamboree Rd.
Bill Barber Memorial Park
Westpark Plaza Shopping Center
Culver Dr.
Barranca Pkwy.
The Square
Main St.
LAX 35 miles
MAIN PLAZA
Baker St.
Red Hill Ave.
Harvard Place
Main St.
Yale Loop
San Diego Fwy
Lyon Air Museum
The Irvine Museum Collection
Michelson Dr.
Western Digital
OC Fair & Event Center
Santa Ana Country Club
Campus Dr.
Yale Loop
Michelson Dr.
Jazz Semiconductor
MacArthur Blvd.
Rancho San Joaquin Golf Course
Harvard Ave.
Newport Beach Golf Course
Santa Ana Ave.
Irvine Ave.
University Dr.
William R. Mason Regional Park
Strawberry Farms Golf Course
Concordia University-Irvine
Google
The Chicago School of Professional Psychology
Anteater Ballpark
University Dr.
University Center
Anteater Stadium
UCI Student Center
Irvine Barclay Theatre
Campus Dr.
Turtle Rock Dr.
UNIVERSITY RESEARCH PARK
Bren Events Center
Langson Library
BIOMED RESEARCH PARK
Jamboree Rd.
Santiago Dr.
Cisco
Intel
California Ave.
Anteater Dr.
Irvine Ave.
Bison Ave.
Skyworks Solutions
Turtle Rock Dr.
Eastbluff Dr.
MacArthur Blvd.
Bonita Canyon Dr.
Shady Canyon Dr.
Irvine Farmers Market
Bonita Canyon Dr.
Big Canyon Country Club
5
55
261
405
73
SAN GABRIEL MTS.
ANGELES NATIONAL FOREST
Burbank
Glendale
Pasadena
Rancho Cucamonga
LOS ANGELES
Santa Monica
Pomona
Ontario
Inglewood
Fullerton
Corona
Torrance
ANAHEIM
Orange
Garden Grove
LONG BEACH
SANTA ANA
Huntington Beach
Irvine
Pacific Ocean

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

2855 Main Street Irvine, CA 92614	Collateral Asset Summary – Loan No. 10 Residence Inn Irvine	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$33,000,000 60.0% 2.65x 14.0%

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	Société Générale			Single Asset/Portfolio:	Single Asset
Original Balance:	$33,000,000			Location:	Irvine, CA 92614
Cut-off Date Balance:	$33,000,000			General Property Type:	Hospitality
% of Initial Pool Balance:	3.2%			Detailed Property Type:	Extended Stay
Loan Purpose:	Refinance			Title Vesting:	Leasehold
Borrower Sponsors:	Robert D. Olson; Robert D. Olson, Trustee of the Robert D. Olson Separate Property Trust, Established July 1, 2003			Year Built/Renovated:	2000/2017
				Size:	174 Rooms
				Cut-off Date Balance per Room:	$189,655
Mortgage Rate:	4.6350%			Maturity Date Balance per Room:	$189,655
Note Date:	1/12/2018			Property Manager:	Residence Inn By Marriott, LLC
First Payment Date:	3/1/2018
Maturity Date:	2/1/2028
Original Term to Maturity:	120 months
Original Amortization Term:	0 months			Underwriting and Financial Information
IO Period:	120 months			UW NOI:	$4,612,142
Seasoning:	0 months			UW NOI Debt Yield:	14.0%
Prepayment Provisions:	LO (61); YM1 (55); O (4)			UW NOI Debt Yield at Maturity:	14.0%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NCF DSCR:	2.65x
Additional Debt Type:	N/A			Most Recent NOI:	$4,760,126 (11/30/2017 TTM)
Additional Debt Balance:	N/A			2nd Most Recent NOI:	$4,937,524 (12/31/2016)
Future Debt Permitted (Type):	No (N/A)			3rd Most Recent NOI:	$4,715,720 (12/31/2015)
Reserves(1)				Most Recent Occupancy:	87.2% (12/15/2017)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	85.9% (12/31/2016)
RE Tax:	$0	Springing	N/A	3rd Most Recent Occupancy:	85.9% (12/31/2015)
Insurance:	$0	Springing	N/A	Appraised Value (as of):	$55,000,000 (10/31/2017)
FF&E:	$0	Springing	N/A	Cut-off Date LTV Ratio:	60.0%
Ground Rent Reserve:	$0	Springing	N/A	Maturity Date LTV Ratio:	60.0%

Sources and Uses

Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$33,000,000	100.0%	Loan Payoff:	$31,278,074	94.8%
			Closing Costs:	$379,563	1.2%
			Return of Equity:	$1,342,363	4.1%
Total Sources:	$33,000,000	100.0%	Total Uses:	$33,000,000	100.0%

(1)	See “Escrows and Reserves” below for further discussion of reserve requirements.

The Mortgage Loan. The tenth largest mortgage loan (the “Residence Inn Irvine Mortgage Loan”) is evidenced by a promissory note with an original principal amount of $33,000,000, secured by a leasehold interest in a 174-room extended stay hospitality property located in Irvine, California (the “Residence Inn Irvine Property”) under the Marriott flag. The proceeds of the Residence Inn Irvine Mortgage Loan were used to refinance an existing loan, fund reserves, pay closing costs and return equity to the borrower sponsor.

The Borrower and the Borrower Sponsors. The borrower is Main Street Hotels, LLC (the “Residence Inn Irvine Borrower”), a single purpose California limited liability company structured to be bankruptcy remote, with one independent director. The non-recourse carveout guarantors and borrower sponsors are Robert Olson and Robert D. Olson, Trustee of the Robert D. Olson Separate Property Trust, Established July 1, 2003. Robert Olson is the founder of R.D. Olson Development, a Newport Beach, California based firm engaged in the development and re-positioning of commercial properties throughout the United States. In December 2016, R.D. Olson Development was awarded Development Partner of the Year by Marriott International at the hotelier’s Full Service Owner’s Conference in Washington, D.C. Mr. Olson established R.D. Olson Development in 1997 following nearly 20 years as founder and CEO of R.D. Olson Construction.

The Property. The Residence Inn Irvine Property is a 174-room, eight-story, extended stay hotel located in Irvine, California, less than 1.5 miles from John Wayne Airport, six miles from Newport Beach, and ten miles from Disneyland. The Residence Inn Irvine Property was constructed in 2000 by the Residence Inn Irvine Borrower and has undergone multiple renovations since its opening. According to the appraisal, the last renovation, which was completed in March 2017, included meeting space and, lobby renovations and corridor upgrades. The guestrooms were last renovated in 2014 with a $1.4 million PIP ($8,297 per room). Since 2014, the Residence Inn Irvine Borrower has spent a total of $4.7 million ($26,922 per room) to meet Marriott’s current brand standards.

The guestroom mix includes 105 studio suites, 39 one-bedroom suites and 30 two-bedroom suites. In-room amenities include iron and ironing board, kitchen with coffeemaker, and hairdryer. The Residence Inn Irvine Property guestrooms feature fully equipped kitchens with refrigerators, stoves, microwaves, dishwashers, dishes, pots/pans, and cooking utensils. The bathrooms have tub/shower combinations in some rooms, and walk-in showers

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

2855 Main Street Irvine, CA 92614	Collateral Asset Summary – Loan No. 10 Residence Inn Irvine	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$33,000,000 60.0% 2.65x 14.0%

in others. The standard rooms at the Residence Inn Irvine Property feature either one king size or two queen size beds; however, the two-bedroom suites feature both. The Residence Inn Irvine Property amenities include a swimming pool and spa, multi-purpose sports court, fitness center, business center, picnic area with an outdoor grill, complimentary Wi-Fi, complimentary airport shuttle, and a lounge/breakfast area where complimentary breakfast is served daily. Parking is provided by 240 surface level parking spaces or 1.38 parking space per room.

According to the appraisal, the Residence Inn Irvine Property generates approximately 60% of its room revenue from corporate demand, approximately 32% from a combination of leisure and tourism demand and approximately 9% from convention group demand.

The Residence Inn Irvine Property is ground leased from The Carter Family Investment Partnership on a 4.2-acre site and has a remaining term of approximately 132 years, including renewal options. The ground lease commenced in January 1, 2000 with a 30-year term and has four, 30-year renewal options at the tenant’s sole option. The lessee, R.D. Olson Development Company, currently pays base rent of approximately $425,328 per annum NNN, which is adjusted every year by multiplying the monthly rent for the previous lease year by the consumer price index. The Residence Inn Irvine Property subleases approximately 7,744 SF to Souplantation Restaurant, a freestanding building pad in the southwestern corner of the Residence Inn Irvine Property. The lease commenced on April 11, 2001 with a 20-year term and has two five-year renewal options. The sub-lessee, Garden Fresh Restaurant Corp., currently pays base rent of approximately $172,910 per annum NNN, which is adjusted every fifth year by multiplying the monthly rent for the previous lease year by the consumer price index. Garden Fresh Restaurant Corp. also pays percentage rent in an amount equal to the difference between (i) 3% of gross sales and (ii) the monthly installment of minimum annual rent payable during such month (determined and payable on a monthly basis).

Residence Inn Irvine Market Historical Occupancy, ADR, RevPAR
	Competitive Set(1)			Residence Inn Irvine			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
12/31/2015 TTM	82.8%	$125.26	$103.72	85.4%	$173.72	$148.42	103.2%	138.7%	143.1%
12/31/2016 TTM	84.3%	$129.02	$108.82	85.7%	$179.52	$153.90	101.6%	139.1%	141.4%
10/31/2017 TTM	83.6%	$132.78	$110.95	86.3%	$174.62	$150.64	103.2%	131.5%	135.8%

Source: Industry Report

(1)	The competitive set includes Residence Inn Irvine John Wayne Airport Orange County, Embassy Suites Irvine Orange County Airport, Wyndham Irvine Orange County Airport, Ayres Hotel & Suites Costa Mesa, Candlewood Suites Orange County Airport Irvine West and DoubleTree Santa Ana Orange County Airport.

The Market. The Residence Inn Irvine Property is located in the northwest portion of the city of Irvine, California adjacent to the John Wayne Airport and 1.1 miles east from Irvine Business Complex. Primary regional access to the Residence Inn Irvine Property’s neighborhood is provided by Interstate 405/San Diego Freeway (0.3 miles south), and Highway 55/Costa Mesa Freeway (1.0 mile north). Interstate 405/San Diego Freeway is a north/south bypass auxiliary route of Interstate 5, which extends south through San Diego to the Mexican border and north through Los Angeles, Sacramento, and Seattle, WA to the Canadian border. On a local level, the Residence Inn Irvine Property is situated along Main Street, which connects the Residence Inn Irvine Property to Santa Ana (8.8 miles northwest).

The Residence Inn Irvine Property’s major demand drivers include John Wayne Airport, Disneyland, the Anaheim Convention Center, Knott’s Berry Farm, Irvine Spectrum, South Coast Plaza, Fashion Island, University of California-Irvine, and Segerstrom Center for the Arts, among others. According to the appraisal, the Residence Inn Irvine Property is located less than 1.5 miles from the John Wayne Airport, the only commercial airport within Orange County. More than ten million passengers passed through John Wayne Airport in 2016, a growth of 8.7% from 2013. Between October 2016 and October 2017, passenger traffic increased by 1.4%. Commercial aircraft operations increased 3.2% and commuter aircraft operations decreased 28.4% when compared with October 2016 levels. Disneyland, located 10 miles north of the Residence Inn Irvine Property, is one of two theme parks built at the Disneyland Resort in the city of Anaheim, California. It also features the newly expanded Disney California Adventure Park which includes the new 12-acre Cars Land, the cornerstone of Disney’s $1.0 billion expansion. In addition, the Residence Inn Irvine Property benefits from the 1.6 million SF Anaheim Convention Center, located 14.0 miles northwest of the Residence Inn Irvine Property. The Anaheim Convention Center is the largest convention center on the West Coast and the 6th largest in the nation. The center features 815,000 SF of exhibit space, 130,000 SF of meeting space and a range of outdoor function space that contains the 100,000 SF Grand Plaza, which opened January 2013. In September 2017, the Anaheim Convention Center had the grand opening of its 7th expansion, which is referred to as ACC North. It added 200,000 SF of flexible space, which can be used for exhibits, meeting rooms or ballroom functions. There is also a 1,400-space parking structure. This 2017 addition increased the Anaheim Convention Center’s total exhibit space to over 1.0 million SF. The University of California-Irvine, located 2.8 miles south of the Residence Inn Irvine Property, is Orange County’s second largest employer with an estimated annual economic impact of $4.2 billion and over 28,000 students.

The Residence Inn Irvine Property is located within the Los Angeles-Long Beach-Glendale, California metropolitan statistical area (“MSA”). A third-party market data provider reports that the MSA had a population of approximately 10.2 million as of August 2017, which represents a 0.2% increase over 2016. The population increased 2.7% from 2011 to 2017, and is expected to increase an additional 2.0% through 2022.

According to the U.S. Bureau of Labor Statistics, the MSA had an unemployment rate of 4.1% in November 2017, down from 4.8% in November 2016. According to a third party market research report, the estimated 2017 population within a one-, three- and five-mile radius of the Residence Inn Irvine Property is 19,800, 150,517 and 528,979, respectively. The estimated 2017 average household income within a one-, three- and five-mile radius of the Residence Inn Irvine Property is $111,015, $110,679 and $112,497, respectively.

The appraiser also identified eight new and/or planned hotels within the Residence Inn Irvine Property’s market, four of which are considered somewhat competitive, although none directly. The appraiser’s consideration for the four competitive hotels equates to a competitive ratio of 37.0%. Of the competitive hotels, the 161-room Homewood Suites by Hilton Irvine John Wayne Airport and 149-room Hyatt House Irvine opened on December 31, 2016 and April 4, 2017, respectively. The 168-room Staybridge Irvine is projected to open on November 1, 2018 and the 122-room Element Irvine – 17662 Armstrong is projected to open on April 2, 2019. The non-competitive hotels consist of a 176-room AC Hotels by Marriott, 164-room Hampton Inn Irvine, 271-room Marriott Irvine Spectrum, and 165-room TownePlace Suites. The appraiser reported that the AC and Marriott Irvine are full service hotels, which are not directly competitive. In addition, the Hampton Inn Irvine is a limited service hotel and the TownPlace Suites is inferior in terms of quality. After accounting for this new supply, the appraiser concluded to a stabilized occupancy rate of 86.0% and RevPAR of $155.65 for the year ending October 30, 2017.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

2855 Main Street Irvine, CA 92614	Collateral Asset Summary – Loan No. 10 Residence Inn Irvine	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$33,000,000 60.0% 2.65x 14.0%

Competitive properties to the Residence Inn Irvine Property are shown in the table below:

Competitive Set
Property	Rooms	Year Built	2016 Occupancy	2016 Average ADR	2016 RevPAR	2017 Occupancy	2017 Average ADR	2017 RevPAR
Residence Inn Irvine	174	2000	85.0%	$180.02	$154.16	86.0%	$174.44	$150.07
Springhill Suites Irvine	132	2009	88.0%	$145	$127.11	80.0%-85.0%	$145.00-$150.00	$120.00-$125.00
Doubletree Santa Ana	253	2002	87.0%	$130	$113.62	80.0%-85.0%	$140.00-$145.00	$115.00-$120.00
Embassy Suites by Hilton Irvine	295	1986	73.0%	$157	$114.61	80.0%-85.0%	$160.00-$170.00	$130.00-$135.00
Courtyard Irvine John Wayne Airport	153	1989	77.0%	$160	$122.45	75.0%-80.0%	$155.00-$165.00	$120.00-$125.00
Hilton Garden Inn	170	2015	79.0%	$151.06	$119.34	80.0%-85.0%	$150.00-$160.00	$125.00-$130.00
Homewood Suites by Hilton Irvine John Wayne Airport	161	2017	N/A	N/A	N/A	65.0%-70.0%	$140.00-$145.00	$95.00-$100.00

Source: Appraisal

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Residence Inn Irvine Property.

Cash Flow Analysis

	2015	2016	11/30/2017 TTM	UW	UW per Room
Occupancy	85.9%	85.9%	87.3%	87.2%
ADR	$172.84	$179.08	$174.06	$174.06
RevPAR	$148.42	$153.90	$151.86	$151.86

Rooms Revenue	$9,426,257	$9,800,755	$9,644,732	$9,644,732	$55,429
Food & Beverage	$115,240	$112,327	$108,983	$108,983	$626
Other Income(1)	$403,343	$372,369	$377,464	$351,715	$2,021
Total Revenue	$9,944,840	$10,285,451	$10,131,179	$10,105,430	$58,077
Total Expenses	$5,229,120	$5,347,927	$5,371,053	$5,493,288	$31,571
Net Operating Income	$4,715,720	$4,937,524	$4,760,126	$4,612,142	$26,507
FF&E	$0	$0	$0	$505,272	$2,904
Net Cash Flow	$4,715,720	$4,937,524	$4,760,126	$4,106,870	$23,603

NOI DSCR	3.04x	3.18x	3.07x	2.97x
NCF DSCR	3.04x	3.18x	3.07x	2.65x
NOI Debt Yield	14.3%	15.0%	14.4%	14.0%
NCF Debt Yield	14.3%	15.0%	14.4%	12.4%

(1)	Other Income includes telephone revenue, market, grocery and vending services and other miscellaneous revenue.

Escrows and Reserves. On a monthly basis, the Residence Inn Irvine Borrower is required to deposit (i) 1/12 of the annual estimated tax payments, (ii) 1/12 of the annual estimated insurance premiums, (iii) 1/12 of 5.0% of gross revenues for each fiscal year (as such terms are defined in the management agreement) excluding extraordinary items of income for capital/FF&E expenses and (iv) an amount that is estimated by the lender to be sufficient to pay any installment of ground rent under the ground lease at least 20 days before its due date.

The lender waived monthly deposits into the tax reserve provided that (a) the Residence Inn Irvine Borrower strictly complies with all of its obligations under the management agreement (with respect to tax impounds and payment of taxes); (b) all taxes are paid before delinquency and (c) the Residence Inn Irvine Borrower provides to the lender, without further request from the lender, evidence of timely payment of taxes before delinquency. The lender waived monthly deposits into the insurance reserve, provided that (A) (x) the Residence Inn Irvine Borrower participates in an insurance program offered by the manager and strictly complies with all obligations under the management agreement with respect to insurance reserves and payment of insurance premiums; (y) all insurance premiums are paid before delinquency, and (z) the Residence Inn Irvine Borrower provides to the lender, without further notice of timely payment of insurance premiums before delinquency or (B) (i) no Cash Management Period (as defined below) is continuing; (ii) the policies maintained by the Residence Inn Irvine Borrower covering the Residence Inn Irvine Property are approved by the lender, which policies may be part of a blanket or umbrella policy, in which case the lender’s the approval will include, without limitation, approval of the schedule of locations and values; (iii) all insurance premiums are paid before delinquency; (iv) the Residence Inn Irvine Borrower provides the lender evidence of renewal of such policies; and (v) the Residence Inn Irvine Borrower provides to the lender evidence of timely payment of insurance premiums before delinquency. The lender also waived monthly deposits into the capital/FF&E expense reserve; provided that (i) the Residence Inn Irvine Borrower satisfies certain post-origination obligations detailed in the Residence Inn Irvine Mortgage Loan documents, (ii) the manager is holding the reserve pursuant to the reserve account agreement (and so long as the account(s) under the reserve account agreement are opened by February 25, 2018) and (iii) the Residence Inn Irvine Borrower strictly complies with all of its obligations under the management agreement with respect to reserves for and payment of capital/FF&E expenses. Unless the manager is collecting ground rent installments pursuant to the management agreement (and then, only to the extent or percentage of ground rent installments so collected), in which case the ground rent subaccount is waived, then during the continuance of a Cash Management Period, the Residence

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

2855 Main Street Irvine, CA 92614	Collateral Asset Summary – Loan No. 10 Residence Inn Irvine	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$33,000,000 60.0% 2.65x 14.0%

Inn Irvine Borrower will pay to the lender on each payment date an amount that is estimated by the lender to be sufficient to pay any installment of ground rent under the ground lease at least 20 days before its due date and the lender will transfer such amounts to a subaccount.

Lockbox and Cash Management. The Residence Inn Irvine Mortgage Loan has a hard lockbox with springing cash management upon the occurrence and continuance of a Cash Management Period (as defined below).

A “Cash Management Period” will commence upon the occurrence of any of the following: (i) the maturity date, (ii) an event of default, (iii) if, as of the last day of the calendar quarter, the debt service coverage ratio (as determined under the Residence Inn Irvine Mortgage Loan documents) is less than 1.30x, (iv) a default has occurred and continues beyond any applicable cure period under the management agreement (or any successor management agreement) and such default permits the manager to cancel or terminate the management agreement (or any successor management agreement), (v) the Residence Inn Irvine Borrower or manager delivers notice of its intent to terminate the management agreement, (vi) the Residence Inn Irvine Borrower or manager terminates the management agreement or (vii) the date that is twelve months prior to the expiration of the management agreement; and will end upon the lender giving notice to the clearing bank that the sweeping of funds into the cash management account may cease, which notice the lender is only be required to give if (1) the Residence Inn Irvine Mortgage Loan and all other obligations under the Residence Inn Irvine Mortgage Loan documents have been repaid in full or (2) the maturity date has not occurred and (A) with respect to the matters described in clause (ii) above, such event of default has been cured and no other event of default has occurred and is continuing or (B) with respect to the matter described in clause (iii) above, the lender has determined that the Residence Inn Irvine Property has achieved a debt service coverage ratio (as determined under the Residence Inn Irvine Mortgage Loan documents) of at least 1.30x for two consecutive calendar quarters or (C) with respect to the matter described in clause (iv) above, upon the cure (if applicable) of such default under the management agreement (or any successor management agreement) and acceptance of such cure by manager as evidenced by a written statement from manager in a form acceptable to the lender in its commercially reasonable discretion (provided that no other Cash Management Period has occurred and is continuing) or (D) with respect to the matter described in clause (v) above, upon the Residence Inn Irvine Borrower or manager withdrawing its notice of intent to terminate the management agreement (provided that no other Cash Management Period has occurred and is continuing), or (E) with respect to the matter described in clauses (iv), (v) or (vi) above, (x) the Residence Inn Irvine Borrower enters into a qualified management agreement for a term that does not expire until a date which is no earlier than December 31, 2031 and (y) the term of such Qualified Management Agreement (as defined below) has commenced (provided that no other Cash Management Period has occurred and is continuing) or (F) with respect to the matter described in clause (vii) above, (I) the Residence Inn Irvine Borrower extends or renews the management agreement for a term that does not expire until a date which is no earlier than December 31, 2031, (II) (x) the Residence Inn Irvine Borrower enters into a Qualified Management Agreement for a term that does not expire until a date which is no earlier than December 31, 2031 and (y) the term of such Qualified Management Agreement has commenced or (III) the Residence Inn Irvine Borrower delivers a letter of credit in an amount equal to $2,750,000 and otherwise in accordance with the Residence Inn Irvine Mortgage Loan agreement (provided that, in each such case, no other Cash Management Period has occurred and is continuing).

A “Qualified Management Agreement” means a management agreement with a Qualified Manager (as defined below) with respect to the Residence Inn Irvine Property which is approved by the lender in writing (which such approval will not be unreasonably withheld; provided, however, that such approval may be conditioned upon the lender’s receipt of a rating comfort letter with respect to such management agreement).

A “Qualified Manager” means a reputable and experienced manager possessing experience in operating hotel properties similar in size, scope, use and value as the Residence Inn Irvine Property and approved by the lender in writing (which such approval may be granted or withheld in the lender’s reasonable discretion and may be conditioned upon lender’s receipt of a rating comfort letter with respect to such person).

Right of First Offer. The manager of the Residence Inn Irvine Property has a right of first refusal to purchase the Residence Inn Irvine Property in the event the Residence Inn Irvine Borrower receives an acceptable bona fide offer (if the Residence Inn Irvine Borrower is the offeree), which offer is accepted, or acceptance of a bona fide offer (if the Residence Inn Irvine Borrower is the offeror) from a third party to purchase the Residence Inn Irvine Property. In such event, the Residence Inn Irvine Borrower will extend the right of first refusal to purchase the Residence Inn Irvine Property to the manager on the terms of such offer, except as otherwise provided in the management agreement. The manager’s right of first refusal is fully subordinated to the Residence Inn Irvine Mortgage Loan and does not apply to foreclosure or deed-in-lieu thereof.

Additional Secured Indebtedness (not including trade debts). Not permitted.

Mezzanine Loan and Preferred Equity. Not permitted.

Release of Property. Not permitted.

Terrorism Insurance. The Residence Inn Irvine Borrower is required to obtain and maintain property insurance, commercial general liability insurance, and business income or rental loss insurance that covers perils of terrorism and acts of terrorism, both foreign and domestic.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various	Collateral Asset Summary – Loan No. 11 GNL Industrial Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$32,750,000 52.3% 2.76x 12.5%

Mortgage Loan Information				Properties Information
Mortgage Loan Seller:	Ladder Capital Finance LLC			Single Asset/Portfolio:	Portfolio(1)
Original Balance:	$32,750,000			Location:	Various
Cut-off Date Balance:	$32,750,000			General Properties Type:	Industrial
% of Initial Pool Balance:	3.1%			Detailed Properties Type:	Various
Loan Purpose:	Acquisition			Title Vesting:	Fee/Leasehold
Borrower Sponsor:	Global Net Lease Operating Partnership, L.P.			Year Built/Renovated:	Various
Mortgage Rate:	4.3200%			Size:	627,526 SF
Note Date:	1/26/2018			Cut-off Date Balance per SF:	$52
First Payment Date:	3/6/2018			Maturity Date Balance per SF:	$52
Maturity Date:	2/6/2028			Properties Manager:	N/A (tenant-managed)
Original Term to Maturity:	120 months
Original Amortization Term:	0 months			Underwriting and Financial Information
IO Period:	120 months			UW NOI:	$4,081,107
Seasoning:	0 months			UW NOI Debt Yield:	12.5%
Prepayment Provisions(1):	LO (12); YM1 (104); O (4)			UW NOI Debt Yield at Maturity:	12.5%
Lockbox/Cash Mgmt Status:	Hard/In Place			UW NCF DSCR:	2.76x
Additional Debt Type:	N/A			Most Recent NOI(3):	N/A
Additional Debt Balance:	N/A			2nd Most Recent NOI(3):	N/A
Future Debt Permitted (Type):	No (N/A)			3rd Most Recent NOI(3):	N/A
Reserves(2)				Most Recent Occupancy(3):	100.0% (2/1/2018)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy(3):	N/A
RE Tax:	$0	Springing	N/A	3rd Most Recent Occupancy(3):	N/A
Insurance:	$0	Springing	N/A	Appraised Value (as of)(4):	$62,625,000 (Various)
Replacements:	$0	Springing	N/A	Cut-off Date LTV Ratio(4):	52.3%
Deferred Maintenance:	$0	$0	N/A	Maturity Date LTV Ratio(4):	52.3%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$32,750,000	53.7%	Purchase Price(5):	$60,183,472	98.7%
Borrower Equity:	$28,211,155	46.3%	Closing Costs:	$777,684	1.3%
Total Sources:	$60,961,155	100.0%	Total Uses:	$60,961,155	100.0%

(1)	Any time after the expiration of the prepayment lockout period, the GNL Industrial Portfolio Borrowers (as defined below) may obtain the release of any GNL Industrial Portfolio Property (as defined below), provided, among other things, (i) it does not release more than one of the 11495 Deerfield Road Mortgaged Property, the 10088 South 136th Street Mortgaged Property or the 350 International Drive Mortgaged Property, (ii) it makes a payment of a release price equal to (x) 125% of the allocated loan amount for the 11495 Deerfield Road Mortgaged Property, the 10088 South 136th Street Mortgaged Property or the 350 International Drive Mortgaged Property and (y) 115% of the allocated loan amount for the other applicable GNL Industrial Portfolio Properties, in each case, plus any required yield maintenance premium, (iii) the debt service coverage ratio at the time of release is no less than the greater of (x) 2.79x or (y) the debt service coverage ratio immediately prior to such release and (iv) the loan-to-value ratio is no more than the lesser of (x) 52.2% and (y) the loan-to-value ratio immediately prior to the release of the applicable GNL Industrial Portfolio Property. The related loan documents also permit property substitutions. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Releases; Partial Releases” in the Preliminary Prospectus.

(2)	Monthly real estate, tax and insurance deposits are waived so long as the tenants are making the payments in a timely fashion and the leases remain in full force and effect.

(3)	Historical financials and occupancy information are unavailable for the GNL Industrial Portfolio Properties, as the GNL Industrial Portfolio Borrowers recently acquired the properties. All GNL Industrial Portfolio Properties are single tenant with NNN leases.

(4)	The appraisal concluded a hypothetical “dark value” of $38,550,000 for the GNL Industrial Portfolio Properties. Cut-off Date LTV Ratio and Maturity Date LTV Ratio based on the hypothetical “dark value” are 85.0% and 85.0%, respectively.

(5)	The GNL Industrial Portfolio Properties were purchased between September and December of 2017 and were held unlevered until the origination of the GNL Industrial Portfolio Mortgage Loan.

The Mortgage Loan. The eleventh largest mortgage loan (the “GNL Industrial Portfolio Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $32,750,000 secured by first priority fee and leasehold mortgages encumbering an eight property industrial warehouse/distribution, flex/R&D, and manufacturing portfolio located across six states totaling 627,526 SF (the “GNL Industrial Portfolio Properties”). The proceeds of the GNL Industrial Portfolio Mortgage Loan along with equity contributions from the GNL Industrial Portfolio Borrowers were used to acquire the GNL Industrial Portfolio Properties, and pay closing costs.

The Borrowers and the Borrower Sponsor. The borrowers are ARG BSMTONJ001, LLC; ARG GKCNCOH001, LLC; ARG NIJNBVT001, LLC; ARG NIJNBVT002, LLC; ARG NIJNBVT003, LLC; ARG NIGVTNH001, LLC; ARG TRWXMMI001, LLC; and ARG CMOMHNE001, LLC (the “GNL Industrial Portfolio Borrowers”), each a single-purpose Delaware single member limited liability company. The borrower sponsor and carve-out guarantor is Global Net Lease Operating Partnership, L.P. As of September 30, 2017, Global Net Lease Operating Partnership, L.P. owned 313 properties consisting of 22.3 million rentable SF, which were 99.4% leased with a weighted average remaining lease term of 9.1 years.

The Properties. The GNL Industrial Portfolio Properties are comprised of 8 single-tenant industrial properties totaling 627,526 SF located throughout Vermont (3 properties) and New Hampshire, Ohio, Nebraska, Michigan and New Jersey (1 property in each state). The GNL Industrial Portfolio Properties were constructed between 1967 and 2017 and range in size from 40,800 SF to 127,105 SF. The GNL Industrial Portfolio Properties are 100.0% occupied as of February 1, 2018.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various	Collateral Asset Summary – Loan No. 11 GNL Industrial Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$32,750,000 52.3% 2.76x 12.5%

The following table present certain information relating to the GNL Industrial Portfolio Properties:

Portfolio Summary
Properties Name	Location	Year Built/ Renovated	Net Rentable Area (SF)(1)	UW NCF	% of UW NCF	Allocated Cut-off Date Balance(2)	% of Whole Loan Cut-off Date Balance	Appraised Value	Allocated Cut-off Date LTV Ratio(2)
46643 Ryan Court	Wixom, MI	2015/NAP	127,105	$1,465,694	37.1%	$13,341,000	40.7%	$22,000,000	60.6%
10088 South 136th Street	Omaha, NE	2007/NAP	58,546	$605,016	15.3%	$4,098,300	12.5%	$9,400,000	43.6%
350 International Drive	Mount Olive, NJ	2017/NAP	48,300	$422,638	10.7%	$3,843,200	11.7%	$8,600,000	44.7%
210 Pierce Road	St. Johnsbury, VT	2000/NAP	87,100	$354,243	9.0%	$2,700,000	8.2%	$5,300,000	50.9%
815 Industrial Parkway	St. Johnsbury, VT	1994/NAP	84,949	$345,238	8.7%	$2,700,000	8.2%	$5,100,000	52.9%
11495 Deerfield Road	Cincinnati, OH	1969/1998	97,864	$300,956	7.6%	$2,667,500	8.1%	$5,350,000	49.9%
12 Mechanic Street	Groveton, NH	1967/2015	82,862	$296,579	7.5%	$2,100,000	6.4%	$4,425,000	47.5%
911 Industrial Parkway	St. Johnsbury, VT	1985/NAP	40,800	$165,240	4.2%	$1,300,000	4.0%	$2,450,000	53.1%
Total/Wtd. Avg.			627,526	$3,955,602	100.0%	$32,750,000	100.0%	$62,625,000	52.3%

(1)	Information is based on the underwritten rent roll.

(2)	Based on the GNL Industrial Portfolio Mortgage Loan principal amount outstanding as of the Cut-off Date.

The following table presents certain information relating to the leases at the GNL Industrial Portfolio Properties:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(2)	Tenant SF	Approximate % of SF	Annual UW Base Rent	% of Total Annual UW Base Rent	Annual UW Base Rent PSF(3)	Lease Expiration
NSA Industries	NR/NR/NR	295,711	47.1%	$1,356,750	30.3%	$4.59	10/23/2032(3)
TREMEC	BB/NR/BB	127,105	20.3%	$1,619,797	36.2%	$12.74	8/31/2027
GKN Aerospace	BBB-/Baa3/BBB-	97,864	15.6%	$376,776	8.4%	$3.85	12/31/2026
Cummins, Inc.	NR/A2/A+	58,546	9.3%	$658,257	14.7%	$11.24	5/31/2025
Bridgestone Tire	NR/A2/A	48,300	7.7%	$463,197	10.4%	$9.59	7/31/2027
Subtotal/Wtd. Avg.		627,526	100.0%	$4,474,778	100.0%	$7.13
Vacant Space		0	0.0%	$0	0.0%	$0.00
Total/Wtd. Avg.		627,526	100.0%	$4,474,778	100.0%	$7.13

(1)	Information is based on the underwritten rent roll.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)	82,862 SF of NSA Industries’ space expires on December 31, 2032.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various	Collateral Asset Summary – Loan No. 11 GNL Industrial Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$32,750,000 52.3% 2.76x 12.5%

The following table presents certain information relating to the lease rollover schedule at the GNL Industrial Portfolio Properties:

Lease Rollover Schedule(1)
Year	# of Leases Rolling	SF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	UW Base Rent PSF Rolling	Total UW Base Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
2017	0	0	0.0%	0.0%	$0.00	$0.00	0.0%	0.0%
2018	0	0	0.0%	0.0%	$0.00	$0.00	0.0%	0.0%
2019	0	0	0.0%	0.0%	$0.00	$0.00	0.0%	0.0%
2020	0	0	0.0%	0.0%	$0.00	$0.00	0.0%	0.0%
2021	0	0	0.0%	0.0%	$0.00	$0.00	0.0%	0.0%
2022	0	0	0.0%	0.0%	$0.00	$0.00	0.0%	0.0%
2023	0	0	0.0%	0.0%	$0.00	$0.00	0.0%	0.0%
2024	0	0	0.0%	0.0%	$0.00	$0.00	0.0%	0.0%
2025	1	58,546	9.3%	9.3%	$11.24	$658,257	14.7%	14.7%
2026	1	97,864	15.6%	24.9%	$3.85	$376,776	8.4%	23.1%
2027	2	175,405	28.0%	52.9%	$11.88	$2,082,994	46.5%	69.7%
2028 & Beyond	4	295,711	47.1%	100.0%	$4.59	$1,356,750	30.3%	100.0%
Vacant	0	0	0.0%	100.0%	$0.00	$0.00	0.0%	100.0%
Total/Wtd. Avg.	8	627,526	100.0%		$7.13	$4,474,778	100.0%

(1)	Information is based on the underwritten rent roll.

The Market.

The following table presents certain market information relating to the GNL Industrial Portfolio Properties:

Market Overview(1)
Property Name	Location	Market	Submarket	Estimated 2017 Population(2)	Estimated 2017 Average Household Income(2)	Rental Rate PSF
						Market(3)	Submarket(3)
350 International Drive	Mount Olive, NJ	Northern New Jersey	Morris County	73,789	$108,777	$7.10	$6.96
11495 Deerfield Road	Cincinnati, OH	Greater Cincinnati	Northern Cincinnati	137,574	$110,064	$3.78	$3.87
210 Pierce Road, 815 Industrial Parkway, 911 Industrial Parkway	St. Johnsbury, VT	New Hampshire	I-93/Route 3	9,492	$58,353	$5.68	$6.09
12 Mechanic Street	Groveton, NH	New Hampshire	I-93/Route 3	2,797	$46,517	$5.68	$6.09
46643 Ryan Court	Wixom, MI	Detroit	Northwest Suburbs	115,717	$105,253	$6.04	$7.63
10088 South 136th Street	Omaha, NE	Omaha	Sarpy West	132,643	$95,306	$5.57	$5.73
Avg.						$5.64	$6.06

(1)	Information is based on the appraisal and third party market research reports.

(2)	Information is based on a five-mile radius.

(3)	Information is based on the appraisals.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various	Collateral Asset Summary – Loan No. 11 GNL Industrial Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$32,750,000 52.3% 2.76x 12.5%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the GNL Industrial Portfolio Properties:

Cash Flow Analysis
	2015(1)	2016(1)	2017(1)	UW	UW PSF
Gross Potential Rent(2)	N/A	N/A	N/A	$4,474,778	$7.13
Total Recoveries	N/A	N/A	N/A	$854,302	$1.36
Total Other Income	N/A	N/A	N/A	$0	$0.00
Less Vacancy & Credit Loss(3)	N/A	N/A	N/A	($266,454)	($0.42)
Effective Gross Income	N/A	N/A	N/A	$5,062,626	$8.07
Total Operating Expenses	N/A	N/A	N/A	$981,519	$1.56
Net Operating Income	N/A	N/A	N/A	$4,081,107	$6.50
Capital Expenditures	N/A	N/A	N/A	$125,505	$0.20
TI/LC	N/A	N/A	N/A	$0	$0.00
Net Cash Flow	N/A	N/A	N/A	$3,955,602	$6.30

Occupancy %	N/A	N/A	N/A	95.0%(3)
NOI DSCR	N/A	N/A	N/A	2.85x
NCF DSCR	N/A	N/A	N/A	2.76x
NOI Debt Yield	N/A	N/A	N/A	12.5%
NCF Debt Yield	N/A	N/A	N/A	12.1%

(1)	Historical financials are unavailable for the GNL Industrial Portfolio Properties, as the GNL Industrial Portfolio Borrowers recently acquired the properties. The portfolio is comprised of all single tenant properties with NNN leases.

(2)	UW Gross Potential Rent is based on the underwritten rent roll.

(3)	Vacancy underwritten to 5.0%. The GNL Industrial Portfolio Properties were 100.0% occupied as of February 1, 2018.

Substitution. The GNL Industrial Portfolio Borrowers have the right to substitute properties in order to cure certain cash flow sweep trigger events, defaults or events of default, or if the GNL Industrial Portfolio Borrowers anticipate the occurrence of such cash flow sweep trigger events or defaults or events of default.  See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Releases; Partial Releases” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various	Collateral Asset Summary – Loan No. 12 BlueLinx Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$28,600,000 64.2% 2.46x 12.1%

Mortgage Loan Information				Property Information
Mortgage Loan Seller(1):	Société Générale			Single Asset/Portfolio:	Portfolio
Original Balance(2):	$28,600,000			Location:	Various
Cut-off Date Balance(2):	$28,600,000			General Property Type:	Industrial
% of Initial Pool Balance:	2.7%			Detailed Property Type:	Warehouse/Distribution
Loan Purpose:	Acquisition			Title Vesting:	Fee
Borrower Sponsors:	Michael W. Brennan; Scott D. McKibben; Samuel A. Mandarino; Robert G. Vanecko; Eduardo E. Paneque; Allen Crosswell; Greenwood Holding Company, LLC; William T. MacMane; Brad O’Halloran			Year Built/Renovated:	Various
				Size:	2,307,835 SF
				Cut-off Date Balance per SF(2):	$31
				Maturity Date Balance per SF(2):	$31
				Property Manager:	Brennan Management, LLC (borrower-related)
Mortgage Rate:	4.4700%
Note Date:	1/10/2018
First Payment Date:	3/6/2018
Maturity Date:	2/6/2023
Original Term to Maturity:	60 months
Original Amortization Term:	0 months
IO Period:	60 months			Underwriting and Financial Information
Seasoning:	0 months			UW NOI:	$8,650,101
Prepayment Provisions(3):	LO (24); DEF (32); O (4)			UW NOI Debt Yield(2):	12.1%
Lockbox/Cash Mgmt Status:	Springing/Springing			UW NOI Debt Yield at Maturity(2):	12.1%
Additional Debt Type(2):	Pari Passu			UW NCF DSCR(2):	2.46x
Additional Debt Balance(2):	$42,900,000			Most Recent NOI(4):	N/A
Future Debt Permitted (Type):	No (N/A)			2nd Most Recent NOI(4):	N/A
Reserves				3rd Most Recent NOI(4):	N/A
Type	Initial	Monthly	Cap	Most Recent Occupancy:	100.0% (2/1/2018)
RE Tax(5):	$0	Springing	N/A	2nd Most Recent Occupancy(4):	N/A
Insurance(5):	$0	Springing	N/A	3rd Most Recent Occupancy(4):	N/A
Replacement Reserve(5):	$0	Springing	N/A	Appraised Value (as of):	$111,450,000 (Various)
TI/LC(6):	$0	Springing	N/A	Cut-off Date LTV Ratio(2):	64.2%
Other Reserve(7):	$213,750	$0	N/A	Maturity Date LTV Ratio(2):	64.2%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount(2):	$71,500,000	63.0%	Purchase Price:	$110,000,000	96.9%
Sponsor Equity:	39,395,248	34.7	Closing Costs:	3,362,861	3.0
Other Sources(8):	2,681,362	2.4	Reserves:	213,750	0.2
Total Sources:	$113,576,611	100.0%	Total Uses:	$113,576,611	100.0%

(1)	The BlueLinx Portfolio Whole Loan (as defined below) was co-originated by Société Générale and Citi Real Estate Funding Inc (“CREFI”).

(2)	The BlueLinx Portfolio Mortgage Loan (as defined below) is part of the BlueLinx Portfolio Whole Loan, which is comprised of four pari passu promissory notes with an aggregate principal balance of $71,500,000. The Cut-off Date Balance per SF, Maturity Date Balance per SF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the aggregate principal balance of the BlueLinx Portfolio Whole Loan.

(3)	The BlueLinx Portfolio Whole Loan lockout period is required to be at least 24 payments beginning with and including the first payment date of March 6, 2018. Defeasance of the full $71,500,000 whole loan is permitted at any time after the earlier to occur of (i) two years after the closing date of the securitization that includes the last promissory note to be securitized and (ii) three years from January 10, 2018. The assumed lockout period of 24 months is based on the expected closing date of the UBS 2018-C8 securitization in February 2018. The actual lockout period may be longer.

(4)	The BlueLinx Portfolio Properties (as defined below) were acquired in January 2018 and as such, the most recent, 2nd and 3rd Most Recent NOI and 2nd and 3rd Most Recent Occupancy are unavailable.

(5)	The requirement to make monthly deposits for taxes, insurance and replacement reserves is provisionally waived so long as the BlueLinx Portfolio Borrowers (as defined below) delivers evidence to the lender that (i) no trigger period under the BlueLinx Portfolio Whole Loan documents has occurred and is continuing, (ii) certain tenant leases are in full force and effect, and (iii) with respect to (a) taxes, the applicable tenant is obligated pursuant to its lease to pay for all taxes imposed against the applicable BlueLinx Portfolio Property, (b) insurance, the applicable tenant is obligated pursuant to its lease to pay for all insurance premiums for the insurance required for the applicable BlueLinx Portfolio Property pursuant to the BlueLinx Portfolio Whole Loan documents and (c) replacement reserves, certain tenants at the applicable BlueLinx Portfolio Properties are obligated to make the replacements for which the replacement reserves are intended and evidence that such replacement have been completed is delivered to the lender.

(6)	During the continuance of a trigger period under the BlueLinx Portfolio Whole Loan documents, the BlueLinx Portfolio Borrowers are required to deposit $28,662 for TI/LC reserves on each monthly payment date.

(7)	The Other Reserve consists of $206,875, which represents 125% of the estimated costs for various outstanding environmental and zoning compliance items across the BlueLinx Portfolio Properties and $6,875, which represents 125% of the estimated costs for immediate repairs.

(8)	Other Sources consists of security ($1,604,167), rent ($569,220), real estate tax ($447,000) and insurance ($60,975) deposits that were credited to the BlueLinx Portfolio Borrowers on the date of the acquisition.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various	Collateral Asset Summary – Loan No. 12 BlueLinx Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$28,600,000 64.2% 2.46x 12.1%

The Mortgage Loan. The twelfth largest mortgage loan (the “BlueLinx Portfolio Mortgage Loan”) is part of a whole loan (the “BlueLinx Portfolio Whole Loan”) evidenced by four pari passu promissory notes with an aggregate original principal amount of $71,500,000. The BlueLinx Portfolio Whole Loan is secured by the fee interests in four industrial warehouse/distribution properties totaling 2,307,835 SF and located in Maryland, Massachusetts, Georgia and North Carolina (the “BlueLinx Portfolio Properties”). Promissory Note A-3 and Note A-4, with an original principal balance of $28,600,000, represents the BlueLinx Portfolio Mortgage Loan and will be included in the UBS 2018-C8 Trust. The remaining two pari passu notes, with an aggregate original principal balance of $42,900,000 (collectively, the “BlueLinx Portfolio Pari Passu Companion Loans”), are currently held by CREFI, and are expected to be contributed to one or more future securitization transactions. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

BlueLinx Portfolio Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Anticipated Note Holder	Controlling Piece
A-1	$30,000,000	$30,000,000	CREFI	Yes
A-2	$12,900,000	$12,900,000	CREFI	No
A-3	$18,600,000	$18,600,000	UBS 2018-C8	No
A-4	$10,000,000	$10,000,000	UBS 2018-C8	No
Total	$71,500,000	$71,500,000

The Borrowers and the Borrower Sponsors. The borrowing entities for the BlueLinx Portfolio Whole Loan are BIP Frederick, LLC, BIP Bellingham, LLC, BIP Lawrenceville, LLC, and BIP Butner, LLC, each a Delaware limited liability company and special purpose entity (“BlueLinx Portfolio Borrowers”). The BlueLinx Portfolio Whole loan is structured to be Shari’ah compliant and to facilitate such compliance, the BlueLinx Portfolio Borrowers have entered into a master lease with four master lessees, all of whom have subleased their interests to an operating tenant pursuant to an operating lease. The operating lease passes through all of the rights and obligations with respect to the BlueLinx Portfolio Properties and the tenant leases to the master lessee, and the master lessees pay rent under the master lease to the BlueLinx Portfolio Borrowers in an aggregate amount equal to the debt service under the BlueLinx Portfolio Whole Loan and other required payments under the BlueLinx Portfolio Whole Loan documents. The master lease also provides that the master lessees operate and maintain the BlueLinx Portfolio Properties and include certain prohibitions on transfers, leasing, alterations, among others, on terms that replicate the BlueLinx Portfolio Whole Loan documents. See “Description of the Mortgage Pool—Shari’ah Compliant Loan” in the Preliminary Prospectus.

The BlueLinx Portfolio Whole Loan’s borrower sponsors and nonrecourse carve-out guarantors are Michael W. Brennan, Scott D. McKibben, Samuel A. Mandarino, Robert G. Vanecko, Eduardo E. Paneque, Allen Crosswell, Greenwood Holding Company, LLC, William T. MacMane and Brad O’Halloran. All carve-out guarantors are principals and/or employees of Brennan Investment Group. Brennan Investment Group, an industrial property owner that operates a national portfolio spanning across 25 states and totaling more than 35.0 million SF.

The Properties. The BlueLinx Portfolio Properties are 100.0% leased to BlueLinx Corporation, a wholly owned subsidiary of BlueLinx Holdings, Inc. (“BlueLinx”) and are comprised of 2,307,835 SF of industrial distribution warehouse space across four locations in Maryland, Massachusetts, Georgia and North Carolina. The BlueLinx Portfolio Properties located in Frederick, Maryland, Lawrenceville, Georgia and Butner, North Carolina (“BlueLinx Frederick”, “BlueLinx Lawrenceville” and “BlueLinx Butner”, respectively) were each built in 1996. The BlueLinx Portfolio Property located in Bellingham, Massachusetts (“BlueLinx Bellingham”, together with BlueLinx Frederick, BlueLinx Lawrenceville and BlueLinx Butner, the “BlueLinx Portfolio Properties”) was built in 1988 and renovated in 2006.

The following table describes each property comprising the BlueLinx Portfolio Properties by descending allocated Cut-off Date Balance.

Portfolio Summary
Property Name	Location	Net Rentable Area (SF)(1)	Year Built/ Renovated	Allocated Loan Amount(2)	% of Allocated Loan Amount	Appraised Value	% of Appraised Value
BlueLinx Frederick	Frederick, MD	680,252	1996/N/A	$24,700,000	34.5%	$38,000,000	34.1%
BlueLinx Bellingham	Bellingham, MA	489,950	1988/2006	23,318,750	32.6%	36,900,000	33.1%
BlueLinx Lawrenceville	Lawrenceville, GA	585,637	1996/N/A	14,300,000	20.0%	22,400,000	20.1%
BlueLinx Butner	Butner, NC	551,996	1996/N/A	9,181,250	12.8%	14,150,000	12.7%
Total/Wtd. Avg.		2,307,835		$71,500,000	100.0%	$111,450,000	100.0%

(1)	Information is based on the underwritten rent roll.

(2)	Based on the allocated BlueLinx Portfolio Whole Loan amount.

The largest of the BlueLinx Portfolio Properties by allocated loan amount, BlueLinx Frederick, is a 680,252 SF industrial distribution warehouse located at 4300 Georgia Pacific Boulevard in Frederick, Maryland. BlueLinx Frederick is located in Frederick County, approximately 53 miles west of Baltimore and 48 miles north of Washington, D.C. Built in 1996, the BlueLinx Frederick property, which consists of one single story warehouse building and 953 SF of office space along with an internal rail offloading bay, is situated on 54.0 acres of land. BlueLinx Frederick offers 206 surface parking spaces, yielding a parking ratio of 0.30 spaces per 1,000 SF. Additionally, BlueLinx Frederick has six loading docks, 30 drive-in docks, 12 interior garage doors, and up to 30-foot ceilings. BlueLinx Frederick is 100.0% leased to BlueLinx Corporation under a 15-year absolute net lease through December 2032 with a base rental rate of $4.89 PSF. The tenant has two, five-year renewal options, exercisable with 12 months’ notice, with 2.5% annual increases beginning on the first day of the second year of each renewal term. The tenant has subleased approximately 100,000 SF to Carter-Jones Lumber Company, a building materials retailer with 146 locations across 12 states. The base rent for the sublease is $5.20 PSF. The subtenant has exercised its renewal option with a current lease term expiring on June 30, 2024. The subtenant has two, six-year renewal options remaining.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various	Collateral Asset Summary – Loan No. 12 BlueLinx Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$28,600,000 64.2% 2.46x 12.1%

The second largest of the BlueLinx Portfolio Properties by allocated loan amount, BlueLinx Bellingham, is a 489,950 SF industrial distribution warehouse located at 419 Maple Street in Bellingham, Massachusetts. BlueLinx Bellingham is located in Norfolk County, within the Interstate 495 South section of the greater Boston market area, approximately two miles east of downtown Bellingham. Built in 1988 and renovated in 2006, BlueLinx Bellingham consists of two two-story warehouse buildings that include office space, internal rail access, storage space and covered canopies. The two buildings contain approximately 465,453 SF of industrial space (95.0% of NRA) and 24,498 SF of office space (5.0% of NRA). BlueLinx Bellingham offers 164 surface parking spaces and yields a parking ratio of 0.33 spaces per 1,000 SF. BlueLinx Bellingham has 6 loading docks, 16 drive-in docks and a ceiling height of 36 feet. BlueLinx Bellingham is 100.0% leased to BlueLinx Corporation, under a 15-year absolute net lease through December 2032. The tenant, BlueLinx Corporation, has a base rental rate of $6.41 PSF and two, five-year renewal options, exercisable with 12 months’ notice, with 2.5% annual increases beginning on the first day of the second year of such renewal term.

The third largest of the BlueLinx Portfolio Properties by allocated loan amount, BlueLinx Lawrenceville, is a 585,637 SF industrial distribution warehouse located at 200 Hosea Road in Lawrenceville, Georgia. The building contains approximately 570,996 SF of industrial space (97.5% of NRA) and 14,641 SF of office space (2.5% of NRA). BlueLinx Lawrenceville is located in Gwinnett County, within the Interstate 85 North East section of the Atlanta market, approximately 1.7 miles northeast of downtown Lawrenceville and 33.2 miles northeast of downtown Atlanta. Built in 1996, BlueLinx Lawrenceville consists of a single-story warehouse building that includes office and warehouse space, 22 open storage structures and external CSX railroad access situated on 64.7 acres of land. BlueLinx Lawrenceville offers 328 surface parking spaces, which yields a parking ratio of 0.56 spaces per 1,000 SF. BlueLinx Lawrenceville has 8 loading docks and a ceiling height of 28 feet. The BlueLinx Lawrenceville property is 100.0% leased to BlueLinx Corporation under a 15-year, absolute net lease through December 2032 with a base rental rate of $3.29 PSF. The tenant has two, five-year renewal options, exercisable with 12 months’ notice, with 2.5% annual increases beginning on the first day of the second year of each renewal term.

The fourth largest of the BlueLinx Portfolio Properties by allocated loan amount, BlueLinx Butner, is a 551,996 SF industrial distribution warehouse located at 1712 East D Street in Butner, North Carolina. BlueLinx Butner contains 541,508 SF of industrial space (98.1% of NRA) and 10,488 SF of office space (1.9% of NRA). BlueLinx Butner is located in Granville County on the east side of East D Street, approximately 17 miles northeast of Durham and 30 miles north of Raleigh. Built in 1996, BlueLinx Butner consists of ten single-story buildings including one warehouse with office space, one distribution building, and eight open pole barns situated on 55.0 acres of land. BlueLinx Butner offers 212 surface parking spaces and yields a parking ratio of 0.38 spaces per 1,000 SF. BlueLinx Butner has 5 loading docks, 17 drive-in docks, and ceiling heights of 30 feet for the distribution and warehouse buildings and 24 feet for the eight open pole barns. BlueLinx Butner is 100.0% leased to BlueLinx Corporation under a 15-year lease through December 2032 with a base rental rate of $2.24 PSF. The tenant has two, five-year renewal options, exercisable with 12 months’ notice, with 2.5% annual increases beginning on the first day of the second year of each renewal term. BlueLinx Corporation has subleased approximately 104,000 SF to Cormetech, Inc., a manufacturer of high-quality environmental catalysts and a service provider for power, marine, industrial, refinery, and petrochemical markets. The sub-tenant has exercised a five-year renewal option with a current lease term expiring in November 2021.

Major Tenant.

BlueLinx Corporation (2,307,835 SF, 100.0% of NRA, 100.0% of underwritten base rent). The BlueLinx Portfolio Properties are 100.0% leased to BlueLinx Corporation, a wholly owned subsidiary of BlueLinx Holdings, Inc. (“BlueLinx”). BlueLinx is a U.S. distributor of building and industrial products that operates through BlueLinx Corporation. Headquartered in Atlanta, GA, BlueLinx is a Fortune 1000 company that employs approximately 1,600 people and offers a wide variety of products to service customers nationwide, including dealers, industrial manufacturers, manufactured housing producers and home improvement retailers. BlueLinx also provides a range of services and solutions, such as intermodal distribution services, inventory stocking and backhaul service. BlueLinx operates their distribution business through a network of 39 distribution centers located across the United States.

The following table presents certain information relating to the leases at the BlueLinx Portfolio Properties:

Tenant Summary(1)
Tenant Name	Property	Credit Rating (Fitch/Moody’s/ S&P)	Tenant SF	Approximate % of SF	Annual UW Base Rent	% of Total Annual UW Base Rent	Annual UW Base Rent PSF(3)	Lease Expiration
BlueLinx Corporation(2)	BlueLinx Frederick	NR/NR/NR	680,252	29.5%	$3,325,000	34.5%	$4.89	12/31/2032
BlueLinx Corporation	BlueLinx Bellingham	NR/NR/NR	489,950	21.2%	$3,139,062	32.6%	$6.41	12/31/2032
BlueLinx Corporation	BlueLinx Lawrenceville	NR/NR/NR	585,637	25.4%	$1,925,000	20.0%	$3.29	12/31/2032
BlueLinx Corporation(3)	BlueLinx Butner	NR/NR/NR	551,996	23.9%	$1,235,940	12.8%	$2.24	12/31/2032
Subtotal/Wtd. Avg.			2,307,835	100.0%	$9,625,002	100.0%	$4.17
Vacant Space			0	0.0%	$0	0.0%	$0.00
Total/Wtd. Avg.			2,307,835	100.0%	$9,625,002	100.0%	$4.17

(1)	Information is based on the underwritten rent roll.

(2)	The BlueLinx Corporation tenant at the Frederick property currently subleases 100,000 SF to Carter-Jones Lumber Company through June 2024.

(3)	The BlueLinx Corporation tenant at the Butner property currently subleases 104,000 SF to Cormetech, Inc. through November 2021.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various	Collateral Asset Summary – Loan No. 12 BlueLinx Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$28,600,000 64.2% 2.46x 12.1%

The following table presents certain information relating to the lease rollover schedule at the BlueLinx Portfolio Properties:

Lease Rollover Schedule(1)
Year	# of Leases Rolling	SF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	UW Base Rent PSF Rolling	Total UW Base Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
MTM	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2018	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2019	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2020	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2021	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2022	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2023	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2024	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2025	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2026	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2027	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2028 & Beyond	4	2,307,835	100.0%	100.0%	$4.17	$9,625,002	100.0%	100.0%
Vacant	0	0	0.0%	100.0%	$0.00	$0	0.0%	100.0%
Total/Wtd. Avg.	4	2,307,835	100.0%		$4.17	$9,625,002	100.0%

(1)	Information is based on the underwritten rent roll.

The Market. BlueLinx Frederick is located at 4300 Georgia Pacific Boulevard in Frederick, Maryland and located within the Washington-Arlington-Alexandria, DC-VA-MD-WV metropolitan statistical area (“Washington MSA”). According to the appraisal, the average and median annual household incomes within the Washington MSA are $130,617 and $95,941, respectively, and the estimated 2017 populations for the Washington MSA and Frederick County were approximately 6.2 million and 249,700, respectively. The Frederick industrial submarket has approximately 5.9 million of Class A/B industrial space with an overall vacancy rate of 11.0% and direct asking rent of $6.31 PSF on a triple net basis. Underwritten annual base rent PSF at the BlueLinx Frederick property is $4.89 PSF.

BlueLinx Bellingham is located at 419 Maple Street in Bellingham, Massachusetts and located within the Boston-Cambridge-Newton, Massachusetts-New Hampshire metropolitan statistical area (“Boston MSA”) with close proximity to Interstate 495 and State Route’s 140 and 126. According to the appraisal, the average and median annual household incomes within the Boston MSA are $108,776 and $76,510, respectively, and the estimated 2017 populations for the Boston MSA and Norfolk County were approximately 4.8 million and 700,000, respectively. The Boston industrial market has approximately 131.6 million SF of industrial space with a direct vacancy rate of 5.9% and direct asking rent of $6.37 PSF on a triple net basis for warehouse-distribution space. Underwritten annual base rent PSF at BlueLinx Bellingham is $6.41 PSF.

BlueLinx Lawrenceville is located at 200 Hosea Road in Lawrenceville, Georgia and located within the Atlanta-Sandy Springs-Marietta core based statistical area (“Atlanta CBSA”). According to the appraisal, the average and median annual household incomes within the Atlanta CBSA are $83,723 and $58,509, respectively, and the estimated 2017 populations for the Atlanta CBSA and Gwinnett County were approximately 5.9 million and 927,000, respectively. The Atlanta industrial market has approximately 489.5 million SF of industrial warehouse and distribution space with a direct vacancy rate of 7.9% and direct asking rent of $3.84 PSF on a triple net basis for the third quarter of 2017. Underwritten annual base rent PSF at the BlueLinx Lawrenceville property is $3.29 PSF.

BlueLinx Butner is located at 1712 East D Street in Butner, North Carolina and located within the Raleigh-Durham-Chapel Hill core based statistical area (“Raleigh CBSA”). According to the appraisal, the average and median annual household incomes within the Raleigh CBSA are $84,056 and $59,114, respectively, and the estimated 2017 populations for the Raleigh CBSA and Granville County were approximately 2.2 million and 59,600, respectively. The Granville and Franklin counties industrial market has approximately 8.9 million SF of industrial space with a direct vacancy rate of 8.1% and average asking rents of $3.91 PSF on a triple net basis over the past five years. Underwritten annual base rent PSF at BlueLinx Butner is $2.24 PSF.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various	Collateral Asset Summary – Loan No. 12 BlueLinx Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$28,600,000 64.2% 2.46x 12.1%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the BlueLinx Portfolio Properties:

Cash Flow Analysis
	2015(1)	2016(1)	2017(1)	UW	UW PSF
Gross Potential Rent	N/A	N/A	N/A	$9,625,002	$4.17
Total Recoveries	N/A	N/A	N/A	$3,373,690	$1.46
Total Other Income	N/A	N/A	N/A	$0	$0.00
Less Vacancy & Credit Loss(2)	N/A	N/A	N/A	($974,902)	($0.42)
Effective Gross Income	N/A	N/A	N/A	$12,023,790	$5.21
Total Operating Expenses	N/A	N/A	N/A	$3,373,690	$1.46
Net Operating Income	N/A	N/A	N/A	$8,650,101	$3.75
Capital Expenditures	N/A	N/A	N/A	$346,175	$0.15
TI/LC	N/A	N/A	N/A	$343,946	$0.15
Net Cash Flow	N/A	N/A	N/A	$7,959,979	$3.45

Occupancy %(2)	N/A	N/A	N/A	92.5%
NOI DSCR(3)	N/A	N/A	N/A	2.67x
NCF DSCR(3)	N/A	N/A	N/A	2.46x
NOI Debt Yield(3)	N/A	N/A	N/A	12.1%
NCF Debt Yield(3)	N/A	N/A	N/A	11.1%

(1)	The BlueLinx Portfolio Properties were acquired in January 2018 and as such, historical financial information is unavailable.

(2)	The BlueLinx Portfolio Properties are 100.0% occupied as of February 1, 2018. However, vacancy was underwritten to 7.5%.

(3)	Debt service coverage ratios and debt yields are based on the BlueLinx Portfolio Whole Loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

(THIS PAGE INTENTIONALLY LEFT BLANK)

2299 West Obispo Avenue Gilbert, AZ 85233	Collateral Asset Summary – Loan No. 13 El Dorado Tech Center	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$25,350,000 60.6% 1.88x 9.6%

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	Ladder Capital Finance LLC			Single Asset/Portfolio:	Single Asset
Original Balance:	$25,350,000			Location:	Gilbert, AZ 85233
Cut-off Date Balance:	$25,350,000			General Property Type:	Office
% of Initial Pool Balance:	2.4%			Detailed Property Type:	Suburban
Loan Purpose:	Acquisition			Title Vesting:	Fee
Borrower Sponsor:	Mazher Papar			Year Built/Renovated:	1998/2017
Mortgage Rate:	4.5410%			Size:	180,480 SF
Note Date:	1/17/2018			Cut-off Date Balance per SF:	$140
First Payment Date:	3/6/2018			Maturity Date Balance per SF:	$140
Maturity Date:	2/6/2028			Property Manager:	Cushman & Wakefield U.S., Inc.
Original Term:	120 months
Original Amortization Term:	0 months
IO Period:	120 months			Underwriting and Financial Information
Seasoning:	0 months			UW NOI:	$2,422,832
Prepayment Provisions:	LO (24); DEF (92); (O(4)			UW NOI Debt Yield:	9.6%
Lockbox/Cash Mgmt Status(1):	Hard/Springing			UW NOI Debt Yield at Maturity:	9.6%
Additional Debt Type:	N/A			UW NCF DSCR:	1.88x
Additional Debt Balance:	N/A			Most Recent NOI(3):	N/A
Future Debt Permitted (Type):	No (N/A)			2nd Most Recent NOI(3):	N/A
Reserves(2)				3rd Most Recent NOI(3):	N/A
Type	Initial	Monthly	Cap	Most Recent Occupancy:	100.0% (2/1/2018)
RE Tax:	$0	Springing	N/A	2nd Most Recent Occupancy(3):	N/A
Insurance:	$7,528	$2,509	N/A	3rd Most Recent Occupancy(3):	N/A
Replacements:	$0	$0	N/A	Appraised Value (as of):	$41,850,000 (12/4/2017)
TI/LC:	$9,143,376	Springing	N/A	Cut-off Date LTV Ratio:	60.6%
HVAC Holdback:	$146,005	Springing	N/A	Maturity Date LTV Ratio:	60.6%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$25,350,000	51.8%	Purchase Price:	$39,000,000	79.6%
Borrower Equity:	$14,324,832	29.3%	Reserves:	$9,296,908	19.0%
Seller Credits(4):	$9,289,387	19.0%	Closing Costs:	$667,310	1.4%
Total Sources:	$48,964,218	100.0%	Total Uses:	$48,964,218	100.0%

(1)	Cash Management will be required upon a “Cash Management Trigger Event”, which will occur (i) upon an event of default, (ii) when the net cash flow debt service coverage ratio of the El Dorado Tech Center Property (as defined below) falls below 1.10x, (iii) when a significant tenant (i.e., a tenant representing greater than 25% of the El Dorado Tech Center Property on a physical or economic basis) ceases to conduct, or gives notice of its intent to cease to conduct its normal business operations for an amount of its space that would result in occupancy of less than 75% of leased square footage, (iv) when any significant tenant (or parent, if applicable) becomes insolvent, files for bankruptcy, or has its senior unsecured debt rating fall below B- (or equivalent), and/or (v) 18 months prior to lease expiration of a significant tenant (unless such significant tenant has given notice of the extension or renewal of its lease, or a lease with a suitable replacement tenant for such significant tenant has been executed). The GoDaddy.com, LLC (“GoDaddy”) lease provides for 9 months’ notice for extension (March 31, 2027), which means, unless an early extension is agreed to, a cash flow sweep will commence 9 months prior to the notice date (June 30, 2026).

(2)	Monthly escrows are waived for real estate taxes, provided that (i) there has been no event of default, (ii) the lease with GoDaddy remains in full force and effect, and (iii) GoDaddy maintains a senior unsecured debt rating of at least “B” by S&P or an equivalent rating by another rating agency.

(3)	Historical financials and occupancy are not available as the El Dorado Tech Center Property was recently acquired.

(4)	The borrower was provided $9,289,387 in seller credits at origination for TI/LC, signage, and HVAC.

The Mortgage Loan. The thirteenth largest mortgage loan (the “El Dorado Tech Center Mortgage Loan”) is evidenced by a promissory note with an original principal balance of $25,350,000. The El Dorado Mortgage Loan is secured by a first priority fee mortgage encumbering an 180,480 SF office property located in Gilbert, Arizona (the “El Dorado Tech Center Property”). The proceeds of the El Dorado Tech Center Mortgage Loan along with equity contributions from the El Dorado Tech Center Borrower (as defined below) were used to acquire the El Dorado Tech Center Property and fund reserves and closing costs.

The Borrower and the Borrower Sponsor. The borrower is El Dorado Operating Company LLC (the “El Dorado Tech Center Borrower”), a single-purpose Delaware limited liability company with two independent directors. Mazher Papar serves as the borrower sponsor. Mazher Papar is a principal of BMA International, which is a privately held retail operating company headquartered in Dubai with over 300 retail stores across 7 countries. BMA International has over 8,500 employees with a total portfolio value of approximately $1 billion. BMA International has been managed jointly by Mazher Papar and Mohammed Ayub Shaikh since 1996. The El Dorado Tech Center Mortgage Loan is not structured with a warm-body/ warm-entity carveout guarantor. The El Dorado Tech Center Borrower is the sole party liable for any breach or violation of the non-recourse provisions in the loan agreement.

The Property. The El Dorado Tech Center Property is located at 2299 West Obispo Avenue in Gilbert, Arizona. The El Dorado Tech Center Property consists of one building totaling 180,480 SF on a 14.6-acre site. Built in 1998 and renovated in 2017, the El Dorado Tech Center Property has a single-tenant design and is currently occupied by GoDaddy which has been at the El Dorado Tech Center Property since 2005 and signed an 11-year lease extension and with an expansion of its space that began in January 2017. According to the borrower sponsor, the El Dorado Tech Center Property has

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

2299 West Obispo Avenue Gilbert, AZ 85233	Collateral Asset Summary – Loan No. 13 El Dorado Tech Center	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$25,350,000 60.6% 1.88x 9.6%

undergone approximately $3.2 million in tenant improvements and capital expenditures over the last three years and will receive an additional $16.6 million over the next several years with the landlord contributing approximately $11.6 million and the tenant investing approximately $5 million of its own capital. There are 1,077 parking spaces at the El Dorado Tech Center Property, which equates to a parking ratio of approximately 6.0 spaces per 1,000 SF. As of February 1, 2018, the El Dorado Tech Center Property is 100.0% leased to GoDaddy, which is the largest cloud platform dedicated to small, independent ventures. GoDaddy has over 17 million customers worldwide and 73 million domain names under management.

The following table presents certain information relating to the sole tenant at the El Dorado Tech Center Property:

Tenant Summary(1)

Tenant Name	Credit Rating (Fitch/Moody’s/S&P) (2)	Tenant SF	Approximate % of SF	Annual UW Base Rent	% of Total Annual UW Base Rent	Annual UW Base Rent PSF	Lease Expiration
GoDaddy	NR/Ba3/BB-	180,480	100.0%	$2,616,960	100.0%	$14.50	12/31/2027(3)
Total/Wtd. Avg.		180,480	100.0%	$2,616,960	100.0%	$14.50

(1)	Information is based on the underwritten rent roll.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)	The lease is structured with two 5-year extension options at 95% of fair market rent. Nine months’ notice is required prior to exercising either extension option.

The following table presents certain information relating to the lease rollover schedule at the El Dorado Tech Center Property:

Lease Rollover Schedule(1)
Year	# of Leases Rolling	SF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	UW Base Rent PSF Rolling	Total UW Base Rent Rolling	Approx. % of Total Base Rent Rolling	Approx. Cumulative % of Total Base Rent Rolling
MTM	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2018	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2019	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2020	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2021	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2022	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2023	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2024	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2025	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2026	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2027	1	180,480	100.0%	100.0%	$14.50	$2,616,960	100.0%	100.0%
2028 & Beyond	0	0	0.0%	100.0%	$0.00	$0	0.0%	100.0%
Vacant	0	0	0.0%	100.0%	$0.00	$0	0.0%	100.0%
Total/Wtd. Avg.	1	180,480	100.0%		$14.50	$2,616,960	100.0%

(1)	Information is based on the underwritten rent roll.

The Market. The El Dorado Tech Center Property is located in Gilbert, Arizona, approximately 18.3 miles southeast of Phoenix and 13.8 miles northwest of the Phoenix Mesa Gateway Airport. Access to the El Dorado Tech Center Property is provided by W Obispo Avenue and exposure to N Arizona Avenue, which a daily traffic count of approximately 22,826 vehicles pass per day according to a third party market research report. The El Dorado Tech Center Property is also approximately 7.4 miles east of I-10 and 1.8 miles south of US 60. According to the appraisal, the estimated 2017 population within a one-, three-, and five-mile radius of the El Dorado Tech Center Property was 12,834, 147,711, and 433,859, respectively, while the estimated 2017 average household income within a one-, three-, and five-mile radius of the El Dorado Tech Center Property was $84,962, $71,917 and $72,787, respectively.

The El Dorado Tech Center Property is located in the Chandler office submarket, which is part of the larger Phoenix office market. According to the appraisal, as of the third quarter of 2017, the submarket reported total inventory of 175.5 million SF with a 14.9% vacancy rate. Since 2016, there has been approximately 3.5 million SF of positive net absorption. The appraiser concluded a market rent of $18.00 PSF NNN which is approximately 24.1% higher than the $14.50 PSF NNN rent that was underwritten for GoDaddy.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

2299 West Obispo Avenue Gilbert, AZ 85233	Collateral Asset Summary – Loan No. 13 El Dorado Tech Center	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$25,350,000 60.6% 1.88x 9.6%

The following table presents recent leasing data at competitive office properties with respect to the El Dorado Tech Center Property:

Competitive Office Lease Summary

Property Name	Year Built	Tenant Name	Lease Size (SF)	Lease Date	Lease Term (Yrs.)	Initial Rent PSF	Lease Type
El Dorado Tech Center Property	1998	GoDaddy	180,480	January 2017	11.0	$14.00	NNN
Continuum	1986	Wells Fargo	36,348	October 2017	9.0	$21.00	Gross
Walgreens Building	1996	Walgreens	133,503	June 2017	NAV	$15.75	NNN
Liberty Center III	2016	Carvana	48,352	April 2017	7.0	$18.35	NNN
Liberty Center	2016	Centene	55,242	January 2017	10.0	$19.47	NNN
Papago Park Center	1999	Willis Towers	45,181	July 2016	11.0	$17.00	NNN

Source: Appraisal

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the El Dorado Tech Center Property:

Cash Flow Analysis

	2014(1)	2015(1)	2016(1)	TTM(1)	UW	UW PSF
Gross Potential Rent(2)	N/A	N/A	N/A	N/A	$2,616,960	$14.50
Total Recoveries	N/A	N/A	N/A	N/A	$1,265,597	$7.01
Total Other Income	N/A	N/A	N/A	N/A	$0	$0.00
Less Vacancy & Credit Loss	N/A	N/A	N/A	N/A	($194,128)	($1.08)
Effective Gross Income	N/A	N/A	N/A	N/A	$3,688,429	$20.44
Total Operating Expenses	N/A	N/A	N/A	N/A	$1,265,597	$7.01
Net Operating Income	N/A	N/A	N/A	N/A	$2,422,832	$13.42
TI/LC	N/A	N/A	N/A	N/A	$180,480	$1.00
Capital Expenditures	N/A	N/A	N/A	N/A	$45,120	$0.25
Net Cash Flow	N/A	N/A	N/A	N/A	$2,197,232	$12.17

Occupancy %	N/A	N/A	N/A	N/A	95.0%(2)
NOI DSCR	N/A	N/A	N/A	N/A	2.08x
NCF DSCR	N/A	N/A	N/A	N/A	1.88x
NOI Debt Yield	N/A	N/A	N/A	N/A	9.6%
NCF Debt Yield	N/A	N/A	N/A	N/A	8.7%

(1)	Historical financials are not available as the El Dorado Tech Center Property was recently acquired. The lease at the El Dorado Tech Center Property is structured as a triple net lease.

(2)	Physical Occupancy as of February 1, 2017 is 100.0%. UW Occupancy % represents economic occupancy.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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1115 Paul Martin Drive Edgewood, MD 21040	Collateral Asset Summary – Loan No. 14 Harford Village MHC	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$23,500,000 65.5% 1.25x 7.8%

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	Ladder Capital Finance LLC			Single Asset/Portfolio:	Single Asset
Original Balance:	$23,500,000			Location:	Edgewood, MD 21040
Cut-off Date Balance:	$23,500,000			General Property Type:	Manufactured Housing Community
% of Initial Pool Balance:	2.2%			Detailed Property Type:	Manufactured Housing Community
Loan Purpose:	Acquisition			Title Vesting:	Fee Simple
Borrower Sponsor:	Ross H. Partrich			Year Built/Renovated:	1974/N/A
Mortgage Rate:	4.5650%			Size:	482 Pads
Note Date:	12/7/2017			Cut-off Date Balance per Pad:	$48,755
First Payment Date:	2/6/2018			Maturity Date Balance per Pad:	$43,719
Maturity Date:	1/6/2028			Property Manager:	Newbury Management Company (borrower-related)
Original Term to Maturity:	120 months
Original Amortization Term:	360 months
IO Period:	48 months			Underwriting and Financial Information
Seasoning:	1 month			UW NOI(4):	$1,823,942
Prepayment Provisions:	LO (25); DEF (91); O (4)			UW NOI Debt Yield:	7.8%
Lockbox/Cash Mgmt Status(1):	Springing/Springing			UW NOI Debt Yield at Maturity:	8.7%
Additional Debt Type:	N/A			UW NCF DSCR:	1.65x (IO) 1.25x (P&I)
Additional Debt Balance:	N/A			Most Recent NOI(4):	$1,632,532 (10/31/2017 TTM)
Future Debt Permitted (Type)(2):	Yes (Mezzanine)			2nd Most Recent NOI:	$1,548,454 (12/31/2016)
Reserves				3rd Most Recent NOI:	$1,512,359 (12/31/2015)
Type	Initial	Monthly	Cap	Most Recent Occupancy:	91.1% (10/31/2017)
RE Tax:	$94,286	$13,469	N/A	2nd Most Recent Occupancy:	90.0% (12/31/2016)
Insurance:	$0	Springing	N/A	3rd Most Recent Occupancy:	90.1% (12/31/2015)
Capex Reserves:	$0	$2,008	$96,400	Appraised Value (as of):	$35,860,000 (10/24/2017)
Environmental Reserve(3):	$58,764	$0	N/A	Cut-off Date LTV Ratio:	65.5%
Utility Submeter Reserve:	$185,570	$0	N/A	Maturity Date LTV Ratio:	58.8%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$23,500,000	73.8%	Purchase Price:	$31,000,000	97.4%
Borrower Equity	$8,340,516	26.2%	Closing Costs:	$596,182	1.9%
			Reserves(3):	$244,334	0.8%
Total Sources:	$31,840,516	100.0%	Total Uses:	$31,840,516	100.0%

(1)	Cash Management will be required upon a “Cash Management Trigger Event”, which will occur upon (i) an event of default occurs under the Harford Village MHC Mortgage Loan (as defined below) or the property management agreement and/or (ii) the debt service coverage ratio for the Harford Village MHC Property (as defined below) falls below 1.05x as of the end of any two consecutive calendar quarters.

(2)	Mezzanine debt is permitted if, among other conditions, (a) the combined loan-to-value ratio is not greater than the lesser of 75.0% and the related loan-to-value ratio at origination (65.5%), (b) the combined debt service coverage ratio must be at least equal to the greater of 1.25x and the related debt service coverage ratio at origination (1.65x), and (c) rating agency confirmation is obtained with respect to the UBS 2018-C8 certificates (but only if required under the UBS 2018-C8 pooling and servicing agreement).

(3)	The environmental reserve is held with First American Title Insurance Company.

(4)	See “Operating History and Underwritten Net Cash Flow” below.

The Mortgage Loan. The fourteenth largest mortgage loan (the “Harford Village MHC Mortgage Loan”) is evidenced by a promissory note with an original principal balance of $23,500,000. The Harford Village MHC Mortgage Loan is secured by a first priority mortgage encumbering the borrower’s fee simple interest in a 482-pad, manufactured housing community property located in Edgewood, Maryland (the “Harford Village MHC Property”). The proceeds of the Harford Village MHC Mortgage Loan along with borrower equity were primarily used to acquire the Harford Village MHC Property, fund reserves, and pay closing costs.

The Borrower and the Borrower Sponsor. The borrower is Harford Village MHC, LLC, a single-purpose Delaware limited liability company. The borrower sponsor and nonrecourse carve-out guarantor is Ross H. Partrich, who is the key principal of RHP Properties (“RHP”). Mr. Partrich owns and manages a total of 233 manufactured housing communities with over 58,602 housing units and sites spanning 23 states, with a combined value of approximately $3.52 billion. RHP employs more than 900 professionals at their Farmington Hills, Michigan corporate headquarters, regional offices, and on-site management properties across the country. RHP is the largest private owner of manufactured home communities in the country.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

1115 Paul Martin Drive Edgewood, MD 21040	Collateral Asset Summary – Loan No. 14 Harford Village MHC	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$23,500,000 65.5% 1.25x 7.8%

The Property. The Harford Village MHC Property consists of a 482 pad manufactured housing community located on a 76.5-acre site. The Harford Village MHC Property is located in Harford County, approximately 20 miles northeast of downtown Baltimore. The Harford Village MHC Property amenities include a clubhouse, a pool, and a playground. The Harford Village MHC Property also has 989 parking spaces, providing a total of 2.1 parking spaces/pad.

The Market. The Harford Village MHC Property is located within Harford County, located approximately 20 miles northeast of downtown Baltimore in a predominately suburban area filled with single family homes. The Harford Village MHC Property is located just north of several large industrial parks. The Harford Village MHC Property is located 0.7 miles from Lakeside Business Park, which was 100% leased with a total of 1.0 million net rentable square feet according to the appraisal.

According to the appraisal, the Harford Village MHC Property is located within the Baltimore-Columbia-Townson metropolitan market. As of fourth quarter 2017, the weighted average pad rental rate of comparable manufactured housing communities in the market was $583 per month, approximately 26.7% above the weighted average unit rental rate at the Harford Village MHC Property of $460 per month. According to the appraisal, the estimated 2016 population within a one-, three-, and five-mile radius of the Harford Village MHC Property was 8,807, 50,963, 90,301 respectively, and the 2016 estimated average household income within the same one-, three-, and five-mile radius is $58,436, $81,270, $94,670, respectively.

Comparable rental properties to the Harford Village MHC Property are shown in the table below:

Competitive Property Summary(1)
Property Name/Location	Year Built	Distance to Subject	Number of Units (Pads)	Property Occupancy	Avg. Monthly Rent per Pad
Harford Village MHC Property 1115 Paul Martin Drive Edgewood, MD	1974	--	482	91.1%(2)	$460
Reeds at Bayview 3001 Pulaski Hwy Edgewood, MD	1940	3.5 miles	97	98.0%	$552
Magnolia Estates MHP 1213 Hanson Road Edgewood, MD	1970	1.1 miles	115	85.0%	$528
Edgebrook MHP 2611 Willoughby Beach Road Edgewood, MD	1969	2.0 miles	50	82.0%	$518
Beechwood MHC 400 Abingdon Rd Abingdon, MD	1970	3.8 miles	80	96.0%	$477
Bush River Manor Forest Greens Road Aberdeen, MD	1987	5.0 miles	182	98.0%	$465

(1)	Source: Appraisal unless otherwise indicated.
(2)	Information obtained from the borrower rent roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

1115 Paul Martin Drive Edgewood, MD 21040	Collateral Asset Summary – Loan No. 14 Harford Village MHC	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$23,500,000 65.5% 1.25x 7.8%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Harford Village MHC Property:

Cash Flow Analysis

	2014	2015	2016	10/31/2017 TTM(1)	UW(1)	UW per Unit
Gross Potential Rent	$2,502,526	$2,556,669	$2,612,511	$2,658,083	$2,723,940(2)	$5,651
Total Other Income(3)	$182,136	$218,025	$229,724	$310,336	$310,336	$644
Less Vacancy & Credit Loss	($289,520)	($272,675)	($297,827)	($258,781)	($229,637)(4)	($476)
Effective Gross Income	$2,395,142	$2,502,019	$2,544,409	$2,709,638	$2,804,639	$5,819
Total Operating Expenses	$939,136	$989,659	$995,955	$1,077,106	$980,697	$2,035
Net Operating Income	$1,456,007	$1,512,359	$1,548,454	$1,632,532	$1,823,942	$3,784
Capital Expenditures	$0	$0	$0	$0	$24,100	$50
Net Cash Flow	$1,456,007	$1,512,359	$1,548,454	$1,632,532	$1,799,842	$3,734

Occupancy %	91.0%	90.1%	90.0%	91.1%	91.6%
NOI DSCR (P&I)	1.01x	1.05x	1.08x	1.13x	1.27x
NCF DSCR (P&I)	1.01x	1.05x	1.08x	1.13x	1.25x
NOI Debt Yield	6.2%	6.4%	6.6%	6.9%	7.8%
NCF Debt Yield	6.2%	6.4%	6.6%	6.9%	7.7%

(1)	The increase in Net Operating Income from 10/31/2017 TTM to UW is due to an increase in Gross Potential Rent as rent increased between October 31, 2017 and December 4, 2017. In addition, operating expenses has decreased as RHP has canceled the contract with a pool operator resulting in $25,000 in annual savings and will remove some contracts related to grounds maintenance.

(2)	UW Gross Potential Rent is underwritten to the December 4, 2017 rent roll for the 482 pads, which reflects physical occupancy of 91.6%,

(3)	Total Other Income includes revenues cable fees, utilities reimbursements, and miscellaneous income.

(4)	Vacancy is underwritten to 7.6%.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

(THIS PAGE INTENTIONALLY LEFT BLANK)

10203 Sam Houston Park Drive Houston, TX 77064	Collateral Asset Summary – Loan No. 15 The Offices at Sam Houston	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$22,000,000 63.8% 1.61x 10.2%

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	CIBC			Single Asset/Portfolio:	Single Asset
Original Balance:	$22,000,000			Location:	Houston, TX 77064
Cut-off Date Balance:	$22,000,000			General Property Type:	Office
% of Initial Pool Balance:	2.1%			Detailed Property Type:	Suburban
Loan Purpose:	Refinance			Title Vesting:	Fee
Borrower Sponsor:	Chris P. D’Agostino			Year Built/Renovated:	2014-2015/N/A
Mortgage Rate:	4.47%			Size:	108,498 SF
Note Date:	12/29/2017			Cut-off Date Balance per SF:	$203
First Payment Date:	2/1/2018			Maturity Date Balance per SF:	$177
Maturity Date:	1/1/2028			Property Manager:	D’Agostino Management, LLC (borrower-related)
Original Term to Maturity:	120 months
Original Amortization Term:	360 months
IO Period:	36 months
Seasoning:	1 month			Underwriting and Financial Information
Prepayment Provisions:	LO (25); DEF (92); O (3)			UW NOI:	$2,244,401
Lockbox/Cash Mgmt Status(1):	Springing/Springing			UW NOI Debt Yield:	10.2%
Additional Debt Type:	N/A			UW NOI Debt Yield at Maturity:	11.7%
Additional Debt Balance:	N/A			UW NCF DSCR:	2.15x (IO) 1.61x (P&I)
Future Debt Permitted (Type):	No (N/A)			Most Recent NOI:	$1,908,813 (TTM 11/30/2017)
Reserves				2nd Most Recent NOI:	$1,683,996 (12/31/2016)
Type	Initial	Monthly	Cap	3rd Most Recent NOI(3):	N/A
RE Tax:	$44,791	$44,791	N/A	Most Recent Occupancy(4):	100.0% (1/4/2018)
Insurance:	$29,826	$2,983	N/A	2nd Most Recent Occupancy:	88.9% (12/31/2016)
Replacements:	$0	$1,808	$21,700	3rd Most Recent Occupancy:	N/A
TI/LC:	$0	$6,781	$135,000	Appraised Value (as of):	$34,500,000 (11/20/2017)
Outstanding TI/LC(2):	$3,380,346	$0	N/A	Cut-off Date LTV Ratio:	63.8%
Free Rent(2):	$225,753	$0	N/A	Maturity Date LTV Ratio:	55.8%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$22,000,000	100.0%	Loan Payoff:	$12,226,725	55.6%
			Reserves:	$3,680,716	16.7%
			Closing Costs:	$831,882	3.8%
			Return of Equity:	$5,260,677	23.9%
Total Sources:	$22,000,000	100.0%	Total Uses:	$22,000,000	100.0%

(1)	Cash management is required upon the occurrence of (i) an event of default, (ii) the debt service coverage ratio falling below 1.15x at the end of any calendar quarter or (iii) Caterpillar filing for bankruptcy, going dark or vacating.

(2)	The largest tenant, Caterpillar, is required to begin paying rent on its 2nd floor expansion space on March 1, 2018 and is expected to fully occupy its 2nd floor expansion space by April 2018. The second largest tenant, IPSCO Tubulars, is required to begin paying rent on its new premises on April 22, 2018 and is expected to fully occupy its new premises by April 2018. At loan origination, $143,665 was escrowed for Caterpillar’s free rent period, $2,907,270 was escrowed for outstanding TI’s owed to Caterpillar, $82,088 was escrowed for IPSCO Tubulars’ free rent period, and $473,076 was escrowed for outstanding TI’s owed to IPSCO Tubulars.

(3)	The Offices at Sam Houston was built in 2014-2015. Caterpillar’s lease commenced in June 2015. IPSCO Tubulars’ lease commenced in August 2015.

(4)	Most Recent Occupancy includes Caterpillar’s 2nd floor expansion space and IPSCO Tubulars’ new premises.

The Mortgage Loan. The fifteenth largest mortgage loan (“The Offices at Sam Houston Mortgage Loan”) is secured by a first priority fee mortgage encumbering a four-story, LEED certified, 108,498 SF Class A suburban office building located in Houston, Texas (“The Offices at Sam Houston Property”), approximately 15-miles northwest of Houston’s central business district (the “Houston CBD”). The proceeds of The Offices at Sam Houston Mortgage Loan were used to pay off a prior construction loan, fund reserves, pay closing costs and return equity to The Offices at Sam Houston Borrower (as defined below).

The Borrower and the Borrower Sponsor. The borrower is The Offices at Sam Houston, LLC (“The Offices at Sam Houston Borrower”), a single purpose Texas limited liability company. Indirectly, The Offices at Sam Houston Borrower is majority owned and controlled by Chris P. D’Agostino, the borrower sponsor and nonrecourse carve-out guarantor. Mr. D’Agostino is a principal of D’Agostino Companies, a family owned real estate company founded in 1961 and focused primarily on the acquisition, development and management of Class A office properties. D’Agostino Companies is headquartered in Conroe, TX and manages approximately 565,000 SF of commercial space; primarily in the Houston area.

The Property. Built in 2014-2015, The Offices at Sam Houston Property consists of a LEED-certified, Class A, four-story suburban office building with a 306-space, two-story parking garage and 182 surface parking spots situated on an approximately 4.3-acre site on the southwest corner of Sam Houston Park Drive and Houston Oaks Drive in Houston, Texas. The Offices at Sam Houston Property is located approximately 15-miles from the Houston CBD

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

10203 Sam Houston Park Drive Houston, TX 77064	Collateral Asset Summary – Loan No. 15 The Offices at Sam Houston	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$22,000,000 63.8% 1.61x 10.2%

and less than 1 mile from the Sam Houston Tollway/Beltway 8 which forms a loop around the city of Houston and connects with highways within Houston’s freeway network. The Offices at Sam Houston Borrower developed The Offices at Sam Houston Property at a total cost basis of $23.7 million.

In September 2013, The Offices at Sam Houston Borrower acquired the vacant land and began marketing the site for preleasing. In July 2014, Caterpillar, Inc. (“Caterpillar”) executed its original lease for 62,612 SF (57.7% of NRA) consisting of the full third and fourth floors and approximately one fourth of the first floor of The Offices at Sam Houston Property, which allowed construction to begin. In December 2014, IPSCO Tubulars, Inc. (“IPSCO Tubulars”) executed a lease for 27,748 SF (25.6% NRA) for the full second floor. In April 2015, Caterpillar expanded its leased premises to include an additional 6,323 SF on the first floor, bringing leasing to 88.9% of NRA. IPSCO Tubulars was paying rent on its second floor space but had not taken occupancy yet. In September 2017, in connection with Caterpillar’s desire to expand its leased premises again, The Offices at Sam Houston Borrower negotiated a lease amendment with IPSCO Tubulars to downsize and relocate its space to the balance of the first floor (12,007 SF). This allowed The Offices at Sam Houston Borrower to negotiate a lease amendment in October 2017 with Caterpillar to take the entire second floor. The Offices at Sam Houston Property is 100% leased as of January 4, 2018 to two tenants, Caterpillar (88.9% of NRA) and IPSCO Tubulars (11.1% of NRA).

Major Tenants.

Caterpillar (96,491 SF, 88.9% of NRA, 90.0% of underwritten base rent). Incorporated on March 12, 1986, Caterpillar (NYSE: CAT) is a manufacturer of construction and mining equipment, diesel and natural gas engines, industrial gas turbines and diesel-electric locomotives. Caterpillar has been a tenant at The Offices at Sam Houston Property since building completion, initially leasing 62,612 SF before expanding its leased premises twice to its current leased area of 96,491 SF. Caterpillar’s leased space consists of 12,184 SF of the first floor and the entirety of the second floor (27,748 SF), third floor (28,239 SF) and fourth floor (28,320 SF). Caterpillar is expected to take physical occupancy of its 27,748 second floor space by April 2018. The Offices at Sam Houston Property serves as a regional marketing and sales headquarters for oil & gas, marine and solar panel products for Caterpillar. George Bush Intercontinental Airport, located approximately 17.6 miles away, is a main hub for flights to and from Latin America cities where, according to Caterpillar, it has been experiencing sales growth. Caterpillar currently pays base rent of $20.71 PSF, and has scheduled rent increases of $0.50 PSF commencing in March of each year through its lease expiring in February 2030. Caterpillar has three extension options remaining (of 3, 4 or 5 years). Caterpillar is permitted to reduce its leased premises by up to one full floor (limited to contiguous areas on any one floors leased solely to Caterpillar) on September 30, 2024 and September 30, 2026 by providing twelve months prior written notice and paying unamortized costs to The Offices at Sam Houston Borrower. Unamortized costs are to be approximately (i) $46.85 PSF, as of September 30, 2024 and (ii) $32.14 PSF, as of September 30, 2026. Caterpillar may not reduce its leased premises by more than one full floor in the aggregate. As of December 31, 2017, Caterpillar reported full year sales of $45.5 billion in 2017, up approximately 18% from 2016. Caterpillar is rated A3/A/A by Moody’s, S&P and Fitch.

IPSCO Tubulars (12,007 SF, 11.1% of NRA, 10.0% of underwritten base rent). IPSCO Tubulars is the American division of TMK a producer of tubular products for the oil and gas industry. TMK is headquartered in Russia and its shares are publicly traded on the London Stock Exchange and on Russia’s MICEX-RTS trading floor. IPSCO Tubulars is one of the largest North American producers of welded and seamless pipe and premium connections dedicated to serving the oil and gas industry and many industrial markets. IPSCO Tubulars has been a tenant at The Offices at Sam Houston Property since August 2015; however, it did not take physical occupancy or finish its build out of its original leased space on the second floor. As of September 2017, IPSCO Tubulars amended its lease to move its leased premises to 12,007 SF (11.1% NRA) on the first floor and rent commencement of its initial base rent of $20.51 PSF is scheduled for April 2018. IPSCO Tubulars’ base rent is scheduled to increase by $0.50 PSF annually through its lease expiration in January 2023. IPSCO Tubulars has one five-year renewal option remaining. IPSCO Tubulars is expected to take physical occupancy by April 2018.

The following table presents certain information relating to the leases at The Offices at Sam Houston Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)	Tenant SF(3)	Approximate % of SF	Annual UW Base Rent	% of Total Annual UW Base Rent	Annual UW Base Rent PSF	Lease Expiration
Caterpillar(2)	A/A3/A	96,491	88.9%	$2,219,293	90.0%	$23.00	2/28/2030
IPSCO Tubulars(3)	NR/NR/NR	12,007	11.1%	$246,264	10.0%	$20.51	1/19/2023
Vacant Space		0	0.0%	$0	0.0%	$0.00
Total/Wtd. Avg.		108,498	100.0%	$2,465,557	100.0%	$22.72

(1)	Based on the underwritten rent roll dated January 4, 2018.

(2)	Caterpillar is expected to take occupancy of its 27,748 SF second floor space in April 2018 and is scheduled to commence paying on its second floor space in March 2018. The underwritten base rent for Caterpillar is equal to the average of the rent paid by Caterpillar over the term of The Offices at Sam Houston Mortgage Loan.

(3)	IPSCO Tubulars is expected to take occupancy and pay rent on its space in April 2018.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

10203 Sam Houston Park Drive Houston, TX 77064	Collateral Asset Summary – Loan No. 15 The Offices at Sam Houston	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$22,000,000 63.8% 1.61x 10.2%

The following table presents certain information relating to the lease rollover schedule at The Offices at Sam Houston Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	UW Base Rent PSF Rolling(2)(3)	Total UW Base Rent Rolling(3)	Approx. % of Total Base Rent Rolling	Approx. Cumulative % of Total Base Rent Rolling
MTM	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2018	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2019	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2020	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2021	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2022	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2023	1	12,007	11.1%	11.1%	$20.51	$246,264	10.0%	10.0%
2024	0	0	0.0%	11.1%	$0.00	$0	0.0%	10.0%
2025	0	0	0.0%	11.1%	$0.00	$0	0.0%	10.0%
2026	0	0	0.0%	11.1%	$0.00	$0	0.0%	10.0%
2027	0	0	0.0%	11.1%	$0.00	$0	0.0%	10.0%
2028	0	0	0.0%	11.1%	$0.00	$0	0.0%	10.0%
2029 & Beyond	1	96,491	88.9%	100.0%	$23.00	$2,219,293	90.0%	100.0%
Vacant	0	0	0.0%	100.0%	$0.00	$0	0.0%	100.0%
Total/Wtd. Avg.	2	108,498	100.0%		$22.72	$2,465,557	100.0%

(1)	Based on the underwritten rent roll dated January 4, 2018.

(2)	Caterpillar’s contraction options are not considered in the above Lease Rollover Schedule.

The Market. The Offices at Sam Houston Property is located on the southwest corner of Sam Houston Park Drive and Houston Oaks Drive in Houston, Texas, in Houston’s West Belt submarket, in the northwestern portion of Houston. Sam Houston Park Drive provides direct access to Sam Houston Parkway, the primary thoroughfare in the market area. The market area is accessible via US 290, I-45, and Sam Houston Parkway/Beltway 8. Beltway 8 forms a loop around the city of Houston and connects with highways within Houston’s freeway network. Interstate 45 is a north-south thoroughfare that provides direct access to the Houston CBD and Galveston and Montgomery counties. The Offices at Sam Houston Property is located within 15-18 miles of the Houston CBD to the southeast, George Bush Intercontinental Airport to the east, The Woodlands to the north, and the Energy Corridor affluent neighborhoods such as River Oaks, Westchase and Uptown/Galleria to the south.

According to the appraisal, Houston’s economy has a broad industrial base in energy, manufacturing, aeronautics, and transportation. With health care sectors and building oilfield equipment, outside of New York City, Houston has more Fortune 500 headquarters within its city limits than any other U.S. municipality. The Port of Houston ranks first in the United States in international waterborne tonnage handled and second in total cargo tonnage handled. The city has a population from various ethnic and religious backgrounds and a large and growing international community. It is home to many cultural institutions and exhibits, which attract more than 7 million visitors a year to the Museum District.

According to the appraisal, the estimated 2017 population within a one-, three-, and five-mile radius was 11,122, 109,253, and 289,790, respectively. The 2017 estimated average household income within a one-, three-, and five-mile radius was $88,073, $88,116, and $85,369, respectively.

According to a third party market research report, The Offices at Sam Houston Property is located within the West Belt office submarket of the larger Houston office market. As of the third quarter of 2017, the Houston office market had approximately 306 million SF of office inventory, average asking rents of $27.60 PSF and a vacancy rate of 16.4%. As of the third quarter of 2017, the West Belt office submarket had approximately 6.7 million SF of office inventory, average asking rents of $25.85 PSF and a vacancy rate of 17.4%. As of the third quarter of 2017, the West Belt Class A office submarket had approximately 4.4 million SF of office inventory, average asking rents of $27.56 PSF and a vacancy rate of 18.6%.

The appraiser identified five comparable office properties in the immediate area that were considered to be directly competitive with The Offices at Sam Houston Property. These properties, which range from 41,038 SF to 317,504 SF, were constructed between 2003 and 2008, had a weighted average occupancy of 93% and asking rents ranging from $18.00 PSF to $23.50 PSF on a triple net basis. The appraiser concluded to a stabilized occupancy of 94% and a market rental rate of $20.75/SF NNN for The Offices at Sam Houston Property. The concluded market rental rate is in-line with the weighted average in-place rental rate of $20.69/SF at The Offices at Sam Houston Property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

10203 Sam Houston Park Drive Houston, TX 77064	Collateral Asset Summary – Loan No. 15 The Offices at Sam Houston	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$22,000,000 63.8% 1.61x 10.2%

Directly competitive properties to The Offices at Sam Houston Property identified by the appraiser are shown in the table below:

Directly Competitive Buildings
Property	Size (SF)	Year Built	Occupancy	Quoted Rent PSF	Lease Type
10343 Sam Houston Park Drive	159,175	2007	95%	$19.00	NNN
10740 North Gessner Drive	76,709	2008	85%	$18.00	NNN
7906 North Sam Houston Parkway West	41,038	2004	74%	$18.00	NNN
7904 North Sam Houston Parkway	42,200	2003	75%	$18.00	NNN
5825 North Sam Houston Parkway	317,504	2008	99%	$23.50	NNN
Total/Wtd. Avg.	636,626		93%

Source: Appraisal

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at The Offices at Sam Houston Property:

Cash Flow Analysis
	2014(1)	2015(1)	2016	11/30/2017 TTM	UW	UW PSF
Rents in Place(2)	N/A	N/A	$1,915,223	$1,969,871	$2,465,557	$22.72
Vacant Income	N/A	N/A	$0	$0	$0	$0.00
Gross Potential Rent	N/A	N/A	$1,915,223	$1,969,871	$2,465,557	$22.72
Total Reimbursements	N/A	N/A	$755,174	$897,338	$958,740	$8.84
Less Vacancy & Credit Loss(3)	N/A	N/A	$0	$0	($215,731)	($1.99)
Effective Gross Income	N/A	N/A	$2,670,398	$2,867,209	$3,208,566	$29.57
Total Operating Expenses	N/A	N/A	$986,401	$958,396	$964,165	$8.89
Net Operating Income	N/A	N/A	$1,683,996	$1,908,813	$2,244,401	$20.69
Capital Expenditures	N/A	N/A	$0	$0	$21,700	$0.20
TI/LC	N/A	N/A	$0	$0	$81,374	$0.75
Net Cash Flow	N/A	N/A	$1,683,996	$1,908,813	$2,141,328	$19.74

Occupancy %	N/A	N/A	88.9%	88.9%	93.7%
NOI DSCR (P&I)	N/A	N/A	1.26x	1.43x	1.68x
NCF DSCR (P&I)	N/A	N/A	1.26x	1.43x	1.61x
NOI Debt Yield	N/A	N/A	7.7%	8.7%	10.2%
NCF Debt Yield	N/A	N/A	7.7%	8.7%	9.7%

(1)	The Offices at Sam Houston was built in 2014-2015. Caterpillar’s lease commenced in June 2015. IPSCO Tubulars’ lease commenced in August 2015.

(2)	Underwritten Rents in Place based on the in-place rent for IPSCO Tubulars and the average of the rent paid by Caterpillar over the term of The Offices at Sam Houston Mortgage Loan.

(3)	Underwritten Vacancy & Credit Loss of 6.3% is based a 5% vacancy factor applied to the Caterpillar space given the investment grade tenant and long term lease and the submarket vacancy applied to the IPSCO Tubulars space.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

UBS 2018-C8

TRANSACTION CONTACT INFORMATION

Questions regarding this Collateral Term Sheet may be directed to any of the following individuals:

UBS Securities LLC

David Schell	Tel. (212) 713-3375

Nicholas Galeone	Tel. (212) 713-8832

Siho Ham	Tel. (212) 713-1278

SG Americas Securities, LLC

Adam Ansaldi	Tel. (212) 278-6126

Jim Barnard	Tel. (212) 278-6263

Warren Geiger	Tel. (212) 278-5692

Justin Cappuccino	Tel. (212) 278-6393

Barclays Bank PLC

Daniel Vinson	Tel. (212) 528-8224

Brian Wiele	Tel. (212) 412-5780

Brian La Belle	Tel. (212) 526-1809

Cantor Fitzgerald & Co. / CCRE

Steve Gargiulo	Tel. (212) 829-5259

Clark Andreson	Tel. (212) 829-5290

Brett Katz	Tel. (212) 610-2305

Michael Brown	Tel. (212) 610-2357

Baz Preston	Tel. (212) 829-5294

Kiran Manda	Tel. (212) 915-1925